                                                                   Exhibit 10.40

================================================================================

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                      among

                         FAIRPOINT COMMUNICATIONS CORP.,

                          VARIOUS LENDING INSTITUTIONS,

                                       and

                             BANK OF AMERICA, N.A.,

                             as ADMINISTRATIVE AGENT

                  ---------------------------------------------

                    BANC OF AMERICA SECURITIES LLC, DEUTSCHE
               BANK SECURITIES INC., FIRST UNION SECURITIES, INC.
                                and COBANK, ACB,
                                 as CO-ARRANGERS

                      ------------------------------------

                          Dated as of October 20, 1999
                           and Amended and Restated as
                                of March 27, 2000

                      ------------------------------------

                                  $165,000,000

================================================================================

                                TABLE OF CONTENTS

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SECTION 1.  Definitions......................................................1
SECTION 2.  Amount and Terms of Credit......................................23

      2.01  Commitment......................................................23
      2.02  Minimum Borrowing Amounts, etc..................................23
      2.03  Notice of Borrowing.............................................23
      2.04  Disbursement of Funds...........................................24
      2.05  Register........................................................25
      2.06  Conversions.....................................................25
      2.07  Pro Rata Borrowings.............................................26
      2.08  Interest........................................................26
      2.09  Interest Periods................................................26
      2.10  Increased Costs, Illegality, etc................................27
      2.11  Compensation....................................................29
      2.12  Change of Lending Office........................................30
      2.13  Replacement of Lenders..........................................30

SECTION 3.  Letters of Credit...............................................31

      3.01  Letters of Credit...............................................31
      3.02  Maximum Letter of Credit Outstandings; Final Maturities.........32
      3.03  Letter of Credit Requests; Minimum Stated Amount................33
      3.04  Letter of Credit Participations.................................33
      3.05  Agreement to Repay Letter of Credit Drawings....................35
      3.06  Increased Costs.................................................36

SECTION 4.  Commitment Commission; Fees; Reductions of Commitment...........37

      4.01  Fees............................................................37
      4.02  Voluntary Termination of Commitments............................38
      4.03  Mandatory Reductions of Commitments, etc........................39

SECTION 5.  Payments........................................................40

      5.01  Voluntary Prepayments...........................................40
      5.02  Mandatory Repayments............................................41
      5.03  Method and Place of Payment.....................................42
      5.04  Net Payments....................................................43

SECTION 6.  Conditions Precedent............................................45


                                      (i)

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      6.01  Conditions Precedent to Restatement Effective Date..............45
      6.02  Conditions Precedent to all Credit Events.......................49

SECTION 7.  Representations, Warranties and Agreements......................50

      7.01  Company Status..................................................50
      7.02  Company Power and Authority.....................................50
      7.03  No Violation....................................................50
      7.04  Litigation......................................................51
      7.05  Use of Proceeds; Margin Regulations.............................51
      7.06  Governmental Approvals..........................................51
      7.07  Investment Company Act..........................................51
      7.08  Public Utility Holding Company Act..............................51
      7.09  True Disclosure.................................................51
      7.10  Financial Condition; Financial Statements.......................52
      7.11  The Security Documents..........................................52
      7.12  Tax Returns and Payments........................................53
      7.13  Compliance with ERISA...........................................53
      7.14  Subsidiaries....................................................54
      7.15  Intellectual Property...........................................54
      7.16  Environmental Matters...........................................55
      7.17  Labor Relations.................................................55
      7.18  Compliance with Statutes, etc...................................55
      7.19  Indebtedness....................................................55
      7.20  Insurance.......................................................55
      7.21  Year 2000.......................................................56

SECTION 8.  Affirmative Covenants...........................................56

      8.01  Information Covenants...........................................56
      8.02  Books, Records and Inspections..................................58
      8.03  Insurance.......................................................58
      8.04  Payment of Taxes................................................58
      8.05  Corporate Franchises............................................58
      8.06  Compliance with Statutes, etc...................................58
      8.07  ERISA...........................................................59
      8.08  Good Repair.....................................................60
      8.09  End of Fiscal Years; Fiscal Quarters............................60
      8.10  Approvals.......................................................60

SECTION 9.  Negative Covenants..............................................60

      9.01  Business........................................................60
      9.02  Consolidation, Merger, Sale or Purchase of Assets, etc..........61
      9.03  Liens...........................................................62
      9.04  Indebtedness....................................................64
      9.05  Capital Expenditures............................................65

                                      (ii)

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      9.06  Advances, Investments and Loans.................................66
      9.07  Limitation on Creation of Subsidiaries..........................67
      9.08  Modifications...................................................67
      9.09  Dividends, etc..................................................67
      9.10  Transactions with Affiliates....................................69
      9.11  Minimum Consolidated Revenue....................................69
      9.12  Minimum Consolidated EBITDA.....................................70
      9.13  Consolidated Senior Debt to Capitalization Ratio................70
      9.14  Consolidated Debt to Capitalization Ratio.......................70
      9.15  Interest Coverage Ratio.........................................71
      9.16  Leverage Ratio..................................................71
      9.17  Fixed Charge Ratio..............................................71
      9.18  Limitation On Issuance of Subsidiary Stock......................71
      9.19  Limitation on Assets of the Unrestricted Subsidiary.............71

SECTION 10.  Events of Default..............................................72

      10.01  Payments.......................................................72
      10.02  Representations, etc...........................................72
      10.03  Covenants......................................................72
      10.04  Default Under Other Agreements.................................72
      10.05  Bankruptcy, etc................................................73
      10.06  ERISA..........................................................73
      10.07  Amended and Restated Pledge Agreement..........................74
      10.08  Amended and Restated Subsidiary Guaranty.......................74
      10.09  Amended and Restated Preferred Stock Issuance and
              Capital Contribution Agreement................................74
      10.10  Judgments......................................................74
      10.11  Change of Control..............................................74

SECTION 11.  The Administrative Agent.......................................76

      11.01  Appointment....................................................76
      11.02  Nature of Duties...............................................76
      11.03  Lack of Reliance on the Administrative Agent...................76
      11.04  Certain Rights of the Administrative Agent.....................77
      11.05  Reliance.......................................................77
      11.06  Indemnification................................................77
      11.07  The Administrative Agent in its Individual Capacity............77
      11.08  Holders of Revolving Notes.....................................78
      11.09  Resignation by the Administrative Agent........................78

SECTION 12.  Miscellaneous..................................................78

      12.01  Payment of Expenses, etc.......................................78
      12.02  Right of Setoff................................................79
      12.03  Notices........................................................80


                                      (iii)

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      12.04  Benefit of Agreement; Assignments and Participants...........  80
      12.05  No Waiver; Remedies Cumulative...............................  82
      12.06  Payments Pro Rata............................................  82
      12.07  Calculations; Computations...................................  83
      12.08  Governing Law; Submission to Jurisdiction; Venue;
             Waiver of Jury Trial.........................................  83
      12.09  Counterparts.................................................  84
      12.10  Effectiveness................................................  84
      12.11  Headings Descriptive.........................................  84
      12.12  Amendment or Waiver..........................................  84
      12.13  Survival.....................................................  85
      12.14  Domicile of Revolving Loans..................................  85
      12.15  Confidentiality..............................................  85
      12.16  Lender Register..............................................  86
      12.17  Amendment and Restatement of Existing Credit Agreement.......  86

ANNEX I    --  Commitments
ANNEX II   --  Addresses
ANNEX III  --  ERISA
ANNEX IV   --  Subsidiaries
ANNEX V    --  Existing Indebtedness
ANNEX VI   --  Insurance
ANNEX VII  --  Existing Liens
ANNEX VIII --  Existing Investments
ANNEX IX   --  Affiliate Transactions
ANNEX X    --  Existing Letters of Credit
ANNEX XI   --  Approvals

EXHIBIT A  --  Form of Notice of Borrowing/Conversion
EXHIBIT B  --  Form of Revolving Note
EXHIBIT C  --  Form of Letter of Credit Request
EXHIBIT D  --  Form of Section 5.04 Certificate
EXHIBIT E  --  Form of Opinion of Paul, Hastings, Janofsky & Walker LLP
EXHIBIT F  --  Form of Officer's Certificate
EXHIBIT G  --  Form of Amended and Restated Subsidiary Guaranty
EXHIBIT H  --  Form of Amended and Restated Pledge Agreement
EXHIBIT I  --  Form of Amended and Restated Security Agreement
EXHIBIT J  --  Form of Solvency Certificate
EXHIBIT K  --  Form of Amended and Restated Preferred Stock Issuance and Capital
                Contribution Agreement
EXHIBIT L  --  Form of Amended and Restated Tax Sharing Agreement
EXHIBIT M  --  Form of Assignment Agreement
EXHIBIT N  --  Form of MJD Preferred Stock Certificate of Designation
EXHIBIT O  --  Form of Compliance Certificate

                                      (iv)

            AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 20, 1999 and amended and restated as of March 27, 2000 among FAIRPOINT COMMUNICATIONS CORP., a Delaware corporation (the "Borrower"), the lenders from time to time party hereto (each, a "Lender" and, collectively, the "Lenders"), BANC OF AMERICA SECURITIES LLC, DEUTSCHE BANK SECURITIES INC., FIRST UNION SECURITIES, INC. and COBANK, ACB, as Co-Arrangers (each a "Co-Arranger" and together the "Co-Arrangers") and BANK OF AMERICA, N.A., as Administrative Agent (the "Administrative Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 1 are used herein as so defined.

                              W I T N E S S E T H :

            WHEREAS, the Borrower, the Lenders, the Co-Arrangers and the Administrative Agent are party to a Credit Agreement, dated as of October 20, 1999 and amended as of January 11, 2000 (as the same has been amended, modified or supplemented to, but not including, the Restatement Effective Date, the "Existing Credit Agreement"); and

            WHEREAS, the parties hereto wish to further amend and restate the Existing Credit Agreement as herein provided;

            NOW, THEREFORE, the parties hereto agree that the Existing Credit Agreement shall be and is hereby amended and restated in its entirety as follows:

            NOW, THEREFORE, IT IS AGREED:

            SECTION 1. Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

            "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 11.09.

            "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (which may include, but is not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

            "Agreement" shall mean this Amended and Restated Credit Agreement, as the same may be from time to time further modified, amended, amended and restated and/or supplemented.

            "Amended and Restated Pledge Agreement" shall have the meaning provided in Section 6.01(i).

            "Amended and Restated Preferred Stock Issuance and Capital Contribution Agreement" shall have the meaning provided in Section 6.01(n).

            "Amended and Restated Security Agreement" shall have the meaning provided in Section 6.01(j).

            "Amended and Restated Subsidiary Guaranty" shall have the meaning provided in Section 6.01(h).

            "Amended and Restated Tax Sharing Agreement" shall have the meaning provided in Section 6.01(o)

            "Applicable CC Percentage" shall mean the applicable percentage per annum set forth below based on the Pricing Level ("Pricing Level") then in effect:
                                             Applicable CC
                                               Commitment
                      Pricing Level            Percentage
                         Level I                 1.50%
                        Level II                 1.25%
                        Level III                 .75%

            For purposes of the foregoing table:

            "Pricing Level I" shall mean any fiscal quarter when the sum of (A) the average aggregate principal amount of all Revolving Loans outstanding during such fiscal quarter and (B) the average Letter of Credit Outstandings during such quarter is less than 33 1/3% of the Total Revolving Commitment at the end of such fiscal quarter.

            "Pricing Level II" shall mean any fiscal quarter when the sum of (A) the average aggregate principal amount of all Revolving Loans outstanding during such fiscal quarter and (B) the average Letter of Credit Outstandings during such fiscal quarter is equal to or greater than 33 1/3% and less than 66 2/3% of the Total Revolving Commitment at the end of such fiscal quarter.

            "Pricing Level III" shall mean any fiscal quarter when the sum of
      (A) the average aggregate principal amount of all Revolving Loans outstanding during such fiscal quarter and (B) the average Letter of Credit Outstandings during such fiscal quarter is equal to or greater than 66 2/3% of the Total Revolving Commitment at the end of such fiscal quarter.

            "Applicable Margin" shall mean (i) during Phase I, a percentage per annum equal to, in the case of (A) Base Rate Loans, 3.25% or (B) Eurodollar Loans, 4.25% and (ii) after Phase I, from and after each day of delivery of any certificate delivered in accordance with the first sentence of the following paragraph indicating a different margin than that described in the immediately preceding clause (i) above (each, a "Start Date") to and including the applicable End Date described below, the Applicable Margin shall (subject to any adjustment pursuant to the immediately succeeding paragraph) be that set forth below opposite the Leverage Ratio indicated to have been achieved in any certificate delivered in accordance with the following sentence:

          -------------------------------------------------------
                           APPLICABLE MARGIN   APPLICABLE MARGIN
                              FOR EURODOLLAR  FOR BASE RATE LOANS
           LEVERAGE RATIO         LOANS
          -------------------------------------------------------
          greater than or
          equal to
          5.50:1.00               3.75%               2.75%
          -------------------------------------------------------
          greater than or
          equal to
          4.50:1.00 but
          less than
          5.50:1.00              3.50%               2.50%
          -------------------------------------------------------
          greater than or
          equal to
          3.50:1.00 but
          less than
          4.50:1.00              3.25%               2.25%
          -------------------------------------------------------
          less than
          3.50:1.00              3.00%               2.00%
          -------------------------------------------------------

            The Leverage Ratio shall be determined based on the delivery of a certificate of the Borrower by a senior financial officer of the Borrower to the Administrative Agent and the Lenders, within 45 days of the last day of any fiscal quarter of the Borrower, which certificate shall set forth the calculation of the Leverage Ratio as at the last day of the Test Period ended immediately prior to the relevant Start Date (but determined on a pro forma basis to give effect to any Permitted Acquisition effected on or prior to the date of the delivery of such certificate) and the Applicable Margins which shall be thereafter applicable (until same are changed or cease to apply in accordance with the following sentences); provided that at the time of the consummation of any Permitted Acquisition or disposition of a business, a senior financial officer of the

Borrower shall deliver to the Administrative Agent a certificate setting forth the calculation of the Leverage Ratio on a pro forma basis as of the last day of the last Test Period ended prior to the date on which such Permitted Acquisition is consummated for which financial statements have been made available (or were required to be made available) pursuant to Section 8.01(a) or (b), as the case may be, and the date of such consummation shall be deemed to be a Start Date and the Applicable Margins which shall be thereafter applicable (until same are changed or cease to apply in accordance with the following sentence) shall be based upon the Leverage Ratio as so calculated. The Applicable Margins so determined shall apply, except as set forth in the succeeding sentence, from the relevant Start Date to the earliest of (x) the date on which the next certificate is delivered to the Administrative Agent, (y) the date on which the next Permitted Acquisition is consummated or (z) the date which is 45 days following the last day of the Test Period in which the previous Start Date occurred (such earliest date, the "End Date"), at which time, if no certificate has been delivered to the Administrative Agent indicating an entitlement to new Applicable Margins (and thus commencing a new Start Date), the Applicable Margins shall be those set forth in the table above determined as if the Leverage Ratio were greater than 5.50:1.00 (such Applicable Margins as so determined, the "Highest Applicable Margins"). Notwithstanding anything to the contrary contained above in this definition, the Applicable Margins shall be the Highest Applicable Margins (subject to further adjustment to the extent provided in Section 2.08(d)) at all times during which there shall exist any Default or Event of Default.

            "Approved Bank" shall have the meaning provided in the definition of Cash Equivalents.

            "Asset Sale" shall mean and include the sale, transfer or other disposition by the Borrower or any Subsidiary to any Person other than the Borrower or any Subsidiary Guarantor of any asset of the Borrower or such Subsidiary (other than sales, transfers or other dispositions in the ordinary course of business of inventory and/or obsolete or excess equipment), but in all cases only to the extent that the aggregate Net Cash Proceeds of all such sales, transfers, dispositions and receipts in any fiscal year are in excess of $1,000,000.

            "Assignment Agreement" shall mean the Assignment Agreement in the form of Exhibit M (appropriately completed).

            "Authorized Officer" shall mean any senior officer of the Borrower designated as an authorized officer in writing to the Administrative Agent by the Borrower.

            "Bank of America" shall mean Bank of America, N.A., in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

            "Bankruptcy Code" shall have the meaning provided in Section 10.05.

            "Base Rate" at any time shall mean the higher of (i) the Reference Rate and (ii) the rate which is 1/2 of 1% in excess of the Federal Funds Rate.

            "Base Rate Loan" shall mean each Revolving Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

            "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

            "Borrowing" shall mean the borrowing (including, without limitation, with respect to any Existing Revolving Loan converted to a Revolving Loan hereunder, a borrowing under the Existing Credit Agreement) of one Type of Revolving Loan from all the Lenders on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to
Section 2.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

            "Business" shall have the meaning provided in Section 9.01.

            "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and
(ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in the New York interbank Eurodollar market.

            "Capital Lease" as applied to any Person shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

            "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of the Borrower or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

            "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) Dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) any Lender that is a domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (y) any bank (or the parent company of such bank) whose short-term commercial paper rating from Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc. ("S&P") is at least A-1 or the equivalent thereof or from Moody's Investors Service, Inc. ("Moody's") is at least P-1 or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than six months from the date of acquisition,
(iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition, (v) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's, and
(vi) investments in money market funds substantially all of whose assets are comprised of securities of the type described in clauses (i) through (v) above.

            "Cash Proceeds" shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by the Borrower and/or any Subsidiary from such Asset Sale.

            "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601 et seq.

            "Change of Control" shall mean at any time and for any reason (a) prior to a Qualified IPO, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) on a fully diluted basis in the aggregate of at least 50.1% of the total economic and voting interest in MJD's capital stock, (b) on and after a Qualified IPO, (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in clause (a) above) on a fully diluted basis of more than 25% of the total voting interest in the capital stock of MJD or (ii) during any period of two consecutive years individuals who at the beginning of such period constituted the Board of Directors of MJD (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of MJD was approved by a vote of a majority of the directors of MJD then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of MJD then in office, (c) a "change of control" or similar event shall occur as provided in any other agreement governing or evidencing material Indebtedness (i) of the Borrower or (ii) of MJD resulting in an event of default thereunder or entitling any holder thereof to require repayment prior to its stated maturity or (d) MJD, together with the managers, officers, directors and employees of the Borrower and MJD, shall cease to directly or indirectly own 75% of the capital stock of the Borrower (although for purposes of this clause (d), the aggregate amount of capital stock of the Borrower permitted to be held by all such managers, officers, directors and employees may not exceed 15%).

            "CLEC" shall mean one or more competitive local exchange carriers.

            "Co-Arranger" shall have the meaning provided in the first paragraph of this Agreement.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

            "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral and all cash and Cash Equivalents delivered as collateral pursuant to Section 5.02 or 10.

            "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Lenders.

            "Comdisco Sale and Leaseback Transaction" shall mean the sale and leaseback transaction entered into by the Borrower pursuant to (i) the Master Technology Services Agreement, dated December 14, 1999, by and between Comdisco, Inc. ("Comdisco") and the Borrower and (ii) the Purchase and Installed Equipment Agreement, dated December 14, 1999, between Comdisco and the Borrower.

            "Commitment Commission" shall have the meaning provided in Section 4.01(a).

            "Company" shall mean any corporation, limited liability company, partnership or other business entity (or the adjectival form thereof, where appropriate).

            "Company Documents" shall mean, with respect to any Company, such Company's certificate of incorporation, certificate of formation, by-laws, limited liability company agreement, partnership agreement or equivalent organizational documents of such Company.

            "Compliance Certificate" shall mean a certificate duly executed in the form of Exhibit O.

            "Consolidated Annualized EBITDA" shall mean, as of the last day of any fiscal quarter, (x) Consolidated EBITDA for the six months then ended multiplied by (y) two.

            "Consolidated Annualized Fixed Charges" shall mean, as of the last day of any fiscal quarter, (x) Consolidated Fixed Charges for the six months then ended multiplied by (y) two.

            "Consolidated Annualized Interest Expense" shall mean, as of the last day of any fiscal quarter, (x) Consolidated Interest Expense for the six months then ended multiplied by (y) two.

            "Consolidated Capital Expenditures" shall mean, for any period, the aggregate of all cash expenditures (including all amounts expended under Capital Leases but excluding any amount representing capitalized interest) by the Borrower and its Subsidiaries during that period that, in conformity with GAAP, are or are required to be included in the property, plant or equipment reflected in the consolidated balance sheet of the Borrower and its Subsidiaries, provided that Consolidated Capital Expenditures shall in any event (x) exclude the purchase price paid in cash in connection with the acquisition of any Person (including through the purchase of all of the capital stock or other ownership interests of such Person or through merger or consolidation) pursuant to a Permitted Acquisition whether or not allocable to property, plant and equipment and (y) exclude amounts expended with insurance proceeds.

            "Consolidated Cash Equity" shall mean, with respect to each issuance or sale of any equity by the Borrower or any capital contribution to the Borrower on or after October 20, 1999, the cash proceeds (net of underwriting discounts and commissions and other costs associated therewith) received by the Borrower from the respective sale or issuance of its equity or from the respective capital contribution, including any income taxes recoverable by MJD pursuant to the Amended and Restated Tax Sharing Agreement, which are recorded by the Borrower on its balance sheet as a receivable owed by MJD to the Borrower and paid in cash to the Borrower within 90 days thereof.

            "Consolidated Debt" shall mean, as of any date of determination, without duplication (i) the aggregate stated balance sheet amount of all Indebtedness of the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with GAAP, plus (ii) any Indebtedness for borrowed money of any other Person as to which the Borrower and/or any of its Subsidiaries has created a guarantee or other Contingent Obligation (but only to the extent of such guarantee or other Contingent Obligation) plus all contingent reimbursement obligations in respect of letters of credit (including Letters of Credit).

            "Consolidated Debt to Capitalization Ratio" shall mean, at any date of determination, the ratio of the (x) remainder of (i) Consolidated Debt on such date less (ii) the amount, if positive, of cash or Cash Equivalents held by the Borrower and its Subsidiaries on such date in an amount greater than $250,000 to (y) Total Capitalization on such date.

            "Consolidated EBITDA" shall mean, for any period, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) provisions for taxes based on income, (iii) Consolidated Interest Expense, (iv) the non-cash portion of any retirement or pension plan expense incurred by the Borrower or any of its Subsidiaries, (v) depreciation expense and (vi) amortization expense including any amortization or write-off related to the write-up of any assets as a result of purchase accounting less gains on sales of assets (excluding sales in the ordinary course of business) and other extraordinary gains and other one-time non-cash gains, all as determined on a consolidated basis in accordance with GAAP, provided that Consolidated EBITDA for any such period during which a Permitted Acquisition was consummated or a disposition of a business was effected shall be determined on a pro forma basis as if such Permitted Acquisition were consummated or disposition effected, as the case may be, on the first day of such period.

            "Consolidated Fixed Charges" shall mean, for any period, the sum, without duplication, of (i) Consolidated Interest Expense for such period, (ii) the scheduled principal amount of all amortization payments on all Indebtedness (including, without limitation, the principal component of all Capitalized Lease Obligations) of the Borrower and its Subsidiaries for such period (as determined on the first day of such period), (iii) the amount of all cash payments made by the Borrower and its Subsidiaries in respect of income taxes or income tax liabilities for such period, (iv) the amount of all Consolidated Capital Expenditures made by the Borrower and its Subsidiaries for such period and (v) the amount of all cash earn-out payments, deferred purchase price payments and similar payments made (or required to be made) by the Borrower and its Subsidiaries for such period in respect of acquisitions effected prior to the Restatement Effective Date.

            "Consolidated Interest Expense" shall mean, for any period, total interest expense (including the portion that is attributable to Capital Leases in accordance with GAAP) of the Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and without duplication net costs and/or net benefits under Interest Rate Agreements, but excluding, however, amortization of deferred financing costs to the extent included in total interest expense).

            "Consolidated Net Income" shall mean for any period, the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, provided that there shall be excluded from the calculation thereof (without duplication) (i) the income (or loss) of any Person (other than Subsidiaries of the Borrower) in which any other Person (other than the Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person's assets are acquired by the Borrower or any of its Subsidiaries and
(iii) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

            "Consolidated Revenue" shall mean, for any period, the aggregate stated Statement of Operations amount of all revenue of the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with GAAP.

            "Consolidated Senior Debt" shall mean, at any time, (i) Consolidated Debt at such time less (ii) any such Consolidated Debt that constitutes Permitted Subordinated Debt and/or Permitted Refinancing Indebtedness.

            "Consolidated Senior Debt to Capitalization Ratio" shall mean, at any date of determination, the ratio of the (x) remainder of (i) Consolidated Senior Debt on such date, less (ii) the amount, if positive, of cash or Cash Equivalents held by the Borrower and its Subsidiaries on such date in an amount greater than $250,000 to (y) Total Capitalization.

            "Contingent Obligations" shall mean as to any Person any obligation of such Person guaranteeing or intending to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof, provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated maximum of the Contingent Obligation or, if none, the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if there is no stated or determinable amount of the primary obligation, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

            "Conversion/Contribution Certificate" shall have the meaning provided in Section 5.02(e).

            "Conversion Option" shall have the meaning provided in Section 5.02(d).

            "Credit Documents" shall mean this Agreement and after the execution and delivery thereof pursuant to the terms of this Agreement, each Revolving Note, the Amended and Restated Preferred Stock Issuance and Capital Contribution Agreement, the Amended and Restated Subsidiary Guaranty and each Security Document.

            "Credit Event" shall mean the making of any Revolving Loans or the issuance of any Letters of Credit.

            "Credit Party" shall mean MJD, the Borrower and each Subsidiary of the Borrower party to a Credit Document.

            "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

            "Dividends" shall have the meaning provided in Section 9.09.

            "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

            "Drawing" shall have the meaning provided in Section 3.05(b).

            "EBITDA Cure" shall have the meaning provided in Section 10.

            "Eligible Transferee" shall mean and include a commercial bank, financial institution or other institutional "accredited investor" as defined in SEC Regulation D.

            "End Date" shall have the meaning provided in the definition of Applicable Margin.

            "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by the Borrower or any of its Subsidiaries solely in the ordinary course of such Person's business and not in response to any third party action or request of any kind) or proceedings relating to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials arising from alleged injury or threat of injury to health, safety or the environment.

            "Environmental Law" shall mean any applicable federal, state, foreign or local statute, law, rule, regulation, ordinance, code and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, relating to the environment or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, as amended, 33 U.S.C.ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C.ss. 7401 et seq.; the Clean Air Act, as amended, 42 U.S.C.ss. 7601 et seq.; the Safe Drinking Water Act, 42 U.S.C.ss. 300F et seq.; the Oil Pollution Act of 1990, 33 U.S.C.ss. 2701 et seq.; and any applicable state and local or foreign counterparts or equivalents.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

            "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary would be deemed to be a "single employer" within the meaning of Section 414(b) or (c) of the Code and with respect to Sections 412 and 4971 of the Code and Section 302 of ERISA,
Section 414(b), (c), (m) or (o) of the Code.

            "Eurodollar Loan" shall mean each Revolving Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

            "Eurodollar Rate" shall mean (a) the offered quotation to first-class banks in the New York interbank Eurodollar market by Bank of America for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the relevant Eurodollar Loan with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 11:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded upward to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

            "Event of Default" shall have the meaning provided in Section 10.

            "Excess Cash Flow" shall mean, for any period, the remainder of (a) the sum of (i) Consolidated EBITDA for such period, minus (b) the sum of (i) provisions for cash income taxes based on income, (ii) Consolidated Interest Expense, (iii) Consolidated Capital Expenditures made by the Borrower and its Subsidiaries during such period, and (iv) the aggregate amount of required principal payments of Indebtedness for borrowed money of the Borrower and its Subsidiaries during such period (other than repayments of Revolving Loans, provided that repayments of Revolving Loans shall be deducted in determining Excess Cash Flow if such repayments were made as a voluntary prepayment with internally generated funds (but only to the extent accompanied by a voluntary reduction to the Total Revolving Commitment)).

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Existing Credit Agreement" shall have the meaning provided in the recitals to this Agreement, as in effect immediately prior to the Restatement Effective Date.

            "Existing Credit Documents" shall mean the Existing Credit Agreement, each promissory note executed and delivered pursuant to the Existing Credit Agreement, the Existing Preferred Stock Issuance and Capital Contribution Agreement, the Existing Subsidiary Guaranty and each Existing Security Document.

            "Existing Indebtedness" shall have the meaning provided in Section 7.19.

            "Existing Lender" shall mean each of the lenders party to the Existing Credit Agreement on the Restatement Effective Date.

            "Existing Letter of Credit" shall have the meaning provided in section 3.01(c).

            "Existing Pledge Agreement" shall mean the Pledge Agreement executed and delivered pursuant to the Existing Credit Agreement, as in effect immediately prior to the Restatement Effective Date.

            "Existing Preferred Stock Issuance and Capital Contribution Agreement" shall mean the Preferred Stock Issuance and Capital Contribution Agreement executed and delivered pursuant to the Existing Credit Agreement, as in effect immediately prior to the Restatement Effective Date.

            "Existing Revolving Loan" shall mean each "Revolving Loan" under, and as defined in, the Existing Credit Agreement outstanding on the Restatement Effective Date.

            "Existing Subsidiary Guaranty" shall mean the Subsidiary Guaranty executed and delivered pursuant to the Existing Credit Agreement, as in effect immediately prior to the Restatement Effective Date.

            "Existing Security Agreement" shall mean the Security Agreement executed and delivered pursuant to the Existing Credit Agreement, as in effect immediately prior to the Restatement Effective Date.

            "Existing Security Document" shall mean and include each of the Existing Security Agreement and the Existing Pledge Agreement.

            "FCC" shall mean the Federal Communications Commission and any successor regulatory body.

            "Federal Funds Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

            "Fees" shall mean all amounts payable pursuant to, or referred to in, Section 4.01.

            "Final Maturity Date" shall mean 364 days from the Restatement Effective Date; provided that upon receiving the approvals to be obtained pursuant to Section 8.10(i), the Final Maturity Date shall be extended to October 20, 2004.

            "Fronting Fee" shall have the meaning provided in Section 4.01(c).

            "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of Sections 9.11 through 9.17, including defined terms as used therein, are subject (to the extent provided therein) to Section 12.07(a).

            "Hazardous Materials" shall mean (a) petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, and radon gas; (b) any chemicals, materials or substance defined as or included in the definition of "hazardous substances," "hazardous waste", "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the release of which is prohibited, limited or regulated by any governmental authority.

            "Highest Applicable Margin" shall have the meaning provided in the definition of Applicable Margin.

            "Indebtedness" of any Person shall mean, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all unreimbursed drafts drawn thereunder, (iv) all indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such indebtedness has been assumed (to the extent of the lesser of the fair market value of such property and the amount of such indebtedness),
(v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vii) all net obligations of such Person under Interest Rate Agreements, (viii) all accounts payable of the Borrower and its Subsidiaries not paid within 90 days of the date such amounts are due and payable and not contested by the Borrower or its Subsidiaries and (ix) all Contingent Obligations of such Person (other than Contingent Obligations arising from the guaranty by such Person of the obligations of the Borrower and/or its Subsidiaries to the extent such guaranteed obligations do not constitute Indebtedness and are otherwise permitted hereunder), provided that Indebtedness shall not include trade payables, accrued expenses and receipt of progress and advance payments, in each case arising in the ordinary course of business.

            "Information Systems and Equipment" shall mean all computer hardware, firmware and software, as well as other information processing systems, or any equipment containing embedded microchips, whether directly owned, licensed, leased, operated or otherwise controlled by the Borrower or any of its Subsidiaries, including through third-party service providers, and which, in whole or in part, are used, operated, relied upon, or integral to, the Borrower's or any of its Subsidiaries' conduct of their business.

            "Interest Period" with respect to any Revolving Loan shall mean the interest period applicable thereto, as determined pursuant to Section 2.09.

            "Interest Rate Agreement" shall mean any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement designed to protect the Borrower or any Subsidiary against fluctuations in interest rates.

            "Issuing Lender" shall mean Bank of America.

            "L/C Supportable Obligations" shall mean obligations for which a Letter of Credit may be issued in accordance with Section 7.05(a).

            "Lender" shall have the meaning provided in the first paragraph of this Agreement.

            "Lender Default" shall mean (i) the refusal (which has not been retracted) or failure of a Lender to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 3.04(c) or (ii) a Lender having notified the Administrative Agent and/or the Borrower that it does not intend to comply with its obligations under Section 2 or 3.

            "Lender Register" shall have the meaning provided in Section 12.16.

            "Letter of Credit" shall have the meaning provided in Section
3.01(a).

            "Letter of Credit Fee" shall have the meaning provided in Section 4.01(b).

            "Letter of Credit Outstandings" shall mean, at any time, the sum of
(i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the amount of all Unpaid Drawings.

            "Letter of Credit Request" shall have the meaning provided in
Section 3.03(a).

            "Leverage Ratio" shall mean, at any date of determination, the ratio of (x) the remainder of (i) Consolidated Debt on such date less (ii) the amount, if positive, of the aggregate amount of cash or Cash Equivalents held by the Borrower and its Subsidiaries on such date in an amount greater than $250,000 to
(y) Consolidated Annualized EBITDA as of the last day of the fiscal quarter then or last ended.

            "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

            "Management Services Agreement" shall mean the management agreement dated as of October 20, 1999 between the Borrower and MJD.

            "Margin Stock" shall have the meaning provided in Regulation U.

            "Material Adverse Effect" shall mean a material adverse effect on the business, property, assets, liabilities or condition (financial or otherwise) (i) of the Borrower and its Subsidiaries taken as a whole or (ii) of MJD on a stand-alone basis; provided that the definition of Material Adverse Effect shall only include clause (ii) for the purposes of Section 6.01(e).

            "Material Subsidiary" shall mean any Subsidiary having gross assets at any time with a value of at least 5% of consolidated gross assets of the Borrower and its Subsidiaries and/or gross revenues for the last four fiscal quarters of at least 5% of the consolidated gross revenues of the Borrower and its Subsidiaries for such period.

            "Minimum Borrowing Amount" shall mean in the case of Revolving Loans, $1,000,000.

            "MJD" shall mean MJD Communications, Inc., a Delaware corporation.

            "MJD Credit Agreement" shall mean the credit agreement among MJD Communications, Inc., various Lenders party thereto, Bank of America, N.A., as Syndication Agent and Bankers Trust Company, as Administrative Agent, dated as of March 30, 1998 (as such agreement may be amended, supplemented or modified from time to time).

            "MJD Preferred Stock" shall mean preferred stock of MJD issued pursuant to the Certificate of Designation attached hereto as Exhibit N.

            "Moody's" shall have the meaning provided in the definition of Cash Equivalents.

            "Multiemployer Plan" shall mean any multiemployer plan as defined in section 4001(a)(3) of ERISA which is contributed to by (or to which there is an obligation to contribute of) the Borrower or any of its Subsidiaries or an ERISA Affiliate and each such plan for the five year period immediately following the latest date on which the Borrower, any such Subsidiary or ERISA Affiliate contributed to or had an obligation to contribute to such plan.

            "Net Cash Proceeds" shall mean, with respect to any Asset Sale, the Cash Proceeds resulting therefrom net (without duplication) of expenses of sale (including payment of principal, premium and interest of Indebtedness secured by the assets the subject of the Asset Sale and required to be, and which is, repaid under the terms thereof as a result of such Asset Sale), and incremental taxes paid or payable as a result thereof.

            "Net Debt Proceeds" shall mean, with respect to any incurrence of Indebtedness for borrowed money, the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) received by the respective Person from the respective incurrence of such Indebtedness for borrowed money.

            "Net Insurance Proceeds" shall mean, with respect to any Recovery Event, the cash proceeds (net of reasonable costs and taxes incurred in connection with such Recovery Event) received by the respective Person in connection with the respective Recovery Event.

            "90%-Owned Subsidiary" shall mean any Subsidiary to the extent at least 90% of the capital stock or other ownership interests in such Subsidiary is owned directly or indirectly by the Borrower.

            "Non-Defaulting Lender" shall mean a Lender that is not a Defaulting Lender.

            "Notice of Borrowing" shall have the meaning provided in Section
2.03.

            "Notice of Conversion" shall have the meaning provided in Section 2.06.

            "Notice Office" shall mean the office of the Administrative Agent at 901 Main Street, 64th Floor, Dallas, Texas 75202-3748 or such other office as the Administrative Agent may designate to the Borrower in writing from time to time.

            "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Administrative Agent, the Collateral Agent, or any Lender pursuant to the terms of this Agreement or any other Credit Document.

            "Participant" shall have the meaning provided in Section 3.04.

            "Payment Office" shall mean the office of the Administrative Agent located at 901 Main Street, 64th Floor, Dallas, Texas 75202-3748 or such other office as the Administrative Agent may designate to the Borrower and the Lenders in writing from time to time.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

            "Permitted Acquired Debt" shall mean Indebtedness of a Subsidiary acquired after the Restatement Effective Date pursuant to a Permitted Acquisition, to the extent such Indebtedness was outstanding prior to the consummation of the Permitted Acquisition and remains outstanding as Indebtedness of the respective Subsidiary after giving effect thereto, provided that (i) such Indebtedness was not incurred in connection with or in anticipation of such Permitted Acquisition or the respective Person becoming Subsidiary of the Borrower, (ii) such Indebtedness does not constitute Indebtedness of the Borrower or any of its Subsidiaries other than the respective Subsidiary acquired pursuant to the respective Permitted Acquisition and shall not be secured by any assets of any Person other than assets of the Subsidiary so acquired serving as security therefor at the time of the respective Permitted Acquisition, (iii) no Person (other than the respective Subsidiary or a direct parent or a Subsidiary of the respective Subsidiary to the extent such parent or Subsidiary is acquired in connection with such Permitted Acquisition) shall have any liability (contingent or otherwise) with respect to any Permitted Acquired Debt and (iv) the aggregate principal amount of all such Indebtedness shall not exceed at any time outstanding more than 10% of the Consolidated Senior Debt at such time.

            "Permitted Acquisition" shall mean any acquisition by the Borrower or any Subsidiary Guarantor of a company, business, division or product line located in the United

States if (i) at least 10 Business Days prior to the consummation of such acquisition, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower's Chief Financial Officer certifying that (and showing calculations in reasonable detail) immediately prior to, and after giving effect to, such acquisition all the covenants contained in this Agreement (including Sections 9.11 through 9.17, inclusive), shall be complied with on a pro forma basis (as if the acquisition had been consummated on the first day of the six month period then last ended) and (ii) the acquired company, business, division or product line is in the Business and, after giving effect to such acquisition, constitutes a Subsidiary or (in the case of a business, division or product line) is owned by a Subsidiary.

            "Permitted Holders" shall have the meaning provided in the MJD Credit Agreement as amended from time to time.

            "Permitted Liens" shall mean Liens described in clauses (a) through
(n), inclusive, of Section 9.03.

            "Permitted Refinancing Indebtedness" shall mean any Indebtedness of the Borrower and/or any Subsidiary of the Borrower issued or given in exchange for, or the proceeds of which are used to, extend, refinance, renew, replace, substitute or refund any Indebtedness of such Person permitted pursuant to Sections 9.04(f), (g), (h), (i) and (j) or any Indebtedness of such Person issued to so extend, refinance, renew, replace, substitute or refund any such Indebtedness, so long as (a) such Indebtedness has a weighted average life to maturity greater than or equal to the weighted average life to maturity of the Indebtedness being refinanced, (b) such refinancing or renewal does not (i) increase the amount of such Indebtedness outstanding immediately prior to such refinancing or renewal (plus interest then due and payable plus any fees incurred in connection with incurring such Indebtedness) or (ii) add guarantors, obligors or security from that which applied to such Indebtedness being refinanced or renewed, (c) such refinancing or renewal Indebtedness has substantially the same (or, from the perspective of the Lenders, more favorable) subordination provisions, if any, as applied to the Indebtedness being renewed or refinanced, and (d) all other terms of such refinancing or renewal (including, without limitation, with respect to the amortization schedules, redemption provisions, maturities, covenants, defaults and remedies), taken as a whole, are not less favorable to the respective borrower than those previously existing with respect to the Indebtedness being refinancing or renewed.

            "Permitted Subordinated Debt" shall mean unsecured and unguaranteed Indebtedness of the Borrower that is fully subordinated to the payment in full of all of the Obligations, all of the terms and conditions of which shall be required to be reasonably satisfactory to the Administrative Agent.

            "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

            "Phase I" shall mean the period from the Restatement Effective Date through the date on which the Borrower submits a Compliance Certificate indicating that the Borrower has achieved two consecutive fiscal quarters of positive Consolidated EBITDA.

            "Phase II" shall mean all times after the conclusion of Phase I.

            "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA (other than a multiemployer plan as defined in Section 3(37) of ERISA), which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or any of its Subsidiaries or an ERISA Affiliate and that is subject to Title IV of ERISA, and each such plan for the five year period immediately following the latest date on which the Borrower any such Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

            "Pledge Agreement Collateral" shall mean "Collateral" as defined in the Amended and Restated Pledge Agreement.

            "Pledged Securities" shall mean all the Pledged Securities as defined in the Amended and Restated Pledge Agreement.

            "PUC" shall mean a public utility commission, public service commission or any similar agency or commission.

            "Qualified IPO" shall mean a registered initial public offering of the common stock of MJD generating proceeds of at least $75,000,000.

            "RCRA" shall mean the Resource Conservation and Recovery Act, as amended, 42 U.S.C.ss.6901 et seq.

            "Recovery Event" shall mean the receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation awards payable
(i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of the Borrower or any of its Subsidiaries and (ii) under any policy of insurance required to be maintained under Section 8.03.

            "Reference Rate" shall mean the rate of interest publicly announced from time to time by Bank of America as its "reference rate." It is a rate set by Bank of America based upon various factors, including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the Reference Rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

            "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

            "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

            "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

            "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

            "Regulation Y" shall mean Regulation Y of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or portion thereof.

            "Replaced Lender" shall have the meaning provided in Section 2.13.

            "Replacement Assets" shall have the meaning provided in Section 4.03(b).

            "Replacement Lender" shall have the meaning provided in Section
2.13.

            "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection
 .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

            "Required Lenders" shall mean Non-Defaulting Lenders the sum of whose Revolving Commitments (or after the termination thereof, outstanding Revolving Loans and RL Percentages of Letter of Credit Outstandings) represent an amount greater than the Required Percentage of the sum of the Total Revolving Commitment less the Revolving Commitments of all Defaulting Lenders (or after the termination thereof, the sum of the then total outstanding Revolving Loans of Non-Defaulting Lenders and the aggregate RL Percentages of all Non-Defaulting Lenders of the total Letter of Credit Outstandings at such time).

            "Required Percentage" shall mean (i) 66 2/3% at any time there are four Lenders or less and (ii) 50.1% at any time there are greater than four Lenders.

            "Restatement Effective Date" shall have the meaning provided in
Section 12.10.

            "Revolving Commitment" shall mean, with respect to each Lender, the amount set forth opposite such Lender's name in Annex I hereto directly below the column entitled "Revolving Commitment," as the same may be (x) reduced or terminated from time to time pursuant to Section 4.02, 4.03 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 2.13 and/or 12.04.

            "Revolving Loan" shall have the meaning provided in Section 2.01.

            "Revolving Note" shall have the meaning provided in Section 2.05(a).

            "RL Percentage" of any Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Commitment of such Lender at such time and the denominator of which is the Total Revolving Commitment at such time, provided that if the RL Percentage of any Lender is to be determined after the Total Revolving Commitment has been terminated, then the RL Percentages of the Lenders shall be determined immediately prior (and without giving effect) to such termination.

            "SEC" shall have the meaning provided in Section 8.01(g).

            "S&P" shall have the meaning provided in the definition of Cash Equivalents.

            "SEC Regulation D" shall mean Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.

            "Section 5.04 Certificate" shall have the meaning provided in
Section 5.04(b)(ii).

            "Secured Creditor" shall have the meaning assigned the term in the respective Security Documents.

            "Security Agreement Collateral" shall mean all "Collateral" as defined in the Amended and Restated Security Agreement.

            "Security Document" shall mean and include each of the Amended and Restated Security Agreement and the Amended and Restated Pledge Agreement.

            "Standby Letter of Credit" shall have the meaning provided in
Section 3.01(a).

            "Start Date" shall have the meaning provided in the definition of Applicable Margin.

            "Stated Amount" of each Letter of Credit shall mean, at any time, the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

            "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time. Notwithstanding the foregoing, the Unrestricted Subsidiary shall not be considered a Subsidiary of the Borrower except for the purposes of Sections 7.04, 7.12, 7.13, 8.01(f), 8.04, 8.07, 9.10, 10.05, 10.06 and 10.10. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Borrower.

            "Subsidiary Guarantors" shall mean each Subsidiary party to the Amended and Restated Subsidiary Guaranty.

            "Taxes" shall have the meaning provided in Section 5.04(a).

            "Test Period" shall mean the four consecutive fiscal quarters of the Borrower then last ended (in each case taken as one accounting period).

            "Total Capitalization" shall mean, at any date of determination, the sum of Consolidated Debt on such date plus the sum of (x) $22,400,000 and (y) Consolidated Cash Equity received by the Borrower on or after October 20, 1999 and until and including the date of determination.

            "Total Revolving Commitment" shall mean, at any time, the sum of the Revolving Commitments of each of the Lenders.

            "Total Unutilized Revolving Commitment" shall mean, at any time, an amount equal to the remainder of (x) the Total Revolving Commitment then in effect less (y) the sum of the aggregate principal amount of all Revolving Loans then outstanding plus the then aggregate amount of all Letter of Credit Outstandings.

            "Trade Letter of Credit" shall have the meaning provided in Section 3.01(a).

            "Trigger Event" shall have the meaning provided in Section 5.02(d).

            "Type" shall mean any type of Revolving Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or Eurodollar Loan.

            "UCC" shall mean the Uniform Commercial Code as in effect from time to time in New York.

            "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with actuarial assumptions at such time consistent with Statement of Financial Accounting Standards No. 87, exceeds the market value of the assets allocable thereto.

            "Unpaid Drawing" shall have the meaning provided in Section 3.05(a).

            "Unrestricted Subsidiary" shall mean a Subsidiary of the Borrower (whether existing on or after the Restatement Effective Date) which shall have as its sole asset the Borrower's membership interest at any time in Northeast Captive Access Providers, LLC.

            "Unutilized Revolving Commitment" shall mean, with respect to any Lender at any time, such Lender's Revolving Commitment at such time less the sum of (i) the aggregate outstanding principal amount of all Revolving Loans made by such Lender at such time and (ii) such Lender's RL Percentage of the Letter of Credit Outstandings at such time.

            "U.S." shall mean the United States of America.

            "Wholly-Owned Subsidiary" of any Person shall mean any Subsidiary of such Person to the extent all of the capital stock or other ownership interests in such Subsidiary, other than directors' qualifying shares, is owned directly or indirectly by such Person.

            "Written" or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile transmission, telegraph or cable.

            SECTION 2. Amount and Terms of Credit.

            2.01 Commitment. Subject to and upon the terms and conditions set forth herein, each Lender severally agrees to (x) convert (to the extent permitted to remain outstanding in compliance with Section 6.01(m)(ii), on the Restatement Effective Date, the Existing Revolving Loans made by such Lender pursuant to the Existing Credit Agreement into Revolving Loans hereunder and (y) make, at any time and from time to time on and after the Restatement Effective Date and prior to the Final Maturity Date, a revolving loan or revolving loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that except as otherwise specifically provided in Section 2.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) may not be incurred by the Borrower unless if, after giving effect thereto, (A) the Consolidated Senior Debt to Capitalization Ratio is not greater than (I) 67% during Phase I and (II) 75% during Phase II and (B) the Consolidated Debt to Capitalization Ratio is not greater than 75%, (iv) shall not exceed for any Lender at any time outstanding that aggregate principal amount which, when added to the product of (x) such Lender's RL Percentage and
(y) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, equals the Revolving Commitment of such Lender at such time and (v) shall not exceed for all Lenders at any time outstanding that aggregate principal amount which, when added to the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, equals the Total Revolving Commitment at such time.

            2.02 Minimum Borrowing Amounts, etc. The aggregate principal amount of each Borrowing shall not be less than the Minimum Borrowing Amount. More than one Borrowing may be incurred on any day, provided that at no time shall there be outstanding more than 5 Borrowings of Eurodollar Loans.

            2.03 Notice of Borrowing. (a) Whenever the Borrower desires to incur Revolving Loans hereunder, it shall give the Administrative Agent at its Notice Office, (x) prior to 12:00 Noon (New York time), at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each proposed incurrence of Eurodollar Loans and (y) prior to 11:00 A.M. (New York time) on the proposed date thereof, written notice (or telephonic notice promptly confirmed in writing) of each proposed incurrence of Base Rate Loans (other than Revolving Loans made pursuant to Section 3.05(a)(ii)). Each such notice (each, a "Notice of Borrowing") shall be in the form of Exhibit A and shall specify (i) the aggregate principal amount of the Revolving Loans to be made pursuant to such incurrence, (ii) the date of incurrence (which shall be a Business Day) and (iii) whether the respective Borrowing shall consist of Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans and if Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed incurrence of Revolving Loans and of such Lender's proportionate share thereof and of the other matters covered by the Notice of Borrowing.

            (b) The Borrower irrevocably agrees, by accepting the issuance of any Letter of Credit, to the incurrence of Revolving Loans as set forth in
Section 3.05(a)(ii).

            (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent, prior to receipt of written confirmation may act without liability upon the basis of and consistent with such telephonic notice, believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of such telephonic notice, unless such record reflects gross negligence or willful misconduct on the part of the Administrative Agent.

            2.04 Disbursement of Funds. (a) No later than 1:00 P.M. (New York time) on the date specified in each Notice of Borrowing, each Lender will make available its pro rata share of each Borrowing requested to be made on such date. All such amounts shall be made available to the Administrative Agent in Dollars and immediately available funds at the Payment Office and the Administrative Agent promptly (but in no event later than 4:00 P.M. (New York time)) will make available to the Borrower by depositing to its account at the Payment Office or as otherwise directed in the applicable Notice of Borrowing the aggregate of the amounts so made available in the type of funds received. Unless the Administrative Agent shall have been notified by any Lender prior to the date of the proposed incurrence that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may notify the Borrower, and, upon receipt of such notice, the Borrower shall pay such corresponding amount to the Administrative Agent as promptly as practicable. The Administrative Agent shall also be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Lender, the overnight Federal Funds Rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 2.08, for the respective Revolving Loans.

            (b) Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

            2.05 Register. (a) The Borrower's obligation to pay the principal of, and interest on, the Revolving Loans made to it by each Lender shall be set forth in the Lender Register maintained by the Administrative Agent pursuant to
Section 12.16, and if requested by any Lender shall be evidenced by a promissory note substantially in the form of Exhibit B with blanks appropriately completed in conformity herewith (each such note, a "Revolving Note" and, collectively, the "Revolving Notes").

            (b) Each Lender will note on its internal records the amount of each Revolving Loan made by it and each payment in respect thereof and will, prior to any transfer of any of its Revolving Notes, endorse on the reverse side thereof the outstanding principal amount of Revolving Loans evidenced thereby. Failure to make any such notation shall not affect the Borrower's obligations in respect of such Revolving Loans.

            2.06 Conversions. The Borrower shall have the option to convert on any Business Day all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of Revolving Loans made pursuant to one or more Borrowings of one or more Types of Revolving Loans into a Borrowing of another Type of Revolving Loans provided that (i) no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Revolving Loans which are Base Rate Loans may not be converted into Eurodollar Loans when a Default under Section 10.01 or an Event of Default is in existence on the date of the proposed conversion if the Administrative Agent or the Required Lenders shall have determined in its or their sole discretion not to permit such conversion and (iii) Borrowings of Eurodollar Loans resulting from this Section 2.06 shall be limited in number as provided in Section 2.02. Each such conversion shall be effected by the Borrower giving the Administrative Agent at its Notice Office, prior to 12:00 Noon (New York time), at least three Business Days' (or one Business Day's, in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each, a "Notice of Conversion") which shall be in the form of Exhibit A and shall specify the Revolving Loans to be so converted, the Type of Revolving Loans to be converted into and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Revolving Loans. Upon any such conversion the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Revolving Loans being converted.

            2.07 Pro Rata Borrowings. All Borrowings of Revolving Loans under this Agreement shall be incurred by the Lenders pro rata on the basis of their Revolving Commitments. It is understood that no Lender shall be responsible for any default by any other Lender in its obligation to make Revolving Loans hereunder and that each Lender shall be obligated to make the Revolving Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

            2.08 Interest. (a) The unpaid principal amount of each Base Rate Loan shall bear interest from the date of the Borrowing thereof until the earlier of repayment or conversion thereof and maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Margin for Base Rate Loans plus the Base Rate in effect from time to time.

            (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until the earlier of repayment or conversion thereof and maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Margin for Eurodollar Loans plus the relevant Eurodollar Rate.

            (c) Interest in respect of any overdue amount payable hereunder shall accrue at a rate per annum equal to the greater of (i) the Base Rate in effect from time to time plus the sum of (i) 2% and (ii) the rate which is 2% in excess of the rate borne by such Revolving Loans. Interest which accrues under this Section 2.08(c) shall be payable on demand.

            (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on the last Business Day of each March, June, September and December, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and, on any prepayment or conversion (on the amount prepaid or converted) and
(iii) in respect of each such Revolving Loan at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

            (e) All computations of interest hereunder shall be made in accordance with Section 12.07(b).

            (f) The Administrative Agent, upon determining the interest rate for any Borrowing of Eurodollar Loans for any Interest Period, shall promptly notify the Borrower and the Lenders thereof.

            2.09 Interest Periods. (a) At the time the Borrower gives a Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans, it shall have the right to elect by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the

Borrower, be a one, two, three, or six month period. Notwithstanding anything to the contrary contained above:

            (i) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

            (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

            (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            (iv) no Interest Period in respect of any Borrowing of Eurodollar Loans shall be selected which extends beyond the Final Maturity Date;

            (v) no Interest Period may be elected at any time when a Default under Section 10.01 or an Event of Default is then in existence if the Administrative Agent or the Required Lenders shall have determined in its or their sole discretion not to permit such election; and

            (b) If upon the expiration of any Interest Period, the Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of such expiration.

            2.10 Increased Costs, Illegality, etc. (a) In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

            (i) on any date for determining the Eurodollar Rate for any Interest Period that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate or the making or continuance of any Eurodollar Loan has become impracticable as a result of a contingency occurring after the Restatement Effective Date which materially and adversely affects the interbank Eurodollar market;

            (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans (other than taxes covered by Section 5.04 and any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges or determined by reference to the net income or profits of such Lender pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) because of (x) any change since the Restatement Effective Date in any applicable law, governmental rule, regulation, guideline or order (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or order) (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate) and/or (y) other circumstances affecting the interbank Eurodollar market or the position of such Lender in such market; or

            (iii) at any time, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Lender in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law but with which such Lender customarily complies even though the failure to comply therewith would not be unlawful);

then, and in any such event, such Lender (or the Administrative Agent in the case of clause (i) above) shall (x) on such date and (y) within ten Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, within 10 Business Days after the Borrower's receipt of written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine after consultation with the Borrower) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender, describing the basis for such increased costs and showing the calculation thereof, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by law.

            (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 2.10(a)(ii), the Borrower may (and in the case of a Eurodollar Loan affected pursuant to Section 2.10(a)(iii), the Borrower shall within the time period required by law) either (x) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 2.10(a)(ii) or (iii), or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' notice to the Administrative Agent, require the affected Lender to convert each such Eurodollar Loan into a Base Rate Loan (which conversion, in the case of the circumstances described in Section 2.10(a)(iii), shall occur no later than the last day of the Interest Period then applicable to such Eurodollar Loan (or such earlier date as shall be required by applicable law)); provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 2.10(b).

            (c) If any Lender shall have determined that the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, in each case after the Restatement Effective Date, or compliance by such Lender or its parent corporation with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency first made after the Restatement Effective Date, has or would have the effect of reducing the rate of return on such Lender's or its parent corporation's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender or its parent corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's or its parent corporation's policies with respect to capital adequacy), then from time to time, within 10 Business Days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent corporation for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Borrower, which notice shall describe the basis for such claim and set forth in reasonable detail the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 2.10(c) upon the subsequent receipt of such notice.

            2.11 Compensation. (a) The Borrower shall, without duplication, compensate each Lender, upon its written request (which request shall set forth the basis for requesting such compensation and reasonably detailed calculations thereof), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding in any event the loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by any Lender or the Administrative Agent) a Borrowing of Eurodollar Loans by the Borrower does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the

Borrower or deemed withdrawn pursuant to Section 2.10(a)); (ii) if any prepayment, repayment or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or (y) an election made pursuant to Section 2.10(b).

            (b) Notwithstanding anything in this Agreement to the contrary, to the extent any notice or request required by Section 2.10, 2.11, 3.06 or 5.04 of this Agreement is given by any Lender more than 90 days after such Lender obtained, or reasonably should have obtained, knowledge of the occurrence of the event giving rise to the additional costs, reductions in amounts, losses, taxes or other additional amounts of the type described in such Section, such Lender shall not be entitled to compensation under Section 2.10, 2.11, 3.06 or 5.04 of this Agreement for any amounts incurred or accruing prior to the giving of such notice to the Borrower.

            2.12 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.10(a)(ii) or
(iii), 2.10(c), 3.06 or 5.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Revolving Loans affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no material economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 2.10, 3.06 or 5.04.

            2.13 Replacement of Lenders. (w) If any Lender becomes a Defaulting Lender or otherwise defaults in its obligations to make Revolving Loans, (x) upon the occurrence of an event giving rise to the operation of Section 2.10(a)(ii) or (iii), Section 2.10(c), Section 3.06 or Section 5.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs in excess of those being generally charged by the other Lenders, (y) upon the occurrence of an event giving rise to the operation of Section 5.02(d) with respect to any Lender which results in such Lender exercising its Conversion Option or (z) in the case of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 12.12(b), the Borrower shall have the right, if no Default or Event of Default then exists (or, (I) in the case of the preceding clause (y) whether or not a Default or an Event of Default exists and (II) in the case of preceding clause (z), no Default or Event of Default will exist immediately after giving effect to such replacement), to replace such Lender (the "Replaced Lender") with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender") and each of whom shall be required to be reasonably acceptable to the Administrative Agent, provided that (i) at the time of any replacement pursuant to this Section 2.13, the Replacement Lender shall enter into one or more Assignment Agreements pursuant to Section 12.04(b) (and with all fees payable pursuant to said Section 12.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire the entire Revolving Commitment and outstanding Revolving Loans of, and in each case participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of
(I) an amount equal to the principal of, and all accrued interest on, all outstanding Revolving Loans of the Replaced Lender, (II) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (III) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 4.01 and (y) the Issuing Lender an amount equal to such Replaced Lender's RL Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender to such Issuing Lender and (ii) all obligations of the Borrower due and owing to the Replaced Lender at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement and any Revolving Notes which have been issued shall be returned or indemnities will be provided therefor. Upon the execution of the respective Assignment Agreement, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Revolving Note executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.10, 2.11, 3.06, 5.04, 11.06 and 12.01), which shall survive as to such Replaced Lender.

            SECTION 3. Letters of Credit.

            3.01 Letters of Credit. (a) Subject to and upon the terms and conditions set forth herein, the Borrower may request that the Issuing Lender issue, at any time and from time to time on and after the Restatement Effective Date and prior to the 30th day prior to the Final Maturity Date, (x) for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations of the Borrower or any of its Subsidiaries, an irrevocable standby letter of credit, in a form customarily used by the Issuing Lender or in such other form as has been approved by the Issuing Lender (each such standby letter of credit, a "Standby Letter of Credit"), in support of such L/C Supportable Obligations and (y) for the account of the Borrower, an irrevocable sight commercial letter of credit in a form customarily used by the Issuing Lender or in such other form as has been approved by the Issuing Lender (each such commercial letter of credit, a "Trade Letter of Credit," and each such Trade Letter of Credit and each Standby Letter of Credit, a "Letter of Credit"), in support of customary commercial transactions of the Borrower and its Subsidiaries. All Letters of Credit shall be denominated in Dollars and shall be issued on a sight basis only.

            (b) Subject to and upon the terms and conditions set forth herein, the Issuing Lender agrees that it will, at any time and from time to time on and after the Restatement Effective Date and prior to the 30th day prior to the Final Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower, one or more

Letters of Credit (x) in the case of Standby Letters of Credit, in support of such L/C Supportable Obligations of the Borrower or any of its Subsidiaries as are permitted to remain outstanding without giving rise to a Default or an Event of Default, hereunder and (y) in the case of Trade Letters of Credit, in support of customary commercial transactions of the Borrower or any of its Subsidiaries, provided that the Issuing Lender shall be under no obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

            (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Lender is not otherwise compensated under Section 3.06 or otherwise) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable or in effect with respect to the Issuing Lender as of the date hereof and which the Issuing Lender reasonably and in good faith deems material to it;

            (ii) the Issuing Lender shall have received notice from the Borrower, any other Credit Party or the Required Lenders prior to the issuance of such Letter of Credit of the type described in the second sentence of Section 3.03(b);

            (iii) a Lender Default exists, unless the Issuing Lender has entered into arrangements satisfactory to it and the Borrower to eliminate the Issuing Lender's risk with respect to the Defaulting Lender's or Lenders' participations in Letters of Credit; or

            (iv) the (A) Consolidated Senior Debt to Capitalization Ratio is greater than (I) 67% during Phase I and (II) 75% during Phase II or (B) the Consolidated Debt to Capitalization Ratio is greater than 75%, after giving effect to such issuances of any Letters of Credit.

            (c) Annex X contains a description of all letters of credit issued by the Issuing Lender pursuant to the Existing Credit Agreement and which are to remain outstanding on the Restatement Effective Date. Each such letter of credit, including any extension thereof (each, an "Existing Letter of Credit") shall constitute a "Letter of Credit" for all purposes of this Agreement. Each Existing Letter of Credit shall be deemed issued for purposes of Sections 3.01(a), 3.01(b), 3.04(a), 4.01(b) and 4.01(c) on the Restatement Effective Date.

            3.02 Maximum Letter of Credit Outstandings; Final Maturities. Notwithstanding anything to the contrary contained in this Agreement, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $10,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans then outstanding, an amount equal to the Total

Revolving Commitment at such time and (ii) each Letter of Credit shall by its terms terminate on or before the earlier of (x) (A) in the case of Standby Letters of Credit, the date which occurs 12 months after the date of the issuance thereof (although any such Standby Letter of Credit may be extendable for successive periods of up to 12 months, but not beyond the third Business Day prior to the Final Maturity Date, on terms acceptable to the Issuing Lender) and
(B) in the case of Trade Letters of Credit, the date which occurs 180 days after the date of issuance thereof and (y) three Business Days prior to the Final Maturity Date.

            3.03 Letter of Credit Requests; Minimum Stated Amount. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the Issuing Lender at least three Business Days' (or such shorter period as is acceptable to the Issuing Lender) written notice thereof. Each notice shall be in the form of Exhibit C appropriately completed (each a "Letter of Credit Request").

            (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section
3.02. Unless the Issuing Lender has received notice from the Borrower, any other Credit Party or the Required Lenders before it issues a Letter of Credit that one or more of the conditions specified in Section 6.02 (and, if such Letter of Credit is the first extension of credit under this Agreement, Section 6.01) are not then satisfied, or that the issuance of such Letter of Credit would violate
Section 3.02, then the Issuing Lender may, subject to the terms and conditions of this Agreement, issue the requested Letter of Credit for the account of the Borrower in accordance with the Issuing Lender's usual and customary practices. Upon its issuance of or amendment or modification to any Standby Letter of Credit, the Issuing Lender shall promptly notify the Borrower and the Administrative Agent of such issuance, amendment or modification and such notification shall be accompanied by a copy of the issued Letter of Credit or amendment or modification.

            (c) The initial Stated Amount of each Letter of Credit shall not be less than $100,000 or such lesser amount as is reasonably acceptable to the Issuing Lender.

            3.04 Letter of Credit Participations. (a) Immediately upon the issuance by the Issuing Lender of any Letter of Credit, the Issuing Lender shall be deemed to have sold and transferred to each Lender, other than the Issuing Lender (each such Lender, in its capacity under this Section 3.04, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's RL Percentage, in such Letter of Credit, each drawing or payment made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Commitments or RL Percentages of the Lenders pursuant to Section 2.13 or 12.04, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 3.04 to reflect the new RL Percentages of the assignor and assignee Lender, as the case may be.

            (b) In determining whether to pay under any Letter of Credit, the Issuing Lender shall not have an obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuing Lender under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction), shall not create for the Issuing Lender any resulting liability to the Borrower, any other Credit Party, any Lender or any other Person.

            (c) In the event that the Issuing Lender makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to the Issuing Lender pursuant to Section 3.05(a), the Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Issuing Lender the amount of such Participant's RL Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the Issuing Lender in Dollars such Participant's RL Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its RL Percentage of the amount of such payment available to the Issuing Lender, such Participant agrees to pay to the Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Issuing Lender at the overnight Federal Funds Rate for the first three days and at the interest rate applicable to Revolving Loans maintained as Base Rate Loans for each day thereafter. The failure of any Participant to make available to the Issuing Lender its RL Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Issuing Lender its RL Percentage of any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Issuing Lender such other Participant's RL Percentage of any such payment.

            (d) Whenever the Issuing Lender receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, the Issuing Lender shall pay to each Participant which has paid its RL Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

            (e) Upon the request of any Participant, the Issuing Lender shall furnish to such Participant copies of any Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

            (f) The obligations of the Participants to make payments to the Issuing Lender with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

            (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

            (ii) the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any Subsidiary of the Borrower and the beneficiary named in any such Letter of Credit);

            (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

            (v) the occurrence of any Default or Event of Default.

            3.05 Agreement to Repay Letter of Credit Drawings. (a) The Borrower agrees to reimburse the Issuing Lender, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by the Issuing Lender under any Letter of Credit (each such amount, so paid until reimbursed, an "Unpaid Drawing"), not later than one Business Day following receipt by the Borrower of notice of such payment or disbursement (provided that no such notice shall be required to be given if a Default or an Event of Default under Section 10.05 shall have occurred and be continuing, in which case the Unpaid Drawing shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the Borrower)), with interest on the amount so paid or disbursed by the Issuing Lender, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement (or to the extent such Unpaid Drawing is repaid with a Borrowing of Revolving Loans constituting Base Rate Loans pursuant to clause (ii) of the proviso below), from and including the date paid or disbursed to but excluding the date the Issuing Lender was reimbursed by the Borrower therefor at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Base Rate Loans; provided, however, (i) to the extent such amounts are not reimbursed prior to 1:00 P.M. (New York time) on the third Business Day following the receipt by the Borrower of notice of such payment or disbursement or following the occurrence of a Default or an Event of Default under Section 10.05, interest shall thereafter accrue on the amounts so paid or disbursed by the Issuing Lender (and until reimbursed by the Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Base Rate Loans plus 2%, in each such case, with interest to be payable on demand and (ii) (x) unless the Borrower shall have notified the Administrative Agent and the Issuing Bank prior to 1:00 P.M. (New York time) on the date of such payment or disbursement that the Borrower intends to reimburse the Issuing Lender for the amount of such Drawing with funds other than the proceeds of Revolving Loans, then so long as all of the conditions precedent set forth in Section 6.01 or 6.02(b), as the case may be, are satisfied, the Borrower shall be deemed to have given a timely Notice of Borrowing to the Administrative Agent for a Borrowing of Revolving Loans constituting Base Rate Loans to be made on the immediately succeeding Business Day in the amount of such Drawing and (y) so long as all of the conditions precedent set forth in
Section 6.01 or 6.02(b), as the case may be, are satisfied, each Lender shall, in accordance with Section 2.04, make available to the Administrative Agent its pro rata portion of such Borrowing on such immediately succeeding Business Day (and with the proceeds thereof to be applied directly by the Administrative Agent to reimburse the Issuing Lender for the amount of such Drawing), provided further, however, that if for any reason proceeds of Revolving Loans are not so received by the Issuing Lender in an amount equal to such Drawing, the Borrower shall reimburse the Issuing Lender, on demand, in an amount equal to the excess of the amount of such Drawing over the aggregate amount of such Revolving Loans, if any, which are so received.

            (b) The obligations of the Borrower under this Section 3.05 to reimburse the Issuing Lender with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Lender (including in its capacity as issuer of the Letter of Credit or as Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each a "Drawing") to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that the Borrower shall not be obligated to reimburse the Issuing Lender for any wrongful payment made by the Issuing Lender under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Issuing Lender (as finally determined by a court of competent jurisdiction).

            3.06 Increased Costs. If at any time after the date of this Agreement, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Issuing Lender or any Participant with any request or directive by any such authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by the Issuing Lender or participated in by any Participant, or
(ii) impose on the Issuing Lender or any Participant any other conditions relating, directly or indirectly, to this Agreement; and the result of any of the foregoing is to increase the cost to the Issuing Lender or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by the Issuing Lender or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit

(except for changes in the rate of tax on, or determined by reference to, the net income or profits of the Issuing Lender or such Participant pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, within 30 days after the delivery of the certificate referred to below to the Borrower by the Issuing Lender or any Participant (a copy of which certificate shall be sent by the Issuing Lender or such Participant to the Administrative Agent), the Borrower shall pay to the Issuing Lender or such Participant such additional amount or amounts as will compensate such Lender for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. The Issuing Lender or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 3.06, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by the Issuing Lender or such Participant (a copy of which certificate shall be sent by the Issuing Lender or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate the Issuing Lender or such Participant. The certificate required to be delivered pursuant to this Section 3.06 shall, absent manifest error, be final and conclusive and binding on the Borrower.

            SECTION 4.  Commitment Commission; Fees; Reductions of Commitment.

            4.01 Fees. (a) The Borrower agrees to pay to the Administrative Agent a commitment commission (the "Commitment Commission") for the account of each Lender that is a Non-Defaulting Lender for the period from and including the Restatement Effective Date to but not including the date upon which the Total Revolving Commitment has been terminated, computed for each day at the rate per annum equal to the Applicable CC Percentage for such day on the Unutilized Revolving Commitment on such day of such Lender. Such Commitment Commission shall be due and payable in arrears on the last Business Day of each calendar quarter and on the date upon which the Total Revolving Commitment is terminated.

            (b) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Lender (based on each such Lender's respective RL Percentage) a fee (the "Letter of Credit Fee") for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin then in effect with respect to Revolving Loans maintained as Eurodollar Loans on the daily Stated Amount of each such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter and on the first day after the termination of the Total Revolving Commitment upon which no Letters of Credit remain outstanding.

            (c) The Borrower agrees to pay to the Issuing Lender, for its own account, a fronting fee in respect of each Letter of Credit (the "Fronting Fee") for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to 1/4 of 1% on the daily Stated Amount of such Letter of Credit; provided that in any event the minimum amount of the Fronting Fee payable in any 12-month period shall be $500; it being agreed that, on the date of issuance of any Letter of Credit and on each anniversary thereof prior to the termination of such Letter of Credit, if $500 will exceed the amount of Fronting Fees that will accrue with respect to such Letter of Credit for the immediately succeeding 12-month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof. Accrued Fronting Fees shall be payable in arrears on the last Business Day of each calendar quarter and upon the first day after the termination of the Total Revolving Commitment upon which no Letters of Credit remain outstanding.

            (d) The Borrower agrees to pay to the Issuing Lender, for its own account, upon each payment under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative nominal charge which the Issuing Lender is generally imposing in connection with such occurrence with respect to letters of credit.

            (e) The Borrower agrees to pay to the Administrative Agent, for its own account, such other fees as have been agreed to in writing by the Borrower and the Administrative Agent.

            (f) The Borrower agrees to pay all fees (including commitment fees) owing under the Existing Credit Agreement through the Restatement Effective Date, which fees shall be calculated and paid in accordance with the terms of the Existing Credit Agreement.

            (g) All computations of Fees shall be made in accordance with
Section 12.07(b).

            4.02 Voluntary Termination of Commitments. (a) Upon at least one Business Day's prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice shall be deemed to be given on a certain day only if given before 2:00 P.M. (New York time) on such day and shall be promptly transmitted by the Administrative Agent to each of the Lenders), the Borrower shall have the right, without premium or penalty, to reduce, in whole or in part, the Total Unutilized Revolving Commitment, provided that (w) any such partial reduction shall apply to proportionately and permanently reduce the Revolving Commitment of each Lender, (x) no such reduction shall reduce any Non-Defaulting Lender's Revolving Commitment in an amount greater than the then Unutilized Revolving Commitment of such Lender and
(y) any partial reduction pursuant to this Section 4.02 shall be in the amount of at least $1,000,000.

            (b) In the event of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 12.12(b), the Borrower may, subject to its compliance with the requirements of Section 12.12(b), upon five Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) terminate the entire Revolving Commitment of such Lender, so long as (A) all Revolving Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Lender are repaid concurrently with the effectiveness of such termination pursuant to Section 5.01(b) (at which time Schedule I shall be deemed modified to reflect such changed amounts), and (B) the consent required under Section 12.12(b) in connection therewith shall have been attained at such time, and such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 2.10, 2.11, 3.06, 5.04, 11.06 and 12.01), which shall survive as to such repaid Lender.

            4.03 Mandatory Reductions of Commitments, etc. (a) In addition to any other mandatory commitment reductions pursuant to this Section 4.03, on each date on or after the Restatement Effective Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any incurrence by the Borrower or any of its Subsidiaries of Indebtedness for borrowed money (other than Indebtedness for borrowed money permitted to be incurred pursuant to
Section 9.04 as such Section is in effect on the Restatement Effective Date), the Total Revolving Commitment shall be permanently reduced on such date by an amount equal to 100% of the Net Debt Proceeds of the respective incurrence of Indebtedness.

            (b) In addition to any other mandatory commitment reductions pursuant to this Section 4.03, within two Business Days after each date on or after the Restatement Effective Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any Asset Sale (including any sale by the Borrower or its Subsidiaries of capital stock of any of the Subsidiaries of the Borrower), the Total Revolving Commitment shall be permanently reduced on such date by an amount equal to 100% of the Net Cash Proceeds from such Asset Sale; provided that with respect to any such Asset Sales in any fiscal year of the Borrower, such Net Cash Proceeds therefrom shall not give rise to a reduction to the Total Revolving Commitment pursuant to this Section 4.03(b) on such date to the extent that no Default or Event of Default then exists and the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such Net Cash Proceeds shall be used to purchase assets that replace the assets that were the subject of such Asset Sale or assets that will be used in the business of the Borrower or its Subsidiaries (collectively, "Replacement Assets") within 364 days following the date of such Asset Sale (which certificate shall set forth the estimates of the proceeds to be so expended), and provided further, that if all or any portion of such Net Cash Proceeds are not so reinvested in Replacement Assets within such 364 day period, the Total Revolving Commitment shall be permanently reduced on the last day of such period (or such earlier date as may be designated by the Borrower) by an amount equal to such remaining portion.

            (c) In addition to any other mandatory commitment reductions pursuant to this Section 4.03, within 10 days following each date on or after the Restatement Effective Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any Recovery Event, the Total Revolving Commitment shall be permanently reduced by an amount equal to 100% of the Net Insurance Proceeds from such Recovery Event, provided that so long as no Default or Event of Default then exists Net Insurance Proceeds shall not be required to reduce the Total Revolving Commitment on such date to the extent that the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such Net Insurance Proceeds shall be used to replace or restore any properties or assets in respect of which such Net Insurance Proceeds were paid within 180 days following the date of the receipt of such Net Insurance Proceeds (which certificate shall set forth the estimates of the proceeds to be so expended) and provided further, if all or any portion of such Net Insurance Proceeds are not so used within 180 days after the date of the receipt of such Net Insurance Proceeds, the Total Revolving Commitment shall be permanently reduced on the last day of such period (or such earlier date as may be designated by the Borrower) by an amount equal to such remaining portion.

            (d) In addition to any mandatory commitment reductions pursuant to this Section 4.03, the Total Revolving Commitment shall be permanently reduced by an amount equal to 100% of Consolidated Cash Equity in excess of $1,000,000 received by the Borrower or any of its Subsidiaries (other than any Consolidated Cash Equity received by the Borrower from MJD, so long as the proceeds thereof are not used for the payment of Dividends) on each date on or after the Restatement Effective Date.

            (e) In addition to any other mandatory commitment reductions pursuant to this Section 4.03, the Total Revolving Commitment (and the Revolving Commitment of each Lender) shall terminate in its entirety on the earlier of (i) the Final Maturity Date and (ii) unless the Required Lenders otherwise consent, the date on which a Change of Control occurs.

            (f) Each reduction to the Total Revolving Commitment pursuant to this Section 4.03 shall be applied proportionately to permanently reduce the Revolving Commitment of each Lender.

            SECTION 5.  Payments.

            5.01 Voluntary Prepayments. (a) The Borrower shall have the right to prepay the Revolving Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 1:00 P.M. (New York time) at the Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Loans, the amount of such prepayment and the Types of Revolving Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to each of the Lenders; (ii) each partial prepayment of Revolving Loans pursuant to this Section 5.01(a) shall be in an aggregate principal amount of at least $5,000,000, provided that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding principal amount of Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect; (iii) each prepayment pursuant to this Section 5.01(a) in respect of any Revolving Loans made pursuant to a Borrowing shall be applied pro rata among the Lenders which made such Revolving Loans, provided that at the Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 5.01(a), such prepayment shall not, so long as no Default or Event of Default then exists, be applied to any Revolving Loan of a Defaulting Lender; and (iv) in the case of prepayment of Borrowings maintained as Eurodollar Loans, the Borrower shall reimburse, at the Borrower's sole cost and expense, each Lender's reasonable breakage and redeployment costs, other than on the last day of an Interest Period applicable thereto.

            (b) In the event of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 12.12(b), the Borrower may, upon five Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) repay all Revolving Loans of, together with accrued and unpaid interest, Fees and other amounts owing to, such Lender in accordance with, and subject to the requirements of, said Section 12.12(b) so long as (A) the entire Revolving Commitment of such Lender is terminated concurrently with such repayment pursuant to Section 4.02(b) (at which time Schedule I shall be deemed modified to reflect the changed Revolving Commitments) and (B) the consents required under Section 12.12(b) in connection therewith have been obtained.

            5.02 Mandatory Repayments. (a) (i) On any day on which the sum of the aggregate outstanding principal amount of the Revolving Loans and the Letter of Credit Outstandings exceeds the Total Revolving Commitment as then in effect, the Borrower shall prepay on such day Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Revolving Loans, the aggregate amount of the Letter of Credit Outstandings exceeds the Total Revolving Commitment as then in effect, the Borrower shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash and/or Cash Equivalents to be held as security for all obligations of the Borrower to the Issuing Lender and the Lenders hereunder in a cash collateral account to be established by the Administrative Agent.

            (ii) If on any date the aggregate outstanding principal amount of the Revolving Loans made by a Defaulting Lender exceeds the Revolving Commitment of such Defaulting Lender, the Borrower shall repay principal of Revolving Loans of such Defaulting Lender in an amount equal to such excess.

            (b) With respect to each repayment of Revolving Loans required by this Section 5.02 (including repayments resulting from the reduction of the Total Revolving Commitment pursuant to Section 4.03), the Borrower may designate the Types of Revolving Loans which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, provided that: (i) repayments of Eurodollar Loans pursuant to this Section 5.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans with Interest Periods ending on such date of required repayment and all Base Rate Loans have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of any Revolving Loans made pursuant to a Borrowing shall be applied pro rata among the Lenders which made such Revolving Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

            (c) Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, (i) except as provided in clause (d) below, all then outstanding Revolving Loans shall be repaid in full on the Final Maturity Date and (ii) all then outstanding Revolving Loans shall be repaid in full on the date on which a Change of Control occurs (unless the Required Lenders otherwise agree in writing).

            (d) Subject to Section 2.13, (i) upon the occurrence of the Final Maturity Date and the failure of such Lender (or the Administrative Agent on its behalf) to have received on such date payment in full of the Revolving Loans (and interest and fees thereon) outstanding on such date, (ii) after the occurrence and during the continuance of an Event of Default under Sections 10.01, 10.05 or 10.11 or (iii) after the occurrence and during the continuance of any Event of Default that occurs due to noncompliance with Sections 9.11 through 9.17 and such Event of Default (including if such Event of Default is a Specified Event of Default under and defined in the Amended and Restated Preferred Stock Issuance and Capital Contribution Agreement) shall continue for a period of 30 or more Business Days after notice thereof from the Borrower (each a "Trigger Event"), each Lender shall have the option, at its sole discretion, in accordance with the Amended and Restated Preferred Stock Issuance and Capital Contribution Agreement to convert (the "Conversion Option") all or a portion of such Lender's outstanding Revolving Loans (and accrued and unpaid interest and Fees thereon) into MJD Preferred Stock having a liquidation preference equal to the aggregate principal amount of such Revolving Loans (and interest and Fees thereon accrued and unpaid to the date of conversion).

            (e) To the extent MJD makes an MJD Investment under and as defined in the Amended and Restated Preferred Stock Issuance and Capital Contribution Agreement, the Borrower agrees to issue and sell its common stock of the Borrower to MJD at a price per share to be determined in good faith by the Borrower and MJD, for an aggregate cash purchase price equal to the Capital Contribution Amount (as defined in the Amended and Restated Preferred Stock Issuance and Capital Contribution Agreement). The Borrower also agrees to deliver to MJD on the Notice Date (as defined in the Amended and Restated Preferred Stock Issuance and Capital Contribution Agreement), an Officer's Certificate (with a copy to the Administrative Agent) setting forth the calculations of the Capital Contribution Amount (as defined in the Amended and Restated Preferred Stock Issuance and Capital Contribution Agreement) pursuant to Section 2.1 of the Amended and Restated Preferred Stock Issuance and Capital Contribution Agreement (the "Conversion/Contribution Certificate"), which calculations shall be in substantially similar detail as in a Compliance Certificate, and, if applicable, setting forth the Capital Contribution Amount that may be made by MJD pursuant to the terms of Section 2 of the Amended and Restated Preferred Stock Issuance and Capital Contribution Agreement in order to cure any Specified Events of Default thereunder.

            5.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent for the ratable account of the Lenders entitled thereto, not later than 1:00 P.M. (New York time) on the date when due and shall be made in immediately available funds and in Dollars at the Payment Office, it being understood that written notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 1:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

            5.04 Net Payments. (a) All payments made by the Borrower hereunder and/or under any Revolving Note will be made without setoff, counterclaim or other defense. Except as provided in Section 5.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement and/or under any Revolving Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or therein. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender, in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

            (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the

Borrower and the Administrative Agent on or prior to the Restatement Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 2.13 or 12.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Revolving Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 5.04 Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Revolving Note. In addition, each Lender agrees that from time to time after the Restatement Effective Date, when a lapse of time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, or Form W-8BEN and a Section 5.04 Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Revolving Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 5.04(b). Notwithstanding anything to the contrary contained in Section 5.04(a), but subject to Section 12.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable by it hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 5.04(a) hereof to gross-up payments to be made by it to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 5.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 5.04 and except as set forth in Section 12.04(b), the Borrower agrees to pay any additional amounts and to indemnify each Lender in the manner set forth in Section 5.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Restatement Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

            (c) If the Borrower pays any additional amount under this Section
5.04 to a Lender and such Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid, such Lender shall pay to the Borrower an amount that the Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Lender in such year as a consequence of such refund, reduction or credit.

            SECTION 6.  Conditions Precedent.

            6.01 Conditions Precedent to Restatement Effective Date. The occurrence of the Restatement Effective Date is subject to the satisfaction of each of the following conditions at such time:

            (a) Effectiveness. The parties to this Agreement shall have executed a copy hereof as required by Section 12.10(i).

            (b) Opinion of Counsel. The Administrative Agent shall have received opinions, addressed to the Administrative Agent and each of the Lenders and dated the Restatement Effective Date, from Paul, Hastings, Janofsky & Walker LLP (and/or other counsel reasonably acceptable to the Administrative Agent), special counsel to the Credit Parties, which opinion shall cover the matters contained in Exhibit E hereto and shall be in form and substance reasonably satisfactory to the Administrative Agent.

            (c) Corporate Proceedings. (i) The Administrative Agent shall have received a certificate, dated the Restatement Effective Date, signed by an Authorized Officer of the Borrower in the form of Exhibit F with appropriate insertions and deletions, together with (x) copies of the Company Documents of each Credit Party and (y) the resolutions of each Credit Party referred to in such certificate and all of the foregoing shall be reasonably satisfactory to the Administrative Agent and (z) a statement that all of the applicable conditions set forth in Section 6 have been satisfied as of such date.

            (ii) On the Restatement Effective Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates and any other records of corporate proceedings and governmental approvals, if any, which the Administrative Agent may have reasonably requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

            (d) Plans; etc. On or prior to the Restatement Effective Date, there shall have been made available to the Administrative Agent upon its request:

            (i) all Plans (and for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and other supporting statements, certifications, schedules and information), and for each Plan that is a "single-employer plan," as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor) and any other "employee benefit plans," as defined in Section 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of the Borrower or any of its Subsidiaries or any ERISA Affiliate (provided that the foregoing shall apply in the case of any multiemployer plan, as defined in 4001(a)(3) of ERISA, only to the extent that any document described therein is in the possession of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate or reasonably available thereto from the sponsor or trustee of any such plan);

            (ii) any collective bargaining agreements or any other similar agreement or arrangements covering the employment arrangements of the employees of the Borrower or any of its Subsidiaries;

            (iii) all agreements entered into by the Borrower or any Subsidiary governing the terms and relative rights of its capital stock;

            (iv) any material agreement with respect to the management of the Borrower or any of its Subsidiaries;

            (v) any material employment agreements entered into by the Borrower or any of its Subsidiaries; and

            (vi) any tax sharing, tax allocation and other similar agreements entered into by the Borrower and/or any of its Subsidiaries with any entity not a Credit Party;

with all of the foregoing to be reasonably satisfactory to the Administrative Agent.

            (e) Adverse Change, etc. Since December 31, 1998, nothing shall have occurred, and the Administrative Agent shall have become aware of no facts or conditions not previously known, which the Administrative Agent shall reasonably determine (i) has had, or is reasonably likely to have, a material adverse effect on the rights or remedies of the Lenders or the Administrative Agent hereunder or under any other Credit Document, or on the ability of the Credit Parties taken as a whole or MJD to perform their respective obligations under the Credit Documents or (ii) has had or is reasonably likely to have a Material Adverse Effect.

            (f) Litigation. There shall be no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened in writing against any Credit Party (a) with respect to (i) this Agreement or any other Credit Document or (ii) the Existing Credit Agreement or any other Existing Credit Document or (b) which the Administrative Agent shall reasonably determine has had or is reasonably likely to have (i) a Material Adverse Effect or (ii) a material adverse effect on the rights or remedies of the Lenders or the Administrative Agent hereunder or under any other Credit Document or on the ability of the Credit Parties taken as a whole or MJD to perform their respective obligations under the Credit Documents.

            (g) Approvals. Except as set forth in Annex XI, all necessary material governmental and third party approvals in connection with the Credit Documents (including, without limitation, all necessary material approvals required by the FCC and the applicable PUCs) required to be obtained by any Credit Party shall have been obtained and remain in effect.

            (h) Amended and Restated Subsidiary Guaranty. On the Restatement Effective Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered an Amended and Restated Subsidiary Guaranty in the form of Exhibit G hereto (as modified, amended, amended and restated or supplemented from time to time in accordance with the terms hereof and thereof, the "Amended and Restated Subsidiary Guaranty"), and the Amended and Restated Subsidiary Guaranty shall be in full force and effect.

            (i) Amended and Restated Pledge Agreement. On the Restatement Effective Date, each Credit Party (other than MJD) shall have duly authorized, executed and delivered an Amended Pledge Agreement in the form of Exhibit H (as modified, amended, amended and restated or supplemented from time to time in accordance with the terms thereof and hereof, the "Amended and Restated Pledge Agreement") and shall have delivered to the Collateral Agent, as pledgee thereunder, all of the certificates representing the Pledged Securities owned by such Persons, endorsed in blank or accompanied by executed and undated stock powers, and the Amended and Restated Pledge Agreement shall be in full force and effect.

            (j) Amended and Restated Security Agreement. On the Restatement Effective Date, each Credit Party (other than MJD) shall have duly authorized, executed and delivered the Amended and Restated Security Agreement in the form of Exhibit I (as modified, supplemented or amended from time to time, the "Amended and Restated Security Agreement") covering all of such Credit Party's present and future Security Agreement Collateral, together with:

            (i) proper Financing Statements (Form UCC-1 or the equivalent) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Amended and Restated Security Agreement;

            (ii) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements that name any Credit Party (other than MJD) or any of its Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause (i) above, together with copies of such other financing statements that name any Credit Party (other than MJD) or any of its Subsidiaries as debtor (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or in respect of which the Collateral Agent shall have received termination statements (Form UCC-3 or the equivalent) as shall be required by local law fully executed for filing);

            (iii) evidence of the completion of all other recordings and filings of, or with respect to, the Amended and Restated Security Agreement as may be necessary to perfect the security interests intended to be created by the Amended and Restated Security Agreement; and

            (iv) evidence that all other actions necessary to perfect and protect the security interests purported to be created by the Amended and Restated Security Agreement have been taken.

            (k) Solvency. The Borrower shall have delivered to the Administrative Agent, a solvency certificate, dated the Restatement Effective Date and in the form of Exhibit J hereto which solvency certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall set forth the conclusions that, after giving effect to the entering into of the Credit Documents, the Borrower and its Subsidiaries taken as a whole, is not insolvent, will not be rendered insolvent by the indebtedness incurred in connection therewith, will not be left with unreasonably small capital with which to engage in their business and will not have incurred debts beyond their ability to pay debts as they mature.

            (l) Insurance. The Borrower shall have delivered to the Administrative Agent, on or before the Restatement Effective Date updated certificates of insurance complying with the requirements of Section 8.03 for the business and properties of the Borrower and its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent and naming the Collateral Agent as an additional insured and as loss payee, and stating that such insurance shall not be cancelled without at least 30 days prior written notice by the insurer to the Collateral Agent (or such shorter period of time as a particular insurance company generally provides).

            (m) Existing Credit Agreement. (i) On the Restatement Effective Date, (A) each Existing Lender shall have surrendered to the Administrative Agent for cancellation any promissory notes issued to it pursuant to the Existing Credit Agreement in respect of its Existing Revolving Loans and (B) the Borrower shall have paid all interest owing under the Existing Credit Agreement through the Restatement Effective Date (whether or not due and payable at such time under the Existing Credit Agreement, other than interest on Existing Revolving Loans converted into Revolving Loans on the Restatement Effective
Date).

            (ii) If on the Restatement Effective Date, the aggregate amount of Consolidated Cash Equity contributed to the Borrower by MJD under paragraph (p) below is less than $75,000,000, the Borrower shall repay on such date all of the principal of Existing Revolving Loans outstanding on such date, if any.

            (n) Amended and Restated Preferred Stock Issuance and Capital Contribution Agreement. MJD shall have duly authorized, executed and delivered an agreement (the "Amended and Restated Preferred Stock Issuance and Capital Contribution Agreement") in the form of Exhibit K hereto and such Amended and Restated Preferred Stock Issuance and Capital Contribution Agreement shall be in full force and effect.

            (o) Amended and Restated Tax Sharing Agreement. On the Restatement Effective Date, the Borrower, the Unrestricted Subsidiary and MJD shall have duly authorized, executed and delivered the Amended and Restated Tax Sharing Agreement in the form of Exhibit L (as amended, modified or supplemented from time to time, the "Amended and Restated Tax Sharing Agreement").

            (p) MJD Equity Infusion. On or before the Restatement Effective Date, the Borrower shall have received from MJD at least $50,000,000 of Consolidated Cash Equity on terms and conditions reasonably satisfactory to the Administrative Agent.

            (q) Fees. The Borrower shall have paid to the Administrative Agent and the Lenders all Fees and expenses agreed upon by such parties to be paid on or prior to the Restatement Effective Date (for which, in the case of legal fees and expenses, the Borrower shall have received in advance a written invoice in reasonable detail).

            6.02 Conditions Precedent to all Credit Events. The obligation of each Lender to make or maintain Revolving Loans and the obligation of the Issuing Lender to issue Letters of Credit (other than Existing Letters of Credit) are subject, at the time of the making of each such Credit Event (including on the Restatement Effective Date to the extent that there is a Credit Event on such date), to the satisfaction of the following conditions:

            (a) Notice of Borrowing; Letter of Credit Request. The Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.03 or a Letter of Credit Request meeting the requirements of 3.03, as the case may be.

            (b) No Default; Representations and Warranties. At the time of each Credit Event and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date.

            (c) MJD Equity Infusion. At the time of such Credit Event (other than the issuance of any Letter of Credit), the Borrower shall have received from MJD Consolidated Cash Equity (including amounts received under Section 6.01(p)) of at least $75,000,000 on terms and conditions reasonably satisfactory to the Administrative Agent.

            The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrower that all of the applicable conditions specified in Section 6.01 (in the case of Credit Events on the Restatement Effective Date), and/or 6.02 (in the case of all Credit Events), as the case may be, have been satisfied as of that time. All of the certificates, legal opinions and other documents and papers referred to in Sections 6.01 and 6.02, unless otherwise specified, shall be delivered to the Administrative Agent for the benefit of each of the Lenders and shall be reasonably satisfactory in form and substance to the Administrative Agent.

            SECTION 7. Representations, Warranties and Agreements. In order to induce the Lenders to enter into this Agreement and to make the Revolving Loans and the Issuing Lenders to issue Letters of Credit, the Borrower makes the following representations and warranties to, and agreements with, the Lenders (with such representations, warranties and agreements with respect to MJD made by the Borrower to the best of its knowledge), all of which shall survive the execution and delivery of this Agreement and the making of the Revolving Loans and issuance of Letters of Credit:

            7.01 Company Status. Each of the Borrower and its Subsidiaries (i) is a duly organized and validly existing Company and is in good standing, in each case under the laws of the jurisdiction of its organization and has the Company power and authority to own its property and assets and to transact the business in which it is engaged and (ii) is duly qualified and is authorized to do business and, to the extent relevant, is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified, authorized or in good standing would be reasonably likely to have a Material Adverse Effect.

            7.02 Company Power and Authority. Each Credit Party has the Company power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and general equitable principles (regardless of whether enforcement is sought in equity or at law).

             7.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party nor compliance with the terms and provisions thereof, (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality known by it to be applicable to it, (ii) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust or other material agreement (including the MJD Credit Agreement) or instrument to which such Credit Party or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) will violate any provision of the Company Documents of such Credit Party or any of its Subsidiaries.

            7.04 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened in writing against any Credit Party or any of its Subsidiaries (i) that have had, or that are reasonably likely to have, a Material Adverse Effect or (ii) that have, or that are reasonably likely to have had, a material adverse effect on the rights or remedies of the Lenders or on the ability of the Credit Parties taken as a whole or MJD to perform their respective obligations under the Credit Documents.

            7.05 Use of Proceeds; Margin Regulations. (a) The proceeds of Revolving Loans and Letters of Credit shall be used for working capital and capital expenditure requirements of the Borrower and its Subsidiaries and to pay fees and expenses incurred in connection with the Credit Documents.

            (b) Neither the making of any Revolving Loan hereunder, nor the use of the proceeds thereof, will violate the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System and no part of the proceeds of any Revolving Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.

            7.06 Governmental Approvals. Except for such consents, approvals and filings as have been obtained or made on or prior to the Restatement Effective Date and remain in full force and effect, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority (including, without limitation, the FCC and applicable PUCs), or any subdivision thereof, is required of any Credit Party to authorize or is required of any Credit Party in connection with (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect on or enforceability against any Credit Party of any Credit Document.

            7.07 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            7.08 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            7.09 True Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Administrative Agent for purposes of or in connection with this Agreement, or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any Credit Party in writing to the Lenders hereunder will be, true and accurate in all material respects on the date as of which such information is dated or certified. The projections and pro forma financial information contained in such materials are based on good faith estimates and assumptions believed by the Borrower to be reasonable at the time made (it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and that such assumptions and estimates may prove to be inaccurate).

            7.10 Financial Condition; Financial Statements. (a) On and as of the Restatement Effective Date, on a pro forma basis after giving effect to all Indebtedness incurred, and to be incurred (including, without limitation, the Revolving Loans or Letters of Credit and the application of the proceeds thereof), and Liens created, and to be created, by each Credit Party in connection therewith, (x) the fair valuation of all of the tangible and intangible assets of the Borrower and its Subsidiaries (on a consolidated basis) will exceed their debts, (y) the Borrower and its Subsidiaries will not have incurred or intended to incur debts beyond their ability to pay such debts as such debts mature and (z) the Borrower and its Subsidiaries will not have unreasonably small capital with which to conduct their business. For purposes of this Section 7.10, "debt" means any liability on a claim, and "claim" means (i) the right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) the right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

            (b) The consolidated statement of operations of the Borrower for the twelve months ending December 31, 1999 and the consolidated balance sheet of the Borrower as of December 31, 1999, copies of which have heretofore been furnished to each Lender, fairly present the consolidated financial condition of the Borrower as at the dates thereof. Nothing has occurred since December 31, 1998 that has had or is reasonably likely to have a Material Adverse Effect.

            (c) Except as reflected in the financial statements described in
Section 7.10(b) or in the footnotes thereto, there were as of the Restatement Effective Date no liabilities or obligations with respect to the Borrower or any of its Subsidiaries required in accordance with GAAP to be disclosed in such financial statements of a nature (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, is reasonably likely to be material to the Borrower and its Subsidiaries taken as a whole, except as incurred in the ordinary course of business consistent with past practices.

            7.11 The Security Documents. (a) The provisions of the Amended and Restated Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in the Security Agreement Collateral described therein to the extent that a security interest can be created therein under the UCC, and the Collateral Agent, for the benefit of the Secured Creditors, has a fully perfected first lien on, and security interest in, all right, title and interest of the Credit Parties in all of the Security Agreement Collateral described therein (to the extent such security interest can be perfected by filing a UCC-1 financing statement or, to the extent required by the Amended and Restated Security Agreement, by taking possession of the respective Security Agreement Collateral), subject to no other Liens other than Permitted Liens. In addition, the recordation of the Grant of Security Interest in U.S. Patents and Trademarks in the form attached to the Amended and Restated Security Agreement in the United States Patent and Trademark Office, together with filings on Form UCC-1 made pursuant to the Amended and Restated Security Agreement, will create, as may be perfected by such filing and recordation, a perfected security interest in the United States trademarks and patents covered by the Amended and Restated Security Agreement and specifically identified in such Grant and the recordation of the Grant of Security Interest in U.S. Copyrights in the form attached to the Amended and Restated Security Agreement with the United States Copyright Office, together with filings on Form UCC-1 made pursuant to the Amended and Restated Security Agreement, will create, as may be perfected by such filing and recordation, a perfected security interest in the United States copyrights covered by the Amended and Restated Security Agreement and specifically identified in such Grant.

            (b) The security interests created in favor of the Collateral Agent, as pledgee, for the benefit of the Secured Creditors, under the Amended and Restated Pledge Agreement constitute perfected security interests in the Pledge Agreement Collateral described therein, subject to no security interests of any other Person. Except to the extent made on or prior to the Restatement Effective Date, no filings or recordings are required to perfect (or maintain the perfection of) the security interests created in the Pledge Agreement Collateral.

            7.12 Tax Returns and Payments. Each of the Borrower and its Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, except for those contested in good faith and adequately disclosed and fully provided for on the financial statements of the Borrower and its Subsidiaries if and to the extent required by GAAP. Each of the Borrower and its Subsidiaries has at all times paid, or has provided adequate reserves (in the good faith judgment of the management of the Borrower) for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years which are still open for audit and for the current fiscal year to date. There is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Borrower, threatened in writing by any authority regarding any taxes owing by the Borrower or any of its Subsidiaries which is reasonably likely to have a Material Adverse Effect.

            7.13 Compliance with ERISA. (i) Annex III sets forth each Plan and Multiemployer Plan; (ii) except as set forth on Annex III, each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code; each Plan which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Section 401(a) of the Code; except as set forth on Annex III, no Reportable Event has occurred with respect to a Plan; to the knowledge of the Borrower, no Multiemployer Plan is insolvent or in reorganization; except as set forth on Annex III, no Plan has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans, exceeds $750,000; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan or a Multiemployer Plan have been timely made; neither the Borrower nor any Subsidiary nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan or a Multiemployer Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971
or 4975 of the Code or reasonably expects to incur any such liability under any of the foregoing sections with respect to any Plan or any Multiemployer Plan; no condition exists which presents a material risk to the Borrower or any Subsidiary or any ERISA Affiliate of incurring a material liability to or on account of a Plan or, to the knowledge of the Borrower, of any Multiemployer Plan pursuant to the foregoing provisions of ERISA and the Code; except as set forth on Annex III, no proceedings have been instituted to terminate or appoint a trustee to administer any Plan; except as would not result in any material liability, no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, or to the best knowledge of the Borrower expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower and its Subsidiaries and its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Revolving Loan incurrence, would not exceed $15,000; except as would not result in a material liability, each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any Subsidiary or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary or any ERISA Affiliate exists or is reasonably likely to arise on account of any Plan; and the Borrower and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan the obligations with respect to which could reasonably be expected to have a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement.

            7.14 Subsidiaries. On and as of the Restatement Effective Date the Borrower has no Subsidiaries other than those Subsidiaries listed on Annex IV, which correctly sets forth, as of the Restatement Effective Date, the percentage ownership (direct and indirect) of the Borrower in each class of capital stock of each of its Subsidiaries and also identifies the direct owner thereof.

            7.15 Intellectual Property. Each of the Borrower and its Subsidiaries owns or holds a valid transferable license to use all the patents, trademarks, service marks, trade names, technology, know-how, copyrights, licenses, franchises and formulas or rights with respect to the foregoing, that are used in the operation of the business of the Borrower or such Subsidiary as presently conducted and are material to such business where the failure to own or hold a valid license is reasonably likely to have a Material Adverse Effect.

            7.16 Environmental Matters. Each of the Borrower and its Subsidiaries is in material compliance with all applicable Environmental Laws governing its business for which failure to comply is reasonably likely to have a Material Adverse Effect, and neither the Borrower nor any of its Subsidiaries is liable for any material penalties, fines or forfeitures for failure to comply with any of the foregoing in the manner set forth above. All licenses, permits, registrations or approvals required for the business of the Borrower and each of its Subsidiaries under any Environmental Law have been secured and each of the Borrower and its Subsidiaries is in substantial compliance therewith, except such licenses, permits, registrations or approvals the failure to secure or to comply therewith is not reasonably likely to have a Material Adverse Effect. There are no Environmental Claims pending or, to the knowledge of the Borrower threatened in writing, against the Borrower or any of its Subsidiaries wherein any decision, ruling or finding would be reasonably likely to have a Material Adverse Effect.

            7.17 Labor Relations. No Credit Party is engaged in any unfair labor practice that is reasonably likely to have a Material Adverse Effect. There is
(i) no unfair labor practice complaint pending against any Credit Party or, to the Borrower's knowledge, threatened in writing against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against any Credit Party or, to the Borrower's knowledge, threatened in writing against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against any Credit Party or, to the Borrower's knowledge, threatened in writing against any Credit Party and (iii) no union representation question, to the Borrower's knowledge, existing with respect to the employees of any Credit Party and no union organizing activities, to the Borrower's knowledge, are taking place, except with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate, such as is not reasonably likely to have a Material Adverse Effect.

            7.18 Compliance with Statutes, etc. Each of the Borrower and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such non-compliance as has not had, and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

            7.19 Indebtedness. Annex V sets forth a true and complete list of all Indebtedness (including Contingent Obligations) of the Borrower and its Subsidiaries as of the Restatement Effective Date and which is to remain outstanding after giving effect to the entering into of the Credit Documents (excluding the Revolving Loans and the Letters of Credit, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any Credit Party or any of its Subsidiaries which directly or indirectly guarantees such debt.

            7.20 Insurance. Annex VI sets forth a true and complete listing of all insurance maintained by the Borrower and its Subsidiaries as of the Restatement Effective Date, and with the amounts insured (and any deductibles) set forth therein.

            7.21 Year 2000. The Year 2000 date change has not resulted in the disruption of either the Borrower's and its Subsidiaries' (i) Information Systems and Equipment, (ii) operations or business systems or (iii) to the Borrower's and its Subsidiaries' knowledge, to the operations or business systems of the Borrower's major vendors, customers, suppliers and counterparties. Neither the Borrower nor its Subsidiaries has reason to believe that liabilities and expenditures related to the Year 2000 date-change (including, without limitation, costs caused by reprogramming errors, the failure of others' systems or equipment, and the potential liability, if any, of the Borrower or its Subsidiaries for Year 2000 related costs incurred or disruption experienced by others) will (x) result in a Default or an Event of Default or (y) result in a Material Adverse Effect.

            SECTION 8. Affirmative Covenants. The Borrower hereby covenants and agrees that until the Total Revolving Commitment and all Letters of Credit have terminated, no Revolving Notes are outstanding and the Revolving Loans and Unpaid Drawings, together with interest, Fees and all other Obligations (other than any indemnities described in Section 12.13 which are not then owing) incurred hereunder, are paid in full:

            8.01 Information Covenants. The Borrower will furnish to each
Lender:

            (a) Annual Financial Statements. Within 90 days after the close of each fiscal year of the Borrower, the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries, as at the end of such fiscal year and the related consolidated and consolidating statements of operations and of cash flows for such fiscal year, and in each case setting forth comparative consolidated and consolidating figures for the preceding fiscal year, and (x) in the case of consolidated statements, examined by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit and as to the status of the Borrower as a going concern or (y) in the case of consolidating statements, certified by the chief financial officer of the Borrower, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, no Default or Event of Default which has occurred and is continuing has come to their attention or, if such a Default or Event of Default has come to their attention a statement as to the nature thereof.

            (b) Quarterly Financial Statements. Within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year commencing March 31, 2000, the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries, as at the end of such quarterly period and the related consolidated and consolidating statements of operations and of cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and in each case setting forth comparative consolidated and consolidating figures for the related periods in the prior fiscal year, all of which shall be in reasonable detail and certified by the chief financial officer or vice president of finance of the Borrower, subject to changes resulting from audit and normal year-end audit adjustments.

            (c) Monthly Reports. Commencing March 31, 2000 during Phase I, within 45 days after the end of each monthly accounting period (other than the last monthly accounting period in any fiscal year), the internally prepared consolidating income statements and operating statistics report of the Borrower and its Subsidiaries for such period, setting forth in the consolidating income statements, the budgeted figures for such months and the variance, if any, between the budgeted amounts and actual amounts, all of which shall be certified by the chief financial officer or vice president of finance of the Borrower subject to changes resulting from audit and normal year-end audit adjustments.

            (d) Budgets; etc. Not more than 30 days after the commencement of each fiscal year of the Borrower ending after December 31, 1999, consolidated and consolidating budgets of the Borrower and its Subsidiaries in reasonable detail for each of the twelve months of such fiscal year as customarily prepared by management for its internal use setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based. Together with each delivery of consolidated financial statements pursuant to Sections 8.01(a), (b) and (c), a comparison of the current year-to-date consolidated financial results for the Borrower against the consolidated budget of the Borrower required to be submitted pursuant to this clause (d) shall be presented.

            (e) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 8.01(a) and (b), a Compliance Certificate of the chief financial officer, vice president of finance or other Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate in the case of the certificate delivered pursuant to Sections 8.01(a) and (b), shall set forth the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 9.11 through 9.17, inclusive, as at the end of such period.

            (f) Notice of Default or Litigation. Promptly, and in any event within five Business Days after any officer of the Borrower obtains knowledge thereof, notice of (x) the occurrence of any event which constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto and (y) the commencement of, or any significant adverse development in, any litigation or governmental proceeding pending against the Borrower or any of its Subsidiaries which has had or is reasonably likely to have a Material Adverse Effect or has had or is reasonably likely to have a material adverse effect on the ability of the Credit Parties to perform their obligations under the Credit Documents.

            (g) Other Information. Promptly upon transmission thereof, copies of any filings and registrations with, and reports to, the Securities and Exchange Commission or any successor thereto (the "SEC") by the Borrower or any of its Subsidiaries, and with reasonable promptness, such other information or documents (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of the Required Lenders may reasonably request from time to time.

            8.02 Books, Records and Inspections. The Borrower will, and will cause its Subsidiaries to, permit, upon reasonable notice to the chief financial officer, vice president of finance or any other Authorized Officer of the Borrower, officers and designated representatives of the Administrative Agent or the Required Lenders to visit and inspect any of the properties or assets of the Borrower and any of its Subsidiaries in their possession and to examine the books of account of the Borrower and any of its Subsidiaries and discuss the affairs, finances and accounts of the Borrower and of any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals during normal business hours and to such reasonable extent as the Administrative Agent or the Required Lenders may desire.

            8.03 Insurance. The Borrower will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance with reputable and solvent insurers in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice. The Borrower will, and will cause each of its Subsidiaries to, furnish to the Administrative Agent on the Restatement Effective Date and thereafter annually, upon request of the Administrative Agent, a summary of the insurance carried.

            8.04 Payment of Taxes. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, would become a Lien or charge upon any material properties of the Borrower or any of its Subsidiaries, provided that neither the Borrower nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of the Borrower) with respect thereto in accordance with GAAP.

            8.05 Corporate Franchises. The Borrower will do, and will cause each Subsidiary to do, or cause to be done, all things reasonably necessary to preserve and keep in full force and effect its existence and to preserve its material rights and franchises, other than those the failure to preserve which could not reasonably be expected to have a Material Adverse Effect, provided that any transaction permitted by Section 9.02 or conducted in compliance with
Section 4.03(b) will not constitute a breach of this Section 8.05.

            8.06 Compliance with Statutes, etc. The Borrower will, and will cause each Subsidiary to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign (including all Environmental Laws), in respect of the conduct of its business and the ownership of its property other than those the non-compliance with which is not reasonably likely to have a Material Adverse Effect or have a material adverse effect on the ability of the Credit Parties to perform their obligations under the Credit Documents.

            8.07 ERISA. As soon as possible and, in any event, within 10 days after the Borrower knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each of the Lenders a certificate of the chief financial officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, any Subsidiary or any ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, any Subsidiary, any ERISA Affiliate, the PBGC, a Plan or Multiemployer Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered to the Lender a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in
Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection
 .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is
reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may reasonably be expected to be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Multiemployer Plan has not been timely made; that a Plan or Multiemployer Plan has been or may be reasonably be expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans, exceeds the aggregate amount of such Unfunded Current Liabilities that existed on the Restatement Effective Date by $100,000; that proceedings may reasonably be expected to be or have been instituted to terminate or appoint a trustee to administer a Plan; that a proceeding has been instituted pursuant to
Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan; that the Borrower, except as set forth on Annex III any Subsidiary or any ERISA Affiliate will or may reasonably be expected to incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan or Multiemployer Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or
Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under
Section 4980B of the Code; or that the Borrower or any Subsidiary may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan in addition to the liability that existed on the Restatement Effective Date pursuant to any such plan or plans. Upon request by any Lender, the Borrower will deliver to such Lender a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of any records, documents or other information required to be furnished to the PBGC (other than any

PBGC Form 1), and any material notices received by the Borrower, any Subsidiary or any ERISA Affiliate with respect to any Plan or Multiemployer Plan shall be delivered to the Lender no later than 10 days after the date such records, documents and/or information has been furnished to the PBGC or such notice has been received by the Borrower, the Subsidiary or the ERISA Affiliate, as applicable.

            8.08 Good Repair. The Borrower will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment used or useful in its business are kept in good repair, working order and condition, normal wear and tear excepted, and, subject to Section 9.05, that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.

            8.09 End of Fiscal Years; Fiscal Quarters. The Borrower will, for financial reporting purposes, cause (i) each of its, and each of its Subsidiaries', fiscal years and fourth fiscal quarters to end on December 31 of each year and (ii) each of its, and each of its Subsidiaries', first three fiscal quarters to end on the last day of March, June and September of each year.

            8.10 Approvals. The Borrower will use reasonable best efforts to obtain as promptly as practicable after (i) the Restatement Effective Date, the approvals set forth in Annex XI and (ii) the consummation of any Permitted Acquisition, any approvals not obtained on or prior to the date of the consummation of such Permitted Acquisition, provided that (x) it shall not be a default under this Section 8.10 if the Borrower fails to obtain any such approval, after having used reasonable best efforts to obtain same and (y) the Borrower may cease to seek to obtain any such approvals if it has been advised by counsel or the applicable governmental agency that it will not, or is not reasonably likely to, obtain such approval, provided further, that, in the event the Borrower is able to obtain any approval required to be obtained in accordance with the terms above, the Borrower shall use reasonable best efforts to obtain as promptly as practicable after receipt of such approval, an opinion of local counsel reasonably satisfactory to the Administrative Agent covering the regulatory aspects of the respective Permitted Acquisition, which opinion shall be in form and substance reasonably satisfactory to the Administrative Agent.

            SECTION 9. Negative Covenants. The Borrower hereby covenants and agrees that until the Total Revolving Commitment and all Letters of Credit have terminated, no Revolving Notes are outstanding and the Revolving Loans and, Unpaid Drawings, together with interest, Fees and all other Obligations (other than any indemnities described in Section 12.13 which are not then owing) incurred hereunder, are paid in full:

            9.01 Business. The Borrower and its Subsidiaries shall engage only in business operations which shall permit them to qualify as CLEC companies under and as declared in the MJD Credit Agreement. The Borrower will not permit at any time the business activities taken as a whole conducted by the Borrower and its Subsidiaries to be materially different from the business activities taken as a whole (including incidental activities) conducted by the Borrower and its Subsidiaries on the Restatement Effective Date and businesses reasonably related thereto (the "Business").

            9.02 Consolidation, Merger, Sale or Purchase of Assets, etc. The Borrower will not, and will not permit any Subsidiary to, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets (other than inventory or obsolete equipment or excess equipment no longer needed in the conduct of the business in the ordinary course of business) or purchase, lease or otherwise acquire all or any part of the property or assets of any Person (other than purchases or other acquisitions of inventory, leases, materials and equipment in the ordinary course of business) or agree to do any of the foregoing at any future time without a contingency relating to obtaining any required approval hereunder, except that the following shall be permitted:

            (a) (i) any Subsidiary may be merged or consolidated with or into, or be liquidated into, the Borrower or a Subsidiary Guarantor (so long as the Borrower or such Subsidiary Guarantor is the surviving corporation), or all or any part of its business, properties and assets may be conveyed, sold or transferred to the Borrower or any Subsidiary Guarantor, provided that neither the Borrower nor any Subsidiary Guarantor may be a party to any merger, consolidation or liquidation otherwise permitted by this clause (a) (i) involving a Person that is not a Subsidiary except in connection with a Permitted Acquisition and (ii) any Subsidiary that is not a Subsidiary Guarantor may be merged or consolidated with or into, or convey, sell or transfer its assets to, another Subsidiary that is not a Subsidiary Guarantor, provided that if the stock of either such Person was pledged pursuant to the Amended and Restated Pledge Agreement the stock of the surviving entity or the transferee entity, as the case may be, shall also be pledged pursuant to a Amended and Restated Pledge Agreement;

            (b) capital expenditures to the extent within the limitations set forth in Section 9.05 hereof;

            (c) the investments, acquisitions and transfers or dispositions of properties permitted pursuant to Section 9.06;

            (d) each of the Borrower and any Subsidiary may lease (as lessee) real or personal property in the ordinary course of business (so long as such lease does not create a Capitalized Lease Obligation not otherwise permitted by Section 9.04(c));

            (e) licenses or sublicenses by the Borrower and its Subsidiaries of intellectual property in the ordinary course of business, provided, that such licenses or sublicenses shall not interfere with the business of the Borrower or any Subsidiary;

            (f) Asset Sales to the extent that the aggregate Net Cash Proceeds received from all such sales and dispositions permitted by this clause (f) shall not exceed $3,000,000 in the aggregate and $1,000,000 in any fiscal year of the Borrower, provided that (x) each such sale or disposition pursuant to this clause (f) shall be in an amount at least equal to the fair market value thereof and for proceeds consisting of at least 85% cash and (y) the Net Cash Proceeds of any such sale are applied to repay the Revolving Loans or reinvested in Replacement Assets to the extent required by Section 4.03(b), provided further that the sale or disposition of the capital stock of any Subsidiary of the Borrower pursuant to this clause (f) shall be prohibited unless it is for all of the outstanding capital stock of such Subsidiary owned by the Borrower and its Subsidiaries;

            (g) leases and subleases permitted under Section 9.03(d) and (g);

            (h) Asset Sales pursuant to the Comdisco Sale and Leaseback Transaction, so long as the cash proceeds thereof (net of any amounts that Comdisco will retain to be used to reduce the principal obligations of the Borrower in connection with the Comdisco Sale and Leaseback Transaction) are used to repay the outstanding principal amount of Revolving Loans (without a reduction in the Total Revolving Commitment); and

            (i)  Permitted Acquisitions.

            9.03 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any such Subsidiary whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to the Borrower or any of its Subsidiaries) or assign any right to receive income, except:

            (a) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established;

            (b) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

            (c) Liens created by or pursuant to this Agreement or the other Credit Documents;

            (d) Liens created pursuant to Capital Leases in respect of Capitalized Lease Obligations permitted by Section 9.04(c);

            (e) Liens arising from judgments, decrees or attachments and Liens securing appeal bonds arising from judgments, in each case in circumstances not constituting an Event of Default under Section 10.10;

            (f) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

            (g) leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries;

            (h) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

            (i) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business and statutory and common law landlords' liens under leases to which the Borrower or any of its Subsidiaries is a party;

            (j) purchase money Liens securing payables arising from the purchase by the Borrower or any Subsidiary Guarantor of any equipment or goods in the ordinary course of business, provided that such payables shall not constitute Indebtedness;

            (k) any interest or title of a lessor under any lease permitted by this Agreement;

            (l) Liens in existence on, and which are to continue in effect after, the Restatement Effective Date which are listed, and the property subject thereto described in, Annex VII, plus extensions and renewals of such Liens, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase (other than interest and fees to be financed in connection with such Indebtedness) from that amount outstanding at the time of any such extension or renewal and (y) any such extension or renewal does not encumber any additional assets or properties of the Borrower or any of its Subsidiaries;

            (m) Liens arising pursuant to purchase money mortgages or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 90 days after the respective purchase) of assets acquired by the Borrower or any Subsidiary after the Restatement Effective Date, provided that (x) any such Liens attach only to the assets so acquired, (y) the Indebtedness secured by any such Lien does not exceed 100%, nor is less than 70%, of the lesser of the fair market value or purchase price of the property being purchased at the time of the incurrence of such Indebtedness and (z) all Indebtedness secured by Liens created pursuant to this clause (m) shall not exceed $4,000,000 at any time outstanding; and

            (n) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Person in existence at the time such Person is acquired pursuant to a Permitted Acquisition, in each case securing Permitted Acquired Debt, provided that (x) such Liens do not attach to the capital stock of any Subsidiary of the Borrower and (y) such Liens existed prior to, and were not incurred in contemplation of, such Permitted Acquisition and do not attach to any other asset of the Borrower or any of its Subsidiaries.

            9.04 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

            (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

            (b) Indebtedness owing by (i) any Subsidiary Guarantor to another Subsidiary Guarantor or the Borrower, (ii) the Borrower to any Subsidiary Guarantor, (iii) any Subsidiary that is not a Subsidiary Guarantor to any other Subsidiary that is not a Subsidiary Guarantor, (iv) the Borrower or any Subsidiary Guarantor to any Subsidiary that is not a Subsidiary Guarantor, so long as such Indebtedness is subordinated to the Obligations on a basis satisfactory to the Administrative Agent and/or (v) any Subsidiary that is not a Subsidiary Guarantor to the Borrower and/or a Subsidiary Guarantor, so long as such Indebtedness constitutes a senior obligation and is evidenced by an intercompany note (which may be a grid note) pledged to the Collateral Agent pursuant to the Amended and Restated Pledge Agreement;

            (c) Capitalized Lease Obligations, provided that the aggregate Capitalized Lease Obligations outstanding at any time under all Capital Leases entered into shall not exceed $10,000,000;

            (d) Indebtedness under Interest Rate Agreements entered into with respect to Indebtedness under this Agreement and other Indebtedness permitted under this Section 9.04, provided that management of the Borrower or such Subsidiary as the case may be, has determined in good faith that the entering into such Agreements are bona fide hedging activities and are not for speculative purposes;

            (e) Indebtedness incurred pursuant to purchase money mortgages permitted by Section 9.03(m);

            (f) Existing Indebtedness, without giving effect to any subsequent extension, renewal or refinancing thereof, except as permitted pursuant to clause (i) below;

            (g) Indebtedness of the Borrower or any of its Subsidiaries which may be deemed to exist in connection with agreements providing for indemnification, purchase price adjustments and similar obligations in connection with Permitted Acquisitions, or sales of assets permitted by this Agreement (so long as any such obligations are those of the Person making the respective acquisition or sale, and are not guaranteed by any other Person, other than the Borrower or any of its Subsidiaries);

            (h) Permitted Acquired Debt;

            (i) Permitted Refinancing Indebtedness, so long as no Default or Event of Default is in existence at the time of the incurrence thereof and immediately after giving effect thereto;

            (j) Permitted Subordinated Debt, so long as no Default or Event of Default is in existence at the time of the incurrence thereof and immediately after giving effect thereto; and

            (k) additional unsecured Indebtedness of the Borrower and the Subsidiary Guarantors not to exceed an aggregate outstanding principal amount of $5,000,000 at any time.

            9.05 Capital Expenditures. (a) During Phase I, the Borrower will not, and will not permit any of its Subsidiaries to, make any Consolidated Capital Expenditures, except that during Phase I during any period of the Borrower set forth below (taken as one accounting period), the Borrower and its Subsidiaries may make Consolidated Capital Expenditures so long as the aggregate amount of all such Consolidated Capital Expenditures does not exceed in any period set forth below the amount set forth opposite such period below:

            Period                                      Amount
            ------                                      ------
            Fiscal year ending
            December 31, 2000                         $91,397,000
            Fiscal year ending
            December 31, 2001                         $75,714,000
            Fiscal year ending
            December 31, 2002                         $46,746,000
            6 months ending
            June 30, 2003                             $68,475,000

            (b) In the event that the maximum amount which is permitted to be expended in respect of Consolidated Capital Expenditures during any fiscal year pursuant to Section 9.05(a) (without giving effect to this clause (b)) is not fully expended during such fiscal year, the maximum amount which may be expended during the immediately succeeding fiscal year pursuant to Section 9.05(a) shall be increased by such unutilized amount.

            9.06 Advances, Investments and Loans. The Borrower will not, and will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to any Person, except:

            (a) the Borrower or any Subsidiary may invest in cash and Cash Equivalents;

            (b) the Borrower and any Subsidiary may acquire and hold receivables owing to them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms and/or reasonable extensions thereof;

            (c) loans and advances to officers, directors and employees in the ordinary course of business (x) for relocation purposes and/or the purchase from the Borrower of the capital stock (or options or warrants relating thereto) of the Borrower and (y) otherwise in an aggregate principal amount not to exceed $1,000,000 at any time outstanding shall be permitted;

            (d) the Borrower and each Subsidiary may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

            (e) Interest Rate Agreements entered into with respect to Indebtedness under this Agreement and other Indebtedness permitted under
      Section 9.04, provided that management of the Borrower or such Subsidiary as the case may be, has determined in good faith that entering into such Agreements are bona fide hedging activities and are not for speculative purposes.

            (f) advances, loans and investments in existence on the Restatement Effective Date and listed on Annex VIII, without giving effect to any additions thereto or replacements thereof, shall be permitted;

            (g) the Borrower and each Subsidiary may make capital contributions to any of their Subsidiaries to the extent such Subsidiary is a Subsidiary Guarantor;

            (h) Subsidiaries may be established or created in accordance with the provisions of Section 9.07;

            (i) Permitted Acquisitions shall be permitted;

            (j) loans and investments not otherwise permitted by the foregoing clauses (a) through (i), provided that the aggregate amount of the loans and investments made pursuant to this clause (j) shall not exceed $2,000,000; and

            (k) the Borrower and its Subsidiaries may acquire and hold investments consisting of non-cash consideration received from sales of assets effected in accordance with the requirements of Sections 9.02(f).

            9.07 Limitation on Creation of Subsidiaries. The Borrower will not, and will not permit any Subsidiary to, establish, create or acquire any direct Subsidiary; provided that the Borrower and its Subsidiaries shall be permitted to (i) establish, create or acquire Wholly-Owned Subsidiaries and (ii) acquire 90%-Owned Subsidiaries pursuant to a Permitted Acquisition, so long as in the case of clauses (i) and (ii) above, as the case may be, (A) 100% of the capital stock of such new Wholly-Owned Subsidiary or at least 90% of the capital stock of such new 90%-Owned Subsidiary is pledged pursuant to the Amended and Restated Pledge Agreement and the certificates representing such stock, together with stock powers duly executed in blank, are delivered to the Collateral Agent and
(B) such new Wholly-Owned Subsidiary or 90%-Owned Subsidiary executes a counterpart of the Amended and Restated Subsidiary Guaranty and/or the Amended and Restated Pledge Agreement and the Amended and Restated Security Agreement, in each case on the same basis (and to the same extent) as such Wholly-Owned Subsidiary or 90%-Owned Subsidiary would have executed such Credit Documents if it were a Credit Party on the Restatement Effective Date.

            9.08 Modifications. The Borrower will not, and will not permit any of its Subsidiaries to:

            (a) make (or give any notice in respect thereof) any voluntary or optional payment, prepayment, redemption, acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or exchange of any Permitted Acquired Debt, any Permitted Subordinated Debt, any Permitted Refinancing Indebtedness, provided that the respective obligor may refinance any of the foregoing Indebtedness with the proceeds of Permitted Refinancing Indebtedness so long as no Default or Event of Default is in existence at the time of the incurrence of such Permitted Refinancing Indebtedness and immediately after giving effect thereto;

            (b) amend or modify (or permit the amendment or modification of) in any manner adverse to the interests of the Lenders, any provisions of any Permitted Acquired Debt, any Permitted Subordinated Debt or any Permitted Refinancing Indebtedness; or

            (c) amend, modify or change in any manner, taken as a whole, adverse to the interests of the Lenders the Company Documents of any Credit Party, or enter into any new agreement in any manner materially adverse to the interests of the Lenders with respect to the capital stock of the Borrower; or

            (d) amend, modify or change in any manner materially adverse to the interests of the Lenders, the Amended and Restated Tax Sharing Agreement.

            9.09 Dividends, etc. (a) The Borrower will not, and will not permit any of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in capital stock of such Person) or return any capital to, its stockholders, members and/or other owners or authorize or make any other distribution, payment or delivery of property or cash to its stockholders, members and/or other owners as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock or other ownership interests now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock or other ownership interests of the Borrower or any other Subsidiary, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing "Dividends"), except that:

            (i) any Subsidiary may pay dividends or return capital or make distributions and other similar payments with regard to its capital stock or other membership interests to the Borrower or to another Subsidiary;

            (ii) any 90%-Owned Subsidiary of the Borrower may pay cash Dividends to the holders of its capital stock, so long as the Borrower or its respective Subsidiary which owns the capital stock in the 90% Owned-Subsidiary paying such Dividends receives at least its pro rata share thereof;

            (iii) during Phase II, so long as (a) no Default or Event of Default then exists or would result therefrom and (b) the Leverage Ratio on the date of payment thereof (calculated on a pro forma basis after giving effect to the incurrence of any Credit Event on such date) is less than 3.50:1.00, the Borrower may pay Dividends in an amount not to exceed 50% of the Borrower's Excess Cash Flow for the immediately preceding four fiscal quarters prior to the payment of such Dividends pursuant to this
      Section 9.09(a)(iii); and

            (iv) the Borrower may redeem or repurchase its stock (or options, warrants and/or appreciation rights in respect thereof) from shareholders, officers, employees, consultants and directors (or their estates) upon the death, permanent disability, retirement or termination of employment of any such Person or otherwise in accordance with any shareholder agreement, stock option plan or any employee stock ownership plan provided that (x) no Default or Event of Default is then in existence or would arise therefrom and (y) the aggregate amount of all cash paid in respect of all such shares, options, warrants and rights so redeemed or repurchased in any calendar year, does not exceed $1,000,000.

            (b) The Borrower will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist (other than as a result of a requirement of law) any encumbrance or restriction which prohibits or otherwise restricts (A) the ability of any Subsidiary to (a) pay dividends or make other distributions or pay any Indebtedness owed to the Borrower or any Subsidiary, (b) make loans or advances to the Borrower or any Subsidiary, (c) transfer any of its properties or assets to the Borrower or any Subsidiary or
(B) the ability of any Subsidiary to
create, incur, assume or suffer to exist any Lien upon its property or assets to secure the Obligations, other than prohibitions or restrictions existing under or by reason of: (i) this Agreement and the other Credit Documents; (ii) applicable law; (iii) customary non-assignment provisions entered into in the ordinary course of business and consistent with past practices; (iv) any restriction or encumbrance with respect to a Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the capital stock or assets of such Subsidiary, so long as such sale or disposition is permitted under this Agreement; (v) Liens permitted under Sections 9.03(d), (m) and/or (n) and any documents or instruments governing the terms of any Indebtedness or other obligations secured by any such Liens, provided that such prohibitions or restrictions apply only to the assets subject to such Liens and (vi) any agreement or instrument governing Permitted Acquired Debt, to the extent such restriction or encumbrance (x) is not applicable to any Person or the properties or assets of any Person (other than the Person or the properties or assets of the Person acquired pursuant to the respective Permitted Acquisition) and (y) was not created (or made more restrictive) in connection with or in anticipation of the respective Permitted Acquisition.

            9.10 Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction or series of transactions after the Restatement Effective Date whether or not in the ordinary course of business, with any Affiliate other than on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate, provided that the foregoing restrictions shall not apply to (i) transactions solely among Credit Parties and their 90%-Owned Subsidiaries or Wholly-Owned Subsidiaries,
(ii) employment arrangements entered into in the ordinary course of business with officers of the Borrower and its Subsidiaries, (iii) customary fees paid to members of the Board of Directors of the Borrower and of its Subsidiaries, (iv) management fees and expenses paid to MJD during any fiscal year pursuant to the Management Services Agreement, (v) arrangements with directors, officers and employees not otherwise prohibited by this Agreement, (vi) the Amended and Restated Tax Sharing Agreement, (vii) the Amended and Restated Preferred Stock Issuance and Capital Contribution Agreement, (viii) payment of customary legal fees and expenses to Paul, Hastings, Janofsky & Walker LLP and (ix) the transactions set forth on Annex X hereto.

            9.11 Minimum Consolidated Revenue. During Phase I, the Borrower will not permit Consolidated Revenue for any six-month period ending on the date set forth below to be less than the amount set forth opposite such six-month period below:
                Six-Month Period Ending On                  Amount
                --------------------------                  ------
                  March 31, 2000                          $9,410,000
                  June 30, 2000                          $14,272,000
                  September 30, 2000                     $20,831,000
                  December 31, 2000                      $29,042,000
                  March 31, 2001                         $41,707,000

                  June 30, 2001                          $56,060,000
                  September 30, 2001                     $68,453,000
                  December 31, 2001                      $80,846,000
                  March 31, 2002                         $97,422,000
                  June 30, 2002                         $114,227,000
                  September 30, 2002                    $127,077,000
                  December 31, 2002                     $139,926,000
                  March 31, 2003                        $162,474,000
                  June 30, 2003                         $184,544,000

            9.12 Minimum Consolidated EBITDA. During Phase I, the Borrower will not permit Consolidated EBITDA for any six-month period ending on the date set forth below to be less than the amount set forth opposite such six-month period below:

                   March 31, 2000                      $(26,021,000)
                   June 30, 2000                       $(35,321,000)
                   September 30, 2000                  $(41,478,000)
                   December 31, 2000                   $(50,155,000)
                   March 31, 2001                      $(54,928,000)
                   June 30, 2001                       $(50,601,000)
                   September 30, 2001                  $(45,230,000)
                   December 31, 2001                   $(40,323,000)
                   March 31, 2002                      $(28,433,000)
                   June 30, 2002                       $(13,963,000)
                   September 30, 2002                  $ (5,147,000)
                   December 31, 2002                   $  2,741,000
                   March 31, 2003                      $ 19,161,000
                   June 30, 2003                       $ 35,313,000

            9.13 Consolidated Senior Debt to Capitalization Ratio. The Borrower will not permit the Consolidated Senior Debt to Capitalization Ratio to exceed
(i) 0.67 during Phase I and (ii) 0.75 during Phase II.

            9.14 Consolidated Debt to Capitalization Ratio. The Borrower will not permit the Consolidated Debt to Capitalization Ratio to exceed 0.75.

            9.15 Interest Coverage Ratio. During Phase II, for any fiscal quarter ending on any date set forth below, the Borrower will not permit the ratio of (i) Consolidated Annualized EBITDA to (ii) Consolidated Annualized Interest Expense to be less than the ratio set forth opposite such date:

                  Fiscal Quarter Ending                      Ratio
                  ---------------------                      -----
         March 31, 2003                                     1.50 to 1
         June 30 2003                                       2.00 to 1
         September 30, 2003 and thereafter                  2.50 to 1

            9.16 Leverage Ratio. During Phase II, the Borrower will not permit the Leverage Ratio determined as at the end of the last day of any fiscal quarter ending on any date set forth below to be more than the ratio set forth opposite such date:

                Fiscal Quarter Ending                         Ratio
                ---------------------                         -----
       March 31, 2003                                        6.50 to 1
       June 30, 2003 and thereafter                          3.50 to 1

            9.17 Fixed Charge Ratio. During Phase II, for any fiscal quarter ending on any date set forth below, the Borrower will not permit the ratio of
(i) Consolidated Annualized EBITDA to (ii) Consolidated Annualized Fixed Charges to be less than the ratio set forth opposite such date:

                    Fiscal Quarter Ending                     Ratio
                    ---------------------                     -----
             September 30, 2003                              1.25 to 1
             December 31, 2003                               1.50 to 1
             March 31, 2004 and thereafter                   2.00 to 1

            9.18 Limitation On Issuance of Subsidiary Stock. The Borrower will not permit any of its Subsidiaries, directly or indirectly, to issue any shares of such Subsidiary's capital stock or other securities (or warrants, rights or options to acquire shares or other equity securities), except (i) for replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and similar issuances which do not decrease the percentage ownership of the Borrower and its Subsidiaries taken as a whole in any class of the capital stock of such Subsidiary, (iii) for issuances to the Borrower or any of its Subsidiaries in connection with the creation of new Subsidiaries permitted under Section 9.07 and (iv) to qualify directors to the extent required by applicable law.

            9.19 Limitation on Assets of the Unrestricted Subsidiary. The Borrower shall not permit the Unrestricted Subsidiary to own any asset other than the Borrower's membership interest at any time in Northeast Captive Access Providers, LLC.

            SECTION 10. Events of Default. Upon the occurrence of any of the following specified events (each, an "Event of Default"):

            10.01 Payments. The Borrower shall (i) default in the payment when due of any principal of the Revolving Loans or (ii) default, and such default shall continue for five or more Business Days, in the payment when due of any interest on the Revolving Loans, Unpaid Drawing or any Fees or any other amounts owing hereunder or under any other Credit Document; or

            10.02 Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

            10.03 Covenants. Any Credit Party shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 8.09 or 9 (other than Sections 9.11 and 9.12), (b) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 9.11 or 9.12, and such default shall continue for a period of 30 or more Business Days, or (c) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 10.01, 10.02, 10.09 or clause (a) or (b) of this Section 10.03) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after written notice to the Borrower by the Administrative Agent or the Required Lenders; or

            10.04 Default Under Other Agreements. (a) The Borrower or any of its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, applicable thereto or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity; or (b) any such Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable (or shall be required to be prepaid as a result of a default thereunder or of an event of the type that constitutes an Event of Default) prior to the stated maturity thereof, provided that it shall not constitute an Event of Default pursuant to this Section 10.04 unless the aggregate principal amount of all Indebtedness referred to in clauses (a) and (b) above exceeds $3,000,000 in the aggregate at any one time or (c) MJD shall (i) default in any payment of interest or principal beyond the period of grace, if any, applicable thereto under the MJD Credit Agreement or (ii) the Indebtedness of MJD under the MJD Credit Agreement shall be declared to be due and payable (or shall be required to be prepaid as a result of a default thereunder or of an event of the type that constitutes an Event of Default) prior to the stated maturity thereof.

            10.05 Bankruptcy, etc. The Borrower or any Material Subsidiary shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Material Subsidiaries and the petition is not controverted within 20 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Material Subsidiaries; or the Borrower or any of its Material Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Material Subsidiaries; or there is commenced against the Borrower or any of its Material Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or the Borrower or any of its Material Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Material Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Material Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Material Subsidiaries for the purpose of effecting any of the foregoing; or

            10.06 ERISA. (a) Any Plan or Multiemployer Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under
Section 412 of the Code or Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection .62, .63, .64,
 .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan or Multiemployer Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan, Multiemployer Plan has not been timely made, the Borrower or any Subsidiary or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan or Multiemployer Plan under
Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of
ERISA or Section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Borrower or any Subsidiary has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Lenders, has had, or is reasonably likely to have, a Material Adverse Effect; or

            10.07 Amended and Restated Pledge Agreement. (a) Except in each case to the extent resulting from the negligent or willful failure of the Collateral Agent to continue to hold Pledged Securities under the Amended and Restated Pledge Agreement, any of the Security Documents shall cease to be, in any material respect, in full force and effect, or shall cease, in any material respect, to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby in favor of the Collateral Agent, or (b) any Credit Party shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and such default shall continue for 30 or more days after written notice to the respective Credit Party by the Administrative Agent; or

            10.08 Amended and Restated Subsidiary Guaranty. Any Amended and Restated Subsidiary Guaranty or any material provision thereof shall cease to be in full force and effect, or any Subsidiary Guarantor or any Person acting by or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor's obligations under any Amended and Restated Subsidiary Guaranty; or

            10.09 Amended and Restated Preferred Stock Issuance and Capital Contribution Agreement. The Preferred Stock Issuance and Capital Contribution Agreement or any material provision thereof shall cease to be in full force and effect or MJD shall deny or disaffirm its obligations thereunder or default in the performance of its agreements and conditions thereunder; or

            10.10 Judgments. One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving a liability (to the extent not paid or covered by insurance) in excess of $3,000,000 in the aggregate at any time outstanding for all such judgments and decrees for the Borrower and its Subsidiaries and all such judgments and decrees in excess of such amount shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

            10.11  Change of Control.  A Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against any Subsidiary Guarantor or the Borrower, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in Section 10.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice):
(i) declare the Total Revolving Commitment terminated, whereupon the Revolving Commitment of each Lender shall forthwith terminate immediately and any Fees shall forthwith become due and payable without any other notice of any kind;
(ii) declare the principal
of and any accrued interest in respect of all Revolving Loans and all obligations owing hereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash or Cash Equivalents, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; and (v) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any and all of the Liens and security interests created pursuant the Credit Documents (including with respect to any cash collateral held pursuant to this Agreement); provided that (A) within three Business Days after the date of any Event of Default that occurs due to noncompliance with
Section 9.05, MJD may cure such an event of Default by making a cash contribution in the amount equal to the margin of such noncompliance so long as Borrower shall have received Consolidated Cash Equity contributions from MJD in an aggregate amount of not less than (I) $100,000,000 by the end of the fiscal year of the Borrower ending on December 31, 2000, in the event that such Event of Default occurs for the fiscal year ending December 31, 2000 or (II) $150,000,000 by the end of the fiscal year of the Borrower ending on December 31, 2001, in the event that Event of Default occurs for the fiscal year ending December 31, 2001 and (B) within three Business Days after the date of any Event of Default that occurs due to noncompliance with Section 9.12, MJD may cure such an Event of Default by making a cash contribution in an amount equal to the margin of such noncompliance (the "EBITDA Cure"), provided that the EBITDA Cure may only be used (I) two times during the term of this Agreement, if the Borrower's Consolidated Debt to Capitalization Ratio (at all times measured at the end of the most recently reported fiscal quarter of the Borrower) is less than .40 at the time of such Event of Default and not in two consecutive fiscal quarters and (II) only one time during the term of this Agreement, if at the time of such Event of Default the Borrower's Consolidated Debt to Capitalization Ratio is greater than or equal to .40 but less than or equal to .50, except that if the Borrower has already exercised the EBITDA Cure once in accordance with clause B (I) above, the Borrower may exercise the EBITDA Cure once more pursuant to this clause B (II) (but only if such EBITDA Cure is not exercised in two consecutive fiscal quarters). Notwithstanding anything contained in clause (B) above, MJD may not make an EBITDA Cure at any time if the Borrower's Consolidated Debt to Capitalization Ratio is greater than .50 at the time of an Event of Default due to noncompliance with Section 9.12; provided further that to the extent that MJD makes an MJD Investment as defined in and pursuant to the Amended and Restated Preferred Stock Issuance and Capital Contribution Agreement, the Default or Event of Default that gave rise to the right of MJD to make an MJD Investment shall automatically be deemed cured; except that (x) after two MJD Investments have been made (which can be made regardless of the percentage that the margin of noncompliance exceeds a Specified Event of Default as defined in the Preferred Stock Issuance and Capital Contribution Agreement) MJD may not make MJD Investments as described in the above proviso to cure such Specified Events of Default in which the margin of noncompliance therewith exceeds 15% and (y) MJD may not make MJD Investments to cure Specified Events of Default as described in the above proviso in two consecutive reporting periods of the Borrower until after such time that two MJD Investments have been made.

            SECTION 11.  The Administrative Agent.

            11.01 Appointment. The Lenders hereby designate Bank of America as Administrative Agent (for purposes of this Section 11, the terms "Administrative Agent" shall include Bank of America in its capacity as Collateral Agent pursuant to the Amended and Restated Pledge Agreement and as representative on behalf of the Lenders) to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Revolving Loan shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

            11.02 Nature of Duties. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. Neither the Administrative Agent nor or any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by their gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Revolving Loan; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

            11.03 Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, each Lender and the holder of each Revolving Loan, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making and the continuance of the Revolving Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries and, except as expressly provided in this Agreement and the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Revolving Loan with any credit or other information with respect thereto, whether coming into its possession before the making of the Revolving Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Lender or the holder of any Revolving Loan for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower and its Subsidiaries or the existence or possible existence of any Default or Event of Default.

            11.04 Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Revolving Loan shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

            11.05 Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype, facsimile or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent (which may include counsel to the Borrower).

            11.06 Indemnification. To the extent the Administrative Agent is not reimbursed and indemnified by the Borrower, each Defaulting Lender (to the extent so able) and the Non-Defaulting Lenders will reimburse and indemnify the Administrative Agent, in proportion to their respective Revolving Loans and Revolving Commitments, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent.

            11.07 The Administrative Agent in its Individual Capacity. With respect to its obligation to make Revolving Loans under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lenders," "Required Lenders," "holders of Revolving Loans" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower, or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

            11.08 Holders of Revolving Notes. The Administrative Agent may deem and treat the payee of any Revolving Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Revolving Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Revolving Note or of any Revolving Note or Revolving Notes issued in exchange therefor.

            11.09 Resignation by the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

            (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company acceptable to the Borrower (such consent not to be unreasonably withheld).

            (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrower (such consent not to be unreasonably withheld), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

            (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 30th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

            SECTION 12.  Miscellaneous.

            12.01 Payment of Expenses, etc. The Borrower agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of White & Case LLP) and of the Administrative Agent and each of the Lenders in connection with the enforcement following an Event of Default of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for each of the Lenders); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify each Lender (including in its capacity as Administrative Agent), its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto and whether or not any such investigation, litigation or other proceeding is between or among the Administrative Agent, any Lender, any Credit Party or any third Person or otherwise (except to the extent between or among any Lenders in their capacity as such)) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Revolving Loans hereunder or the consummation of any transactions contemplated in any Credit Document, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or ground water or on the surface or subsurface of any property owned or operated at any time by Borrower or any of its Subsidiaries or the generation, storage, transportation, handling or disposal of Hazardous Materials by the Borrower or any of its Subsidiaries at any location, or the noncompliance by the Borrower or any of its Subsidiaries with any Environmental Law or any Environmental Claim in connection with the Borrower or any of its Subsidiaries or business or operations or any property owned or operated at any time by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified or of any other indemnitee who is such Person or an affiliate of such Person). Notwithstanding the forgoing in no event shall the Borrower be obligated under this Section to indemnify any Lender (i) for a loss in value of MJD Preferred Stock taken by such Lender pursuant to the MJD Conversion Option and (ii) for such Lender's failure to comply with Regulation Y.

            12.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, if an Event of Default then exists, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special but not trust accounts) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of such Credit Party purchased by such Lender pursuant to Section 12.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

            12.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including facsimile communication) and mailed, faxed or delivered, if to the Borrower at the address specified opposite its signature below, if to any Lender, at its address specified for such Lender on Annex II hereto; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be effective when received.

            12.04 Benefit of Agreement; Assignments and Participants. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lenders. Each Lender may at any time grant participations in any of its rights hereunder or under any of the Revolving Loans to another financial institution, provided that in the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, except that the participant shall be entitled to the benefits of Sections 2.10 and 5.04 of this Agreement to the extent that such Lender would be entitled to such benefits if the participation had not been entered into or sold, and, provided further, that no Lender shall transfer, grant or assign any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Revolving Loan in which such participant is participating (it being understood that any waiver of any prepayment of, or the method of any application of any prepayment to, the Revolving Loans shall not constitute an extension of the final maturity date), or reduce the rate or extend the time of payment of interest or Fees (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant's participating interest in the Total Revolving Commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Revolving Commitment or a mandatory prepayment shall not constitute a change in the terms of any Revolving Commitment), (ii) release all or substantially all of the Collateral or Subsidiary Guarantors or (iii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement.

            (b) Notwithstanding the foregoing, with the consent of the Administrative Agent and, if no Default under Section 10.01, 10.05 or 10.03(b) or Event of Default exists, the Borrower (which consents shall not be unreasonably withheld), (x) any Lender may assign all or a portion of its Revolving Commitment and its rights and obligations hereunder to (i) one or more Lenders and/or Affiliates of such Lender which are Eligible Transferees or (ii) in the case of any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed and/or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor, and (y) any Lender may assign all or a portion of its Revolving Commitment and its rights and obligations hereunder to one or more Eligible Transferees (treating any fund that invests in loans and any other fund that invests in loans and is managed and/or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee). No assignment pursuant to the immediately preceding sentence shall to the extent such assignment represents an assignment to an institution other than one or more Lenders hereunder, be in an aggregate amount less than $5,000,000 unless the entire Revolving Commitment and Revolving Loans of the assigning Lender is so assigned. If any Lender so sells or assigns all or a part of its rights hereunder or under the Revolving Notes, any reference in this Agreement or the Revolving Notes to such assigning Lender shall thereafter refer to such Lender and to the respective assignee to the extent of their respective interests and the respective assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would if it were such assigning Lender. Each assignment pursuant to this Section 12.04(b) shall be effected by the assigning Lender and the assignee Lender executing an Assignment Agreement and giving the Administrative Agent written notice thereof. At the time of any such assignment, (i) either the assigning or the assignee Lender shall pay to the Administrative Agent a nonrefundable assignment fee of $3,500, (ii) Annex I shall be deemed to be amended to reflect the Revolving Commitments and Revolving Loans of the respective assignee (which shall result in a direct reduction to the Revolving Commitment of the assigning Lender) and of the other Lenders, and (iii) upon surrender of any related old Revolving Notes the Borrower will, at its own expense, issue new Revolving Notes to the respective assignee and to the assigning Lender in conformity with the requirements of Section 2.05, provided further that such transfer or assignment will not become effective until recorded by the Administrative Agent on the Lender Register pursuant to Section 12.16. To the extent of any assignment pursuant to this Section 12.04(b) to a Person which is not already a Lender hereunder and which is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Section 5.04 Certificate) described in Section 5.04(b). To the extent that an assignment pursuant to this Section 12.04(b) would, at the time of such assignment, result in increased costs under Section 2.10 or 5.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment). Nothing in this clause (b) shall prevent or prohibit any Lender from pledging its Revolving Notes or Revolving Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with the consent of the Administrative Agent and the Borrower (which consents shall not be unreasonably withheld), any Lender which is a fund may pledge all or any portion of its Revolving Loans and Revolving Notes to its trustee in support of its obligations to its trustee.

            (c) Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require the Borrower or any of its Subsidiaries to (i) file a registration statement with the SEC, (ii) qualify the Revolving Loans under the "Blue Sky" laws of any State or (iii) integrate such transfer or assignment with a separate securities offering of securities of the Borrower or any of its Subsidiaries.

            (d) Each Lender initially party to this Agreement hereby represents, and each Person that became a Lender pursuant to an assignment permitted by this
Section 12 will, upon its becoming party to this Agreement, represent that it is an Eligible Transferee which makes or invests in loans in the ordinary course of its business and that it will make or acquire Revolving Loans for its own account in the ordinary course of such business, provided that subject to the preceding clauses (a) and (b), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Lender shall at all times be within its exclusive control.

            12.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

            12.06 Payments Pro Rata. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party hereunder, it shall distribute such payment to the Lenders (other than any Lender that has expressly waived its right to receive its pro rata share thereof) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

            (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Revolving Loans, Unpaid Drawings, Commitment Commission or Letter of Credit Fees or other Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount, provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

            (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 12.06(a) and (b) shall be subject to the express provisions of this

Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

            12.07 Calculations; Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders), provided that (x) except as otherwise specifically provided herein, all computations determining compliance with Sections 9.11 through 9.17, inclusive, including definitions used therein, shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements of the Borrower referred to in
Section 7.10 and (y) that if at any time such computations utilize accounting principles different from those utilized in the financial statements furnished to the Lenders, such financial statements shall be accompanied by reconciliation work-sheets.

            (b) All computations of interest and Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days (365-366 days in the case of interest on Base Rate Loans).

            12.08 Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial. (a) This Agreement and the other Credit Documents and the rights and obligations of the parties hereunder and thereunder shall be construed in accordance with and be governed by the law of the State of New York. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York sitting in the Borough of Manhattan or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Credit Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each Credit Party located outside New York City and by hand delivery to each Credit Party located within New York City, at its address for notices pursuant to Section 12.03, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Administrative Agent, any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

            (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

            (c) Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the other Credit Documents or the transactions contemplated hereby or thereby.

            12.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

            12.10 Effectiveness. This Agreement shall become effective on the date (the "Restatement Effective Date") on which (i) the Borrower and the Required Lenders shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at the Payment Office of the Administrative Agent or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written telex or facsimile transmission notice (actually received) at such office that the same has been signed and mailed to it and (ii) the conditions set forth in Section 6.01 shall have been satisfied in accordance with the terms thereof. The Administrative Agent will give the Borrower and each Lender prompt written notice of the occurrence of the Restatement Effective Date.

            12.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            12.12 Amendment or Waiver. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) directly affected thereby, (i) extend the final scheduled maturity date of any Revolving Loan or Revolving Note or extend the stated expiration date of any Letter of Credit beyond the Final Maturity Date, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) or Fees, or reduce the principal amount thereof, or increase the Revolving Commitment of such Lender over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Revolving Commitment shall not constitute a change in the terms of the Revolving Commitment of any Lender), (ii) amend, modify or waive any provision of this Section 12.12 (except to give effect to additional facilities hereunder), (iii) reduce the percentage specified in, or (except to give effect to any additional facilities hereunder) otherwise modify, the definition of Required Lenders, (iv) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, (v) release all or substantially all of the Collateral (except as set forth in the Credit Documents) or (vi) release all or substantially all of the Subsidiary Guaranties; provided further, that no such change, waiver, discharge or termination shall, (w) without the consent of the Issuing Lender, amend, modify or waive any provision of Section 3 or alter its rights or obligations with respect to Letters of Credit, (x) without the consent of the

Administrative Agent, amend, modify or waive any provision of Section 11 or any other provision as same relates to the rights or obligations of the Administrative Agent or (y) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.

            (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 12.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clauses (A) or
(B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 2.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender's Revolving Commitment and/or repay the outstanding Revolving Loans of such Lender in accordance with Sections 4.02(b) and/or 5.01(b), provided that, unless the Revolving Commitment that is terminated, and Revolving Loans repaid, pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Revolving Commitments and/or outstanding Revolving Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) each Lender (determined after giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the Borrower shall not have the right to replace a Lender, terminate its Revolving Commitment or repay its Revolving Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) not to increase its Revolving Commitment.

            12.13 Survival. All indemnities set forth herein including, without limitation, in Section 2.10, 2.11, 5.04, 11.06 or 12.01 shall survive the execution and delivery of this Agreement and the making and repayment of the Revolving Loans.

            12.14 Domicile of Revolving Loans. Each Lender may transfer and carry its Revolving Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender, provided that the Borrower shall not be responsible for costs arising under Section 2.10 or 5.04 resulting from any such transfer (other than a transfer pursuant to Section 2.12) to the extent not otherwise applicable to such Lender prior to such transfer.

            12.15 Confidentiality. Each of the Lenders agrees that it will use its best efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, counsel or other professional advisors, to affiliates or to another Lender if the Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to the Borrower or any of its Subsidiaries which is furnished pursuant to any Credit Document and which is designated by the Borrower or the Borrower to the Lenders in writing as confidential; provided, that any Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors or to the National Association of Insurance Commissioners,
(c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation (notice of which will be promptly sent to the Borrower to the extent permitted by law), (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, and (e) to any prospective transferee that is an Eligible Transferee that is acceptable to the Borrower in connection with any contemplated transfer of any of the Revolving Notes or any interest therein by such Lender to the extent that such prospective transferee is notified of the confidentiality requirements relating thereto. No Lender shall be obligated or required to return any materials furnished by the Borrower or any Subsidiary. The Borrower hereby agrees that the failure of a Lender to comply with the provisions of this Section 12.15 shall not relieve the Credit Parties of any of their obligations to such Lender under this Agreement and the other Credit Documents.

            12.16 Lender Register. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 12.16, to maintain a register (the "Lender Register") on which it will record the Revolving Commitment from time to time of each of the Lenders, the Revolving Loans made by each of the Lenders and each repayment in respect of the principal amount of the Revolving Loans of each of the Lenders. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Revolving Loans. With respect to any Lender, the transfer of such Revolving Commitments and the rights to the principal of, and interest on, such Revolving Loans made pursuant to such Revolving Commitments shall not be effective until such transfer is recorded on the Lender Register maintained by the Administrative Agent with respect to ownership of such Revolving Commitments and Revolving Loans and prior to such recordation all amounts owing to the transferor with respect to such Revolving Commitment and Revolving Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Revolving Commitment and Revolving Loans shall be recorded by the Administrative Agent on the Lender Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment Agreement pursuant to Section 12.04(b). The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 12.16 (but excluding such losses, claims, liabilities or liabilities incurred by reason of the Administrative Agent's gross negligence or willful misconduct).

            12.17 Amendment and Restatement of Existing Credit Agreement. On and as of the occurrence of the Restatement Effective Date in accordance with
Section 12.10, the Existing Credit Agreement shall each be deemed to be amended and restated in its entirety, and superseded by this Agreement.

                                    * * * * *

            IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

                                    FAIRPOINT COMMUNICATIONS CORP.

                                    By  /s/ Timothy W. Henry
                                       --------------------------------
                                       Title: Vice President of Finance


                                    BANK OF AMERICA, N.A.
                                      Individually and as Administrative Agent

                                    By  /s/ Pamela S. Kurtzman
                                       --------------------------------
                                       Title: Principal


                                    BANKERS TRUST COMPANY

                                    By  /s/ Gregory Shefrin
                                       --------------------------------
                                       Title: Principal


                                    FIRST UNION NATIONAL BANK

                                    By  /s/ C. Brand Hosford
                                       --------------------------------
                                       Title: Vice-President


                                    COBANK, ACB

                                    By  /s/ Rick Freeman
                                       --------------------------------
                                    Title: Vice President

                                    THE CIT GROUP/EQUIPMENT FINANCING, INC.

                                    By  /s/ Barry Blailock
                                       --------------------------------
                                       Title: Assistant Vice President/Credit


                                    DLJ CAPITAL FUNDING, INC.

                                    By  /s/ Eugene F. Martin
                                       --------------------------------
                                       Title: Senior Vice President


                                    CITICORP USA, INC.

                                    By  /s/ J. Douglas Harvey
                                       --------------------------------
                                       Title: Managing Director

                                                                         ANNEX I
                                                                         -------


                                  COMMITMENTS
                                  -----------

         Lender                    Revolving Commitment
-------------------------          --------------------
Bank of America, N.A.                   $ 25,000,000
Bankers Trust Company                   $ 25,000,000
First Union National Bank               $ 25,000,000
CoBank, ACB                             $ 25,000,000
                                      ______________
TOTAL:                                  $100,000,000

                                         ANNEX II

                                        ADDRESSES

Lender                                   Address
------                                   -------

Bank of America, N.A.                    901 Main Street, 64th Floor
                                         Dallas, Texas 75202-3748
                                         Attn: Pam Kurtzman
                                         Tel. No.: (214) 209-0997
                                         Fax No.: (214) 209-9390

Bankers Trust Company                    130 Liberty Street
                                         New York, New York 10006
                                         Attn: Drew Meyers
                                         Tel. No.: (212) 250-4569
                                         Fax No.: (212) 669-1533

First Union National Bank                201 South College Street
                                         Charlotte, North Carolina 28288
                                         Attn: Brand Hosford
                                         Tel. No.: (704) 374-6355
                                         Fax No.: (704) 374-4793

CoBank, ACB                              200 Galleria Parkway
                                         Suite 1900
                                         Atlanta, Georgia 30339
                                         Attn: Rick Freeman
                                         Tel. No.: (770) 618-3221
                                         Fax No.: (770) 618-3202
                                         Attn: Terry Fountain
                                         Tel. No.: (1-800) 872-8841 ext. 5864
                                         Fax No.: (303) 224-2553

Citicorp USA, Inc.                       390 Greenwich Street
                                         New York, New York 10013
                                         Attn: J. Douglas Harvey
                                         Tel. No.: (212) 723-9650
                                         Fax No.: (212) 723-8544

DLJ Capital Funding, Inc.                270 Park Avenue
                                         New York, New York 10172
                                         Attn: Justin Vorwerk
                                         Tel. No.: (212) 892-3630

                                         Fax No.: (212) 892-7541

The CIT Group/ Equipment Financing,      900 Ashwood Parkway
Inc.                                     Atlanta, Georgia 30338
                                         Attn.  John Palmer
                                         Tel.: (770) 551-7827
                                         Fax No.: (770) 206-9295

                                    ANNEX III
                                      ERISA

I. STE/NE Acquisition Corp. Pension Plan for Vermont Employees of Transferred GTE Operations: Plan has been terminated and all benefits have been distributed.

II. Retirement Plan for Employees of the Ellensburg Telephone Company: Plan has been terminated all assets have been distributed.

III. Chautauqua & Erie Telephone Corporation Management Pension Plan: Plan has been terminated and all assets have been distributed.

IV. Chautauqua & Erie Telephone Corporation Union Pension Plan: Plan has been terminated and all assets have been distributed.

V.    Retirement Plan of Utilities, Inc and Associated Employers for Utilities,
      Inc.: Plan is in the termination process. The plan is over-funded and the excess funding may result in a reversion of plan assets. If the reversion occurs, the plan's sponsor will pay an excise tax under section 4980 of the Code.

VI. Retirement Plan of Utilities, Inc and Associated Employers for Standish Telephone Company and China Telephone Company: Plan is in the termination process. The plan is over-funded and the excess funding may result in a reversion of plan assets. If the reversion occurs, the plan's sponsor will pay an excise tax under section 4980 of the Code.

VII. Retirement Plan of Utilities. Inc. and Associated Employers for Telephone Service Company: Plan is in the termination process. The plan is over-funded and the excess funding may result in a reversion of plan assets. If the reversion occurs, the plan's sponsor will pay an excise tax under section 4980 of the Code.

VIII. Taconic Telephone Corp Union Employee Defined Benefit Plan: Plan has been terminated and all assets have been distributed.

IX. Taconic Telephone Corp. Management Employee Defined Benefit Plan: Plan has been terminated and all assets have been distributed

                                    ANNEX IV
                                  SUBSIDIARIES

FairPoint Communications Corp. -- New York
99 Troy Road
Suite 100
East Greenbush, NY 12061

      100 shares of Common Stock, par value $0.01 per share, authorized;
      100 shares issued and outstanding to FairPoint Communications Corp., having its principal office at 6324 Fairview Road, Suite 400, Charlotte, NC 28210.

FairPoint Communications Corp. -- Virginia
6324 Fairview Road
Suite 400
Charlotte, NC 28210

      25,000 shares of Common Stock, par value $1.00 per share, authorized; 100 shares issued and outstanding to FairPoint Communications Corp., having its principal office at 6324 Fairview Road, Suite 400, Charlotte, NC 28210.

FairPoint Communications Investments, LLC
6324 Fairview Road
Suite 400
Charlotte, NC 28210

      100% of membership interests owned by FairPoint Communications Corp., having its principal office at 6324 Fairview Road, Suite 400, Charlotte, NC 28210.

                                     ANNEX V
                              EXISTING INDEBTEDNESS

None.

                                    ANNEX VI
                                    INSURANCE

See attached.

                            MJD COMMUNICATIONS, INC.
                                      2000
                               INSURANCE SCHEDULE

                                                                          Policy                                       Coverage
                                                                          ------                                       --------
          Line            Insurance Co        Policy No   Policy Period   Premium      Deductible       Limits        Applies to
          ----            ------------        ---------   -------------   -------      ----------       ------        ----------
Package Policy            St. Paul           TE03200900   11/8/99 -       $ 86,983
----------------------
     General Liability                                    5/1/2000                                   1 MM / 2 MM
                      --------------------------------------------------------------------------------------------------------------
      Excess Liability                                                                    10,000    20 MM / 20 MM
                      --------------------------------------------------------------------------------------------------------------
        Technology E&O                                                                    10,000     5 MM / 5 MM
                      --------------------------------------------------------------------------------------------------------------
      Employee Benefit                                                                     1,000     1 MM / 3MM
                      --------------------------------------------------------------------------------------------------------------
   Employee Dishonesty                                                                     1,000     1 MM / 1 MM    Increased Limit/
                                                                                                                    Additional
                                                                                                                    Premium
                      --------------------------------------------------------------------------------------------------------------
              Property                                                             (1     25,000      80,565,000    Blanket Limits
                      --------------------------------------------------------------------------------------------------------------
    Boiler & Machinery                                                                     2,500    10 MM / 10 MM
                      --------------------------------------------------------------------------------------------------------------
         EDP Equipment                                                                                15,434,830    Blanket Limit
                      --------------------------------------------------------------------------------------------------------------
         Business Auto                                                             (2        500       1 MM CSL
                      --------------------------------------------------------------------------------------------------------------

Workers' Compensation
  & Employers Liability   Kemper National  3BR 019849-00  1/1/2000 -      $ 81,666                   Statutory /
----------------------                                    7/1/2000                                    $500,000

Fiduciary Liability       National Union     008606302    2/15/00-01      $ 14,500        10,000     5 MM / 5 MM    +$2.5MM Defense
----------------------                                                                                              Cost

Directors & Officers
   & EPLI                 National Union      8598861     10/31/99-00     $ 42,133 (3     50,000 (4  5 MM / 5 MM    Directors &
                                                                                                                    Officers
                                                                                                                    ($50,560)
------------------------------------------------------------------------------------------------------------------------------------
                          National Union      8598803     10/31/99-00     $ 35,948        50,000     5 MM / 5 MM    Employment
                                                                                                                    Practices
                                                                                                                    ($43,138)
                      --------------------------------------------------------------------------------------------------------------
                          National Union      8598877     10/31/99-00     $ 35,000             0    10 MM / 10 MM   Excess D&O and
                                                                                                                    EPLI ($42,000)
                      --------------------------------------------------------------------------------------------------------------

Run-Off D&O               Executive Risk   751-166617-98  03/30/98-04                     25,000     1 MM / 1 MM    Taconic
                                                                                                                    Telephone
                                                                                                                    ($18,500)
------------------------------------------------------------------------------------------------------------------------------------
                          Gulf Ins. Group    GU 6080630   04/30/98-04                     75,000     1 MM / 1 MM    Ellensburg
                                                                                                                    Telephone
                                                                                                                    ($17,800)
                      --------------------------------------------------------------------------------------------------------------
                          Executive Risk   751-168719-98  11/06/98-04                     25,000     1 MM / 1 MM    Utilities, Inc.
                                                                                                                    ($18,500)
                      --------------------------------------------------------------------------------------------------------------
                          Executive Risk   751-153123-99  02/01/99-02                     25,000     1 MM / 1 MM    Ravenswood
                                                                                                                    ($15,000)
                      --------------------------------------------------------------------------------------------------------------

                                                        Total Premium:    $296,231

NOTES

(1) Earthquake and Flood Deductible is $50,000. Property Coverage includes Contractors & EDP Equipment

(2)   $500 Deductible for both Comprehensive and Collision

(3)   Premium pro-rated for 1/1/00 - 10/31/99 (Total premium in Parens)

(4)   Securities Claims and Y2K Third Party Claims have a $100,000 Retention

MJD also holds several Surety Bonds through St. Paul, Kemper and Western Surety

                                    ANNEX VII
                                 EXISTING LIENS

None.

                                   ANNEX VIII
                              EXISTING INVESTMENTS

1. FairPoint Communications Corp. contributed $135,000 to Northeast Competitive Access Providers, LLC, a Delaware limited liability company, having its principal office at c/o Northland Telephone Company of Maine, Inc., 2401 Congress Street, Portland, Maine 04102, for the purpose of developing, maintaining and providing a high quality telecommunication infrastructure for the provision of distribution and/or transport services for long distance and local exchange carries and others at competitive rates, and to do any and all things that may be necessary, incidental or convenient thereto.(1) FairPoint Communications Corp. subsequently contributed its membership interest in Northeast Competitive Access Providers, LLC to FairPoint Communications Investments, LLC, which is an unrestricted subsidiary.

----------
   (1) This investment is not being pledged due to the fact that the operating agreement prohibits the pledging of any interests hereunder.

                                    ANNEX IX
                             AFFILIATE TRANSACTIONS

1. Lease Agreement dated July 22, 1999 by and between Taconic Telephone Corp., with offices at One Taconic Place, Chatham, NY 12037, and FairPoint Communications Corp., having its principal office at 521 East Morehead Street, Suite 220, Charlotte, NC 28202, leasing local switching service on Taconic's DMS 100/200 switch sufficient to accommodate Lessee's Forecasted Usage for lease, for a term of ten (10) years.

2. Lease Agreement dated September 16, 1999 by and between Northland Telephone Company of Maine, Inc., with offices at 2401 Congress Street, Portland, Maine 04101, and FairPoint Communications Corp., having its principal office at 521 East Morehead Street, Suite 220, Charlotte, NC 28202, leasing local switching service on EWSD switch sufficient to accommodate Lessee's Forecasted Usage for Leased Services, including all core switch functionality for a term of five (5) years.

3. Various management service agreements of various dates between ST Enterprises, Ltd. and FairPoint Communications Corp.

4. Expectation to enter into future switching contracts by and among FairPoint Communications Corp. and MJD Communications, Inc.'s independent telcos.

                                     ANNEX X
                           EXISTING LETTERS OF CREDIT

None.

                                    ANNEX XI
                                    --------
                                   APPROVALS
                                   ---------


1. FairPoint Communications Corp. - New York filed an application on March 23, 2000 with the New York Public Service Commission to obtain consent for the incurrence of certain debt obligations beyond 364 days, in connection with a Credit Agreement entered into by its sole parent FairPoint Communications Corp., including the pledge of FairPoint Communications Corp. - New York's stock and assets.

2. FairPoint Communications Corp. ("FairPoint") filed an application on March 23, 2000 with the New Hampshire Public Utilities Commission to obtain consent for the incurrence of certain debt obligations beyond 364 days, including the pledge of FairPoint's assets and the capital stock and assets of FairPoint's subsidiaries.

3. FairPoint Communications Corp. ("FairPoint") filed an application on March 23, 2000 with the Pennsylvania Public Utility Commission to obtain consent for the incurrence of certain debt obligations beyond 364 days, including the pledge of FairPoint's assets and the capital stock and assets of FairPoint's subsidiaries.

                                                                       EXHIBIT A

                   FORM OF NOTICE OF [BORROWING] [CONVERSION]

                                                          ___________ ___, _____

Bank of America, N.A.,
  as Administrative Agent for the
  Lenders party to the Credit Agreement
  referred to below
901 Main Street, 64th Floor
Dallas, Texas 75202-3748

Attention: _____

Ladies and Gentlemen:

            The undersigned, FairPoint Communications Corp. (the "Borrower"), refers to the Amended and Restated Credit Agreement, dated as of October 20, 1999 and amended and restated as of March 27, 2000 (as amended, amended and restated, modified or supplemented from time to time, the "Credit Agreement," the capitalized terms defined therein being used herein as therein defined), among the Borrower, the lenders from time to time party thereto (the "Lenders") Banc of America Securities LLC, as Co-Arranger, Deutsche Bank Securities Inc., as Co-Arranger, First Union Securities, Inc., as Co-Arranger, CoBank, ACB, as Co-Arranger (each a "Co-Arranger" and together the "Co-Arrangers") and you, as Administrative Agent, and, pursuant to Section [2.03(a)] [2.06] of the Credit Agreement, hereby gives you irrevocable notice that the undersigned hereby requests [a Borrowing] [a conversion] under the Credit Agreement, and in that connection sets forth below the information relating to such [Borrowing (the "Proposed Borrowing")] [conversion (the "Proposed Conversion")] as required by Section [2.03(a)] [2.06] of the Credit Agreement:

      (i) The [aggregate principal amount of the Proposed Borrowing is ____________] [[Base Rate Loans] [Eurodollar Loans] to be converted include the following: _________ and are to be converted into [Base Rate Loans] [Eurodollar Loans]].

      (ii) The Business Day of the [Proposed Conversion is _________](1) [Proposed Borrowing is ____________].(2)

----------
1 Shall be a Business Day which (x) in the case of a conversion of Eurodollar Loans into Base Rate Loans, shall be at least one Business Day after the date hereof if this Notice of Conversion is delivered to the Administrative Agent prior to 12:00 Noon (New York time) on the date hereof or (y) in the case of a conversion of Base Rate Loans into Eurodollar Loans, shall be at least three Business Days after the date hereof if this Notice of Conversion

                                                                  (continued...)

                                                                       Exhibit A
                                                                          Page 2


      [(iii) The Revolving Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [Base Rate Loans] [Eurodollar Loans].]

      (iv) The initial Interest Period for the [Proposed Borrowing] [Proposed Conversion] shall be [one month] [two months] [three months] [six months].(3)

            [The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

            (A) the representations and warranties contained in the Credit Agreement and the other Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and

            (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.](4)

                                    Very truly yours,

                                    FAIRPOINT COMMUNICATIONS CORP..

                                    By:_________________________________
                                       Name:
                                       Title:

----------
(...continued)

      is delivered to the Administrative Agent prior to 12:00 Noon (New York time) on the date hereof.

2 Shall be a Business Day which (x) in the case of Base Rate Loans, may be the date hereof if this Notice of Borrowing is delivered to the Administrative Agent at its Notice Office prior to 11:00 A.M. (New York time) on such date and (y) in the case of Eurodollar Loans, shall be at least three Business Days after the date hereof if this Notice of Borrowing is delivered to the Administrative Agent prior to 12:00 Noon (New York time) on the date hereof.

3 To be included for a [Proposed Borrowing of] [Proposed Conversion into] Eurodollar Loans.

4     To be included for a Notice of Borrowing.

                                                                       EXHIBIT B

                             FORM OF REVOLVING NOTE


$_________                                                  New York, New York

                                                           __________ __, ____

            FOR VALUE RECEIVED, FAIRPOINT COMMUNICATIONS CORP., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of _______________________ (the "Lender"), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Agreement referred to below) initially located at 901 Main Street, 64th Floor, Dallas, Texas 75202-3748, on the Final Maturity Date (as defined in the Agreement) the principal sum of _________________ DOLLARS ($_________) or, if less, the then unpaid principal amount of all Revolving Loans (as defined in the Agreement) made by the Lender pursuant to the Agreement.

            The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 2.08 of the Agreement.

            This Revolving Note is one of the Revolving Notes referred to in the Amended and Restated Credit Agreement, dated as of October 20, 1999 and amended and restated as of March 27, 2000, among the Borrower, the lenders from time to time party thereto (including the Lender), Banc of America Securities LLC, as Co-Arranger, Deutsche Bank Securities Inc., as Co-Arranger, First Union Securities, Inc., as Co-Arranger, CoBank, ACB, as Co-Arranger (each a "Co-Arranger" and together the "Co-Arrangers"), and Bank of America, N.A., as Administrative Agent (as amended, amended and restated, modified or supplemented from time to time, the "Agreement"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Revolving Note is secured pursuant to the Security Documents (as defined in the Agreement). As provided in the Agreement, this Revolving Note is subject to voluntary prepayment and mandatory repayment prior to the Final Maturity Date, in whole or in part.

            In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Revolving Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

            The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Revolving Note.

                                                                       Exhibit B
                                                                          Page 2


            THIS REVOLVING NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.


                                          FAIRPOINT COMMUNICATIONS CORP.


                                          By_____________________________
                                            Title:

                                                                       EXHIBIT C

                            LETTER OF CREDIT REQUEST

No. (1)    Dated (2)

Bank of America, N.A., individually as Issuing Lender and as Administrative Agent under the Amended and Restated Credit Agreement
(the "Credit Agreement"),
dated as of October 20, 1999 and amended and restated as of March 27, 2000, among FairPoint Communications Corp., the lenders from time to time party thereto, Banc of America Securities LLC, as Co-Arranger, Deutsche Bank Securities Inc., as Co-Arranger,
First Union Securities, Inc., as Co-Arranger, CoBank, ACB, as Co-Arranger (each a "Co-Arranger" and together the "Co-Arrangers"), and Bank of America, N.A., as Administrative Agent 901 Main Street
64th Floor
Dallas, Texas 75202-3748

Attention:

Dear Sir or Madam:

            The undersigned hereby requests that Bank of America, N.A., in its individual capacity, issue a [standby][trade]Letter of Credit for the account of the undersigned on (3) , ____ (the "Date of Issuance") in the aggregate Stated Amount of $ (4).

----------

1     Letter of Credit Request Number.

2     Date of Letter of Credit Request.

3 Date of Issuance which shall be at least three Business Days from the date hereof (or such shorter period as is acceptable to the Issuing Lender).

4 Aggregate initial Stated Amount of Letter of Credit, which shall not be less than $100,000 or such lesser amount as is reasonably acceptable to the Issuing Lender.

                                                                       Exhibit C
                                                                          Page 2

            For purposes of this Letter of Credit Request, unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the respective meaning provided therein.

            The beneficiary of the requested Letter of Credit will be (5), and such Letter of Credit will be in support of working capital and capital expenditure requirements of the Borrower and will have a stated expiration date of (6).

            The undersigned hereby certifies that:

            (1) the representations and warranties contained in the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the issuance of the Letter of Credit requested hereby, on the Date of Issuance as though made on such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date;

            (2) no Default or Event of Default has occurred and is continuing or would result after giving effect to the issuance of the Letter of Credit requested hereby.

----------

5   Insert name and address of beneficiary.

6 Insert the last date upon which drafts may be presented which may not be later than the earlier of (A) in the case of standby Letters of Credit, (x) 12 months after the Date of Issuance and (y) the third Business Day prior to the Final Maturity Date or (B) in the case of trade Letters of Credit, (x) 180 days after the Date of Issuance and (y) the third Business Day prior to the Final Maturity Date.

                                                                       Exhibit C
                                                                          Page 3

            Copies of all documentation with respect to the transaction to be supported by the requested Letter of Credit are attached hereto.


                                   FAIRPOINT COMMUNICATIONS CORP.


                                   By_____________________________
                                     Name:

                                                                       EXHIBIT D

                        FORM OF SECTION 5.04 CERTIFICATE

            Reference is hereby made to the Amended and Restated Credit Agreement, dated as of October 20, 1999 and amended and restated as of March 27, 2000, among FairPoint Communications Corp., various lenders from time to time party thereto (the "Lenders") Banc of America Securities LLC, as Co-Arranger, Deutsche Bank Securities Inc., as Co-Arranger, First Union Securities, Inc., as Co-Arranger, CoBank, ACB, as Co-Arranger (each a "Co-Arranger" and together the "Co-Arrangers"), and Bank of America, N.A., as Administrative Agent (as amended, amended and restated, modified or supplemented from time to time, the "Credit Agreement"). Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement. Pursuant to the provisions of Section 5.04(b)(ii) of the Credit Agreement, the undersigned (the "Lender") hereby represents and warrants that:

            1. The Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

            2. The Lender is not subject to regulatory or other legal requirements as a "bank" in any jurisdiction and has not been treated as a "bank" for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements.

            3. The Lender meets all of the requirements under Code Section 871(h) or 881(c) to be eligible for a complete exemption from withholding of United States Taxes on interest payments made to it under the Credit Agreement.

            4. The Lender shall promptly notify the Borrower and the Administrative Agent if any of the representations and warranties made herein are no longer true and correct.


                                          [NAME OF LENDER]


                                          By_______________________________
                                            Title:


Date: _______________, ____

                                                                       Exhibit E

                                 March 27, 2000

To the Administrative Agent,
the Collateral Agent and each of
the Lenders party to the
Amended and Restated Credit
Agreement referred to below

Ladies and Gentlemen:

            We have acted as special New York counsel to FairPoint Communications Corp. (the "Borrower"), its parent, MJD Communications, Inc. ("MJD"), a Delaware corporation, and the Borrower's subsidiaries, FairPoint Communications Corp. - New York, a Delaware corporation, and FairPoint Communications Corp. - Virginia, a Virginia corporation (the "Subsidiaries") (the Borrower, MJD and the Subsidiaries, collectively, the "Credit Parties"), in connection with the execution and delivery of the Amended and Restated Credit Agreement, dated as of October 20, 1999, and amended and restated as of March 27, 2000 (the "Amended and Restated Credit Agreement"), among the Borrower, the financial institutions party thereto (the "Lenders"), Bank of America, N.A., as Administrative Agent, and Banc of America Securities LLC, Deutsche Bank Securities Inc., First Union Securities, Inc. and CoBank ACB, as Co-Arrangers, and the transactions contemplated thereby. This opinion is delivered to you pursuant to Section 6.01(b) of the Amended and Restated Credit Agreement. Unless otherwise indicated, capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Amended and Restated Credit Agreement.

            In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including, without

March 27, 2000
To the Administrative Agent,
the Collateral Agent and each of
the Lenders party to the Amended
and Restated Credit Agreement
referred to below
Page 2


limitation, the following (collectively, other than the documents referred to in clause (g) below, the "Documents"): (a) the Amended and Restated Credit Agreement, (b) each Revolving Note, (c) the Amended and Restated Preferred Stock Issuance and Capital Contribution Agreement, (d) the Amended and Restated Subsidiary Guaranty, (e) the Amended and Restated Pledge Agreement, (f) the Amended and Restated Security Agreement and (g) such other public and corporate documents and records as we deem necessary or appropriate in connection with this opinion.

            In our examination we have assumed (a) the genuineness of all signatures (other than as to any Credit Party), (b) the authenticity of all documents submitted to us as originals, (c) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies, (d) that all parties to the Documents, other than the Credit Parties, have the requisite power and authority to execute, deliver and perform such Documents, (e) that such Documents have been duly authorized by all requisite action of the parties thereto (other than the Credit Parties), and have been duly executed and delivered by such parties,
(f) that the Documents are the legal, valid, binding and enforceable obligations of the parties thereto (other than the Credit Parties), and (g) that the Borrower or the applicable Subsidiary, as the case may be, is the legal and beneficial owner of the collateral in which it has granted a security interest (and, with respect to rights under contracts, that such contracts are enforceable in accordance with their terms). As to questions of fact not independently verified by us we have relied, to the extent we deemed appropriate, upon representations and certificates of officers of each Credit Party, public officials and other appropriate persons.

            Whenever a statement herein is qualified by "known to us", "to our knowledge" or a similar phrase, it is intended to indicate that, during the course of our representation of the Credit Parties, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys in this firm who have rendered legal services in connection with the transaction described in the introductory paragraph hereof. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the

March 27, 2000
To the Administrative Agent,
the Collateral Agent and each of
the Lenders party to the Amended
and Restated Credit Agreement
referred to below
Page 3


accuracy of such statement, and any limited inquiry undertaken by us during the preparation of this opinion should not be regarded as such an investigation; no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of any of the Credit Parties. We note that Daniel G. Bergstein, a member of this Firm, is a director and an indirect shareholder of MJD; however, Mr. Bergstein has not rendered any legal services to the Borrower in connection with the transaction described in the introductory paragraph hereof and none of his knowledge regarding the Borrower may be imputed to any person who did render such services.

            Based upon the foregoing, we are of the opinion that:

            1. Each Credit Party (i) is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) in the case of MJD, is duly qualified and is authorized to do business and is in good standing in Delaware and North Carolina; in the case of the Borrower, is duly qualified and is authorized to do business and is in good standing in Delaware, Connecticut, Maine, New Hampshire, New York, Oregon, Pennsylvania, Vermont and Washington; in the case of FairPoint Communications Corp. - New York, is duly qualified and is authorized to do business and is in good standing in Delaware and New York; and, in the case of FairPoint Communications Corp. - Virginia, is duly qualified and is authorized to do business and is in good standing in Virginia.

            2. Each Credit Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of each of the Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of the Documents to which it is a party. Each Credit Party has duly executed and delivered each Document to which it is a party and each such Document constitutes the legal, valid and binding obligations of such Credit Party enforceable against such Credit Party in accordance with its terms.

March 27, 2000
To the Administrative Agent,
the Collateral Agent and each of
the Lenders party to the Amended
and Restated Credit Agreement
referred to below
Page 4


            3. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, nor the consummation of the transactions contemplated therein, (i) will contravene any applicable provision of any law, statute, rule or regulation (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System) or any order, writ, injunction or decree of any court or governmental instrumentality known to us to be applicable to such Credit Party, (ii) will conflict or be inconsistent with or result in any breach of, in each case in any material respect, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or Imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any of the Credit Parties pursuant to the terms of any indenture, mortgage, deed of trust, debt agreement, debt instrument or other material contract known to us to which any of the Credit Parties is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation or by-laws of such Credit Party.

            4. There are no actions, suits or proceedings pending or, to our knowledge, threatened in writing, against the Borrower or either of its Subsidiaries (i) with respect to any Documents and the transactions contemplated thereby or (ii) that if adversely determined, would reasonably be expected to have a Material Adverse Effect.

            5. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority (other than the Federal Communications Commission and any applicable state public utility or similar commission as to which we express no opinion), or any subdivision thereof, or any other third party (except as have been obtained or made on or prior to the date hereof and remain in full force and effect on the date hereof), is required to authorize, or is required of any Credit Party in connection with, (i) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any such Document.

March 27, 2000
To the Administrative Agent,
the Collateral Agent and each of
the Lenders party to the Amended
and Restated Credit Agreement
referred to below
Page 5


            6. No Credit Party is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            7. Neither the Borrower nor either of the Subsidiaries is a "holding company," or, to our knowledge, a "subsidiary company" of a "holding company," or, to our knowledge, an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            8. Based solely on a review of the stock ledgers of each of the issuers of equity securities listed on Annex B of the Amended and Restated Pledge Agreement, each Credit Party is the record owner of all of the Stock (as such term is defined in the Pledge Agreement) listed under its name on Annex B to the Amended and Restated Pledge Agreement. All such Stock has been duly authorized and validly issued, is fully paid and non-assessable, and is free of preemptive rights (however, we express no opinion as to any preemptive rights that may have been granted by any Person other than a Credit Party). After giving effect to the delivery to the Collateral Agent of the Stock (as each such term is defined in the Amended and Restated Pledge Agreement), the security interest created in favor of the Collateral Agent under the Amended and Restated Pledge Agreement constitutes a valid and enforceable perfected security interest in such pledged Stock (and the proceeds thereof) in favor of the Collateral Agent for the benefit of the Secured Creditors. Delivery to the Collateral Agent of the stock certificates representing the pledged Stock and the stock powers relating thereto is effective to confer upon the Collateral Agent with respect to the pledged Stock "control" ("Control") within the meaning of Section 8-106 of the Uniform Commercial Code as adopted in New York (the "New York UCC"). So long as the pledged Stock remains subject to the Control of the Collateral Agent and is not subject to the Control of any other Person, the security interest in the pledged Stock will have priority over any other security interest in the pledged Stock which is created or perfected under Article 9 of the New York UCC. Assuming the Administrative Agent, the Collateral Agent and the Lenders acquire their interests in the pledged Stock in good faith and without "notice of an adverse claim" as defined in Section 8-105 of the New York UCC, then the Collateral Agent will be a "protected

March 27, 2000
To the Administrative Agent,
the Collateral Agent and each of
the Lenders party to the Amended
and Restated Credit Agreement
referred to below
Page 6


purchaser" within the meaning of Section 8-303 of the New York UCC and will acquire its interest in the pledged Stock free of any adverse claim as defined in Section 8-102(1) of the New York UCC. No other filings or recordings are required in order to perfect (or maintain the perfection of) the security interest in the pledged Stock created under the Amended and Restated Pledge Agreement.

      9. The Amended and Restated Security Agreement creates a valid and enforceable security interest in favor of the Collateral Agent in that portion of the collateral purported to be governed thereby as to which Article 9 of the New York UCC applies. Upon filing of the appropriate financing statements with the offices of the Secretary of the State of New York and the counties listed on Annex I hereto, the security interests in the Collateral (as defined in the Amended and Restated Security Agreement) granted pursuant to the Amended and Restated Security Agreement will be perfected to the extent that a security interest therein may be perfected by the filing of a Form UCC-1 financing statement in New York under the New York UCC.

            The opinions set forth above are subject to the following qualifications and exceptions:

            (a) Our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other law affecting creditors' rights generally.

            (b) Our opinions are subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, election of remedies, estoppel and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

            (c) The availability of specific performance, injunctive relief and other equitable remedies is subject to the discretion of the tribunal before which any proceeding therefor may be brought.

March 27, 2000
To the Administrative Agent,
the Collateral Agent and each of
the Lenders party to the Amended
and Restated Credit Agreement
referred to below
Page 7


            (d) We express no opinion as to the enforceability of any provision contained in any Document allowing any person to set off and apply any party's deposits with such Person against such party's obligations under the Documents without prior notice having been given to such party.

            (e) We express no opinion as to the enforceability of (i) choice of law or thrum selection provisions, (ii) any waiver by the parties of any constitutional rights or remedies, and (iii) any grants to the Administrative Agent, the Collateral Agent or the Lenders of powers of attorney.

            (f) Our opinions in paragraph 2 hereof, insofar as they relate to the enforceability of indemnification provisions set forth in the Credit Documents, are subject to the effect of federal and state securities laws and public policy relating thereto. In addition, certain cases in the Federal District Courts have called into question the enforceability of private contractual agreements allocating financial responsibility under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as between parties who are potentially responsible parties under CERCLA, and the reasoning in such cases could be utilized by parties attempting to avoid indemnity under both CERCLA and state environmental statutes which may contain similar language respecting indemnity agreements.

            (g) We express no opinion with respect to the effect of noncompliance by the Lenders with any state or federal laws or regulations applicable to the Lenders in connection with the transactions described in the Documents.

            (h) We express no opinion as to the enforceability of any provision of the Documents which purports to excuse the Administrative Agent, the Collateral Agent or the Lenders from liability for, or require the Credit Parties to indemnify the Administrative Agent, the Collateral Agent or the Lenders against, the Administrative Agent's, the Collateral Agent's or the Lenders' gross negligence or willful misconduct, as the case may be.

March 27, 2000
To the Administrative Agent,
the Collateral Agent and each of
the Lenders party to the Amended
and Restated Credit Agreement
referred to below
Page 8


            (i) The enforceability of provisions in the Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

            (j) The rights of debtors, guarantors and other secured parties to receive notices under Sections 9-504 and 9-505 of the New York UCC may not be waived prior to default, the failure to comply with such notice requirements may bar or limit the recovery of any deficiency remaining after the retention or sale of repossessed collateral, and a secured party may be required to obtain, after appropriate notice and hearing, a judgment or decree of a court of competent jurisdiction permitting the secured party to enforce its rights to take possession and dispose of any of its collateral.

            (k) The rights of debtors, guarantors and other secured parties to redeem collateral under Section 9-506 of the New York UCC may not be waived prior to default.

            (l) The duties to exercise reasonable care in the custody and preservation of collateral in a secured party's possession and to deal with and dispose of collateral in a commercially reasonable manner as required by the New York UCC or other applicable law may not be disclaimed by agreement, waived or released prior to a default.

            (m) Notwithstanding certain language of the Documents relating to the recovery of expenses, attorney's fees and legal expenses, the Administrative Agent, the Collateral Agent and the Lenders may be limited to recovery of any reasonable expenses or attorney's fees and legal expenses with respect to the enforcement of the Documents or the liens and security interests created thereunder.

            (n) We express no opinion as to any provisions in the Documents (i) deeming sales of, or otherwise dealing with, pledged collateral to have been made in a commercially reasonable manner; or (ii) restoring the Administrative Agent, the Collateral Agent or any secured party to its original position after the Administrative

March 27, 2000
To the Administrative Agent,
the Collateral Agent and each of
the Lenders party to the Amended
and Restated Credit Agreement
referred to below
Page 9


Agent or the Collateral Agent has commenced any proceeding and such proceeding has been discontinued or abandoned for any reason or shall have been determined adversely to the Administrative Agent or the Collateral Agent.

            (o) Except as expressly provided in paragraph 8 we express no opinion with respect to a security interest in money, securities or instruments.

            (p) With respect to the security interests created under the Amended and Restated Pledge Agreement, we have assumed with your permission and without independent investigation that from and after the date of this opinion and at all relevant times hereafter:

                  (i) none of the Stock consists of uncertificated securities;
            and

                  (ii) that the laws of the State of New York exclusively govern the pledge of the Stock and the realization of any rights thereto under the Amended and Restated Pledge Agreement regardless of the jurisdiction of incorporation or organization of any issuer of such Stock.

            (r) We express no opinion as to the right, title or interest of any Person to any property or, except as expressly provided in paragraphs 8 and 9, perfection of any security interest in respect of any collateral or, except as expressly provided in paragraphs 8 and 9, the creation of a security interest in or other lien on any property.

            (s) We express no opinion as to (i) the validity or perfection of the security interests created by each of the Security Documents as they relate to any interest in or claim in, or under, any policy of insurance, (ii) the validity or perfection of the security interests in any property or assets located in or deemed located in any jurisdiction other than the State of New York, (iii) the creation or perfection of a security interest in any trademarks, patents, intellectual property, computer programs, computer data bases, other computer related property, tangible property embodying or incorporating copyrights or copyright registrations, or copyright registrations, or any agreements, documents or

March 27, 2000
To the Administrative Agent,
the Collateral Agent and each of
the Lenders party to the Amended
and Restated Credit Agreement
referred to below
Page 10


instruments relating thereto or (iv) the factual accuracy of the description of the Collateral in the Security Documents and the financing statements being filed.

            (t) The opinions set forth in paragraphs 8 and 9 with respect to security interests under the New York UCC, are subject to the qualifications and assumptions listed above and the following additional qualifications: (i) such opinion applies only to collateral to the extent specifically described in paragraphs 8 and 9; (ii) no opinion is expressed with respect to any deposit accounts; (iii) for your information, a security interest in proceeds is limited to the extent set forth in Section 9-306 of the New York UCC, and the perfection of a security interest in proceeds may require additional filings of financing statements or other action thereunder; and (iv) perfection of the applicable security interests will be terminated (a) as to any collateral acquired by the applicable debtor more than four months after it changes its name, identity or corporate structure so as to make the applicable financing statement seriously misleading, unless a new appropriate financing statement indicating the new name, identity or corporate structure of the applicable debtor is properly filed before the expiration of such four month period; (b) as to any collateral consisting of receivables, general intangibles or chattel paper in which there is a non-possessory security interest and as to goods which are mobile and are of a type normally used in more than one jurisdiction, four months after the applicable debtor changes its chief executive office to a new jurisdiction outside of the state in which such debtor was located at the time the security interest was perfected (or if earlier when perfection under the laws of the State of New York would have ceased as set forth above) unless such security interests are perfected in such new jurisdiction prior to such termination, and
(c) as to any collateral perfected by possession, upon a lapse in possession.

            (u) We have not been requested to render and, with your permission, we express no opinion as to the applicability to the obligations of the Borrower under the Amended and Restated Credit Agreement of Section 548 of the Bankruptcy Code and Article 10 of the New York Debtor & Creditor Law relating to fraudulent transfers and obligations. We understand, without independent verification, that, to the extent they have deemed necessary in the context of the proposed transaction, the Lenders have

March 27, 2000
To the Administrative Agent,
the Collateral Agent and each of
the Lenders party to the Amended
and Restated Credit Agreement
referred to below
Page 11


satisfied themselves on the basis of, among other things, the financial information furnished to the Lenders and their knowledge of the credit facilities available to the Borrower, that neither the Borrower nor either of its Subsidiaries is insolvent and that neither the Borrower nor either of its Subsidiaries will be rendered insolvent by the transactions contemplated by the Amended and Restated Credit Agreement and the other Credit Documents and that, after giving effect to such transactions, neither the Borrower nor either of its Subsidiaries will be left with unreasonably small capital with which to engage in its anticipated business and that neither the Borrower nor either of its Subsidiaries will have intended to incur, or will have believed it has incurred, debts beyond its ability to pay as such debts mature.

            Notwithstanding the qualifications and exceptions set forth in clauses (c), (e) and (f) above, such qualifications and exceptions do not render the remedies under the Credit Documents inadequate for the practical realization of the benefits intended to be provided under the Credit Documents.

            We are members of the Bar of the State of New York, and we do not hold ourselves out as being conversant with, and express no opinion as to, the laws of any jurisdiction other than those of the United States of America, the State of New York and the general corporate law of the State of Delaware.

            We note that the New York UCC provides that perfection, the effect of perfection and non-perfection, and priority of security interests are governed by the laws of the jurisdiction in which collateral or the debtor is located, and we are not opining as to whether New York substantive law would apply in any such other jurisdiction.

March 27, 2000
To the Administrative Agent,
the Collateral Agent and each of
the Lenders party to the Amended
and Restated Credit Agreement
referred to below
Page 12


            This opinion is being furnished only to the addressees and is solely for their benefit and the benefit of their permitted participants and assigns in connection with the above transaction. This opinion may not be relied upon for any other purpose, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                    Very truly yours,

                                                                       EXHIBIT F
                                                                       ---------

                         FORM OF OFFICERS' CERTIFICATE
                         -----------------------------

          I, the undersigned, [Chairman/Vice Chairman/President/Vice President] of [Name of Credit Party], a [corporation] [limited liability company] organized and existing under the laws of the State of ________________ (the "Company"), do hereby certify on behalf of the Company that:

          1. This Certificate is furnished pursuant to Section 6.01(c)(i) of the Amended and Restated Credit Agreement, dated as of October 20, 1999 and amended and restated as of March 27, 2000, among FairPoint Communications Corp., (the "Borrower"), as Borrower, the lenders from time to time party thereto (the "Lenders"), Banc of America Securities LLC, as Co-Arranger, Deutsche Bank Securities Inc, as Co-Arranger, First Union Securities, Inc., as Co-Arranger, CoBank, ACB, as Co-Arranger, and Bank of America, N.A., as Administrative Agent (such Amended and Restated Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

          2. The following named individuals are elected officers of the Company, each holds the office of the Company set forth opposite his name and has held such office since __________, 19__./1/ The signature written opposite the name and title of each such officer is his genuine signature.

             Name/2/               Office               Signature
           -----------           ----------           -------------

           -----------           ----------           -------------

           -----------           ----------           -------------

           -----------           ----------           -------------


          3. Attached hereto as Exhibit A is a certified copy of the [Certificate of Incorporation] [Certificate of Formation] or equivalent organizational document of the Company, as filed in the Office of the Secretary of State of the State of _________________ on ___________, 19__, together with all amendments thereto adopted through the date hereof.


---------------
/1/ Insert a date prior to the time of any corporate action relating to the Credit Documents or related documentation.

/2/ Include name, office and signature of each officer who will sign any Credit Document, including the officer who will sign the certification at the end of this Certificate or related documentation.

                                                                       EXHIBIT F
                                                                          Page 2


          4. Attached hereto as Exhibit B is a true and correct copy of the [By-Laws] [Limited Liability Company Agreement] or equivalent organizational document of the Company which [were] [was] duly adopted, [are] [is] in full force and effect on the date hereof, and [have] [has] been in effect since _____________, 19__.

          5. Attached hereto as Exhibit C is a true and correct copy of resolutions which were duly adopted on __________, 2000 [by unanimous written consent of the [Board of Directors] [Members] of the Company] [by a meeting of the [Board of Directors] [Members] of the Company at which a quorum was present and acting throughout], and said resolutions have not been rescinded, amended or modified. Except as attached hereto as Exhibit C, no resolutions have been adopted by the [Board of Directors] [Members] of the Company which deal with the execution, delivery or performance of the Credit Documents.

         [6. On the date hereof, all of the applicable conditions set forth in Sections 6.01(e), (f), (g), and (p) have been satisfied.

          7. On the date hereof, the representations and warranties contained in the Credit Agreement or in the other Credit Documents to which the Company is a party are true and correct in all material respects with the same effect as though such representations and warranties had been made on the date hereof, both before and after giving effect to the incurrence of Revolving Loans on the date hereof and the application of the proceeds thereof, unless stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

          8. On the date hereof, no Default or Event of Default has occurred and is continuing or would result from the Borrowing to occur on the date hereof or from the application of the proceeds thereof.]/3/

         [6][9]. There is no proceeding for the dissolution or liquidation of the Company or threatening its existence.

          IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of ___________, 2000.

                                        [NAME OF CREDIT PARTY]



                                        ----------------------------------------
                                        Name:
                                        Title:


---------------
/3/ Insert bracketed items 6 through 8 only in the Officer's Certificate of the Borrower.

                                                                       EXHIBIT F
                                                                          Page 3


          I, the undersigned, [Secretary/Assistant Secretary] of the Company, do hereby certify on behalf of the Company that:

          1. [Name of Person making above certifications] is the duly elected and qualified [Chairman/Vice Chairman/President/Vice President or LLC Equivalent] of the Company and the signature above is his genuine signature.

          2. The certification made by [name of Person making above certifications] on behalf of the Company in Item [6][9] above is true and correct.

          IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of ___________, 2000.

                                        [NAME OF CREDIT PARTY]



                                        ----------------------------------------
                                        Name:
                                        Title:

                                                         [CONFORMED AS EXECUTED]

                                                                       EXHIBIT G

                    AMENDED AND RESTATED SUBSIDIARY GUARANTY

            AMENDED AND RESTATED SUBSIDIARY GUARANTY, dated as of October 20, 1999 and amended and restated as of March 27, 2000 (as amended, modified or supplemented from time to time, this "Guaranty"), made by each of the undersigned (each, a "Guarantor" and together with any other entity that becomes a party hereto pursuant to Section 26 hereof, collectively, the "Guarantors"). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

                                   WITNESSETH:

            WHEREAS FairPoint Communications Corp. (the "Borrower"), the lenders from time to time party thereto (the "Lenders"), Banc of America Securities LLC, as Co-Arranger, Deutsche Bank Securities Inc., as Co-Arranger, First Union Securities, Inc., as Co-Arranger, CoBank, ACB, as Co-Arranger (each a "Co-Arranger" and together the "Co-Arrangers") and Bank of America, N.A., as Administrative Agent (the "Administrative Agent", together with the Lenders, the Issuing Lender, the Co-Arrangers and the Collateral Agent, the "Lender Creditors"), have entered into an Amended and Restated Credit Agreement, dated as of October 20, 1999 and amended and restated as of March 27, 2000 (as amended, amended and restated, modified or supplemented from time to time, the "Credit Agreement"), providing for the making of Revolving Loans to, and the issuance of Letters of Credit for the account of, the Borrower as contemplated therein;

            WHEREAS, the Borrower may from time to time be party to one or more Interest Rate Agreements (each such Interest Rate Agreement with an Interest Rate Creditor (as defined below), a "Secured Interest Rate Agreement") with Bank of America, N.A., in its individual capacity ("Bank of America"), any Lender or a syndicate of financial institutions organized by Bank of America or such Lender or an affiliate of Bank of America or such Lender (even if Bank of America or any such Lender ceases to be a Lender under the Credit Agreement for any reason), and any institution that participates therein, and in each case their subsequent assigns (collectively, the "Interest Rate Creditors," and together with the Lender Creditors, collectively, the "Creditors");

            WHEREAS, each Guarantor is a wholly-owned direct or indirect Subsidiary of the Borrower;

            WHEREAS, it is a condition to the making of Revolving Loans to, and the issuance of Letters of Credit for the account of, the Borrower under the Credit Agreement that each Guarantor shall have executed and delivered this Guaranty; and

            WHEREAS, each Guarantor will obtain benefits from the incurrence of Revolving Loans by, and the issuance of Letters of Credit for the account of, the Borrower under the Credit Agreement and the entering into of Secured Interest Rate Agreements and, accordingly, desires to execute this Guaranty in order to satisfy the conditions described in the preceding paragraph and to induce the Lenders to make Revolving Loans to the Borrower, the Issuing Lender to issue Letters of Credit for the account of the Borrower and Interest Rate Creditors to enter into Secured Interest Rate Agreements;

            NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Creditors and hereby covenants and agrees with each Creditor as follows:

            1. Each Guarantor irrevocably and unconditionally. and jointly and severally, guarantees:

            (i) to the Lender Creditors, the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (a) the principal of and interest on the Revolving Notes issued by, and the Revolving Loans made to, the Borrower under the Credit Agreement, and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit issued under the Credit Agreement and (b) all other obligations (including obligations which, but for any automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities owing by the Borrower to the Lender Creditors under the Credit Agreement and the other Credit Documents (including, without limitation, indemnities, Fees and interest thereon) now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement or any other Credit Document and the due performance and compliance with the terms of the Credit Documents by the Borrower (all such principal, interest, liabilities and obligations, the "Credit Document Obligations"); and

            (ii) to the Interest Rate Creditors, the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for any automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities owing by the Borrower under any Secured Interest Rate Agreement, whether now in existence or hereafter arising, and the due performance and compliance by the Borrower with all terms, conditions and agreements contained therein (all such obligations and liabilities, the "Interest Rate Obligations", and the Interest Rate Obligations together with the Credit Document Obligations, collectively, the "Guaranteed Obligations").

Each Guarantor understands, agrees and confirms that the Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against each Guarantor without proceeding against the Borrower, any other Guarantor or any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations. All payments by each Guarantor under this Guaranty shall be made on the same basis as payments by the Borrower under Sections 5.03 and 5.04 of the Credit Agreement.

            2. Additionally, each Guarantor, jointly and severally, unconditionally and irrevocably, guarantees the payment of any and all Guaranteed Obligations to the Creditors whether or not due or payable by the Borrower upon the occurrence in respect of the Borrower of any of the events specified in Section 10.05 of the Credit Agreement, and unconditionally and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Creditors, on demand, in lawful money of the United States of America.

            3. The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrower whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the indebtedness of the Borrower, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower or (e) any payment made to any Creditor on the indebtedness which any Creditor repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

            4. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor or the Borrower and whether or not any other Guarantor, any other guarantor of the Borrower or the Borrower be joined in any such action or actions.

            5. Each Guarantor hereby waives notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Administrative Agent or any other Creditor against, and any other notice to, any party liable thereon (including such Guarantor or any other guarantor of the Borrower).

            6. Any Creditor may at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring responsibility to such Guarantor, without impairing or releasing the obligations of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

            (i) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew or alter, any of the Guaranteed Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

            (ii) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

            (iii) exercise or refrain from exercising any rights against the Borrower, any other guarantor or others or otherwise act or refrain from acting;

            (iv) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower (other than the Creditors);

            (v) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Creditors regardless of what liabilities of the Borrower remain unpaid;

            (vi) consent to or waive any breach of, or any act, omission or default under, any of the Credit Documents, the Secured Interest Rate Agreements or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Credit Documents, the Secured Interest Rate Agreements or any of such other instruments or agreements; and/or

            (vii) act or fail to act in any manner referred to in this Guaranty which may deprive such Guarantor of its right to subrogation against the Borrower to recover full indemnity for any payments made pursuant to this Guaranty.

            7. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the Guaranteed Obligations.

            8. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Creditor would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Creditor to inquire into the capacity or powers of the Borrower or any of its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

            9. Any indebtedness of the Borrower now or hereafter held by any Guarantor is hereby subordinated to the indebtedness of the Borrower to the Creditors; and such indebtedness of the Borrower to any Guarantor, if the Collateral Agent so requests after an Event of Default (as hereinafter defined) has occurred, shall be collected, enforced and received by such Guarantor as trustee for the Creditors and be paid over to the Creditors on account of the indebtedness of the Borrower to the Creditors, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any indebtedness of the Borrower to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

            10. (a) Each Guarantor hereby waives any right (except as shall be required by applicable statute and cannot be waived) to require the Creditors to: (i) proceed against the Borrower, any other Guarantor, any other guarantor of the Borrower or any other party; (ii) proceed against or exhaust any security held from the Borrower, any other Guarantor, any other guarantor of the Borrower or any other party; or (iii) pursue any other remedy in the Creditors' power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of the Borrower, any other Guarantor, any other guarantor of the Borrower or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other Guarantor, any other guarantor of the Borrower or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. The Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or the other Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder, except to the extent the Guaranteed Obligations have been paid in full. Each Guarantor waives any defense arising out of any such election by the Administrative Agent, the Collateral Agent and the other Creditors, even though such election may operate to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower, any other Guarantor or any other party or any security.

            (b) Each Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which any Guarantor assumes and incurs hereunder, and agrees that the Creditors shall have no duty to advise such Guarantor of information known to them regarding such circumstances or risks.

            (c) Until such time as the Guaranteed Obligations have been paid in full in cash or Cash Equivalents, each Guarantor hereby waives all rights of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) to the claims of the Creditors against the Borrower, any other Guarantor or any other guarantor of the Guaranteed Obligations and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from the Borrower or any other Guarantor which it may at any time otherwise have as a result of this Guaranty.

            11. If and to the extent that any Guarantor makes any payment to any Creditor or to any other Person pursuant to or in respect of this Guaranty, any claim which such Guarantor may have against the Borrower by reason thereof shall be subject and subordinate to the prior payment in full of the Guaranteed Obligations to each Creditor. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any indebtedness of the Borrower to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

            12. Each Guarantor covenants and agrees that on and after the date hereof and until the Total Revolving Commitment and all Secured Interest Rate Agreements have been terminated, no Revolving Note or Letter of Credit remains outstanding and all Guaranteed Obligations have been paid in full, such Guarantor shall take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in Section 8 or 9 of the Credit Agreement, and so that no Event of Default, is caused by the actions of such Guarantor or any of its Subsidiaries.

            13. Each Guarantor hereby jointly and severally agrees to pay, to the extent not paid pursuant to Section 12.01 of the Credit Agreement, all reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable fees and disbursements of counsel) of each Creditor in connection with the enforcement of this Guaranty and of the Administrative Agent in connection with any amendment, waiver or consent relating to this Guaranty.

            14. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Creditors and their successors and assigns to the extent permitted under the Credit Agreement.

            15. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of the Required Lenders (or to the extent required by Section 12.12 of the Credit Agreement, with the written consent of each Lender) and each Guarantor affected thereby (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released), provided that (x) no such change, waiver, modification or variance shall be made to this Section 15 without the consent of each Creditor affected thereby and (y) any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Creditors (and not all Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors (as defined below) of such Class. For the purpose of this Guaranty, the term "Class" shall mean each class of Creditors, i.e., whether (i) the Lender Creditors as holders of the Credit Document Obligations or (ii) the Interest Rate Creditors as holders of the Interest Rate Obligations. For the purpose of this Guaranty, the term "Requisite Creditors" of any Class shall mean (i) with respect to the Credit Document Obligations, the Required Lenders and (ii) with respect to the Interest Rate Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Secured Interest Rate Agreements.

            16. Each Guarantor acknowledges that an executed (or conformed) copy of each of the Credit Documents and the Secured Interest Rate Agreements has been made available to its principal executive officers and such officers are familiar with the contents thereof.

            17. In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term shall mean and include any "Event of Default" as defined in the Credit Agreement or any payment default under any Secured Interest Rate Agreement continuing after any applicable grace period), each Creditor is hereby authorized, at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Creditor to or for the credit or the account of any Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Creditor under this Guaranty, irrespective of whether or not such Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured. Each Creditor agrees to promptly notify the relevant Guarantor after any such set off and application, provided that the failure to give such notice shall not affect the validity of such set off and application.

            18. All notices, requests, demands or other communications provided for hereunder made in writing (including communications by facsimile transmission) shall be deemed to have been duly given or made when delivered to the Person to which such notice, request, demand or other communication is required or permitted to be given or made under this Guaranty, addressed to such party at (i) in the case of any Lender Creditor, as provided in the Credit Agreement, (ii) in the case of each Guarantor, at its address set forth opposite its signature below and (iii) in the case of any Interest Rate Creditor, at such address as such Interest Rate Creditor shall have specified in writing to the Guarantors; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.

            19. If claim is ever made upon any Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any such Creditor repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Creditor or any of its property or (ii) any settlement or compromise of any such claim effected by such Creditor with any such claimant (including the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of the Borrower, and each Guarantor shall be and remain liable to such Creditor hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such Creditor.

            20. (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE CREDITORS AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. Any legal action or proceeding with respect to this Guaranty or any other Credit Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Guaranty, each Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Guarantor irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each Guarantor at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of any of the Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Guarantor in any other jurisdiction.

            (b) Each Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

            (c) Each Guarantor and each Creditor hereby irrevocably waive all rights to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Guaranty, the other Credit Documents or the transactions contemplated hereby or thereby.

            21. (a) After the Termination Date (as defined below), this Guaranty shall terminate (provided that all indemnities set forth herein shall survive any such termination) and the Administrative Agent, at the request and expense of the respective Guarantor, will execute and deliver to such Guarantor a proper instrument or instruments acknowledging the satisfaction and termination of this Guaranty as provided above. As used in this Guaranty, "Termination Date" shall mean the date upon which the Total Revolving Commitment and all Secured Interest Rate Agreements have been terminated, no Revolving Note or Letter of Credit issued under the Credit Agreement is outstanding (and all Revolving Loans and all reimbursement obligations and

Unpaid Drawings with respect to Letters of Credit have been paid in full) and all other Obligations (as defined in the Credit Agreement) have been paid in full (other than arising from indemnities for which no request has been made).

            (b) In the event that (x) all of the capital stock of one or more Guarantors is sold or otherwise disposed of (including by way of the merger or consolidation of such Guarantor with or into another Person) or liquidated, in any such case in compliance with the requirements of Section 9.02 of the Credit Agreement (or such sale or other disposition or liquidation has been approved in writing by the Required Lenders (or all Lenders if required by Section 12.12 of the Credit Agreement)), and the proceeds of such sale, disposition or liquidation are applied, to the extent applicable, in accordance with the provisions of the Credit Agreement, such Guarantor shall be released from this Guaranty and this Guaranty shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock, partnership interests or other equity interests of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this Section 21).

            22. Each Guarantor, in addition to the subrogation rights it shall have against the Borrower under applicable law as a result of any payment it makes hereunder, shall also have a right of contribution against all other Guarantors in respect of any such payment pro rata among same based on their respective net fair values as enterprises, provided any such right of contribution shall be subject and subordinate to the prior payment in full of the Guaranteed Obligations (and such Guarantor's obligations in respect thereof). It is the desire and intent of each Guarantor and the Creditors that this Guaranty shall be enforced to the full extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If and to the extent that the obligations of any Guarantor under this Guaranty would, in the absence of this sentence, be adjudicated to be invalid or unenforceable because of any applicable state or federal law relating to fraudulent conveyances or transfers, then the amount of such Guarantor's liability hereunder in respect of the Guaranteed Obligations shall be deemed to be reduced ab initio to that maximum amount which would be permitted without causing such Guarantor's obligations hereunder to be so invalidated.

            23. The Creditors agree that this Guaranty may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Lenders and that no other Creditor shall have any right individually to seek to enforce or to enforce this Guaranty or to realize upon the security to be granted by the Pledge Agreement, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent for the benefit of the Creditors upon the terms of this Guaranty and the Pledge Agreement. The Creditors further agree that this Guaranty may not be enforced against any director, officer or employee of any Guarantor.

            24. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

            25. All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense.

            26. It is understood and agreed that any Subsidiary of the Borrower that is required to execute a counterpart of this Guaranty pursuant to the Credit Agreement shall automatically become a Guarantor hereunder by executing a counterpart hereof and delivering the same to the Administrative Agent.

            IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.


                                           FAIRPOINT COMMUNICATIONS CORP.
                                           - NEW YORK
                                           as a Guarantor

                                           By /s/ Timothy W. Henry
                                             ----------------------------------
                                             Title: Vice President of Finance


                                           FAIRPOINT COMMUNICATIONS CORP.
                                           - VIRGINIA
                                           as a Guarantor

                                           By /s/ Timothy W. Henry
                                             ----------------------------------
                                             Title: Vice President of Finance


Accepted and Agreed to:

BANK OF AMERICA, N.A.,
as Administrative Agent for the Lenders


By /s/ Pamela S. Kurtzman
  -------------------------------------
   Title: Principal

                                                         [CONFORMED AS EXECUTED]

                                                                       EXHIBIT H

                      AMENDED AND RESTATED PLEDGE AGREEMENT

            AMENDED AND RESTATED PLEDGE AGREEMENT, dated as of October 20, 1999 and amended and restated as of March 27, 2000 (as same may be further amended, amended and restated, modified or supplemented from time to time, this "Agreement"), made by FairPoint Communications Corp., a Delaware corporation (the "Borrower"), the Subsidiary Guarantors (as defined in the Credit Agreement referred to below) and each other Subsidiary of the Borrower that is required to execute a counterpart hereof pursuant to Section 25 of this Agreement (the "Pledgors", and each, a "Pledgor"), and Bank of America, N.A., not in its individual capacity but solely as Collateral Agent (including any successor collateral agent, the "Pledgee") for the benefit of (x) the Lenders, the Co-Arrangers, the Issuing Lender and the Administrative Agent under, and any other lenders from time to time party to, the Credit Agreement hereinafter referred to (such Lenders, Co-Arrangers, the Issuing Lender, the Administrative Agent and other lenders, if any, are hereinafter called the "Lender Creditors") and (y) if Bank of America, N.A., in its individual capacity ("Bank of America"), any Lender or any Affiliate of a Lender enters into one or more Interest Rate Agreements relating to the Revolving Loans with, or guaranteed by, any of the Pledgors, Bank of America, any such Lender or Lenders or a syndicate of financial institutions organized by Bank of America or an affiliate of Bank of America (even if Bank of America or the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason) so long as any such Lender or Affiliate participates in the extension of such Interest Rate Agreements and their subsequent assigns, if any (collectively, the "Interest Rate Creditors", and the Interest Rate Creditors together with the Lender Creditors, are hereinafter called the "Secured Creditors"). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement shall be used herein as so defined.

                              W I T N E S S E T H:

            WHEREAS, FairPoint Communications Corp. (the "Borrower"), the financial institutions from time to time party thereto (the "Lenders"), Banc of America LLC, as Co-Arranger, Deutsche Bank Securities Inc., as Co-Arranger, First Union Securities, Inc., as Co-Arranger, CoBank, ACB, as Co-Arranger (each a "Co-Arranger" and together, the "Co-Arrangers") and Bank of America, N.A. as Issuing Lender and Administrative Agent, have entered into an Amended and Restated Credit Agreement, dated as of October 20, 1999 and amended and restated as of March 27, 2000, providing for the making of Revolving Loans to the Borrower and the issuance of, and participation in, Letters of Credit as contemplated therein (as used herein, the term "Credit Agreement" means the Credit Agreement described above in this paragraph, as the same may be amended, modified or supplemented from time to time, and including any successor agreement extending the maturity of, or restructuring (including, but not limited to, the inclusion of additional borrowers thereunder that are Subsidiaries of the Borrower and whose obligations are guaranteed by the Subsidiary Guarantors thereunder or any increase in the amount borrowed) of all or any portion of the Indebtedness under such agreement or any successor agreements);

            WHEREAS, the Borrower may from time to time be party to one or more Interest Rate Agreements with the Interest Rate Creditors;

            WHEREAS, pursuant to an Amended and Restated Subsidiary Guaranty, dated as of October 20, 1999 and amended and restated as of March 27, 2000 (as amended, modified or supplemented from time to time, the "Subsidiary Guaranty"), each Pledgor (other than the Borrower) has jointly and severally guaranteed to the Secured Creditors the payment when due of all obligations and liabilities of the Borrower under or with respect to the Credit Documents and the Interest Rate Agreements;

            WHEREAS, it is a condition precedent to the making of Revolving Loans to the Borrower and the issuance of, and participation in, Letters of Credit for the account of the Borrower under the Credit Agreement that each Pledgor shall have executed and delivered to the Pledgee this Agreement; and

            WHEREAS, each Pledgor will obtain benefits from the incurrence of Revolving Loans by the Borrower and the issuance of Letters of Credit for the account of the Borrower under the Credit Agreement and the Borrower's entering into Interest Rate Agreements and, accordingly, desires to execute this Agreement in order to satisfy the conditions precedent described in the preceding paragraph and to induce the Lenders to make Revolving Loans to the Borrower and participate in Letters of Credit, to induce the Issuing Lender to issue Letters of Credit for the account of the Borrower, and to induce the Interest Rate Creditors to enter into Interest Rate Agreements with the Borrower;

            NOW, THEREFORE, in consideration of the benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Pledgee and hereby covenants and agrees with the Pledgee as follows:

            1. SECURITY FOR OBLIGATIONS. This Agreement is made by each Pledgor for the benefit of the Secured Creditors to secure:

            (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, indemnities, Fees and interest thereon) of such Pledgor owing to the Lender Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with the Credit Agreement and the other Credit Documents to which such Pledgor is a party (including all such obligations, liabilities and indebtedness under the Subsidiary Guaranty to which such Pledgor is a party) and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained in the Credit Agreement and such other Credit Documents (all such obligations, liabilities and indebtedness under this clause (i), except to the extent guaranteeing obligations of the Borrower under Interest Rate Agreements, being herein collectively called the "Credit

       Agreement Obligations");

            (ii) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, indemnities, fees and interest thereon) of such Pledgor owing to the Interest Rate Creditors, now existing or hereafter incurred under, arising out of or in connection with any Interest Rate Agreements, whether such Interest Rate Agreement is now in existence or hereinafter arising, including, in the case of Pledgors other than the Borrower, all obligations, liabilities and indebtedness under the Subsidiary Guaranty (as applicable), in each case, in respect of the Interest Rate Agreements (all such obligations, liabilities and indebtedness under this clause (ii) being herein collectively called the "Interest Rate Obligations");

            (iii) any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) and/or preserve its security interest therein;

            (iv) in the event of any proceeding for the collection of the Obligations (as defined below) or the enforcement of this Agreement, after an Event of Default (such term, as used in this Agreement, shall mean any Event of Default under, and as defined in, the Credit Agreement or any payment default under any Interest Rate Agreements and shall in any event include, without limitation, any payment default (after the expiration of any applicable grace period) on any of the Obligations) shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys' fees and court costs; and

            (v) all amounts paid by any Indemnitee to which such Indemnitee has the right to reimbursement under Section 11 of this Agreement.

all such obligations, liabilities, indebtedness, sums and expenses set forth in clauses (i) through (v) of this Section 1 being collectively called the "Obligations", it being acknowledged and agreed that the "Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

            2. DEFINITIONS; ANNEXES. (a) Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement shall be used herein as therein defined. Reference to singular terms shall include the plural and vice versa.

            (b) The following capitalized terms used herein shall have the definitions specified below:

            "Administrative Agent" has the meaning set forth in the Recitals hereto.

            "Adverse Claim" has the meaning given such term in Section 8-102(a)(l) of the UCC.

            "Agreement" has the meaning set forth in the first paragraph hereof.

            "Bank of America" has the meaning set forth in the first paragraph hereof.

            "Borrower" has the meaning set forth in the Recitals thereto.

            "Certificated Security" has the meaning given such term in Section 8-102(a)(4) of the UCC.

            "Class" has the meaning set forth in Section 22 hereof.

            "Clearing Corporation" has the meaning given such term in Section 8-102(a)(5) of the UCC.

            "Collateral" has the meaning set forth in Section 3.1 hereof.

            "Collateral Accounts" means all, if any, accounts established and maintained by the Pledgee in the name of any Pledgor to which Collateral may be credited.

            "Credit Agreement" has the meaning set forth in the Recitals hereto.

            "Credit Agreement Obligations" has the meaning set forth in Section 1 hereof.

            "Event of Default" has the meaning set forth in Section 1 hereof.

            "Financial Asset" has the meaning given such term in Section 8-102(a)(9) of the UCC.

            "Indemnitees" has the meaning set forth in Section 11 hereof.

            "Instrument" has the meaning given such term in Section 9-105(l)(i) of the UCC.

            "Interest Rate Creditors" has the meaning set forth in the first paragraph hereof.

            "Interest Rate Obligations" has the meaning set forth in Section 1 hereof.

            "Investment Property" has the meaning given such term in Section 9-115(f) of the UCC.

            "Lenders" has the meaning set forth in the Recitals thereto.

            "Lender Creditors" has the meaning set forth in the first paragraph hereof.

            "Limited Liability Company Assets" means all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all limited liability company capital and interest in other limited liability companies), at any time owned or represented by any Limited Liability Company Interest.

            "Limited Liability Company Interests means the entire limited liability company membership interest at any time owned by any Pledgor in any limited liability company.

            "Notes" mean (x) all intercompany notes at any time issued to each Pledgor and (y) all other promissory notes from time to time issued to, or held by, each Pledgor.

            "Obligations" has the meaning set forth in Section 1 hereof.

            "Partnership Assets" means all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all partnership capital and interest in other partnerships), at any time owned or represented by any Partnership Interest.

            "Partnership Interest" means the entire general partnership interest or limited partnership interest at any time owned by any Pledgor in any general partnership or limited partnership.

            "Pledged Notes" has the meaning set forth in Section 3.5 hereof.

            "Pledged Securities" shall mean all Securities pledged pursuant to
Section 3.1(b) hereof.

            "Pledgee" has the meaning set forth in the first paragraph hereof.

            "Pledgor" has the meaning set forth in the first paragraph hereof.

            "Proceeds" has the meaning given such term in Section 9-306(1) of the UCC.

            "Requisite Creditors" has the meaning set forth in Section 22 hereof.

            "Secured Creditors" has the meaning set forth in the first paragraph hereof.

            "Secured Debt Agreements" has the meaning set forth in Section 5 hereof.

            "Securities Account" has the meaning given such term in Section 8-501(a) of the UCC.

            "Securities Act" means the Securities Act of 1933, as amended, as in effect from time to time.

            "Security" and "Securities" has the meaning given such term in
Section 8-102(a)(15) of the UCC and shall in any event include all Stock and Notes (to the extent same constitute "Securities" under Section 8-102(a)(15)).

            "Security Entitlement" has the meaning given such term in Section 8-102(a)(17) of the UCC.

            "Stock" means (x) all of the issued and outstanding shares of capital stock of any corporation incorporated under the laws of the United States or any state or territory thereof at any time owned by any Pledgor.

            "Termination Date" has the meaning set forth in Section 19 hereof.

            "UCC" means the Uniform Commercial Code as in effect in the State of New York from time to time; provided that all references herein to specific sections or subsections of the UCC are references to such sections or subsections, as the case may be, of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

            "Uncertificated Security" has the meaning given such term in Section 8-102(a)(18) of the UCC.

            3. PLEDGE OF SECURITY INTEREST, ETC.

            3.1 Pledge. To secure the Obligations now or hereafter owed or to be performed by such Pledgor, each Pledgor does hereby grant, pledge and assign to the Pledgee for the benefit of the Secured Creditors, and does hereby create a continuing security interest (subject to those Liens permitted to exist with respect to the Collateral pursuant to the terms of all Secured Debt Agreements then in effect) in favor of the Pledgee for the benefit of the Secured Creditors in, all of the right, title and interest in and to the following, whether now existing or hereafter from time to time acquired (collectively, the "Collateral"):

            (a) each of the Collateral Accounts (to the extent a security interest therein is not created pursuant to the Security Agreement), including any and all assets of whatever type or kind deposited by such Pledgor in such Collateral Account, whether now owned or hereafter acquired, existing or arising, including, without limitation, all Financial Assets, Investment Property, moneys, checks, drafts, Instruments, Securities or interests therein of any type or nature deposited or required by the Credit Agreement or any other Secured Debt Agreement to be deposited in such Collateral Account, and all investments and all certificates and other Instruments (including depository receipts, if any) from time to time representing or evidencing the same, and all dividends, interest, distributions, cash and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

            (b) all Securities of such Pledgor from time to time;

            (c) all Limited Liability Company Interests of such Pledgor from time to time and all of its right, title and interest in each limited liability company to which each such interest relates, whether now existing or hereafter acquired, including, without limitation:

                  (A) all the capital thereof and its interest in all profits, losses, Limited Liability Company Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Limited Liability Company Interests;

                  (B) all other payments due or to become due to such Pledgor in respect of Limited Liability Company Interests, whether under any limited liability company agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

                  (C) all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any limited liability company agreement or operating agreement, or at law or otherwise in respect of such Limited Liability Company Interests;

                  (D) all present and future claims, if any, of such Pledgor against any such limited liability company for moneys loaned or advanced, for services rendered or otherwise;

                  (E) all of such Pledgor's rights under any limited liability company agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Limited Liability Company Interests, including any power to terminate, cancel or modify any limited liability company agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of any of such Pledgor in respect of such Limited Liability Company Interests and any such limited liability company, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Limited Liability Company Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

                  (F) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;

            (d) all Partnership Interests of such Pledgor from time to time and all of its right, title and interest in each partnership to which each such interest relates, whether now existing or hereafter acquired, including, without limitation:

                  (A) all the capital thereof and its interest in all profits, losses, Partnership Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Partnership Interests;

                  (B) all other payments due or to become due to such Pledgor in respect of Partnership Interests, whether under any partnership agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

                  (C) all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any partnership agreement or operating agreement, or at law or otherwise in respect of such Partnership Interests;

                  (D) all present and future claims, if any, of such Pledgor against any such partnership for moneys loaned or advanced, for services rendered or otherwise;

                  (E) all of such Pledgor's rights under any partnership
            agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Partnership Interests, including any power to terminate, cancel or modify any partnership agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of any of such Pledgor in respect of such Partnership Interests and any such partnership, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Partnership Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

                  (F) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;

            (e) all Security Entitlements of such Pledgor from time to time in any and all of the foregoing;

            (f) all Financial Assets and Investment Property of such Pledgor from time to time; and

            (g) all Proceeds of any and all of the foregoing.

            3.2 Procedures. (a) To the extent that any Pledgor at any time or from time to time owns, acquires or obtains any right, title or interest in any Collateral, such Collateral shall automatically (and without the taking of any action by the respective Pledgor) be pledged pursuant to Section 3.1 of this Agreement and, in addition thereto, such Pledgor shall (to the extent provided below) take the following actions as set forth below (as promptly as practicable and, in any event, within 10 days after it obtains such Collateral) for the benefit of the Pledgee and the Secured Creditors:

            (i) with respect to a Certificated Security (other than a Certificated Security credited on the books of a Clearing Corporation), the respective Pledgor shall physically deliver such Certificated Security to the Pledgee, with undated stock or other powers duly executed in blank by such Pledgor;

            (ii) with respect to an Uncertificated Security (other than an Uncertificated Security credited on the books of a Clearing Corporation), the respective Pledgor shall cause the issuer of such Uncertificated Security to duly authorize and execute, and deliver to the Pledgee, an agreement for the benefit of the Pledgee and the Secured Creditors substantially in the form of Annex G hereto (appropriately completed to the satisfaction of the Pledgee and with such modifications, if any, as shall be satisfactory to the Pledgee) pursuant to which such issuer agrees to comply with any and all instructions originated by the Pledgee without further consent by the registered owner and not to comply with instructions regarding such Uncertificated Security (and any Partnership Interests and Limited Liability Company Interests issued by such issuer) originated by any other Person other than a court of competent jurisdiction;

            (iii) with respect to a Certificated Security, Uncertificated Security, Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation (including a Federal Reserve Bank, Participants Trust Company or The Depository Trust Company), the respective Pledgor shall promptly notify the Pledgee thereof and shall promptly take all actions required (i) to comply with the applicable rules of such Clearing Corporation and (ii) to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 9-115 (4)(a) and (b), 9-115 (1)(e) and 8-106 (d) of the UCC). The Pledgor
      further agrees to take such actions as the Pledgee deems necessary or desirable to effect the foregoing;

            (iv) with respect to a Partnership Interest or a Limited Liability Company Interest (other than a Partnership Interest or Limited Liability Interest credited on the books of a Clearing Corporation), (1) if such Partnership Interest or Limited Liability Company Interest is represented by a certificate, the procedure set forth in Section 3.2(a)(i), and (2) if such Partnership Interest or Limited Liability Company Interest is not represented by a certificate, the procedure set forth in Section 3.2(a)(ii);

            (v) with respect to any Note, physical delivery of such Note to the Pledgee, endorsed to the Pledgee or endorsed in blank; and

            (vi) with respect to cash, to the extent not otherwise provided in the Security Agreement, (i) establishment by the Pledgee of a cash account in the name of such Pledgor over which the Pledgee shall have exclusive and absolute control and dominion (and no withdrawals or transfers may be made therefrom by any Person except with the prior written consent of the Pledgee) and (ii) deposit of such cash in such cash account.

            (b) In addition to the actions required to be taken pursuant to proceeding Section 3.2(a), each Pledgor shall take the following additional actions with respect to the Securities and Collateral (as defined below):

            (i) with respect to all Collateral of such Pledgor whereby or with respect to which the Pledgee may obtain "control" thereof within the meaning of Section 8-106 of the UCC (or under any provision of the UCC as same may be amended or supplemented from time to time, or under the laws of any relevant State other than the State of New York), the respective Pledgor shall take all actions as may be requested from time to time by the Pledgee so that "control" of such Collateral is obtained and at all times held by the Pledgee; and

            (ii) each Pledgor shall from time to time cause appropriate financing statements (on Form UCC-1 or other appropriate form) under the Uniform Commercial Code as in effect in the various relevant States, covering all Collateral hereunder (with the form of such financing statements to be satisfactory to the Pledgee), to be filed in the relevant filing offices so that at all times the Pledgee has a security interest in all Investment Property and other Collateral which is perfected by the filing of such financing statements (in each case to the maximum extent perfection by filing may be obtained under the laws of the relevant States, including, without limitation, Section 9-115(4)(b) of the UCC).

            3.3 Subsequently Acquired Collateral. If any Pledgor shall acquire (by purchase, stock dividend or otherwise) any additional Collateral at any time or from time to time after the date hereof, such Collateral shall automatically (and without any further action being required to be taken) be subject to the pledge and security interests created pursuant to Section 3.1 and, furthermore, the Pledgor will promptly thereafter take (or cause to be taken) all action with respect to such Collateral in accordance with the procedures set forth in
Section 3.2, and will promptly thereafter deliver to the Pledgee (i) a certificate executed by a principal executive officer of such Pledgor describing such Collateral and certifying that the same has been duly pledged in favor of the Pledgee (for the benefit of the Secured Creditors) hereunder and (ii) supplements to Annexes A through F hereto as are necessary to cause such annexes to be complete and accurate at such time.

            3.4 Transfer Taxes. Each pledge of Collateral under Section 3.1 or
Section 3.3 shall be accompanied by any transfer tax stamps required in connection with the pledge of such Collateral.

            3.5 Definition of Pledged Notes. All Notes at any time pledged or required to be pledged hereunder are hereinafter called the "Pledged Notes".

            3.6 Certain Representations and Warranties Regarding the Collateral. Each Pledgor represents and warrants that on the date hereof (i) each Subsidiary of such Pledgor, and the direct ownership thereof, is listed in Annex A hereto;
(ii) the Stock held by such Pledgor consists of the number and type of shares of the stock of the corporations as described in Annex B hereto; (iii) such Stock constitutes that percentage of the issued and outstanding capital stock of the issuing corporation as is set forth in Annex B hereto; (iv) the Notes held by such Pledgor consist of the promissory notes described in Annex C hereto where such Pledgor is listed as the lender; (v) the Limited Liability Company Interests held by such Pledgor consist of the number and type of interests of the Persons described in Annex D hereto; (vi) each such Limited Liability Company Interest constitutes that percentage of the issued and outstanding equity interest of the issuing Person as set forth in Annex D hereto; (vii) the Partnership Interests held by such Pledgor consist of the number and type of interests of the Persons described in Annex E hereto; (viii) each such Partnership Interest constitutes that percentage or portion of the entire partnership interest of the Partnership as set forth in Annex E hereto; (ix) the Pledgor has complied with the respective procedure set forth in Section 3.2(a) with respect to each item of Collateral described in Annexes A through E hereto; and (x) on the date hereof, such Pledgor owns no other Securities, Limited Liability Company Interests or Partnership Interests.

            4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Collateral, which may be held (in the discretion of the Pledgee) in the name of the relevant Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

            5. VOTING, ETC., WHILE NO EVENT OF DEFAULT. Unless and until there shall have occurred and be continuing an Event of Default (or a Default under Section 10.05 of the Credit Agreement), each Pledgor shall be entitled to exercise all voting rights attaching to any and all Collateral owned by it, and to give consents, waivers or ratifications in respect thereof provided that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate, result in breach of any covenant contained in, or be inconsistent with, any of the terms of this Agreement, the Credit Agreement, any other Credit Document or any Interest Rate Agreements (collectively, the "Secured Debt Agreements"), or which would have the effect of impairing the value of the Collateral or any part thereof or the position or interests of the Pledgee or any Secured Creditor therein. All such rights of a Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default (or a Default under Section 10.05 of the Credit Agreement) shall occur and be continuing and Section 7 hereof shall become applicable.

            6. DIVIDENDS AND OTHER DISTRIBUTIONS. Unless and until an Event of Default (or a Default under Section 10.05 of the Credit Agreement) shall have occurred and be continuing, all cash dividends, cash distributions, cash Proceeds and other cash amounts payable in respect of the Collateral shall be paid to the respective Pledgor. Subject to Section 3.2 hereof, the Pledgee shall be entitled to receive directly, and to retain as part of the Collateral:

            (i) all other or additional stock, notes, limited liability company interests, partnership interests, instruments or other securities or property (other than cash as set forth above) paid or distributed by way of dividend or otherwise in respect of the Collateral;

            (ii) all other or additional stock, notes, limited liability company interests, partnership interests, instruments or other securities or property (other than cash as set forth above) paid or distributed in respect of the Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

            (iii) all other or additional stock, notes, limited liability company interests, partnership interests, instruments or other securities or property (other than cash as set forth above) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization.

Nothing contained in this Section 6 shall limit or restrict in any way the Pledgee's right to receive the proceeds of the Collateral in any form in accordance with Section 3 of this Agreement. All dividends, distributions or other payments which are received by the respective Pledgor contrary to the provisions of this Section 6 or Section 7 shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of such Pledgor and shall be forthwith paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

            7. REMEDIES IN CASE OF AN EVENT OF DEFAULT OR CERTAIN DEFAULTS. In case an Event of Default shall have occurred and be continuing, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement or by any other Secured Debt Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, including, without limitation, all the rights and remedies of a secured party upon default under the Uniform Commercial Code of the State of New York, and the Pledgee shall be entitled, without limitation, to exercise any or all of the following rights, which each Pledgor hereby agrees to be commercially reasonable:

            (i) to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 to such Pledgor;

            (ii) to transfer all or any part of the Collateral into the Pledgee's name or the name of its nominee or nominees;

            (iii) to accelerate any Pledged Note which may be accelerated in accordance with its terms, and take any other lawful action to collect upon any Pledged Note (including, without limitation, to make any demand for payment thereon);

            (iv) to vote all or any part of the Collateral (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do
      so);

            (v) at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine; provided that at least 10 days' notice of the time and place of any such sale shall be given to such Pledgor. The Pledgee shall not be obligated to make such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Each purchaser at any such sale shall hold the property so sold absolutely free from any claim or right on the part of each Pledgor, and each Pledgor hereby waives and releases to the full extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise, and all rights, if any, of stay and/or appraisal which it now has or may at any time in the future have under rule of law or statute now existing or hereafter enacted. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of all Secured Creditors (or certain of them) may bid for and purchase (by bidding in Obligations or otherwise) all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto; and

            (vi) to set-off any and all Collateral against any and all Obligations, and to withdraw any and all cash or other Collateral from any and all Collateral Accounts and to apply such cash and other Collateral to the payment of any and all Obligations;

provided that, upon the occurrence of a Default under Section 10.05 of the Credit Agreement, the Pledgee may exercise the rights specified in clause (i) above.

            8. REMEDIES, ETC., CUMULATIVE. Each right, power and remedy of the Pledgee provided for in this Agreement or any other Secured Debt Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. Unless otherwise required by the Credit Documents, no notice to or demand on any Pledgor in any case shall entitle such Pledgor to any other or further notice or demand in similar other circumstances or constitute a waiver of any of the rights of the Pledgee or any Secured Creditor to any other or further action in any circumstances without demand or notice. The Secured Creditors agree that this Agreement may be enforced only by the action of the Pledgee, acting upon the instructions of the Required Lenders (or, after the date on which all Credit Agreement Obligations have been paid in full, the holders of at least a majority of the Interest Rate Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Pledgee or the holders of at least a majority of the Interest Rate Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Agreement and the other Credit Documents.

            9. APPLICATION OF PROCEEDS. (a) All moneys collected by the Pledgee upon any sale or other disposition of the Collateral pursuant to the terms of this Agreement, together with all other moneys received by the Pledgee hereunder, shall be applied to the payment of the Obligations in the manner provided in Section 7.4 of the Security Agreement.

            (b) It is understood and agreed that the Pledgors shall remain jointly and severally liable to the extent of any deficiency between the amount of proceeds of the Collateral hereunder and the aggregate amount of the Obligations.

            10. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

            11. INDEMNITY. Each Pledgor jointly and severally agrees (i) to indemnify and hold harmless the Pledgee, each Secured Creditor and their respective successors, assigns, employees, agents and servants (individually an "Indemnitee", and collectively, the "Indemnitees") from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all reasonable costs and expenses, including reasonable attorneys' fees, in each case arising out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under any other Secured Debt Agreement (but excluding any claims, demands, losses, judgments and liabilities (including liabilities for penalties); costs and expenses of whatsoever kind or nature to the extent incurred or arising by reason of gross negligence or willful misconduct of such Indemnitee). In no event shall any Indemnitee hereunder be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Agreement other than to account for monies or other property actually received by it in accordance with the terms hereof. If and to the extent that the obligations of any Pledgor under this Section 11 are unenforceable for any reason, each Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The indemnity obligations of each Pledgor contained in this
Section 11 shall continue in full force and effect notwithstanding the full payment of all the Notes issued under the Credit Agreement, the termination of all Interest Rate Agreements and Letters of Credit, and the payment of all other Obligations and notwithstanding the discharge thereof

            12. FURTHER ASSURANCES; POWER OF ATTORNEY. (a) Each Pledgor agrees that it will join with the Pledgee in executing and, at such Pledgors own expense, file and refile under the UCC or other applicable law such financing statements, continuation statements and other documents in such offices as the Pledgee (acting on its own or on the instructions of the Required Lenders) may reasonably deem necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the Pledgees security interest in the Collateral hereunder and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder or thereunder.

            (b) Each Pledgor hereby appoints the Pledgee such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time after the occurrence and during the continuance of an Event of Default, in the Pledgee's discretion to take any action and to execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement.

            13. THE PLEDGEE AS COLLATERAL AGENT. The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein and in Section 11 of the Credit Agreement.

            14. TRANSFER BY THE PLEDGORS. No Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except in accordance with the terms of this Agreement and the Credit Documents).

            15. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS. (a) Each Pledgor represents, warrants and covenants that:

            (i) it is the legal, beneficial and record owner of, and has good and marketable title to, all Collateral consisting of one or more Securities and that it has sufficient interest in all Collateral in which a security interest is purported to be created hereunder for such security interest to attach (subject, in each case, to no pledge, lien, mortgage, hypothecation, security interest, charge, option, Adverse Claim or other encumbrance whatsoever, except the liens and security interests created by this Agreement and liens permitted by Section 9.03(a) of the Credit Agreement);

            (ii) it has full power, authority and legal right to pledge all the Collateral pledged by it pursuant to this Agreement;

            (iii) this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable against such Pledgor in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

            (iv) except to the extent already obtained or made, no consent of any other party (including, without limitation, any stockholder or creditor of such Pledgor or any of their Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by such Pledgor in connection with
      (a) the execution, delivery or performance of this Agreement, (b) the validity or enforceability of this Agreement (except as set forth in clause (iii) above), (c) the perfection or enforceability of the Pledgee's security interest in the Collateral or (d) except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein;

            (v) the execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental instrumentality, domestic or foreign, known to be applicable to such Pledgor, or of the certificate of incorporation, operating agreement, limited liability company agreement or by-laws of such Pledgor or of any securities issued by such Pledgor or any of its Subsidiaries, or of any mortgage, deed of trust, indenture, lease, loan agreement, credit agreement or other contract, agreement or instrument or undertaking to which such Pledgor or any of its Subsidiaries is a party or which purports to be binding upon such Pledgor or any of its Subsidiaries or upon any of their respective assets and will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the assets of such Pledgor or any of its Subsidiaries except as contemplated by this Agreement;

            (vi) all of the Collateral (consisting of Securities, Limited Liability Company Interests or Partnership Interests) has been duly and validly issued, is fully paid and non-assessable and is subject to no options to purchase or similar rights;

            (vii) each of the Pledged Notes constitutes, or when executed by the obligor thereof will constitute, the legal, valid and binding obligation of such obligor, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); and

            (viii) the pledge, collateral assignment and delivery to the Pledgee of the Collateral consisting of certificated securities pursuant to this Agreement creates a valid and perfected first priority security interest in such Securities, and the proceeds thereof, subject to no prior Lien or encumbrance or to any agreement purporting to grant to any third party a Lien or encumbrance on the property or assets of such Pledgor which would include the Securities (other than Permitted Liens) and the Pledgee is entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfect security interests in respect of such Collateral; and

            (ix) "control" (as defined in Section 8-106 of the UCC) has been obtained by the Pledgee over all Collateral consisting of Securities (including Notes which are Securities) with respect to which such "control" may be obtained pursuant to Section 8-106 of the UCC.

            (b) Each Pledgor covenants and agrees that it will defend the Pledgee's right, title and security interest in and to the Securities and the proceeds thereof against the claims and demands of all persons whomsoever; and each Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the

Pledgee and the Secured Creditors.

            (c) Each Pledgor covenants and agrees that it will take no action which would violate any of the terms of any Secured Debt Agreement.

            16. CHIEF EXECUTIVE OFFICE; RECORDS. The chief executive office of each Pledgor is located at the address specified in Annex F hereto. Each Pledgor will not move its chief executive office except to such new location as such Pledgor may establish in accordance with the last sentence of this Section 16. The originals of all documents in the possession of such Pledgor evidencing all Collateral, including but not limited to all Limited Liability Company Interests and Partnership Interests, and the only original books of account and records of the Pledgor relating thereto are, and will continue to be, kept at such chief executive office at the location specified in Annex F hereto, or at such new locations as the Pledgor may establish in accordance with the last sentence of this Section 16. All Limited Liability Company Interests and Partnership Interests are, and will continue to be, maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, such chief executive office location specified in Annex F hereto, or such new locations as the Pledgor may establish in accordance with the last sentence of this Section 16. No Pledgor shall establish a new location for such offices until (i) it shall have given to the Collateral Agent not less than 30 days' prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request and (ii) with respect to such new location, it shall have taken all action, satisfactory to the Collateral Agent, to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. Promptly after establishing a new location for such offices in accordance with the immediately preceding sentence, the respective Pledgor shall deliver to the Pledgee a supplement to Annex F hereto so as to cause such Annex F hereto to be complete and accurate.

            17. PLEDGORS' OBLIGATIONS ABSOLUTE, ETC. The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever (other than termination of this Agreement pursuant to Section 19 hereof), including, without limitation:

            (i) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Secured Debt Agreement (other than this Agreement in accordance with its terms), or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof;

            (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument or this Agreement;

            (iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee;

            (iv) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or

            (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Pledgor or any Subsidiary of any Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.

            18. REGISTRATION, ETC. (a) If an Event of Default shall have occurred and be continuing and any Pledgor shall have received from the Pledgee a written request or requests that such Pledgor cause any registration, qualification or compliance under any Federal or state securities law or laws to be effected with respect to all or any part of the Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests, such Pledgor as soon as practicable and at its expense will use its best efforts to cause such registration to be effected (and be kept effective) and will use its best efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests, including, without limitation, registration under the Securities Act, as then in effect (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other governmental requirements; provided, that the Pledgee shall furnish to such Pledgor such information regarding the Pledgee as such Pledgor may request in writing and as shall be required in connection with any such registration, qualification or compliance. Each Pledgor will cause the Pledgee to be kept reasonably advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Pledgee such number of prospectuses, offering circulars and other documents incident thereto as the Pledgee from time to time may reasonably request, and will indemnify, to the extent permitted by law, the Pledgee and all other Secured Creditors participating in the distribution of such Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to such Pledgor by the Pledgee expressly for use therein.

            (b) If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests pursuant to Section 7, and such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Collateral or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion: (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under such Securities Act; (ii) may approach and negotiate with a single possible purchaser to effect such sale; and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Collateral at a price which the Pledgee, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until the registration as aforesaid.

            19. TERMINATION; RELEASE. (a) On the Termination Date (as defined below), this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination) and the Pledgee, at the request and expense of the respective Pledgor, will execute and deliver to such Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement (including, without limitation, UCC termination statements and instruments of satisfaction, discharge and/or reconveyance), and will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Pledgee and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee or any of its sub-agents hereunder and, with respect to any Collateral consisting of an Uncertificated Security (other than an Uncertificated Security credited on the books of a Clearing Corporation), a Partnership Interest or a Limited Liability Company Interest, a termination of the agreement relating thereto executed and delivered by the issuer of such Uncertificated Security pursuant to Section 3.2(a)(ii) or by the respective partnership or limited liability company pursuant to Section 3.2(a)(iv). As used in this Agreement, "Termination Date" shall mean the date upon which the Total Revolving Commitments and all Interest Rate Agreements have been terminated, no Letter of Credit or Note is outstanding (and all Revolving Loans have been paid in full), all Letters of Credit have been terminated, and all other Obligations then due and payable have been paid in full.

            (b) In the event that any part of the Collateral is sold or otherwise disposed of in connection with a sale or disposition permitted by
Section 9.02 of the Credit Agreement or is otherwise released at the direction of the Required Lenders (or all the Lenders if required by Section 12.12 of the Credit Agreement), and the proceeds of such sale or sales or from such release are applied in accordance with the terms of the Credit Agreement to the extent required to be so applied, the Pledgee, at the request and expense of the respective Pledgor will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and as may be in possession of the Pledgee and has not theretofore been released pursuant to this Agreement.

            (c) At any time that any Pledgor desires that Collateral be released as provided in the foregoing Section 19(a) or (b), it shall deliver to the Pledgee a certificate signed by a principal executive officer of such Pledgor stating that the release of the respective Collateral is permitted pursuant to
Section 19(a) or (b). If reasonably requested by the Pledgee (although the Pledgee shall have no obligation to make any such request), the relevant Pledgor shall furnish appropriate legal opinions (from counsel reasonably acceptable to the Pledgee) to the effect set forth in the immediately preceding sentence.

            (d) The Pledgee shall have no liability whatsoever to any Secured Creditor as the result of any release of Collateral by it in accordance with this Section 19.

            20. NOTICES, ETC. All notices and other communications hereunder shall be in writing and shall be delivered or mailed by first class mail, postage prepaid, addressed:

            (i) if to any Pledgor, at its address set forth opposite its signature below;

            (ii) if to the Pledgee, at:

                        Bank of America, N.A.
                        901 Main Street
                        64th Floor
                        Dallas, Texas 75202-3748
                        Attention: Pam Kurtzman
                        Tel: (214) 209-0860
                        Fax: (214) 209-9390

            (iii) if to any Lender (other than the Pledgee), at such address as such Lender shall have specified in the Credit Agreement;

            (iv) if to any Interest Rate Creditor, at such address as such Interest Rate Creditor shall have specified in writing to the Borrower and the Pledgee;

or at such address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

            21. THE PLEDGEE. The Pledgee will hold, directly or indirectly in accordance with this Agreement, all items of the Collateral at any time received by it under this Agreement. It is expressly understood and agreed that the obligations of the Pledgee with respect to the Collateral, interests therein and the disposition thereof and otherwise under this Agreement, are only those expressly set forth in the UCC and this Agreement.

            22. WAIVER; AMENDMENT. Except as contemplated in Section 25 hereof none of the terms and conditions of this Agreement may be changed, waived, discharged or terminated in any manner whatsoever unless such change, waiver, discharge or termination is in writing duly signed by each Pledgor to be bound thereby and the Collateral Agent (with the consent of the Required Lenders or, to the extent required by Section 12.12 of the Credit Agreement, all of the Lenders), provided, however, that no such change, waiver, modification or variance shall be made to Section 9 hereof or this Section 22 without the consent of each Secured Creditor adversely affected thereby, provided further that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such Class of Secured Creditors. For the purpose of this Agreement, the term "Class" shall mean each class of Secured Creditors, i.e., whether (x) the Lender Creditors as holders of the Credit Agreement Obligations or (y) the

Interest Rate Creditors as holders of the Interest Rate Obligations. For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of (x) with respect to each of the Credit Agreement Obligations, the Required Lenders and (y) with respect to the Interest Rate Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Agreements.

            23. MISCELLANEOUS. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to release and/or termination as set forth in Section 19, (ii) be binding upon each Pledgor, its successors and assigns; provided, however, that no Pledgor shall assign any of its rights or obligations hereunder without the prior written consent of the Pledgee (with the prior written consent of the Required Lenders or to the extent required by Section 12.12 of the Credit Agreement, all of the Lenders), and (iii) inure, together with the rights and remedies of the Pledgee hereunder, to the benefit of the Pledgee, the Secured Creditors and their respective successors, transferees and assigns. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. The headings of the several sections and subsections in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

            24. WAIVER OF JURY TRIAL. Each Pledgor hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this agreement or the transactions contemplated hereby.

            25. ADDITIONAL PLEDGORS. It is understood and agreed that any Subsidiary of the Borrower that is required to execute a counterpart of this Agreement after the date hereof pursuant to the Credit Agreement shall automatically become a Pledgor hereunder by executing a counterpart hereof and delivering the same to the Pledgee.

            26. RECOURSE. This Agreement is made with full recourse to the Pledgors and pursuant to and upon all the representations, warranties, covenants and agreements on the part of the Pledgors contained herein and in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

            27. LIMITED OBLIGATIONS. It is the desire and intent of each Pledgor and the Secured Creditors that this Agreement shall be enforced against each Pledgor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Notwithstanding anything to the contrary contained herein, in furtherance of the foregoing, it is noted that the obligations of each Pledgor constituting a Subsidiary Guarantor have been limited as provided in the Subsidiary Guaranty.

            28. PLEDGEE NOT A PARTNER OR LIMITED LIABILITY COMPANY MEMBER. (a) Nothing herein shall be construed to make the Pledgee or any other Secured Creditor liable as a member of any limited liability company or partnership and neither the

Pledgee nor any other Secured Creditor by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or partnership. The parties hereto expressly agree that, unless the Pledgee shall become the absolute owner of Collateral consisting of a Limited Liability Company Interest or Partnership Interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Pledgee, any other Secured Creditor and/or any Pledgor.

            (b) Except as provided in the last sentence of paragraph (a) of this
Section 28, the Pledgee, by accepting this Agreement, did not intend to become a member of any limited liability company or partnership or otherwise be deemed to be a co-venturer with respect to any Pledgor or any limited liability company or partnership either before or after an Event of Default shall have occurred. The Pledgee shall have only those powers set forth herein and the Secured Creditors shall assume none of the duties, obligations or liabilities of a member of any limited liability company or partnership or any Pledgor except as provided in the last sentence of paragraph (a) of this Section 28.

            (c) The Pledgee and the other Secured Creditors shall not be obligated to perform or discharge any obligation of any Pledgor as a result of the pledge hereby effected.

            (d) The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee or any other Secured Creditor to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

                                   *  *  *

            IN WITNESS WHEREOF, each Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

Addresses:

c/o MJD Communications, Inc.           FAIRPOINT COMMUNICATIONS CORP.
521 East Morehead Street                  as Pledgor
Suite 250
Charlotte, North Carolina 28202
Attention: Timothy W. Henry            By: /s/ Timothy W. Henry
Tel: (704) 344-8150 Ext. 107               -------------------------------------
Fax: (704)344-8121                         Title: Vice President of Finance


c/o MJD Communications, Inc.           FAIRPOINT COMMUNICATIONS CORP. - NEW YORK
521 East Morehead Street                 as Pledgor
Suite 250
Charlotte, North Carolina 28202
Attention: Timothy W. Henry            By: /s/ Timothy W. Henry
Tel: (704) 344-8150 Ext. 107               -------------------------------------
Fax: (704)344-8121                         Title: Vice President of Finance


c/o MJD Communications, Inc.           FAIRPOINT COMMUNICATIONS CORP. - VIRGINIA
521 East Morehead Street                 as Pledgor
Suite 250
Charlotte, North Carolina 28202
Attention: Timothy W. Henry            By: /s/ Timothy W. Henry
Tel: (704) 344-8150 Ext. 107               -------------------------------------
Fax: (704) 344-8121                    Title: Vice President of Finance


Accepted and agreed to:

BANK OF AMERICA, N.A.,
   not in its individual capacity but solely as Collateral Agent and Pledgee

By /s/ Pamela S. Kurtzman
   ----------------------------------
   Title: Principal

                                                                         ANNEX A

                              LIST OF SUBSIDIARIES

                        [TO BE PROVIDED BY THE BORROWER]

                                                                         ANNEX B

                                  LIST OF STOCK

  Name of
  Issuing      Type of   Number of   Certificate   Percentage   Sub-clause of Section 3.2(a)
Corporation    Shares      Shares        No.         Owned           of Pledge Agreement
-----------    ------      ------        ---         -----           -------------------


                        [TO BE PROVIDED BY THE BORROWER]

                                                                         ANNEX C

                                  LIST OF NOTES

                                                    Sub-clause of Section 3.2(a)
Amount      Maturity Date          Obligor              of Pledge Agreement
------      -------------          -------              -------------------

                        [TO BE PROVIDED BY THE BORROWER]

                                                                         ANNEX D

                   LIST OF LIMITED LIABILITY COMPANY INTERESTS

  Name of         Type of                           Sub-clause of Section 3.2(a)
Partnership       Interest      Percentage Owned          of Pledge Agreement
-----------       --------      ----------------          -------------------

                        [TO BE PROVIDED BY THE BORROWER]

                                                                         ANNEX E

                          LIST OF PARTNERSHIP INTERESTS

  Name of         Type of                           Sub-clause of Section 3.2(a)
Partnership       Interest      Percentage Owned          of Pledge Agreement
-----------       --------      ----------------          -------------------

                        [TO BE PROVIDED BY THE BORROWER]

                                                                         ANNEX F

                        LIST OF CHIEF EXECUTIVE OFFICES

                        [TO BE PROVIDED BY THE BORROWER]

                                                                         ANNEX G

    Form of Agreement Regarding Uncertificated Securities, Limited Liability
                   Company Interests and Partnership Interests

            AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement"), dated as of _______, _____, among each of the undersigned pledgors (each a "Pledgor" and, collectively, the "Pledgors"), Bank of America, N.A., not in its individual capacity but solely as Collateral Agent (the "Pledgee"), and ___________, as the issuer of the Uncertificated Securities, Limited Liability Company Interests and/or Partnership Interests (each as defined below) (the "Issuer").

                              W I T N E S S E T H:

            WHEREAS, each Pledgor and the Pledgee are entering into an Amended and Restated Pledge Agreement, dated as of October 20, 1999 and amended and restated as of March 27, 2000 (as amended, amended and restated, modified or supplemented from time to time, the "Pledge Agreement"), under which, among other things, in order to secure the payment of the Obligations (as defined in the Pledge Agreement), each Pledgor will pledge to the Pledgee for the benefit of the Secured Creditors (as defined in the Pledge Agreement), and grant a security interest in favor of the Pledgee for the benefit of the Secured Creditors in, all of the right, title and interest of such Pledgor in and to any and all (1) "uncertificated securities" (as defined in Section 8-102(a)(18) of the Uniform Commercial Code, as adopted in the State of New York) ("Uncertificated Securities"), (2) Partnership Interests (as defined in the Pledge Agreement) and (3) Limited Liability Company Interests (as defined in the Pledge Agreement), in each case issued from time to time by the Issuer, whether now existing or hereafter from time to time acquired by such Pledgor (with all of such Uncertificated Securities, Partnership Interests and Limited Liability Company Interests being herein collectively called the "Issuer Pledged Interests"); and

            WHEREAS, each Pledgor desires the Issuer to enter into this Agreement in order to perfect the security interest of the Pledgee under the Pledge Agreement in the Issuer Pledged Interests, to vest in the Pledgee control of the Issuer Pledge Interests and to provide for the rights of the parties under this Agreement;

            NOW THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            1. Each Pledgor hereby irrevocably authorizes and directs the Issuer, and the Issuer hereby agrees, to comply with any and all instructions and orders originated by the Pledgee (and its successors and assigns) regarding any and all of the Issuer Pledged Interests without the further consent by the registered owner (including the respective Pledgor), and not to comply with any instructions or orders regarding any or all of the Issuer Pledged Interests

                                                                         Annex G
                                                                          Page 2


originated by any person or entity other than the Pledgee (and its successors and assigns) or a court of competent jurisdiction.

            2. The Issuer hereby certifies that (i) no notice of any security interest, lien or other encumbrance or claim affecting the Issuer Pledged Interests (other than the security interest of the Pledgee) has been received by it, and (ii) the security interest of the Pledgee in the Issuer Pledged Interests has been registered in the books and records of the Issuer.

            3. The Issuer hereby represents and warrants that (i) the pledge by the Pledgors of, and the granting by the Pledgors of a security interest in, the Issuer Pledged Interests to the Pledgee, for the benefit of the Secured Creditors, does not violate the charter, by-laws, partnership agreement, membership agreement or any other agreement governing the Issuer or the Issuer Pledged Interests, and (ii) the Issuer Pledged Interests are fully paid and nonassessable.

            4. All notices, statements of accounts, reports, prospectuses, financial statements and other communications to be sent to any Pledgor by the Issuer in respect of the Issuer will also be sent to the Pledgee at the following address:

                  Bank of America, N.A.,
                  901 Main Street
                  64th Floor
                  Dallas, Texas 75202-3748
                  Attention: Pam Kurtzman
                  Tel: (214) 209-0860
                  Fax: (214) 209-9390

            5. Until the Pledgee shall have delivered written notice to the Issuer that all of the Obligations have been paid in full and this Agreement is terminated, the Issuer will send any and all redemptions, distributions, interest or other payments in respect of the Issuer Pledged Interests from the Issuer for the account of the Pledgor only by wire transfers to the following address:

                  ____________________________
                  ____________________________
                  ____________________________
                  ____________________________
                  [Account Information]
                  ABA No.: ________________________
                  Account in the Name of: _________
                  Account No.: ____________________

            6. Except as expressly provided otherwise in Sections 4 and 5, all notices, instructions, orders and communications hereunder shall be sent or delivered by mail, telex, telecopy or overnight courier service and all such notices and communications shall, when mailed, telexed, telecopied or sent by overnight courier, be effective when deposited in the mails or delivered to the overnight courier, prepaid and properly addressed for delivery on such or the

                                                                         Annex G
                                                                          Page 3


next Business Day, or sent by telex or telecopier, except that notices and communications to the Pledgee shall not be effective until received by the Pledgee. All notices and other communications shall be in writing and addressed as follows:

            (a)   if to any Pledgor, at:

                  c/o MJD Communications, Inc.
                  521 East Morehead Street
                  Suite 250
                  Charlotte, North Carolina 28202
                  Attention: Timothy W. Henry
                  Tel: (704) 344-8150 Ext. 108
                  Fax: (704) 344-8121

            (b)   if to the Pledgee, at:

                  Bank of America, N.A.,
                  901 Main Street
                  64th Floor
                  Dallas, Texas 75202-3748
                  Attention: Pam Kurtzman
                  Tel: (214) 209-0860
                  Fax: (214) 209-9390

            (c)   if to the Issuer, at:

                  ____________________________
                  ____________________________
                  ____________________________
                  Attention: _________________
                  Tel: ______________
                  Fax: ______________

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder. As used in this
Section 6, "Business Day" means any day other than a Saturday, Sunday, or other day in which banks in New York are authorized to remain closed.

            7. This Agreement shall be binding upon the successors and assigns of each Pledgor and the Issuer and shall inure to the benefit of and be enforceable by the Pledgee and its successors and assigns. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto. None of the terms and conditions of this Agreement may be changed,

                                                                         Annex G
                                                                          Page 4


waived, modified or varied in any manner whatsoever except in writing signed by the Pledgee, the Issuer and any Pledgor which at such time owns any Issuer Pledged Interests.

            8. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflict of laws.

            IN WITNESS WHEREOF, each Pledgor, the Pledgee and the Issuer have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.


                                       [                                   ]
                                          as a Pledgor


                                       By_______________________________________
                                         Name:
                                         Title:


                                       [                                   ]
                                          as a Pledgor


                                       By_______________________________________
                                         Name:
                                         Title:


                                       [                                   ]
                                          as a Pledgor


                                       By_______________________________________
                                         Name:
                                         Title:


                                     BANK OF AMERICA, N.A.,
                                       not in its individual capacity but solely
                                         as Collateral Agent and Pledgee


                                       By_______________________________________
                                         Name:
                                         Title:

                                     ANNEX A
                              LIST OF SUBSIDIARIES

FairPoint Communications Corp. -- New York
99 Troy Road
Suite 100
East Greenbush, NY 12061

      100 shares of Common Stock, par value $0.01 per share, authorized;
      100 shares issued and outstanding to FairPoint Communications Corp., having its principal office at 6324 Fairview Road, Suite 400, Charlotte, NC 28210.

FairPoint Communications Corn. -- Virginia
6324 Fairview Road
Suite 400
Charlotte, NC 28210

      25,000 shares of Common Stock, par value $1.00 per share, authorized; 100 shares issued and outstanding to FairPoint Communications Corp., having its principal office at 6324 Fairview Road, Suite 400, Charlotte, NC 28210.

FairPoint Communications Investments, LLC
6324 Fairview Road
Suite 400
Charlotte, NC 28210

      100% of membership interests owned by FairPoint Communications Corp., having its principal office at 6324 Fairview Road, Suite 400, Charlotte, NC 28210.

                                     ANNEX B
                                  LIST OF STOCK

  Name of
  Issuing                   Type of          Number of   Certificate   Percentage      Sub-clause of SS.3.2(a)
Corporation                 Shares            Shares         No.         Owned           of Pledge Agreement
-----------                 ------            ------         ---         -----           -------------------
FairPoint                   Common Stock     100              1          100%                    yes
Communications
Corp. - New York

FairPoint                   Common Stock     100              1          100%                    yes
Communications
Corp. - Virginia

                                     ANNEX C
                                  LIST OF NOTES

None.

                                    ANNEX D
                   LIST OF LIMITED LIABILITY COMPANY INTERESTS

FairPoint Communications Investments, LLC, a Delaware limited liability company.

      c/o FairPoint Communications Investments, LLC
      6324 Fairview Road
      Suite 400
      Charlotte, NC 28210

                                     ANNEX E
                          LIST OF PARTNERSHIP INTERESTS

None.

                                     ANNEX F
                         LIST OF CHIEF EXECUTIVE OFFICES

1.    FairPoint Communications Corp.
      6324 Fairview Road
      Suite 400
      Charlotte, NC 28210

2.    FairPoint Communications Corp. -- New York
      99 Troy Road
      Suite 100
      East Greenbush, NY 12061

3.    FairPoint Communications Corp. -- Virginia
      6324 Fairview Road
      Suite 400
      Charlotte, NC 28210

                                                         [CONFORMED AS EXECUTED]

                                                                       EXHIBIT I

================================================================================

                     AMENDED AND RESTATED SECURITY AGREEMENT

                                      among

                         FAIRPOINT COMMUNICATIONS CORP.,

                                  SUBSIDIARIES

                        OF FAIRPOINT COMMUNICATIONS CORP.

                                       and

                             BANK OF AMERICA, N.A.,
                               as Collateral Agent

                          Dated as of October 20, 1999
                  and Amended and Restated as of March 27, 2000

================================================================================

                     AMENDED AND RESTATED SECURITY AGREEMENT

            AMENDED AND RESTATED SECURITY AGREEMENT, dated as of October 20, 1999 and amended and restated as of March 27, 2000, among each of the undersigned assignors (each, an "Assignor" and, together with any other entity that becomes a party hereto pursuant to Section 10.11 hereof, the "Assignors") and Bank of America, N.A., as Collateral Agent (the "Collateral Agent") for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

                              W I T N E S S E T H:

            WHEREAS, FairPoint Communications Corp. (the "Borrower"), the lenders from time to time party thereto (the "Lenders"), Banc of America Securities LLC, as Co-Arranger, Deutsche Bank Securities Inc., as Co-Arranger, First Union Securities, Inc., as Co-Arranger, CoBank, ACB, as Co-Arranger (each a "Co-Arranger" and together, the "Co-Arrangers") and Bank of America, N.A., as Administrative Agent (together with any successor agent, the "Administrative Agent," and together with the Collateral Agent and the Lenders, the "Lender Creditors"), have entered into an Amended and Restated Credit Agreement, dated as of October 20, 1999 and amended and restated as of March 27, 2000 (as amended, modified or supplemented from time to time, the "Credit Agreement"), providing for the making of Revolving Loans to the Borrower and the issuance of, and participation in, Letters of Credit for the account of the Borrower, all as contemplated therein;

            WHEREAS, the Borrower may at any time and from time to time enter into one or more Interest Rate Agreements with one or more Lenders or affiliates thereof (each such Lender or affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender's or affiliate's successors and assigns, if any, collectively, the "Other Creditors", and together with the Lender Creditors, are herein called the "Secured Creditors");

            WHEREAS, pursuant to the Amended and Restated Subsidiary Guaranty, each Subsidiary Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of all obligations and liabilities of the Borrower under or with respect to the Credit Documents and the Interest Rate Agreements;

            WHEREAS, it is a condition precedent to the making of Revolving Loans to the Borrower and the issuance of Letters of Credit for the account of the Borrower under the Credit Agreement that the Assignors shall have executed and delivered to the Collateral Agent this Agreement; and

            WHEREAS, each Assignor desires to execute this Agreement to satisfy the conditions described in the preceding paragraph;

            NOW, THEREFORE, in consideration of the benefits accruing to each Assignor, the receipt and sufficiency of which are hereby acknowledged, each Assignor hereby makes the following representations and warranties to the Collateral Agent and hereby covenants and agrees with the Collateral Agent as follows:

                                    ARTICLE I

                               SECURITY INTERESTS

            1.1. Grant of Security Interests. (a) As security for the prompt and complete payment and performance when due of all of its Obligations, each Assignor does hereby assign and transfer unto the Collateral Agent, and does hereby pledge and grant to the Collateral Agent for the benefit of the Secured Creditors, a continuing security interest of first priority in, all of the right, title and interest of such Assignor in, to and under all of the following, whether now existing or hereafter from time to time acquired: (i) each and every Receivable, (ii) all Contracts, together with all Contract Rights arising thereunder (other than Contracts which would be breached by the grant of the security interests created therein pursuant to the terms of this Agreement),
(iii) all Inventory, (iv) all Equipment, (v) all Marks, together with the registrations and right to all renewals thereof, and the goodwill of the business of such Assignor symbolized by the Marks, (vi) all Patents and Copyrights, (vii) all computer programs of such Assignor and all intellectual property rights therein and all other proprietary information of such Assignor, including, but not limited to, trade secrets, (viii) all other Goods, General Intangibles, Chattel Paper, Documents and Instruments, (ix) the Cash Collateral Account and all monies, securities and instruments deposited or required to be deposited in such Cash Collateral Account, (x) Books, (xi) Investment Property and (xii) all Proceeds and products of any and all of the foregoing (all of the above, collectively, the "Collateral").

            (b) The security interest of the Collateral Agent under this Agreement extends to all Collateral of the kind which is the subject of this Agreement which any Assignor may acquire at any time during the continuation of this Agreement.

            1.2. Power of Attorney. Each Assignor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of such Assignor or otherwise) to act, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due or to become due to such Assignor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Collateral Agent may deem to be reasonably necessary or advisable to protect the interests of the Secured Creditors, which appointment as attorney is coupled with an interest.

                                   ARTICLE II

                GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

            Each Assignor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

            2.1. Necessary Filings. All filings, registrations and recordings necessary or appropriate to create, preserve and perfect the security interest granted by such Assignor to the Collateral Agent hereby in respect of the Collateral have been accomplished (or will have been accomplished on the Business Day immediately following the Effective Date) and the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Collateral creates a perfected security interest therein prior to the rights of all other Persons therein and subject to no other Liens (other than Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfected security interests, in each case to the extent that the Collateral consists of the type of property in which a security interest may be perfected by filing a financing statement under the UCC as enacted in any relevant jurisdiction or in the PTO or United States Copyright Office.

            2.2. No Liens. Such Assignor is, and as to Collateral acquired by it from time to time after the date hereof such Assignor will be, the owner of, or has rights in, all Collateral free from any Lien or other right, title or interest of any Person (other than Permitted Liens), and such Assignor shall defend the Collateral to the extent of its rights therein against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent.

            2.3. Other Financing Statements. As of the date hereof, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral (other than financing statements filed in respect of Permitted Liens), and so long as the Termination Date has not occurred, such Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except
(a) financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Assignor or as permitted by the Credit Agreement and (b) financing statements with respect to Permitted Liens.

            2.4. Chief Executive Office; Records. The chief executive office of such Assignor is located at the address or addresses indicated on Annex A hereto for such Assignor. Such Assignor will not move its chief executive office except to such new location as such Assignor may establish in accordance with the last sentence of this Section 2.4. The originals of all documents evidencing all Receivables and Contract Rights of such Assignor and the only original books of account and records of such Assignor relating thereto are, and will continue to be, kept at such chief executive office, at one or more of the locations set forth on Annex A hereto or at such new locations as such Assignor may establish in accordance with the last sentence of this Section 2.4. All Receivables and Contract Rights of such Assignor are, and will continue to be, maintained at, and controlled and directed (including, without limitation, for general accounting purposes) from, the office locations described above or such new location established in accordance with the last sentence of this Section 2.4. No Assignor shall establish new locations for such offices until it shall have given to the Collateral Agent notice of its intention to do so unless (i) such Assignor shall give to the Collateral Agent written notice of any such relocation of its chief executive office within 10 days following such relocation, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request and (ii) with respect to such new location, it shall take all action, reasonably satisfactory to the Collateral Agent, to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

            2.5. Location of Inventory and Equipment. All Inventory and Equipment held on the date hereof by each Assignor is located at one of the locations shown on Annex B hereto for such Assignor (other than (i) immaterial portions of Inventory (x) sold on consignment or held on display for demonstration purposes or (y) transferred to another location in connection with a sale of such Inventory in the ordinary course of business, so long as such sale occurs within 60 days from the date of such transfer and (ii) various spare parts held for maintenance or repair of Equipment). Each Assignor agrees that all Inventory and Equipment now held or subsequently acquired by it shall be kept at (or shall be in transport to) any one of the locations shown on Annex B hereto, or such new location as such Assignor may establish in accordance with the last sentence of this Section 2.5 (other than (i) immaterial portions of Inventory (x) sold on consignment or held on display for demonstration purposes or (y) may be transferred to another location in connection with a sale of such Inventory in the ordinary course of business, so long as such sale occurs within 30 days from the date of such transfer and (ii) various spare parts held for maintenance or repair of Equipment). Any Assignor may establish a new location for Inventory and Equipment only if (i) it shall have given to the Collateral Agent written notice within 10 days following any such relocation clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may request and (ii) with respect to such new location, it shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

            2.6. Recourse. This Agreement is made with full recourse to each Assignor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Assignor contained herein, in the other Credit Documents, in the Interest Rate Agreements and otherwise in writing in connection herewith or therewith.

            2.7. Trade Names; Change of Name. No Assignor has or operates in any jurisdiction under, or in the preceding 12 months has had or has operated in any jurisdiction under, any trade names, fictitious names or other names except its legal name and such other trade or fictitious names as are listed on Annex C hereto. No Assignor shall change its legal name or assume or operate in any jurisdiction under any trade, fictitious or other name except those names listed on Annex C hereto and new names established in accordance with the last sentence of this Section 2.7. No Assignor shall assume or operate in any jurisdiction under any new trade, fictitious or other name unless (i) it shall have given to the Collateral Agent written notice within 10 days following any assumption of, or operation under, such new name clearly describing such new name and the jurisdictions in which such new name shall be used and providing such other information in connection therewith as the Collateral Agent may reasonably request and (ii) with respect to such new name, it shall have taken all action requested by the Collateral Agent, to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

                                   ARTICLE III

                          SPECIAL PROVISIONS CONCERNING
                    RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS

            3.1. Additional Representations and Warranties. As of the time when each of its Receivables arises, each Assignor shall be deemed to have represented and warranted that such Receivable, and all records, papers and documents relating thereto (if any) are what they purport to be, and that all papers and documents (if any) relating thereto will be the only original writings evidencing and embodying such obligation of the account debtor named therein (other than copies or originals created for general accounting purposes).

            3.2. Maintenance of Records. Each Assignor will keep and maintain at its own cost and expense accurate records of its Receivables and Contracts, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and such Assignor will make the same available on such Assignor's premises to the Collateral Agent for inspection, at such Assignor's own cost and expense, at any and all reasonable times upon prior notice to an Authorized Officer of such Assignor. Upon the occurrence and during the continuance of an Event of Default and at the request of the Collateral Agent, such Assignor shall, at its own cost and expense, deliver all tangible evidence of its Receivables and Contract Rights (including, without limitation, all documents evidencing the Receivables and all Contracts) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Assignor). Upon the occurrence and during the continuance of an Event of Default and if the Collateral Agent so directs, such Assignor shall legend, in form and manner reasonably satisfactory to the Collateral Agent, the Receivables and the Contracts, as well as books, records and documents (if any) of such Assignor evidencing or pertaining to such Receivables and Contracts with an appropriate reference to the fact that such Receivables and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

            3.3. Direction to Account Debtors; Contracting Parties; etc. Upon the occurrence and during the continuance of an Event of Default, and if the Collateral Agent so directs any Assignor, such Assignor agrees (x) to cause all payments on account of the Receivables and Contracts to be made directly to the Cash Collateral Account, (y) that the Collateral Agent may, at its option, directly notify the obligors with respect to any Receivables and/or under any Contracts to make payments with respect thereto as provided in the preceding clause (x) and (z) that the Collateral Agent may enforce collection of any such Receivables and Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as such Assignor. Without notice to or assent by any Assignor, the Collateral Agent may apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account which application shall be effected in the manner provided in Section 7.4 of this Agreement. The costs and expenses (including reasonable attorneys' fees) of collection, whether incurred by the Assignor or the Collateral Agent, shall be borne by the relevant Assignor. The Collateral Agent shall simultaneously deliver a copy of each notice referred to in the preceding clause (y) to the relevant Assignor; provided, that the failure by the Collateral Agent to so notify such Assignor shall not affect the effectiveness of such notice or the other rights of the Collateral Agent created by this Section 3.3.

            3.4. Modification of Terms; etc. No Assignor shall rescind or cancel any indebtedness evidenced by any Receivable or under any Contract, or modify in any material respect any term thereof or make any material adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Receivable or Contract, or interest therein, without the prior written consent of the Collateral Agent, except as permitted by Section 3.5 hereof or in the Credit Agreement. Each Assignor will duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivables and Contracts and will do nothing to impair the rights of the Collateral Agent in the Receivables or Contracts.

            3.5. Collection. Each Assignor shall endeavor in accordance with reasonable business practices to cause to be collected from the account debtor named in each of its Receivables or obligor under any Contract, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Receivable or Contract, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable or under such Contract, except that, prior to the occurrence and continuance of an Event of Default, any Assignor may allow in the ordinary course of business as adjustments to amounts owing under its Receivables and Contracts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which such Assignor finds appropriate in accordance with reasonable business judgment and
(ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services or for other reasons which such Assignor finds appropriate in accordance with reasonable business judgment. The reasonable costs and expenses (including, without limitation, attorneys' fees) of collection, whether incurred by an Assignor or the Collateral Agent, shall be borne by the relevant Assignor.

            3.6. Instruments. If any Assignor owns or acquires any Instrument constituting Collateral (and not otherwise required to be pledged pursuant to the Pledge Agreement), such Assignor will within 10 Business Days notify the Collateral Agent thereof, and upon request by the Collateral Agent will promptly deliver such Instrument to the Collateral Agent appropriately endorsed to the order of the Collateral Agent as further security hereunder.

            3.7. Assignors Remain Liable Under Receivables. Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Receivables to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to such Receivables. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such Receivable pursuant hereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Receivable (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

            3.8. Assignors Remain Liable Under Contracts. Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Contracts to observe and perform all of the conditions and obligations to be observed and performed by them thereunder, all in accordance with and pursuant to the terms and provisions of each Contract. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such contract pursuant hereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

            3.9. Further Actions. Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to its Receivables, Contracts, Instruments and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably require.

                                   ARTICLE IV

                    SPECIAL PROVISIONS CONCERNING TRADEMARKS

            4.1. Additional Representations and Warranties. Each Assignor represents and warrants that it is the true and lawful owner of or otherwise has the right to use the registered

Marks listed in Annex D hereto for such Assignor and that said listed Marks constitute all the United States marks and applications for United States marks registered in the PTO that such Assignor presently owns or uses in connection with its business. Each Assignor further warrants that it has no knowledge of any third party claim that any aspect of such Assignor's present or contemplated business operations infringes or will infringe any trademark, service mark or trade name. Each Assignor represents and warrants that it is the true and lawful owner of or otherwise has the right to use all U.S. trademark registrations and applications listed in Annex D hereto and that said registrations are valid, subsisting, have not been cancelled and that such Assignor is not aware of any third-party claim that any of said registrations is invalid or unenforceable, or is not aware that there is any reason that any of said registrations is invalid or unenforceable, or is not aware that there is any reason that any of said applications will not pass to registration. Each Assignor represents and warrants that upon the recordation of a Grant of Security Interest in United States Trademarks and Patents in the form of Annex G hereto in the United States Patent and Trademark Office, together with filings on Form UCC-l pursuant to this Agreement, all filings, registrations and recordings necessary or appropriate to perfect the security interest granted to the Collateral Agent in the United States Marks covered by this Agreement under federal law will have been accomplished. Each Assignor agrees to execute such a Grant of Security Interest in United States Trademark and Patents covering all right, title and interest in each United States Mark, and the associated goodwill, of such Assignor, and to record the same. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office in order to effect an absolute assignment of all right, title and interest in each Mark, and record the same.

            4.2. Licenses and Assignments. Except as otherwise permitted by the Credit Agreement or this Agreement, each Assignor hereby agrees not to divest itself of any right under any Mark absent prior written approval of the Collateral Agent.

            4.3. Infringements. Each Assignor agrees, promptly upon learning thereof, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who such Assignor believes is infringing or diluting or otherwise violating in any material respect any of such Assignor's rights in and to any Mark, or with respect to any party claiming that such Assignor's use of any Mark violates in any material respect any property right of that party. Each Assignor further agrees, unless otherwise agreed by the Collateral Agent, to prosecute any Person infringing any Mark in accordance with commercially reasonable business practices.

            4.4. Preservation of Marks. Each Assignor agrees to use its Marks in interstate commerce during the time in which this Agreement is in effect, sufficiently to preserve such Marks as trademarks or service marks under the laws of the United States; provided, that, to the extent permitted by the Credit Agreement, no Assignor shall be obligated to preserve any Mark in the event such Assignor determines, in its reasonable business judgment, that the preservation of such Mark is no longer desirable in the conduct of its business.

            4.5. Maintenance of Registration. Each Assignor shall, at its own expense, diligently process all documents required by the Trademark Act of 1946, 15 U.S.C. ss.ss. 1051 et seq. to maintain trademark registrations, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its registered Marks pursuant to 15 U.S.C. ss.ss. 1058(a), 1059 and 1065, and shall pay all fees and disbursements in connection therewith and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Agent; provided, that no Assignor shall be obligated to maintain registration of any Mark in the event that such Assignor determines, in its reasonable business judgment, that such maintenance of such Mark is no longer necessary or desirable in the conduct of its business. Each Assignor agrees to notify the Collateral Agent three (3) months prior to the dates on which the affidavits of use or the applications for renewal registration are due with respect to any registered Mark that the affidavits of use or the renewal is being processed or being abandoned, as the case may be.

            4.6. Future Registered Marks. If any Mark registration issues hereafter to any Assignor as a result of any application now or hereafter pending before the United States Patent and Trademark Office, within 30 days of receipt of such certificate, such Assignor shall deliver to the Collateral Agent a copy of such certificate, and a grant of security in such Mark, to the Collateral Agent and at the expense of such Assignor, confirming the grant of security in such Mark to the Collateral Agent hereunder, the form of such security to be substantially the same as the form hereof or in such other form as may be reasonably satisfactory to the Collateral Agent.

            4.7. Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may, by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title and interest of such Assignor in and to each of the Marks and the goodwill of the business associated therewith, together with all trademark rights and rights of protection to the same, vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such rights, title and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors, and the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 4.1 hereof to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency;
(ii) take and use or sell the Marks and the goodwill of such Assignor's business symbolized by the Marks and the right to carry on the business and use the assets of such Assignor in connection with which the Marks have been used; and
(iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from using the Marks in any manner whatsoever, directly or indirectly, and, if requested by the Collateral Agent, change such Assignor's corporate name to eliminate therefrom any use of any Mark and execute such other and further documents that the Collateral Agent may request to further confirm this and to transfer ownership of the Marks and registrations and any pending trademark application in the United States Patent and Trademark Office to the Collateral Agent.

                                    ARTICLE V

                          SPECIAL PROVISIONS CONCERNING
                      PATENTS, COPYRIGHTS AND TRADE SECRETS

            5.1. Additional Representations and Warranties. Each Assignor represents and warrants that it is the true and lawful owner of or otherwise has the right to use (i) all material United States trade secrets and proprietary information necessary to operate the business of the Assignor (the "Trade Secret Rights"), (ii) the Patents listed in Annex E hereto for such Assignor and that said Patents constitute all the United States patents and applications for United States patents that such Assignor now owns or uses and (iii) the Copyrights listed in Annex F hereto for such Assignor and that said Copyrights all registrations of United States copyrights and applications for United States include copyright registrations that such Assignor now owns or uses. Each Assignor further warrants that it has no knowledge of any third party claim that any aspect of such Assignor's present or contemplated business operations infringes or will infringe any patent or any copyright of such Assignor has misappropriated any trade secret or proprietary information. Each Assignor represents and warrants that upon the recordation of a Grant of Security Interest in United States Trademarks and Patents in the form of Annex G hereto in the United States Patent and Trademark Office and the recordation of a Grant of Security Interest in United States Copyrights in the form of Annex H hereto in the United States Copyright Office, together with filings on Form UCC-l pursuant to this Agreement, all filings, registrations and recordings necessary or appropriate to perfect the security interest granted to the Collateral Agent in the United States Patents and United States Copyrights covered by this Agreement under federal law will have been accomplished. Each Assignor agrees to execute such a Grant of Security Interest in United States Trademarks and Patents covering all right, title and interest in each United States Patent of such Assignor and to record the same, and to execute such a Grant of Security Interest in United States Copyrights covering all right, title and interest in each United States Copyright of such Assignor and to record the same. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of any Event of Default, any document which may be required by the United States Patent and Trademark Office or the United States Copyright Office in order to effect an absolute assignment of all right, title and interest in each Patent and Copyright, and to record the same.

            5.2. Licenses and Assignments. Except as otherwise permitted by the Credit Agreement or this Agreement, each Assignor hereby agrees not to divest itself of any right under any Patent or Copyright absent prior written approval of the Collateral Agent.

            5.3. Infringements. Each Assignor agrees, promptly upon learning thereof, to furnish the Collateral Agent in writing with all pertinent information available to such Assignor with respect to any infringement, contributing infringement or active inducement to infringe any of such Assignor's rights in and to any Patent or Copyright or to any claim that such Assignor's practice of any Patent or use of any Copyright violates any property right of a third party, or with respect to any misappropriation of any Trade Secret Right or any claim that such Assignor's practice of any Trade Secret Right violates any property right of a third party. Each Assignor further agrees, absent direction of the Collateral Agent to the contrary, diligently to prosecute any Person infringing any Patent or Copyright or any Person misappropriating any Trade Secret Right in accordance with commercially reasonable business practices.

            5.4. Maintenance of Patents. At its own expense, each Assignor shall make timely payment of all post-issuance fees required pursuant to 35 U.S.C. ss. 41 to maintain in force rights under each Patent, absent prior written consent of the Collateral Agent; provided, that, to the extent permitted by the Credit Agreement, no Assignor shall be obligated to maintain any Patent in the event such Assignor determines, in its reasonable business judgment, that the maintenance of such Patent is no longer necessary or desirable in the conduct of its business.

            5.5. Prosecution of Patent Application. At its own expense, each Assignor shall diligently prosecute all applications for United States Patents listed in Annex E hereto for such Assignor and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies, absent written consent of the Collateral Agent; provided, that, to the extent permitted by the Credit Agreement, no Assignor shall be obligated to prosecute any application in the event such Assignor determines, in its reasonable business judgment, that the prosecuting of such application is no longer necessary or desirable in the conduct of its business.

            5.6. Other Patents and Copyrights. Within 30 days of the acquisition or issuance of a United States Patent, registration of a Copyright, or acquisition of a registered Copyright, or of filing of an application for a United States Patent or registration of Copyright, the relevant Assignor shall deliver to the Collateral Agent a copy of said Copyright or certificate or registration of, or application therefor, said Patents, as the case may be, with an assignment for security as to such Patent or Copyright, as the case may be, to the Collateral Agent and at the expense of such Assignor, confirming the assignment for security, the form of such assignment for security to be substantially the same as the form hereof or in such other form as may be reasonably satisfactory to the Collateral Agent.

            5.7. Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title, and interest of such Assignor in each of the Patents and Copyrights vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such right, title, and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors, in which case the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 5.1 hereof to execute, cause to be acknowledged and notarized and to record said absolute assignment with the applicable agency; (ii) take and practice or sell the Patents and Copyrights; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from practicing the Patents and using the Copyrights directly or indirectly, and such Assignor shall execute such other and further documents as the Collateral Agent may request further to confirm this and to transfer ownership of the Patents and Copyrights to the Collateral Agent for the benefit of the Secured Creditors.

                                   ARTICLE VI

                      PROVISIONS CONCERNING ALL COLLATERAL

            6.1. Protection of Collateral Agent's Security. Each Assignor will do nothing to impair the rights of the Collateral Agent in the Collateral except to the extent such impairment shall be waived in accordance with the terms of Section 10.2 hereof. Each Assignor will at all times keep its Inventory and Equipment insured in favor of the Collateral Agent, at such Assignor's own expense to the extent and in the manner provided in the Credit Agreement; all policies or certificates with respect to such insurance (and any other insurance maintained by such Assignor)
(i) shall be endorsed to the Collateral Agent's reasonable satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as additional insured and loss payee) and (ii) shall state that such insurance policies shall not be cancelled or revised without 30 days' prior written notice thereof by the insurer to the Collateral Agent; and certified copies of such policies or certificates shall be deposited with the Collateral Agent. If any Assignor shall fail to insure its Inventory and Equipment in accordance with the preceding sentence, or if any Assignor shall fail to so endorse and deposit all policies or certificates with respect thereto, the Collateral Agent shall have the right following reasonable prior written notice to such Assignor (but shall be under no obligation) to procure such insurance and such Assignor agrees to promptly reimburse the Collateral Agent for all costs and expenses of procuring such insurance. Except as otherwise permitted to be retained by the relevant Assignor pursuant to the Credit Agreement, the Collateral Agent shall, at the time such proceeds of such insurance are distributed to the Secured Creditors, apply such proceeds in accordance with
Section 7.4 hereof. Each Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Assignor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Assignor.

            6.2. Warehouse Receipts Non-Negotiable. Each Assignor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such warehouse receipt or receipt in the nature thereof shall not be "negotiable" (as such term is used in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law) or, if any warehouse receipt or any receipt in the nature of a warehouse receipt is "negotiable" (as such term is used in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law) then the respective Assignor shall promptly take all action as may be required under the relevant jurisdiction to grant a perfected security interest in such Collateral to the Collateral Agent for the benefit of the Secured Creditors.

            6.3. Further Actions. Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.

            6.4. Financing Statements. Each Assignor agrees to execute and deliver to the Collateral Agent such financing statements, in form reasonably acceptable to the Collateral

Agent, as the Collateral Agent may from time to time reasonably request or as are necessary or desirable in the opinion of the Collateral Agent to establish and maintain a valid, enforceable, first priority perfected security interest in the Collateral as provided herein and the other rights and security contemplated hereby all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant law. Each Assignor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral. Each Assignor hereby authorizes the Collateral Agent to file any such financing statements without the signature of such Assignor where permitted by law.

                                   ARTICLE VII

                  REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

            7.1. Remedies; Obtaining the Collateral Upon Default. Each Assignor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law, shall have all rights as a secured creditor under the UCC in all relevant jurisdictions and may:

            (i) personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from such Assignor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Assignor's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Assignor;

            (ii) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Receivables and the Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent;

            (iii) withdraw all monies, securities and instruments in the Cash Collateral Account for application to the Obligations in accordance with
      Section 7.4 hereof;

            (iv) sell, assign or otherwise liquidate any or all of the Collateral or any part thereof in accordance with Section 7.2 hereof, or direct the relevant Assignor to sell, assign or otherwise liquidate any or all of the Collateral or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation;

            (v) take possession of the Collateral or any part thereof, by directing the relevant Assignor in writing to deliver the same to the Collateral Agent at any place or places designated by the Collateral Agent reasonably convenient to the Collateral Agent and the Borrower, in which event such Assignor shall at its own expense:

                  (x) forthwith cause the same to be moved to the place or
            places so designated by the Collateral Agent and there delivered to the Collateral Agent;

                  (y) store and keep any Collateral so delivered to the
            Collateral Agent at such place or places pending further action by the Collateral Agent as provided in Section 7.2 hereof; and

                  (z) while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition; and

            (vi) license or sublicense, whether on an exclusive or nonexclusive basis, any Marks, Patents or Copyrights included in the Collateral for such term and on such conditions and in such manner as the Collateral Agent shall in its sole judgment determine (taking into account such provisions as may be necessary to protect and preserve such Marks, Patents or Copyrights);

it being understood that each Assignor's obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Assignor of said obligation. The Secured Creditors agree that this Agreement may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Secured Creditors and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent, as the case maybe, for the benefit of the Secured Creditors upon the terms of this Agreement.

            7.2. Remedies; Disposition of the Collateral. Any Collateral repossessed by the Collateral Agent under or pursuant to Section 7.1 hereof and any other Collateral whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair at the expense of the relevant Assignor which the Collateral Agent shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceedings permitted by such requirements shall be made upon not less than 10 days' written notice to the relevant Assignor specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 10 days after the giving of such notice, to the right of the relevant Assignor or any nominee of such Assignor to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. Any such disposition which shall be a public sale permitted by such requirements shall be made upon not less than 10 days' written notice to the relevant Assignor specifying the time and place of such sale and, in the absence of applicable requirements of law, shall be by public auction (which may, at the Collateral Agents option, be subject to reserve), after publication of notice of such auction not less than 10 days prior thereto in two newspapers in general circulation in the City of New York and Charlotte, North Carolina. To the extent permitted by any such requirement of law, the Collateral Agent may bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this Section without accountability to the relevant Assignor. If, under mandatory requirements of applicable law, the Collateral Agent shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the relevant Assignor as hereinabove specified, the Collateral Agent need give such Assignor only such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of applicable law.

            7.3. Waiver of Claims. Except as otherwise provided in this Agreement, EACH ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT'S TAKING POSSESSION OR THE COLLATERAL AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH SUCH ASSIGNOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and each Assignor hereby further waives, to the extent permitted by law:

            (i) all damages occasioned by such taking of possession except any damages which are the direct result of the Collateral Agent's gross negligence or willful misconduct;

            (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder; and

            (iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against such Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Assignor.

            7.4. Application of Proceeds. (a) All moneys collected by the Collateral Agent (or, to the extent the Pledge Agreement or the additional Security Documents require proceeds of collateral under such Security Documents to be applied in accordance with the provisions of this Agreement or the Pledgee under such other Security Document) upon any sale or other disposition of the Collateral, together with all other moneys received by the Collateral Agent hereunder, shall be applied as follows:

            (i) first, to the payment of all Obligations owing the Collateral Agent of the type provided in clauses (iii) and (iv) of the definition of Obligations;

            (ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Obligations shall be paid to the Secured Creditors as provided in Section 7.4(c) hereof with each Secured Creditor receiving an amount equal to its outstanding Obligations or, if the proceeds are insufficient to pay in full all such Obligations, its Pro Rata Share of the amount remaining to be distributed; and

            (iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii) and following the termination of this Agreement pursuant to Section 10.8 hereof, to the relevant Assignor or, to the extent directed by such Assignor or a court of competent jurisdiction, to whomever may be lawfully entitled to receive such surplus.

            (b) For purposes of this Agreement, "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor's Obligations and the denominator of which is the then outstanding amount of all Obligations.

            (c) All payments required to be made to the Lender Creditors hereunder shall be made to the Administrative Agent under the Credit Agreement for the account of the Lender Creditors and all payments required to be made to the Other Creditors hereunder shall be made directly to the respective Other Creditor.

            (d) For purposes of applying payments received in accordance with this Section 7.4, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent under the Credit Agreement and (ii) the Other Creditors for a determination (which the Administrative Agent, each Other Creditor and the Secured Creditors agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Obligations owed to the Lender Creditors or the Other Creditors, as the case may be. Unless it has actual knowledge (including by way of written notice from a Lender Creditor or an Other Creditor) to the contrary, the Administrative Agent under the Credit Agreement, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that (x) no Credit Document Obligations other than principal, interest and regularly accruing fees are owing to any Lender Creditor and (y) no Interest Rate Agreements or Other Obligations in respect thereof, are in existence.

            (e) It is understood that the Assignors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the sums referred to in clause (a) of this Section 7.4 with respect to the relevant Assignor.

            7.5. Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given under this Agreement, under the other Secured Debt Agreements or now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. No notice to or demand on any Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including attorneys' fees, and the amounts thereof shall be included in such judgment.

            7.6. Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the relevant Assignor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.

                                  ARTICLE VIII

                                    INDEMNITY

            8.1. Indemnity. (a) Each Assignor jointly and severally agrees to indemnify, reimburse and hold the Collateral Agent, each other Secured Creditor and their respective successors, permitted assigns, employees, agents and servants (hereinafter in this Section 8.1 referred to individually as "Indemnitee," and collectively as "Indemnitees") harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all reasonable costs, expenses or disbursements (including reasonable attorneys' fees and expenses) (for the purposes of this Section 8.1 the foregoing are collectively called "expenses") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any other Secured

Debt Agreement or any other document executed in connection herewith or therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, provided that no Indemnitee shall be indemnified pursuant to this Section 8.1(a) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee. Each Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the relevant Assignor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify the relevant Assignor of any such assertion of which such Indemnitee has knowledge.

            (b) Without limiting the application of Section 8.1(a) hereof, each Assignor agrees, jointly and severally, to pay, or reimburse the Collateral Agent for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent's Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other reasonable fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

            (c) Without limiting the application of Section 8.1(a) or (b) hereof, each Assignor agrees, jointly and severally, to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by any Assignor in this Agreement, any other Secured Debt Agreement or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement or any other Secured Debt Agreement.

            (d) If and to the extent that the obligations of any Assignor under this Section 8.1 are unenforceable for any reason, such Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

            8.2. Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of each Assignor contained in this Article VIII shall continue in full force and effect notwithstanding the full payment of all the Revolving Notes issued under the Credit Agreement, the termination of all Interest Rate Agreements and the payment of all other Obligations and notwithstanding the discharge thereof.

                                   ARTICLE IX

                                   DEFINITIONS

            The following terms shall have the meanings herein specified. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

            "Administrative Agent" shall have the meaning provided in the recitals to this Agreement.

            "Agreement" shall mean this Security Agreement as the same may be modified, supplemented or amended from time to time in accordance with its terms.

            "Assignor" shall have the meaning provided in the first paragraph of this Agreement.

            "Books" shall mean all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for the Assignor in connection with the ownership of its assets or the conduct of its business or evidencing or containing information relating to the Collateral, including: (i) ledgers; (ii) records indicating, summarizing, or evidencing such Assignor's assets, business operations or financial condition; (iii) computer programs and software; (iv) computer discs, tapes, files, manuals, spreadsheets;
(v) computer printouts and output of whatever kind; (vi) any other computer prepared or electronically stored, collected or reported information and equipment of any kind; and (vii) any and all other rights now or hereafter arising out of any contract or agreement between the Assignor and any service bureau, computer or data processing company or other Person charged with preparing or maintaining any of the Assignor's books or records or with credit reporting, including with regard to the Assignor's Accounts.

            "Borrower" shall have the meaning provided in the recitals to this Agreement.

            "Cash Collateral Account" shall mean a cash collateral account, if any, maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Creditors.

            "Chattel Paper" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

            "Class" shall have the meaning provided in Section 10.2 of this Agreement.

            "Collateral" shall have the meaning provided in Section 1.1(a) of this Agreement.

            "Collateral Agent" shall have the meaning provided in the first paragraph of this Agreement.

            "Contract Rights" shall mean all rights of any Assignor (including, without limitation, all rights to payment) under each Contract.

            "Contracts" shall mean all contracts between any Assignor and one or more additional parties (including, without limitation, each switch sharing agreement with MJD, each interconnection agreement, each limited liability company agreement or operating agreement, each partnership agreement and any Interest Rate Agreements).

            "Copyrights" shall mean any United States or foreign copyright owned by any Assignor, including any registrations of any Copyrights, in the United States Copyright Office or the equivalent thereof in any foreign country, other than those countries outside the United States where the grant of a security interest would invalidate such Copyrights, as well as any application for a United States copyright registration now or hereafter made with the United States Copyright Office or the equivalent thereof in any foreign country by any Assignor.

            "Credit Agreement" shall have the meaning provided in the recitals to this Agreement.

            "Credit Document Obligations" shall have the meaning provided in the definition of "Obligations" in this Article IX.

            "Default" shall mean any event which, with notice or lapse of time, or both, would constitute an Event of Default.

            "Documents" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

            "Equipment" shall mean any "equipment," as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor and, in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, movable trade fixtures and vehicles now or hereafter owned by any Assignor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

            "Event of Default" shall mean any Event of Default under, and as defined in, the Credit Agreement and shall in any event, without limitation, include any payment default on any of the Obligations after the expiration of any applicable grace period.

            "General Intangibles" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York and shall in any event include all of any Assignor's claims, rights, powers, privileges, authority, options, security interests, liens and remedies under any limited liability company agreement, operating agreement or partnership agreements to which such Assignor is a party or with respect to any limited liability company of which such Assignor is a member or with respect to any partnership of which such Assignor is a party.

            "Goods" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

            "Indemnitee" shall have the meaning provided in Section 8.1 of this Agreement.

            "Instrument" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

            "Inventory" shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same; in all stages of production -- from raw materials through work-in-process to finished goods -- and all products and proceeds of whatever sort and wherever located and any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from any Assignor's customers, and shall specifically include all "inventory" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor.

            "Investment Property" shall have the meaning provided in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

            "Lender Creditors" shall have the meaning provided in the recitals to this Agreement.

            "Lenders" shall have the meaning provided in the recitals to this Agreement.

            "Liens" shall mean any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest in a financing lease or analogous instrument, in, of, or on any Assignor's property.

            "Marks" shall mean all right, title and interest in and to any United States or foreign trademarks, service marks and trade names now held or hereafter acquired by any Assignor, including any registration of any trademarks and service marks in the United States Patent and Trademark Office, or the equivalent thereof in any foreign country, other than those countries outside the United States, where the grant of a security interest would invalidate such Marks, and any trade dress including logos and/or designs used by any Assignor in the United States or any foreign country.

            "Obligations" shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of each Assignor, now existing or hereafter incurred under, arising out of or in connection with any Credit Document to which such Assignor is a party (including, in the case of each Subsidiary Guarantor, all such obligations and liabilities of such Subsidiary Guarantor under the Subsidiary Guaranty) and the due performance and compliance by each Assignor with the terms of each such Credit Document (all such obligations and liabilities under this clause (i), except to the extent consisting of obligations or indebtedness with respect to Interest Rate Agreements, being herein collectively called the "Credit Document Obligations"); (ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of each Assignor now existing or hereafter incurred under, arising out of or in connection with any Interest Rate Agreements including, in the case of each Subsidiary Guarantor, all obligations of such Subsidiary Guarantor under the Subsidiary Guaranty in respect of Interest Rate Agreements (all such obligations and liabilities under this clause (ii) being herein collectively called the "Other Obligations"); (iii) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral; (iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of each Assignor referred to in clauses (i) and (ii), after an Event of Default shall have occurred and be continuing, the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys' fees and court costs; and (v) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 8.1 of this Agreement.

            "Other Creditors" shall have the meaning provided in the recitals to this Agreement.

            "Other Obligations" shall have the meaning provided in the definition of "Obligations" in this Article IX.

            "Patents" shall mean any United States or foreign patent to which any Assignor now or hereafter has title and any divisions or continuations thereof, as well as any application for a United States or foreign patent now or hereafter made by any Assignor, except as to (i) patents or patent applications in those countries where the granting of a security interest in such patents is not permissible under the laws of that country and (ii) any "intent to use" application pending or approved before the United States Patent and Trademark office (the "PTO") to the extent, and only to the extent that the grant of a Lien thereon hereunder would render such application void as terminable by the PTO.

            "Proceeds" shall have the meaning provided in the Uniform Commercial Code as in effect in the State of New York on the date hereof or under other relevant law and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or any Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

            "Pro Rata Share" shall have the meaning provided in Section 7.4(b) of this Agreement.

            "PTO" shall have the meaning provided in the definition of "Patents" in this Article IX.

            "Receivables" shall mean any "account" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor and, in any event, shall include, but shall not be limited to, all of such Assignor's rights to payment for goods sold or leased or services performed by such Assignor, whether now in existence or arising from time to time hereafter, including, without limitation, rights evidenced by an account, note, contract, security agreement, chattel paper, or other evidence of indebtedness or security, together with (a) all security pledged, assigned, hypothecated or granted to or held by such Assignor to secure the foregoing, (b) all of any Assignor's right, title and interest in and to any goods, the sale of which gave rise thereto, (c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (d) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, (e) all books, records, ledger cards, and invoices relating thereto, (f) all evidences of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers, (g) all credit information, reports and memoranda relating thereto and (h) all other writings related in any way to the foregoing.

            "Required Secured Creditors" shall mean (i) the Required Lenders (or, to the extent required by Section 12.12 of the Credit Agreement, each of the Lenders) under the Credit Agreement so long as any Credit Document Obligations remain outstanding and (ii) in any situation not covered by preceding clause (i), the holders of at least a majority of the outstanding principal amount of the Other Obligations.

            "Requisite Creditors" shall have the meaning provided in Section
10.2 of this Agreement.

            "Secured Creditors" shall have the meaning provided in the recitals to this Agreement.

            "Secured Debt Agreements" shall mean and include this Agreement, the other Credit Documents and the Interest Rate Agreements.

            "Termination Date" shall have the meaning provided in Section 10.8 of this Agreement.

            "Trade Secret Rights" shall have the meaning provided in Section 5.1 of this Agreement.

                                    ARTICLE X

                                  MISCELLANEOUS

            10.1. Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered to the party to which such notice, request, demand or other communication is required or permitted to be given or made under this Agreement, addressed:

            (a) if to any Assignor, at its address set forth opposite its signature below;

            (b) if to the Collateral Agent:

                  Bank of America, N.A.
                  901 Main Street
                  64th Floor
                  Dallas, Texas 75202-3748
                  Attention: Pam Kurtzman
                  Telephone No.: (214) 209-0860
                  Facsimile No.: (214) 209-9390

            (c) if to any Lender Creditor (other than the Collateral Agent), at such address as such Lender Creditor shall have specified in the Credit Agreement;

            (d) if to any Other Creditor, at such address as such Other Creditor shall have specified in writing to each Assignor and the Collateral Agent;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

            10.2. Waiver; Amendment. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Assignor directly affected thereby and the Collateral Agent (with the consent of the Required Secured Creditors); provided, that any change, waiver, modification or variance affecting the rights and benefits of a single Class of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such Class of Secured Creditors. For the purpose of this Agreement the term "Class" shall mean each class of Secured Creditors, i.e. whether (x) the Lender Creditors as holders of the Credit Document Obligations or (y) the Other Creditors as the holders of the Other Obligations. For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of (x) with respect to the Credit Document Obligations, the Required Lenders and (y) with respect to the Other Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Agreements.

            10.3. Obligations Absolute. The obligations of each Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Assignor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Secured Debt Agreement; or (c) any amendment to or modification of any Secured Debt Agreement or any security for any of the Obligations; whether or not any Assignor shall have notice or knowledge of any of the foregoing.

            10.4. Successors and Assigns. This Agreement shall be binding upon each Assignor and its successors and assigns and shall inure to the benefit of the Collateral Agent and the other Secured Creditors and its successors and assigns; provided, that no Assignor may transfer or assign any or all of its rights or obligations hereunder without the prior written consent of the Collateral Agent. All agreements, statements, representations and warranties made by each Assignor herein or in any certificate or other instrument delivered by such Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the other Secured Debt Agreements regardless of any investigation made by the Secured Creditors or on their behalf.

            10.5. Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            10.6.Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

            10.7. Assignor's Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of each Assignor under or with respect to any Collateral.

            10.8. Termination; Release. (a) On the Termination Date, this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 8.1 hereof shall survive such termination) and the Collateral Agent, at the request and expense of the respective Assignor, will promptly execute and deliver to such Assignor a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, "Termination Date" shall mean the date upon which the Total Revolving Commitment and all Interest Rate Agreements have been terminated, no Revolving Note or Letter of Credit is outstanding (other than Letters of Credit, together with all Fees that have accrued and will accrue thereon through the stated termination date of such Letters of Credit, which have been supported in a manner satisfactory to the Issuing Lender in its sole and absolute discretion) and all other Obligations (other than any indemnities described in Section 8.1 hereof and in Section 12.13 of the Credit Agreement which are not then due and payable) have been indefeasibly paid in full.

            (b) In the event that any part of the Collateral is sold or otherwise disposed of in connection with a sale or other disposition permitted by Section 9.02 of the Credit Agreement or is otherwise released at the direction of the Required Secured Creditors and the proceeds of such sale or sales or from such release are applied in accordance with the provisions of the Credit Agreement, to the extent required to be so applied, such Collateral will be sold free and clear of the Liens created by this Agreement and the Collateral Agent, at the request and expense of such Assignor, will duly release from the security interest created hereby and assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement.

            (c) At any time that the respective Assignor desires that Collateral be released as provided in the foregoing Section 10.8(a) or (b), it shall deliver to the Collateral Agent a certificate signed by an Authorized Officer stating that the release of the respective Collateral is permitted pursuant to
Section 10.8(a) or (b) hereof.

            10.9. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Collateral Agent.

            10.10. The Collateral Agent. The Collateral Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and as provided in the Uniform Commercial Code in the State of New York. The Collateral Agent shall act hereunder on the terms and conditions set forth in Section 11 of the Credit Agreement.

            10.11. Additional Assignors. It is understood and agreed that any Subsidiary of the Borrower that is required to execute a counterpart of this Agreement after the date hereof pursuant to the Credit Agreement shall automatically become an Assignor hereunder by executing a counterpart hereof and delivering the same to the Collateral Agent.

                                      * * *

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

Address:
do MJD Communications, Inc.              FAIRPOINT COMMUNICATIONS CORP.,
521 East Morehead Street                   as an Assignor
Suite 250
Charlotte, North Carolina 28202
Attention: Timothy W. Henry              By: /s/ Timothy W. Henry
Telephone: (704) 344-8150 Ext. 108           -----------------------------------
Fascimile: (704) 344-8121                    Title: Vice President of Finance

Address:
do MJD Communications, Inc.              FAIRPOINT COMMUNICATIONS CORP. -
521 East Morehead Street                   NEW YORK,
Suite 250                                  as an Assignor
Charlotte, North Carolina 28202
Attention: Timothy W. Henry
Telephone: (704) 344-8150 Ext. 108       By: /s/ Timothy W. Henry
Fascimile: (704) 344-8121                    -----------------------------------
                                             Title: Vice President of Finance

Address:
do MJD Communications, Inc.              FAIRPOINT COMMUNICATIONS CORP. -
521 East Morehead Street                   VIRGINIA,
Suite 250                                  as an Assignor
Charlotte, North Carolina 28202
Attention: Timothy W. Henry
Telephone: (704) 344-8150 Ext. 108       By: /s/ Timothy W. Henry
Fascimile: (704) 344-8121                    -----------------------------------
                                             Title: Vice President of Finance

BANK OF AMERICA, N.A.,
    as Collateral Agent


By: /s/ Pamela S. Kurtzman
    -----------------------------
Title: Principal

                                                                        ANNEX A
                                                                          to
                                                                       SECURITY
                                                                       AGREEMENT

                       SCHEDULE OF CHIEF EXECUTIVE OFFICES
                           AND OTHER RECORD LOCATIONS

FairPoint Communications Corp.
521 East Morehead Street
Suite 220
Charlotte, North Carolina 28202

[OTHERS]

                                                                        ANNEX B
                                                                          to
                                                                       SECURITY
                                                                       AGREEMENT

                  SCHEDULE OF INVENTORY AND EQUIPMENT LOCATIONS

FairPoint Communications Corp.
521 East Morehead Street
Suite 220
Charlotte, North Carolina 28202

[OTHERS]

                                                                        ANNEX C
                                                                          to
                                                                       SECURITY
                                                                       AGREEMENT

                           TRADE AND FICTITIOUS NAMES

                          [TO BE PROVIDED BY BORROWER]

                                                                         ANNEX D

                   SECURITY INTERESTS IN INTELLECTUAL PROPERTY

                                                                        ANNEX E
                                                                          to
                                                                       SECURITY
                                                                       AGREEMENT

                        LIST OF PATENTS AND APPLICATIONS

                          [TO BE PROVIDED BY BORROWER]

                                                                        ANNEX F
                                                                          to
                                                                       SECURITY
                                                                       AGREEMENT

                       LIST OF COPYRIGHTS AND APPLICATIONS

                          [TO BE PROVIDED BY BORROWER]

                                                                         ANNEX G

                           GRANT OF SECURITY INTEREST
                     IN UNITED STATES TRADEMARKS AND PATENTS

            FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [Name of Grantor], a __________ [corporation] [limited liability company] ("the Grantor") with principal offices at ________________, hereby grants to Bank of America, N.A., as Collateral Agent, with principal offices at 901 Main Street, 64th Floor, Dallas, Texas 75202-3748 (the "Grantee"), a security interest in (i) all of the Grantor's right, title and interest in and to the United States trademarks, trademark registrations and trademark applications (the "Marks") set forth on Schedule A attached hereto,
(ii) all of the Grantor's rights, title and interest in and to the United States patents (the "Patents") set forth on Schedule B attached, in each case together with (iii) all Proceeds (as such term is defined in the Security Agreement referred to below) and products of the Marks and Patents, (iv) the goodwill of the businesses with which the Marks are associated and (v) all causes of action arising prior to or after the date hereof for infringement of any of the Marks and Patents or unfair competition regarding the same.

            THIS AGREEMENT is made to secure the satisfactory performance and payment of all the Obligations of the Grantor, as such term is defined in the Amended and Restated Security Agreement among Grantor, the other assignors from time to time party thereto and the Grantee, dated as of October 20, 1999 and amended and restated as of March 27, 2000 (as amended from time to time, the "Security Agreement"). Upon the occurrence of the Termination Date (as defined in the Security Agreement), the Grantee shall, upon such satisfaction, execute, acknowledge, and deliver to the Grantor an instrument in writing releasing the security interest in the Marks and Patents acquired under this Agreement.

                                                                         ANNEX G
                                                                          Page 2

            This Agreement has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Agreement are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

            IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the _____ day of _________,________.

                                          [NAME OF GRANTOR],
                                             as Grantor

                                          By ___________________________________
                                             Title:


                                          BANK OF AMERICA, N.A.,
                                             as Collateral Agent and Grantee

                                          By ___________________________________
                                             Title:

STATE OF NEW YORK  )
                   )ss.:
COUNTY OF NEW YORK )

            On this ____ day of _____________, ____, before me personally came __________________ who, being by me duly sworn, did state as follows: that [s]he is _________________ of [Name of Grantor], that [s]he is authorized to execute the foregoing Agreement on behalf of said [corporation] [limited liability company] and that [s]he did so by authority of the [Board of Directors] [Managing Member] of said [corporation] [limited liability company].


                                        __________________
                                          Notary Public

STATE OF NEW YORK  )
                   )ss.:
COUNTY OF NEW YORK )

            On this _____ day of ______________, ____, before me
personally came ______________________ who, being by me duly sworn, did state as follows: that [s]he is ___________________ of Bank of America, N.A., that [s]he is authorized to execute the foregoing Agreement on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.


                                        __________________
                                          Notary Public

                                                                      SCHEDULE A

MARK                                 REG. NO.                      REG. DATE
----                                 --------                      ---------

                                                                      SCHEDULE B

PATENT                              PATENT NO.                    ISSUE DATE
------                              ----------                    ----------

                                                                         ANNEX H

                           GRANT OF SECURITY INTEREST
                           IN UNITED STATES COPYRIGHTS

            WHEREAS, [Name of Grantor], a ________________ [corporation] [limited liability company] (the "Grantor"), having its chief executive office at ____________________________________________, _____________________, is the
owner of all right, title and interest in and to the United States copyrights and associated United States copyright registrations and applications for registration set forth in Schedule A attached hereto;

            WHEREAS, BANK OF AMERICA, N.A., as Collateral Agent, having its principal offices at 901 Main Street, 6th Floor, Dallas, Texas 75202-3748 (the "Grantee"), desires to acquire a security interest in said copyrights and copyright registrations and applications therefor; and

            WHEREAS, the Grantor is willing to grant to the Grantee a security interest in and lien upon the copyrights and copyright registrations and applications therefor described above;

            NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and subject to the terms and conditions of the Amended and Restated Security Agreement, dated as of October 20, 1999 and amended and restated as of March 27, 2000, made by the Grantor, the other assignors from time to time party thereto and the Grantee (as amended from time to time, the "Security Agreement"), the Grantor hereby grants to the Grantee a security interest in the copyrights and copyright registrations and applications therefor set forth in Schedule A attached hereto.

            This Agreement has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Agreement are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

                                                                         ANNEX H
                                                                          Page 2

            Executed at New York, New York, the ___ day of __________, ________.

                                          [NAME OF GRANTOR],
                                             as Grantor

                                          By ___________________________________
                                             Name:
                                             Title:


                                          BANK OF AMERICA, N.A.,
                                             as Collateral Agent and Grantee

                                          By ___________________________________
                                             Name:
                                             Title:

STATE OF NEW YORK  )
                   )ss.:
COUNTY OF NEW YORK )

            On this ___ day of ____________, ____ before me personally came _______________, who being duly sworn, did depose and say that [s]he is
_____________________ of [Name of Grantor], that [s]he is authorized to execute the foregoing Agreement on behalf of said [corporation] [limited liability company] and that [s]he did so by authority of the [Board of Directors] [Managing Member] of said [corporation] [limited liability company].


                                        ____________________________
                                              Notary Public

STATE OF NEW YORK  )
                   )ss.:
COUNTY OF NEW YORK )

            On this ____ day of _____________, _____ , before me personally came ______________________ who, being by me duly sworn, did state as follows: that [s]he is ____________________ of Bank of America, N.A., that [s]he is authorized to execute the foregoing Agreement on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.


                                        ____________________________
                                              Notary Public

                                                                      SCHEDULE A

                                 U.S. COPYRIGHTS

REGISTRATION                      PUBLICATION
  NUMBERS                             DATE                       COPYRIGHT TITLE
------------                      -----------                    ---------------

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

ARTICLE I

       SECURITY INTERESTS ..................................................  2

       1.1. Grant of Security Interests ....................................  2
       1.2. Power of Attorney ..............................................  2

ARTICLE II

       GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS ...................  3

       2.1. Necessary Filings ..............................................  3
       2.2. No Liens .......................................................  3
       2.3. Other Financing Statements .....................................  3
       2.4. Chief Executive Office; Records ................................  3
       2.5. Location of Inventory and Equipment ............................  4
       2.6. Recourse .......................................................  4
       2.7. Trade Names; Change of Name ....................................  4

ARTICLE III

       SPECIAL PROVISIONS CONCERNING
       RECEIVABLES; CONTRACT RIGHTS; INSTRUMENTS ...........................  5

       3.1. Additional Representations and Warranties ......................  5
       3.2. Maintenance of Records .........................................  5
       3.3. Direction to Account Debtors; Contracting Parties; etc. ........  5
       3.4. Modification of Terms; etc. ....................................  6
       3.5. Collection .....................................................  6
       3.6. Instruments ....................................................  6
       3.7. Assignors Remain Liable Under Receivables ......................  6
       3.8. Assignors Remain Liable Under Contracts ........................  7
       3.9. Further Actions ................................................  7

ARTICLE IV

       SPECIAL PROVISIONS CONCERNING TRADEMARKS ............................  7

       4.1. Additional Representations and Warranties ......................  7
       4.2. Licenses and Assignments .......................................  8
       4.3. Infringements ..................................................  8


                                       (i)

                                                                            Page
                                                                            ----

       4.4. Preservation of Marks ..........................................  8
       4.5. Maintenance of Registration ....................................  8
       4.6. Future Registered Marks ........................................  9
       4.7. Remedies .......................................................  9

ARTICLE V

       SPECIAL PROVISIONS CONCERNING
       PATENTS, COPYRIGHTS AND TRADE SECRETS ...............................  9

       5.1. Additional Representations and Warranties ......................  9
       5.2. Licenses and Assignments ....................................... 10
       5.3. Infringements .................................................. 10
       5.4. Maintenance of Patents ......................................... 10
       5.5. Prosecution of Patent Application .............................. 11
       5.6. Other Patents and Copyrights ................................... 11
       5.7. Remedies ....................................................... 11

ARTICLE VI

       PROVISIONS CONCERNING ALL COLLATERAL ................................ 11

       6.1. Protection of Collateral Agent's Security ...................... 11
       6.2. Warehouse Receipts Non-Negotiable .............................. 12
       6.3. Further Actions ................................................ 12
       6.4. Financing Statements ........................................... 12

ARTICLE VII

       REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT ........................ 13

       7.1. Remedies; Obtaining the Collateral Upon Default ................ 13
       7.2. Remedies; Disposition of the Collateral ........................ 14
       7.3. Waiver of Claims ............................................... 15
       7.4. Application of Proceeds ........................................ 15
       7.5. Remedies Cumulative ............................................ 16
       7.6. Discontinuance of Proceedings .................................. 17

ARTICLE VIII

       INDEMNITY ........................................................... 17

       8.1. Indemnity ...................................................... 17
       8.2. Indemnity Obligations Secured by Collateral; Survival .......... 18

ARTICLE IX

       DEFINITIONS ......................................................... 18


                                      (ii)

                                                                            Page
                                                                            ----

ARTICLE X

       MISCELLANEOUS ....................................................... 23

       10.1. Notices ....................................................... 23
       10.2. Waiver; Amendment ............................................. 24
       10.3. Obligations Absolute .......................................... 24
       10.4. Successors and Assigns ........................................ 24
       10.5. Headings Descriptive .......................................... 25
       10.6. Governing Law ................................................. 25
       10.7. Assignor's Duties ............................................. 25
       10.8. Termination; Release .......................................... 25
       10.9. Counterparts .................................................. 26
       10.10. The Collateral Agent ......................................... 26
       10.11. Additional Assignors ......................................... 26

ANNEX A Schedule of Chief Executive Offices and other Record Locations ANNEX B Schedule of Inventory and Equipment Locations
ANNEX C Schedule of Trade and Fictitious Names
ANNEX D Security Interests in Intellectual Property
ANNEX E List of Patents and Applications
ANNEX F List of Copyrights and Applications
ANNEX G Grant of Security Interest in United States Trademarks and Patents ANNEX H Grant of Security Interest in United States Copyrights


                                      (iii)

                                     ANNEX A
              SCHEDULE OF CHIEF EXECUTIVE OFFICES AND OTHER RECORD
                                    LOCATIONS

1. FairPoint Communications Corp.
   6324 Fairview Road
   Suite 400
   Charlotte, NC 28210

2. FairPoint Communications Corp. -- New York
   99 Troy Road
   Suite 100
   East Greenbush, NY 12061

3. FairPoint Communications Corp. -- Virginia
   6324 Fairview Road
   Suite 400
   Charlotte, NC 28210

                                     ANNEX B
                  SCHEDULE OF INVENTORY AND EQUIPMENT LOCATIONS

1. FairPoint Communications Corp.
   FairPoint Communications Corp. -- New York
   FairPoint Communications Corp. -- Virginia
   6324 Fairview Road
   Suite 400
   Charlotte, NC 28210

2. FairPoint Communications Corp.
   FairPoint Communications Corp.-- New York
   99 Troy Road
   Suite 100
   East Greenbush, NY 12061

3. FairPoint Communications Corp.
   FairPoint Communications Corp. -- New York
   Century Plaza Building
   201 E. Lincoln Avenue
   Yakima, WA 98901

4. FairPoint Communications Corp.
   FairPoint Communications Corp.-- New York
   1750 Genesee Street
   Suite 110
   Utica, NY 13502

5. FairPoint Communications Corp.
   FairPoint Communications Corp.-- New York
   2335 West 38th Street
   Erie, PA 16505

6. FairPoint Communications Corp.
   FairPoint Communications Corp. -- New York
   Centre Plaza
   Sixth Floor
   53 Chenango Street

    Binghamton, NY 13901

7.  FairPoint Communications Corp.
    FairPoint Communications Corp. -- New York
    Cornwall Plaza
    1201 Cornwall Avenue
    Suite 100
    Bellingham, WA 98225

8.  FairPoint Communications Corp.
    FairPoint Communications Corp. -- New York
    130 Middle Street
    Second Floor
    Portland, ME 04101

9.  FairPoint Communications Corp.
    FairPoint Communications Corp. -- New York
    Cayuga Professional Center
    1301 Trumansburg Road
    Ithaca, NY 14850

10. FairPoint Communications Corp.
    FairPoint Communications Corp.-- New York
    45 Willow Street
    Springfield, MA 01103

11. FairPoint Communications Corp.
    FairPoint Communications Corp.-- New York
    175 Canal Street
    Manchester, NH 03101

12. FairPoint Communications Corp.
    FairPoint Communications Corp.-- New York
    114 Lakemont Park Blvd.
    Altoona, PA 15602

13. FairPoint Communications Corp.
    FairPoint Communications Corp.-- New York
    30 Main Street
    Westfield, NY 14787

14. FairPoint Communications Corp.
    FairPoint Communications Corp.-- New York
    1415 Dryden Road
    Freeville, NY 14850

15. FairPoint Communications Corp.
    FairPoint Communications Corp.-- New York
    214 River Street
    Troy, NY 12180

16. FairPoint Communications Corp.
    FairPoint Communications Corp.-- New York
    1904 Central Drive
    Bedford, TX 76021

                                     ANNEX C
                     SCHEDULE OF TRADE AND FICTITIOUS NAMES

1.    MJD TeleChoice Corp.

2.    FairPoint Communications Corp.

3.    FairPoint Communications Corp. -- New York

4.    FairPoint Communications Corp. -- Virginia

                                     ANNEX D
                   SECURITY INTERESTS IN INTELLECTUAL PROPERTY

1.    Service Mark Application Pending
      Application filed by FairPoint Communications Corp. on November 19, 1998 under Registration Number 75/596115 for service mark of Corporation's name.

2.    Service Mark Application Pending
      Application filed by FairPoint Communications Corp. on November 19, 1998 under Registration Number 75/658581 for service mark of Corporation's logo: "Power of Choice."

3.    Service Mark Application Pending
      Application filed by FairPoint Communications Corp. on November 19, 1998 under Registration Number 75/596114 for the service mark "FairPoint Communications and Design."

                                     ANNEX E
                        LIST OF PATENTS AND APPLICATIONS

None.

                                     ANNEX F
                       LIST OF COPYRIGHTS AND APPLICATIONS

None.

                                                                       Exhibit J

                     FORM OF OFFICER'S SOLVENCY CERTIFICATE

To the Administrative Agent, Co-Arrangers and each of the Lenders party to the Amended and Restated
Credit Agreement referred to below:

            I, the undersigned, the Chief Financial Officer of FairPoint Communications Corp., a Delaware corporation (the "Borrower"), do hereby certify that:

            1. This Certificate is furnished to the Lenders pursuant to Section 6.01(k) of the Amended and Restated Credit Agreement, dated as of October 20, 1999 and amended and restated as of March 27, 2000, among the Borrower, the lenders from time to time party thereto (the "Lenders") Banc of America Securities LLC, as Co-Arranger, Deutsche Bank Securities Inc., as Co-Arranger, First Union Securities, Inc., as Co-Arranger, CoBank, ACB, as Co-Arranger (each a "Co-Arranger" and together the "Co-Arrangers") and Bank of America, N.A., as Administrative Agent. Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Amended and Restated Credit Agreement.

            2. For purposes of this Certificate, the terms below shall have the following definitions:

            (a)   "Fair Value"

                  The amount at which the assets, in their entirety, of the Borrower and its Subsidiaries taken as whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

            (b)   "Present Fair Salable Value"

                  The amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of the Borrower and its Subsidiaries taken as a whole are sold with reasonable promptness in an arm's-length transaction under present conditions for the sale of comparable business enterprises.

            (c)   "New Financing"

                  The Indebtedness incurred or to be incurred by the Borrower and its Subsidiaries under the Credit Documents (assuming the full utilization by

                                                                       Exhibit J
                                                                          Page 2

                  the Borrower of the Total Revolving Commitment under the Amended and Restated Credit Agreement).

            (d)   "Stated Liabilities"

                  The recorded liabilities (including contingent liabilities that would be recorded in accordance with generally accepted accounting principles ("GAAP")) of the Borrower and its Subsidiaries taken as a whole as of the date hereof determined in accordance with GAAP consistently applied, together with the amount of all New Financing.

            (e)   "Identified Contingent Liabilities"

                  The maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of the Borrower and its Subsidiaries taken as a whole after giving effect to the New Financing but exclusive of such contingent liabilities to the extent reflected in Stated Liabilities), as identified and explained to me as the Chief Financial Officer in terms of their nature and estimated magnitude by responsible officers of the Borrower or that have been identified to me as the Chief Financial Officer as such by an officer of the Borrower.

            (f) "Will be able to pay its Stated Liabilities, including Identified Contingent Liabilities, as they mature"

                  For the period from the date hereof through the stated maturity of all New Financing, the Borrower and its Subsidiaries taken as a whole will have sufficient assets and cash flow to pay their respective Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or otherwise become payable.

            (g)   "Does not have Unreasonably Small Capital"

                  For the period from the date hereof through the stated maturity of all New Financing, the Borrower and its Subsidiaries taken as a whole after all Indebtedness (including the Revolving Loans) being incurred or assumed and Liens created by the Borrower and its Subsidiaries in connection therewith, is a going concern and has sufficient capital to ensure that it will continue to be a going concern for such period and to remain a going concern.

            3. For purposes of this Certificate, I, or senior officers of the Borrower with whom I have consulted ("Designated Officers"), have performed the following procedures as of and for the periods set forth below.

                                                                       Exhibit J
                                                                          Page 3

            (a)   I have reviewed the financial statements referred to in
                  Section 7.10(b) of the Amended and Restated Credit Agreement.

            (b) I and/or certain Designated Officers have made inquiries of certain officers of the Borrower and its Subsidiaries who have responsibility for financial and accounting matters regarding the existence and amount of Identified Contingent Liabilities associated with the Borrower and its Subsidiaries.

            (c) I have knowledge of and have reviewed to my satisfaction the Credit Documents and the respective Schedules and Exhibits thereto.

            (d) With respect to Identified Contingent Liabilities, I and/or Designated Officers:

                  1. inquired of certain officers of each of the Borrower and its Subsidiaries who have responsibility for legal, financial and accounting matters as to the existence and estimated liability with respect to all contingent liabilities associated with each of the Borrower and its Subsidiaries;

                  2. confirmed with officers of each of the Borrower and its Subsidiaries that to such officers' knowledge, (i) all appropriate items were included in Stated Liabilities or Identified Contingent Liabilities and (ii) the amounts relating thereto were the maximum estimated amount of liabilities reasonably likely to result therefrom as of the date hereof; and

                  3. hereby certify that, to my knowledge, all material Identified Contingent Liabilities that may arise from any pending litigation, asserted claims and assessments, guarantees, uninsured risks and other Identified Contingent Liabilities of each of the Borrower and its Subsidiaries (exclusive of such Identified Contingent Liabilities to the extent reflected in Stated Liabilities) have been considered after giving effect to the New Financing in making the certification set forth in paragraph 4 below, and with respect to each such Identified Contingent Liability, the estimable maximum amount of liability with respect thereto was used in making such certification.

            (e) I have had the projections relating to the Borrower and its Subsidiaries (the "Projections") which have been previously delivered to the Lenders, prepared under my direction, and have re-examined the Projections on the date hereof and considered the effect thereon of any changes since the date of the preparation thereof on the results projected therein. After such review, I hereby certify that in my opinion the Projections are reasonable.

                                                                       Exhibit J
                                                                          Page 4

            (f) I and/or Desiganted Officers have made inquiries of certain officers of each of the Borrower and its Subsidiaries who have responsibility for financial reporting and accounting matters regarding whether they were aware of any events or conditions that, as of the date hereof, would cause the Borrower and its Subsidiaries taken as a whole, after giving effect to the New Financing, to (i) have assets with a Fair Value or Present Fair Salable Value that are less than the sum of Stated Liabilities and Identified Contingent Liabilities; (ii) have Unreasonably Small Capital; or (iii) not be able to pay their respective Stated Liabilities and Identified Contingent Liabilities as they mature or otherwise become payable.

            4. Based on and subject to the foregoing, I hereby certify on behalf of the Borrower that, after giving effect to the New Financing, it is my opinion that (i) the Fair Value and Present Fair Salable Value of the assets of the Borrower and its Subsidiaries taken as a whole exceed their Stated Liabilities and Identified Contingent Liabilities taken as a whole; (ii) the Borrower and its Subsidiaries taken as a whole do not have Unreasonably Small Capital; and
(iii) the Borrower and its Subsidiaries taken as a whole will be able to pay their respective Stated Liabilities and Identified Contingent Liabilities as they mature or otherwise become payable.

                                                                       Exhibit J
                                                                          Page 5

            IN WITNESS WHEREOF, I have hereto set my hand this ___ day of ________, 2000.

                                    FAIRPOINT COMMUNICATIONS CORP.


                                    ___________________________
                                    Name:
                                    Title:

            By accepting this certificate, the Administrative Agent acknowledges, on its own behalf and on the behalf of the Lenders from time to time party to the Amended and Restated Credit Agreement, that (i) the foregoing certification is rendered solely in the executing party's capacity as an officer of the Borrower and its Subsidiaries and (ii) in the absence of fraud on the part of the executing party, no claim shall be asserted against the executing party in its individual capacity in connection with or arising out of this certificate or its execution or delivery.

ACKNOWLEDGED:

BANK OF AMERICA, N.A.,
  as Administrative Agent
  on behalf of the Lenders


___________________________
Name:
Title:

                                                         [CONFORMED AS EXECUTED]

                                                                       EXHIBIT K

                  AMENDED AND RESTATED PREFERRED STOCK ISSUANCE
                       AND CAPITAL CONTRIBUTION AGREEMENT

            AMENDED AND RESTATED PREFERRED STOCK ISSUANCE AND CAPITAL CONTRIBUTION AGREEMENT (this "Agreement"), dated as of October 20, 1999 and amended and restated as of March 27, 2000, among MJD Communications, Inc., a Delaware corporation ("MJD") and Bank of America, N.A., as Administrative Agent (the "Administrative Agent") for (and as representative on behalf of) the Lenders (as defined below).

                              W I T N E S S E T H:

            WHEREAS, MJD desires that the Lenders and the Administrative Agent enter into an Amended and Restated Credit Agreement dated as of October 20, 1999 and amended and restated as of March 27, 2000 (as amended, restated, supplemented or modified from time to time in accordance with the terms thereof, the "Credit Agreement") among FairPoint Communications Corp. (the "Borrower"), the lenders named therein (together with their respective successors and assigns, the "Lenders"), Banc of America Securities LLC, as Co-Arranger, Deutsche Bank Securities Inc., as Co-Arranger, First Union Securities, Inc., as Co-Arranger, CoBank, ACB, as Co-Arranger (each a "Co-Arranger" and together, the "Co-Arrangers") and the Administrative Agent;

            WHEREAS, upon certain Events of Default in the Credit Agreement, but subject to certain conditions, MJD shall have the obligation to issue preferred stock to the Lenders, subject to certain cure rights as provided below; and

            WHEREAS, the execution and delivery of this Agreement is a condition precedent to the Lenders' obligation to make Revolving Loans (as defined in the Credit Agreement).

            NOW, THEREFORE, IT IS AGREED:

            SECTION 1. DEFINED TERMS

            1.1 Defined Terms. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement. For purposes of this Agreement, the following terms shall have the meanings herein specified unless the context requires otherwise. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular.

            "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement.

            "Agent's Notice" shall have the meaning provided in Section 2.2.

            "Agreement" shall mean this Preferred Stock Issuance and Capital Contribution Agreement, as the same may be from time to time further modified, amended, amended and restated and/or supplemented.

            "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

            "Capital Contribution Amount" shall have the meaning provided in
Section 2.1(c).

            "Closing Date" shall have the meaning provided in Section 3.2.

            "Commission" shall mean, at any time, the Securities and Exchange Commission or any other federal agency then administering the Act and other Federal securities laws.

            "Consolidated Capital Expenditures Covenant" shall have the meaning provided in Section 2.1(c).

            "Consolidated Capital Expenditures Default" shall have the meaning provided in Section 2.1(c).

            "Consolidated Debt Covenant" shall have the meaning provided in
Section 2.1(c).

            "Consolidated Debt Default" shall have the meaning provided in
Section 2.1(c).

            "Consolidated Senior Debt Covenant" shall have the meaning provided in Section 2.1(c).

            "Consolidated Senior Debt Default" shall have the meaning provided in Section 2.1(c).

            "Credit Agreement" shall have the meaning provided in the recitals to this Agreement.

            "Damages" shall have the meaning provided in Section 3.7.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Lenders" shall have the meaning provided in the recitals to this Agreement.

            "MJD" shall have the meaning provided in the first paragraph of this Agreement.

            "MJD Investment" shall have the meaning provided in Section 2.1(a).

            "MJD Preferred Stock Conversion" shall have the meaning provided in
Section 3.1.

            "Notice Date" shall have the meaning provided in Section 2.1(a).

            "Purchasers" shall have the meaning provided in Section 3.1.

            "Senior Subordinated Notes" shall mean the Senior Subordinated Notes of MJD due 2008.

            "Specified Event of Default" shall have the meaning provided in
Section 2.1(c).

            SECTION 2.

            2.1 Preferred Stock Conversion: MJD Investment; . (a) Subject to
Section 2.1(b) hereof, if a Specified Event of Default exists, as evidenced in the Officers' Certificate required pursuant to Section 8.01(e) of the Credit Agreement, MJD shall provide notice to the Lenders that such Lenders may exercise an MJD Preferred Stock Conversion pursuant to Section 5.02(d) of the Credit Agreement and this Agreement; provided that MJD shall have the option, at its sole discretion, to purchase for cash (each, an "MJD Investment"), not later than the thirtieth Business Day after the date such Officers' Certificate has been or should have been delivered pursuant to the Credit Agreement (such earlier date, the "Notice Date"), additional shares of common stock of the Borrower (or, at MJD's option, increase its equity account in the Borrower in lieu of receiving additional shares) for an aggregate cash purchase price equal to the Capital Contribution Amount in order to cure such Specified Event of Default (subject to the limitation on the right to cure set forth in the final paragraph of Section 10 of the Credit Agreement). If MJD makes an MJD Investment, the Lenders shall not have the right to exercise an MJD Preferred Stock Conversion in respect of such Specified Event of Default. MJD shall not have any obligation under this Agreement to make or cause to be made any investment in the Borrower.

            (b) Notwithstanding any provision herein to the contrary, MJD (i) shall not make any MJD Investment pursuant to Section 2.1(a) of this Agreement in an amount that is greater than (A) the amount, if any, permitted to be contributed by MJD pursuant to the MJD Credit Agreement and (B) the amount, if any, permitted to be contributed by MJD pursuant to the indenture governing the Senior Subordinated Notes on the Effective Date. MJD agrees that it shall not
(i) enter into any amendment, modification or supplement to the MJD Credit Agreement or the Senior Subordinated Notes to the extent that the direct or intended effect of such amendment, modification or supplement is to prohibit or limit MJD's ability to make any MJD Investment and (ii) enter into any agreement which would prohibit MJD from making any MJD Investment.

            (c) As used herein, (A) a "Specified Event of Default" means the failure of the Borrower to comply with (i) the Consolidated Capital Expenditures covenant (the "Consolidated Capital Expenditures Covenant") contained in Section
9.05 of the Credit Agreement (the "Consolidated Capital Expenditures Default"),
(ii) the Consolidated Senior Debt to

Capitalization covenant (the "Consolidated Senior Debt Covenant") contained in
Section 9.13 of the Credit Agreement (the "Consolidated Senior Debt Default") or
(iii) the Consolidated Debt to Capitalization covenant (the "Consolidated Debt Covenant") contained in Section 9.14 of the Credit Agreement (the "Consolidated Debt Default"), in each case as such covenant (and the definitions used therein) are in effect from time to time; and (B) the "Capital Contribution Amount" shall mean (i) in the case of the Consolidated Capital Expenditure Default, an amount equal to the Consolidated Capital Expenditures made by the Borrower and its Subsidiaries in excess of the amount permitted by the Consolidated Capital Expenditures Covenant and (ii) in the case of the Consolidated Senior Debt Default or the Consolidated Debt Default, as the case may be, the amount which, when applied to increase the cash of the Borrower in connection with the calculation of the Consolidated Senior Debt Covenant or the Consolidated Debt Covenant, as the case may be, will cause the Borrower to have been in compliance with such covenant during the testing period for which the Borrower failed to be in compliance.

            2.2. Agent's Notice. If for any reason the Borrower shall fail to deliver the Conversion/Contribution Certificate (as defined in the Credit Agreement) to MJD as required pursuant to Section 5.02(e) of the Credit Agreement, the Administrative Agent shall have the right to deliver any such notice or certificate (an "Agent's Notice") which, if applicable, shall demand that MJD provide the option to make the MJD Preferred Stock Conversion (subject to the right to make an MJD Investment as described herein), in each case in accordance herewith.

            SECTION 3. PURCHASE OF PREFERRED STOCK.

            3.1 Issuance of Preferred Stock. Subject to the terms and conditions hereinafter set forth, and in accordance with Section 5.02(d) of the Credit Agreement, each Lender (each a "Purchaser," and collectively, the "Purchasers") shall have the option to convert all or a portion of such Lender's outstanding Revolving Loans (and accrued and unpaid interest and Fees thereon) into MJD Preferred Stock (each such conversion, an "MJD Preferred Stock Conversion").

            3.2 Time and Place of the Closing. Each MJD Preferred Stock Conversion shall take place on a closing date (each a "Closing Date") at such place and time that the prospective Purchaser and MJD shall mutually agreed upon, which, in any event, shall be no later than the date which is 10 Business Days after the respective Purchaser has given MJD notice of its exercise of its option to effect an MJD Preferred Stock Conversion.

            3.3 Representations and Warranties of MJD. In order to induce the Purchasers to purchase the MID Preferred Stock, MJD represents and warrants to each Purchaser that:

            (a) Authority, Binding Effect. MJD has full power and authority to enter into each MJD Preferred Stock Conversion and to incur and perform the obligations in connection therewith, all of which have been duly authorized by all necessary corporate action. Each MJD Preferred Stock Conversion will not violate any provision of any applicable law known to be applicable to it or the Articles of Incorporation or the By-Laws of MJD or any material agreement or instrument by which it is bound, and will not result in the creation of any material encumbrance or charge upon any of its assets. Each MJD Preferred Stock Conversion will constitute a valid and legally binding obligation of MJD, enforceable against MJD in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws and judicial decisions of general applicability relating to or affecting creditors rights and to general principles of equity.

            (b) Good Standing. MJD is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

            (c) Shares Fully Paid, Non-Assessable. The MJD Preferred Stock, when issued and delivered, will be validly issued, fully paid and non-assessable.

            (d) No Proceedings. There is no action, proceeding or investigation pending or, to the knowledge of MJD, threatened in writing, nor is there any basis, to its knowledge, for any action, proceeding or investigation, against it or any of its properties or assets which could reasonably be expected to have a material adverse effect on the business operations, financial condition or results of operations of MJD as a whole, or the ability of MJD to perform its obligations in connection with the MJD Preferred Stock Conversion.

            (e) Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of MJD is, or will be, entitled to any commission or broker's or finder's fees from MJD, or from any person controlling, controlled by or under common control with MJD, in connection with the MJD Preferred Stock Conversion.

            3.4 Representations and Warranties of Purchaser. In order to induce MJD to issue the MJD Preferred Stock, each Purchaser (as to itself only) represents and warrants to MJD that:

            (a) Purchase for Investment. Each Purchaser will acquire MJD Preferred Stock for its own account for investment and not with a view toward any resale or distribution thereof.

            (b) Securities Laws. Each Purchaser understands that MJD Preferred Stock has not been registered under the Act or under any state securities laws and may not be sold or transferred unless it is subsequently registered under the Act and any applicable state or other securities laws, or unless exemptions from registration under such laws are available.

            (c) Knowledge. Each Purchaser represents that it is experienced in investment matters, fully understands the transactions contemplated by an MJD Preferred Stock Conversion, has the knowledge and experience in financial matters as to be capable of evaluating the merits and risks of its investment and has the financial ability and resources to bear the economic risks of its investment.

            (d) Accredited Investor. Each Purchaser is an "accredited investor" as defined in Rule 501(a) under the Act.

            (e) Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of any Purchaser is, or will be, entitled to any commission or broker's or finder's fees from such Purchaser, or from anyone controlling, controlled by or under common control with such Purchaser, in connection with an MJD Preferred Stock Conversion.

            3.5 Conditions to the Obligations of each Purchaser. The obligation of each Purchaser to purchase MJD Preferred Stock pursuant to an MJD Preferred Stock Conversion is subject to the satisfaction of, or the waiver by each Purchaser of, the following conditions at or prior to the respective Closing Date for such MJD Preferred Stock Conversion:

            (a) Representations and Warranties. The representations and warranties of MJD contained in Section 3.3 hereof shall be true and correct in all material respects on and as of the respective Closing Date for such MJD Preferred Stock Conversion.

            (b) Agreements, Conditions and Covenants. MJD shall have performed or complied in all material respects with all agreements, conditions and covenants required in connection with the respective MJD Preferred Stock Conversion to be performed or complied with by it on or before the respective Closing Date for such MJD Preferred Stock Conversion.

            (c) Share Certificate. Such Purchaser shall have received on the respective Closing Date certificates evidencing the MJD Preferred Stock, duly completed and executed by MJD in the name of such Purchaser and, if required, with the requisite share transfer tax stamps duly affixed.

            (d) Articles and Bylaws of MJD. Such Purchaser shall have received copies of the Articles of Incorporation and Bylaws of MJD as they exist on the respective Closing Date.

            (e) Opinions of Counsel. MJD shall have furnished the Purchaser on the date on which the first share of MJD Preferred Stock is originally issued an opinion of counsel, dated the Closing Date for such MJD Preferred Stock Conversion, in form and substance reasonably satisfactory to such Purchaser.

            (f) No Litigation Threatened. No action or proceedings shall have been instituted or, threatened before a court or other government body or by any public authority to restrain or prohibit the MJD Preferred Stock Conversion to occur on such Closing Date.

            (g) Certificate of Designation. MJD shall deliver to such Purchaser evidence that the Certificate of Designation of MJD shall have been duly filed with the Secretary of State of Delaware and shall be in full force and effect.

            3.6 Conditions to the Obligations of MJD. The obligation of MJD to issue and sell the MJD Preferred Stock on any Closing Date is subject to the satisfaction of, or the waiver by MJD of, the following conditions at or prior to such Closing Date:

            (a) Representations and Warranties. The representations and warranties of the respective Purchaser contained in Section 3.4 hereof shall be true and correct in all material respects on and as of the respective Closing Date for such MJD Preferred Stock Conversion.

            (b) Agreements, Conditions and Covenants. Such Purchaser shall have performed or complied in all material respects with all agreements, conditions and covenants in connection with the MJD Preferred Stock Conversion to occur on such Closing Date to be performed or complied with by it on or before such Closing Date.

            (c) No Litigation Threatened. No action or proceedings shall have been instituted or, threatened before a court or other government body or by any public authority to restrain or prohibit the MJD Preferred Stock Conversion to occur on such Closing Date.

            (d) The Trigger Event. A Trigger Event shall have occurred and any Lender exercising its Conversion Option shall have provided MJD ten Business Days' notice requesting such Conversion.

            3.7 Indemnification. MJD agrees to indemnify and hold each Purchaser and its officers, directors, employees, affiliates and agents, and any successors thereto (and any officers, directors, employees, affiliates and agents of such successors) harmless from any liability, damage, deficiency, demand, claim, suit, action, or cause of action, fine, penalty, loss, cost, expense, including without limitation, reasonable attorney fees (collectively, "Damages") incurred or suffered as a result of or in connection with the enforcement of MJD's obligations with respect to any of the terms, conditions or agreements to be performed (or required to be performed) by it pursuant to the terms of this Agreement, including without limitation, any Damages incurred or suffered as a result of, or in connection with, or arising out of, the failure of any representation or warranty made by MJD in connection with an MJD Preferred Stock Conversion. The foregoing shall be in addition to, and in no way limit or impair the rights of any Lender to enforce MJD's obligations hereunder or seek damages or equitable relief in connection with any failure or assessed failure of MJD to perform its obligations hereunder. Notwithstanding anything in this Agreement, in no event shall MJD be obligated under this Agreement to indemnify any Lender for such Lender's failure to comply with Regulation Y.

            3.8 Rule 144A. Except at such times that MJD is a reporting company under Section 13 or 15(d) of the Exchange Act, MJD shall, upon the written request of any holder of MJD Preferred Stock, provide, subject to customary confidentiality arrangements, to any such holder and to any prospective institutional transferee of MJD Preferred Stock designated by such holder, such financial and other information as is available to MJD or can be obtained by MJD and as such holder may reasonably determine is required to permit a transfer of such MJD Preferred Stock to comply with the requirements of Rule 144A promulgated under the Act.

            3.9 Common Stock MJD will not issue to the holders of common stock of MJD on or after the Effective Date (as defined in the Credit Agreement) (i) any class of common stock or any debt securities which (in either case) are convertible into any class of preferred stock of MJD at any time and (ii) any class of preferred stock other than preferred stock for fair market value.

            SECTION 4. MISCELLANEOUS.

            4.1 Representations and Warranties. In order to induce the Lenders to enter into the Credit Agreement and to make the Revolving Loans provided for therein, MJD represents and warrants to the Administrative Agent and the Lenders as follows:

            (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full power, authority and legal right to own its property and assets, and to transact the business in which it is engaged;

            (ii) it has the full corporate power, authority and legal right to execute, deliver and perform each of its obligations under this Agreement and has taken all necessary corporate actions to authorize the execution, delivery and performance of each of its obligations under this Agreement and this Agreement constitutes the legal, valid and binding obligation of MJD, enforceable against MJD in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or effecting creditors' rights generally or by equitable principles relating to enforceability.

            4.2 No Guarantee of Indebtedness. Neither this Agreement, nor anything herein contained, nor any obligation performed or to be performed pursuant hereto by MJD shall be construed or deemed to constitute, a direct or indirect guarantee by MJD to any person or entity of the payment of the interest, principal or premium of any indebtedness, liability or obligation whatsoever of the Borrower or any Subsidiary of the Borrower, including, without limitation, the Revolving Loans.

            4.3 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing and mailed, faxed, sent by a nationally recognized express courier or delivered by hand, if to MJD, at 521 East Morehead Place, Suite 250, Charlotte, NC 28202,
Attention: Walter E. Leach, Jr. (with a copy to Paul, Hastings, Janofsky & Walker LLP, Tower 42, 25 Old Broad Street, London, England EC2N 1HQ, Attention:
Joel M. Simon); if to any Lender or the Administrative Agent in the manner specified in the Credit Agreement; or, at such other address as shall be designated by any party in a written notice to the other parties hereto as provided in this Section 4.3. All such notices and communications shall be effective at the earliest to occur of receipt, three business days after deposit in the United States mail, one Business Day after delivery to a nationally recognized express courier, and telephone confirmation of receipt of fax communication; provided, however, that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.

            4.4 No Waiver, Remedies Cumulative. No failure or delay on the part of any of the Lenders or the Administrative Agent in exercising any right, power or privilege hereunder and no course of dealing between MJD or the Borrower, on the one hand, and any of the Lenders or the Administrative Agent, on the other, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any of the Lenders or the Administrative Agent would otherwise have. No notice to or demand on MJD in any case shall entitle MJD to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any of the Lenders or the Administrative Agent to any other or further action in any circumstances without notice or demand.

            4.5 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same instrument.

            4.6 Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            4.7 Amendment or Waiver. Neither this Agreement nor any of the terms hereof may be amended, modified, supplemented, waived, discharged or terminated unless such amendment, modification, supplement, waiver, discharge or termination is in writing signed by MJD and the Administrative Agent (with the consent of the Required Lenders). Any waiver or consent shall be effective only in the specific instance or for the specific purpose for which it was given.

            4.8 Governing Law and Jurisdiction. This Agreement, and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed by the law of the State of New York. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or of the United States for the Southern District of New York and, by execution and delivery of this Agreement, irrevocably accepts for itself and in respect of its property, unconditionally, the jurisdiction of the aforesaid courts with respect to any such action or proceeding.

            4.9 Successors and Assigns. This Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each of MJD and the successors and assigns thereof, and shall inure to the benefit of the Administrative Agent and the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of the Credit Agreement there may be no obligations outstanding. MJD acknowledges and agrees that this Agreement is made for the benefit of the Administrative Agent and the Lenders and that the Administrative Agent and/or the Lenders may enforce all of the obligations of MJD hereunder directly against MJD. MJD may not assign any of its rights or obligations hereunder without the consent of the Required Lenders. Prior to any MJD Preferred Stock Conversion by a Lender, this Agreement and the rights of such Lender hereunder shall only be assignable by such Lender, to an assignee of such Lender under the Credit Agreement.

            4.10 Survival. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the making of the Revolving Loans.

            IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this agreement to be duly executed and delivered as of the date first above written.


                               MJD COMMUNICATIONS, INC.

                               By: /s/ Timothy W. Henry
                                   --------------------------------
                                   Title: Vice President of Finance


                               BANK OF AMERICA, N.A.,
                                 as Administrative Agent

                               By: /s/ Pamela S. Kurtzman
                                   --------------------------------
                                   Title: Principal

                                                                       Exhibit L

                                                                  Execution Copy

                   AMENDED AND RESTATED TAX SHARING AGREEMENT

      THIS AMENDED AND RESTATED TAX SHARING AGREEMENT (the "Agreement"), dated as of October 20, 1999, and amended and restated as of March 27, 2000, is by and among MJD Communications, Inc., a Delaware corporation ("MJD"), and their Subsidiaries, whether presently existing or here after acquired (see Attachment 1 for Subsidiaries existing as of this date), as are or shall be part of the "Affiliated Group" as hereinafter defined (hereinafter referred to individually as "Subsidiary" and collectively as "Subsidiaries").

                              W I T N E S S E T H:

      WHEREAS, MJD and Subsidiaries are members of an affiliated group ("Group") as defined in I.R.C. Section 1504(a); and

      WHEREAS, MJD and the Subsidiaries will file consolidated Federal income Tax returns ("Federal Consolidated Returns") and, at MJD's option, may (or, if otherwise required by law, will) file consolidated, combined and/or unitary Tax returns for state, local and/or foreign Tax purposes ("Other Consolidated Returns," and, collectively with Federal Consolidated Returns, "Consolidated Returns"); and

      WHEREAS, it is the intent and desire of the parties hereto that a method be established for allocating the Group's Tax liability among its members; for reimbursing MJD and/or other members for the payment of any such Tax liability; and for reimbursing members for the use of any Tax Attribute (as hereinafter defined) that reduces the Group's Tax liability otherwise payable.

      NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, the parties hereto agree as follows:

1. Definitions.

2. "Tax" means any form of taxation, wherever created or imposed, and whenever imposed by a national, municipal, governmental, state, federal, foreign, or other body (a "Taxing Authority"), and without limiting the generality of the foregoing, shall include any net income, alternative or add-on minimum tax, gross income, sales, use, ad valorem, gross receipts, value added, franchise, profits, license, transfer, recording, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profit, custom duty, or other tax, government fee or other like assessment or charge of any kind whatsoever, together with any related interest, penalties, or other additions to tax, or additional amount imposed by any such Taxing Authority.

3. "Tax Attribute" means any net operating loss, net capital loss, excess charitable contribution, foreign Tax credit, investment Tax credit or other similar item.

4. Filing of Consolidated Returns. MJD will file, and the Subsidiaries agree to join in the filing of, a Federal Consolidated Return for any taxable year (or portion thereof) for which such corporations are permitted or required to file a Federal Consolidated Return. In addition, each of the Subsidiaries agrees, at MJD's direction, to join in any Other Consolidated Return for any taxable year (or portion thereof) for which such corporations are permitted or required to file a Consolidated Return.

5. Cooperation on Consolidated Return Matters. The Subsidiaries hereby designate MJD (or MJD's designee) as their agent for the purpose of taking any and all action necessary or incidental to the filing of Consolidated Returns. The Subsidiaries agree to furnish MJD with any and all information (including, without limitation, the Subsidiaries' pro-forma consolidated Tax returns with supporting separate company pro-forma Tax returns) in the manner and format requested by MJD in order to carry out the provisions of this Agreement; to cooperate with MJD in any Tax return or consent contemplated by this Agreement; to take such action with respect to such returns as MJD may request, including, without limitation, the filing of all elections and the filing of all requests for the extension of time within which to file Tax returns; to cooperate in connection with any audit or refund claim; and to undertake all of the foregoing obligations on a timely basis as requested by MJD.

6. Apportionment of Taxes. For each taxable period (or portion thereof) for which a Federal Consolidated Return is filed pursuant to this Agreement, each Subsidiary shall be apportioned an amount equal to the lesser of(a) the federal income taxes that the Subsidiary would be required to pay with respect to such taxable year if the Subsidiary had filed a separate federal income tax return for the current year and all prior taxable years (collectively, the "Separate Federal Income Tax Liability"), and (b) the amount determined under Treasury Regulations ss. 1.1552-l(a)(1) in accordance with the ratio which that portion of the consolidated taxable income attributable to each member of the Group having taxable income bears to the total consolidated taxable income.

7. Payment of Taxes. For each taxable period (or portion thereof) for which a Federal Consolidated Return is filed pursuant to this Agreement, MJD shall prepare or cause to be prepared the Federal Consolidated Return of the Group and shall pay all Taxes (including any penalties, fines, interest or other additions thereto) reported on such Federal Consolidated Return to the relevant Taxing Authority. At least thirty (30) business days after the due date of any payment MJD is required to make to any Taxing Authority of any Taxes due with respect to a Federal Consolidated Return of the Group (including, without limitation, estimated Tax payments, extension Tax payments, deposits and Tax payments due with a Consolidated Return), each Subsidiary that is included in such Federal Consolidated Return shall pay to MJD an amount equal to its share of the consolidated federal income Tax liability of the Group as determined under clause (a) or (b) of Section 6 as the case may be of this Agreement.

8. Tax Benefit. For each taxable period (or portion thereof) for which a Federal Consolidated Return is filed pursuant to this Agreement, MJD shall elect in the manner specified in Treasury Regulations ss. 1.1502-33(d)(5) that the method described in Treasury Regulations ss. 1.1502-33(d)(3) be applied to the Group with respect to additional allocations of income Tax liability. Pursuant to Treasury Regulations ss.1.1502-33(d)(3), an additional liability will be allocated to each member of the Group that, as a result of any Tax Attribute arising from or generated by the activities of another member with respect to a taxable period (or portion thereof) for which a Federal Consolidated Return was filed, has an allocated Tax liability as determined under Section 6 of this Agreement that is less than its Separate Federal Income Tax Liability. The additional Tax liability allocated to such member shall be equal to 100 percent of the excess, if any, of (i) the Separate Federal Income Tax Liability of such member for the taxable year, over (ii) the allocated Tax liability as determined under Section 6 above. The total of any additional amounts determined in this
Section 8 shall be paid to MJD and MJD shall immediately remit any payments that it receives to the member that generated such Tax Attribute to which such total is attributable or retain such amounts to which it is entitled based on its Separate Federal Income Tax Liability. Any such payment shall be made pursuant to a consistent method which reasonably reflects such items and which is substantiated by specific records maintained by the Group for such purposes.

9. Alternative Minimum Tax. MJD and Subsidiaries agree that, in any taxable year in which any consolidated alternative minimum tax liability (AMT) is imposed on the Group by Section 55 of the Internal Revenue Code of 1986, as amended, MJD will pay the AMT and not be reimbursed by the Subsidiaries for their proportionate share.

10. Alternative Minimum Tax Credit. MJD and Subsidiaries agree that in any taxable year in which the Group reduces its consolidated regular federal income tax liability by the minimum tax credit provided under Section 53 of the Internal Revenue Code of 1986, as amended, MJD will be entitled to retain all the reduction of the regular tax liability and will not reimburse the Subsidiaries for their proportionate share.

11. Subsequent Adjustments. If for any taxable period (or portion thereof) for which a Federal Consolidated Return is filed pursuant to this Agreement, the Federal income Tax liability of the Group as reported on such Federal Consolidated Return is adjusted, including, without limitation, by means of an amended Tax return, a claim for refund, notification of audit changes, or an audit by the relevant Taxing Authority, then the liabilities of MJD and each Subsidiary that is included in such Federal Consolidated Return shall be recomputed under the relevant sections of this Agreement to give effect to those adjustments as if such adjustments had been part of the original determination of the Group's consolidated Federal income Tax liability. In the case of a refund, MJD shall make payment to each such Subsidiary of its share of the refund within thirty (30) business days after the refund is received by MJD and, in the case of an increase in Tax liability, each such Subsidiary shall pay to MJD its allocable share of such increased Tax liability at least thirty (30) business days after the date on which MJD pays such liability to the relevant Taxing Authority. If any interest is to be paid or received as a result of any Tax deficiency or refund, that interest shall be allocated to MJD and each Subsidiary that is included in such Federal Consolidated Return in the ratio that each such member's positive change in income Tax liability bears to the total change in the income Tax liability of the Group. If any penalty is to be paid or received as a result of any Tax deficiency or refund, that penalty shall be allocated to the member whose income resulted in the imposition of such penalty.

12. Election for Computing Earnings and Profits. For each taxable period (or portion thereof) for which a Federal Consolidated Return is filed pursuant to this Agreement, MJD shall elect (if necessary) in the manner specified in Treasury Regulations ss. 1.1552-1(c) that the Group's consolidated Federal income Tax liability be apportioned for purposes of computing earnings and profits in accordance with the method provided in Section 1552(a)(1) of the Internal Revenue Code of 1986, as amended, and Treasury Regulations ss. 1.1552-1(a)(l).

13. Other Tax Items. This Agreement shall not apply with respect to the carryback of any Tax Attribute generated by a party and attributable to a taxable period beginning after the date hereof in which such party is not a member of the relevant Group.

14. Other Consolidated Returns. The Subsidiaries agree, at the request of MJD, to join with MJD (or any direct or indirect subsidiary of MJD (if relevant)) in any Other Consolidated Return for any taxable period (or portion thereof) for which MJD (or any direct or indirect subsidiary of MJD (if any)) elects to file an Other Consolidated Return that includes such Subsidiaries. If at any time subsequent to the date hereof, the liability for any state, local or foreign income, franchise or other Tax of MJD, the Subsidiaries and/or any other affiliated corporation (if any) is determined on a unitary, consolidated, group or combined basis (or any member becomes responsible for the payment of any such Tax), this Agreement shall be applied to such state, local or foreign income, franchise or other Tax in like manner as it is applied to matters relating to Federal income Taxes, after taking into consideration the extent to which each party has been included in an Other Consolidated Return that relates to those Taxes and other relevant issues.

15. Disputes. Any dispute concerning the interpretation of a Section or an amount of payment due under this Agreement shall be resolved by MJD in its reasonable discretion.

16. Successors. A party's rights and obligations under this Agreement may not be assigned without the prior written consent of the other parties to this Agreement. This Agreement shall be binding upon and inure to the benefit of any successor to any party hereto.

17. Additional Subsidiaries. It is understood and agreed that any subsidiary of MJD that is created after the date hereof shall automatically become a Subsidiary hereunder by executing a counterpart hereof and delivering the same to MJD.

18. Exclusive Agreement. This Agreement embodies the entire understanding among the parties as to the subject matter hereof, and no change or modification may be made except in writing by each of the parties.

19. Waivers. The waiver of a breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition.

20. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

21. Choice of Law; Amendments; Headings; Jurisdiction. This Agreement shall be governed by the internal laws of the State of North Carolina. This Agreement may not be amended or modified orally. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

22. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                                  Attachment 1

      IN WITNESS WHEREOF, the undersigned have executed this Tax Sharing Agreement as of the date first written above.

MJD COMMUNICATIONS, INC.

By:_______________________________________
Name:

Title:


ST ENTERPRISES, INC.

By:_______________________________________
Name:

Title:


SUNFLOWER TELEPHONE COMPANY, INC.

By:_______________________________________
Name:

Title:


NORTHLAND TELEPHONE COMPANY OF VERMONT

By:_______________________________________
Name:

Title:

NORTHLAND TELEPHONE COMPANY OF MAINE, INC.

By:_______________________________________
Name:

Title:


ST COMMUNICATIONS, INC.

By:_______________________________________
Name:

Title:


ST COMPUTER RESOURCES

By:_______________________________________
Name:

Title:


ST LONG DISTANCE, INC.

By:_______________________________________
Name:

Title:

ST BROADCASTING

By:_______________________________________
Name:

Title:


MJD VENTURES, INC.

By:_______________________________________
Name:

Title:


SIDNEY TELEPHONE COMPANY

By:_______________________________________
Name:

Title:


C-R COMMUNICATIONS, INC. AND SUBSIDIARIES

By:_______________________________________
Name:

Title:

TACONIC TELEPHONE CORP. AND SUBSIDIARIES

By:_______________________________________
Name:

Title:


ELLENSBURG TELEPHONE COMPANY AND SUBSIDIARIES

By:_______________________________________
Name:

Title:


UTILITIES, INC. AND SUBSIDIARIES

By:_______________________________________
Name:

Title:


CHOUTEAU TELEPHONE COMPANY

By:_______________________________________
Name:

Title:

TELEPHONE SERVICES COMPANY

By:_______________________________________
Name:

Title:


COLUMBUS GROVE TELEPHONE COMPANY AND SUBSIDIARIES

By:_______________________________________
Name:

Title:


CHAUTAUQUA & ERIE TELEPHONE CORPORATION AND SUBSIDIARIES

By:_______________________________________
Name:

Title:


MJD SERVICES CORP.

By:_______________________________________
Name:

Title:

BLUESTEM TELEPHONE COMPANY

By:_______________________________________
Name:

Title:


COLUMBINE TELEPHONE COMPANY

By:_______________________________________
Name:

Title:


BIG SANDY TELECOM, INC.

By:_______________________________________
Name:

Title:


ODIN TELEPHONE EXCHANGE, INC.

By:_______________________________________
Name:

Title:

KADOKA TELEPHONE COMPANY

By:_______________________________________
Name:

Title:


RAVENSWOOD COMMINICATIONS, INC. AND SUBSIDIARIES

By:_______________________________________
Name:

Title:

Title:


ARMOUR INDEPENDENT TELPHONE CO. AND SUBSIDIARIES

By:_______________________________________
Name:

Title:


WMW CABLE TV CO.

By:_______________________________________
Name:

Title:

UNION TELEPHONE COMPANY OF HARTFORD AND SUBSIDIARIES

By:_______________________________________
Name:

Title:


YATES CITY TELEPHONE COMPANY

By:_______________________________________
Name:

Title


MJD HOLDINGS CORP.

By:_______________________________________
Name:

Title:


FAIRPOINT COMMUNICATIONS CORP.

By:_______________________________________
Name:

Title:

FAIRPOINT COMMUNICATIONS CORP, - NEW YORK

By:_______________________________________
Name:

Title:


FAIRPOINT COMMUNICATIONS CORP. - VIRGINIA

By:_______________________________________
Name:

Title:


MJD CAPITAL CORP.

By:_______________________________________
Name:

Title:

                                                                       Exhibit M

                          FORM OF ASSIGNMENT AGREEMENT

                                                   Date: ______________ __, ____

            Reference is made to the Amended and Restated Credit Agreement described in Item 2 of Annex I annexed hereto (as such Amended and Restated Credit Agreement may hereafter be amended, modified or supplemented from time to time, the "Credit Agreement"). Unless defined in Annex I attached hereto, terms defined in the Credit Agreement are used herein as therein defined. _____________ (the "Assignor") and ______________ (the "Assignee") hereby agree as follows:

            1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I attached hereto (the "Assigned Share") of all of the outstanding rights and obligations under the Credit Agreement, including, without limitation, all rights and obligations with respect to the Assigned Share of the Total Revolving Commitment and all outstanding Revolving Loans and Letters of Credit.

            2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any liens or security interests; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower or any of its Subsidiaries of any of their respective obligations under the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto.

            3. The Assignee (i) represents and warrants that it is fully authorized to enter into and perform the terms of this Assignment Agreement;
(ii) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (iii) agrees that it will, independently and without reliance upon the Administrative Agent, any Co-Arranger, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Administrative Agent, each Co-Arranger, and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent, each Co-Arranger and the Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) make the representations and warranties

                                                                       Exhibit M
                                                                          Page 2

required to be made by the Assignee under Section 12.04(b) of the Credit Agreement; [and] (vi) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Credit Documents are required to be performed by it as a Lender[; and (vii) attaches the forms described in Section 12.04(b) of the Credit Agreement.](1)

            4. Following the execution of this Assignment Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Administrative Agent. The effective date of this Assignment Agreement shall be (x) the date upon which all of the following conditions have been satisfied: (i) the execution hereof by the Assignor and the Assignee, (ii) to the extent required by Section 12.04(b) of the Credit Agreement, the consent hereto by the Administrative Agent and the Borrower (which consents shall not be unreasonably withheld), (iii) the receipt by the Administrative Agent of the assignment fee referred to in Section 12.04(b) of the Credit Agreement and (iv) the recordation of the assignment effected hereby by the Administrative Agent in the Lender Register as provided in Section 12.16 of the Credit Agreement or (y) such later date as is otherwise specified in Item 5 of Annex I hereto (the "Settlement Date").

            5. Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment Agreement, have the rights and obligations of a Lender thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

            6. It is agreed that upon the effectiveness hereof, the Assignee shall be entitled to (x) all interest on the Assigned Share of the Revolving Loans at the rates specified in Item 6 of Annex I attached hereto, (y) all Commitment Commission on the Assigned share of the Total Revolving Commitment at the rate specified in Item 7 of Annex I attached hereto, and (z) all Letter of Credit Fees on the Assignee's participation in all Letters of Credit at the rate specified in Item 8 of Annex I attached hereto, which, in each case, accrue on and after the Settlement Date, such interest, Commitment Commission and Letter of Credit Fees to be paid by the Administrative Agent directly to the Assignee. It is further agreed that all payments of principal made on the Assigned Share of the Revolving Loans which occur on and after the Settlement Date will be paid directly by the Administrative Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the respective Revolving Loans made by the Assignor pursuant to the Credit Agreement which are outstanding on the Settlement Date, net of any closing costs. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves.

            7. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW

----------
(1) If the Assignee is organized under the laws of a jurisdiction outside the United States.

                                                                       Exhibit M
                                                                          Page 3

YORK WITHOUT REGARD TO PRINCIPLE OF CONFLICT OF LAWS.

                                                                       Exhibit M
                                                                          Page 4

            IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    [NAME OF ASSIGNOR],
                                    as Assignor

                                    By____________________________
                                       Name:
                                       Title:


                                    [NAME OF ASSIGNEE],
                                    as Assignee

                                    By____________________________
                                       Name:
                                       Title:

Acknowledged and Agreed:

BANK OF AMERICA, N.A.,
  as Administrative Agent

By____________________________
  Title:


FAIRPOINT COMMUNICATIONS CORP.,
  as Borrower

By____________________________
  Title:(2)

----------
(2) The consent of he Administrative Agent and, so long as no Default or Event of Default is then in existence, the Borrower is required in connection with any assignment to an Eligible Transferee pursuant to clause (y) of Section 12.04(b) of the Credit Agreement (which consents shall not be unreasonably withheld).

                                                                       Exhibit M
                                                                          Page 5

                         ANNEX FOR ASSIGNMENT AGREEMENT

                                     ANNEX I

1.    The Borrower: FairPoint Communications Corp.

2.    Name and Date of Credit Agreement:

      Amended and Restated Credit Agreement, dated as of October 20, 1999 and amended and restated as of March 27, 2000 among FairPoint Communications Corp., the lenders from time to time party thereto (the "Lenders") Bank of America Securities LLC, as Co-Arranger, Deutsche Bank Securities Inc., as Co-Arranger, First Union Securities, Inc., as Co-Arranger, CoBank, ACB, as Co-Arranger (each a "Co-Arranger" and together the "Co-Arrangers"), and Bank of America, N.A., as Administrative Agent.

3.    Date of Assignment Agreement:

            ------------ --, -----

4.    Amounts (as of date of item #3 above):

                                                        Revolving
                                                        Commitment
       a.    Aggregate Amount for all Lenders           $_________

       b.    Assigned Share                              ________%

       c.    Amount of Assigned Share                   $_________

5.    Settlement Date:

            ------------ --, -----

6.    Rate of Interest
      to the Assignee:  As set forth in Section 2.08 of the Credit Agreement
                        (unless otherwise agreed to by the Assignor and the Assignee).(1)

----------
(1) The Borrower and the Administrative Agent shall, following recordation of such assignment by the Administrative Agent on the Register, direct the entire amount of interest to the Assignee at the rate set forth in Section
      2.08 of the Credit Agreement, with the Assignor and Assignee effecting any agreed upon sharing of interest through payments by the Assignee to the Assignor.

                                                                       Exhibit M
                                                                          Page 6

      Commitment
      Commission to
      the Assignee:        As set forth in Section 4.01(a) of the Credit
                           Agreement (unless otherwise agreed to by the Assignor and the Assignee).(2)

7.    Letter of Credit
      Fee to the Assignee: As set forth in Section 4.01(b) of the Credit
                           Agreement (unless otherwise agreed to by the Assignor and the Assignee).(3)

8.    Notice:              ASSIGNOR:

                           -------------------
                           -------------------
                           -------------------
                           -------------------
                           Attention:
                           Telephone No.:
                           Facsimile No.
                           Reference:

                           ASSIGNEE:

                           -------------------
                           -------------------
                           -------------------
                           -------------------
                           Attention:
                           Telephone No.:
                           Facsimile No.
                           Reference:

----------
(2) The Borrower and the Administrative Agent shall, following recordation of such assignment by the Administrative Agent on the Register, direct the entire amount of the Commitment Commission to the Assignee at the rate set forth in Section 4.01(a) of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of the Commitment Commission through payment by the Assignee to the Assignor.

(3) The Borrower and the Administrative Agent shall, following recordation of such assignment by the Administrative Agent on the Register, direct the entire amount of the Letter of Credit Fee to the Assignee at the rate set forth in Section 4.01(b) of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of the Letter of Credit Fee through payment by the Assignee to the Assignor.

                                                                       Exhibit M
                                                                          Page 7

      Payment Instructions: ASSIGNOR:

                            -------------------
                            -------------------
                            -------------------
                            -------------------
                            ABA No.:
                            Account No.:
                            Reference:
                            Attention

                            ASSIGNEE:

                           -------------------
                           -------------------
                           -------------------
                           -------------------
                           ABA No.:
                           Account No.:
                           Reference:
                           Attention

Accepted and Agreed:

[NAME OF ASSIGNEE]                              [NAME OF ASSIGNOR]


By_______________________                       By_______________________
    Name:                                           Name:
    Title:                                          Title:

                                                                       EXHIBIT N

                    ----------------------------------------

                           CERTIFICATE OF DESIGNATION
                                       OF
                            MJD COMMUNICATIONS, INC.

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware

                   ------------------------------------------

                            SERIES A PREFERRED STOCK

      MJD COMMUNICATIONS, INC., a Delaware corporation (the "Company"), hereby certifies that the following resolution has been duly adopted by the Board of Directors of the Company (the "Board"):

      RESOLVED, that pursuant to the authority expressly granted to and vested in the Board by the provisions of the certificate of incorporation of the Company (the "Certificate of Incorporation"), there hereby is created, out of the _______ shares of preferred stock, par value $.01 per share, of the Company authorized by Article _______ of the Certificate of Incorporation (the "Preferred Stock"), a series of the Preferred Stock consisting of ________ shares of Series A Preferred Stock (the "Series A Preferred Stock"), which series shall have the following powers, designations, preferences and relative, participating, optional and other special rights, and the following qualifications, limitations and restrictions:

      1. Definitions. As used in this Certificate of Designation (this "Certificate"), and unless the context requires a different meaning, the following terms have the meanings indicated:

      "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (which may include, but is not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

      "Board" shall have the meaning set forth in the recitals of this Certificate.

                                                                       Exhibit N
                                                                          Page 2


      "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the city of New York are authorized or obligated by law or executive order to close.

      "Certificate" shall have the meaning set forth above.

      "Certificate of Incorporation" shall have the meaning set forth in the recitals of this Certificate.

      "Commission" shall mean, at any time, the Securities and Exchange Commission or any other federal agency then administering the Securities Act of 1933, as amended, and the other Federal securities laws.

      "Common Stock" shall mean the common stock of the Company.

      "Company" shall have the meaning set forth in the recitals of this Certificate.

      "Credit Agreement" shall mean the Amended and Restated Credit Agreement, dated as of October 20, 1999 and amended and restated as of March 27, 2000, among FairPoint Communications Corp., as Borrower, the lenders from time to time party thereto, Banc of America Securities LLC, as Co-Arranger, Deutsche Bank Securities Inc., as Co-Arranger, First Union Securities, Inc., as Co-Arranger, CoBank, ACB, as Co-Arranger and Bank of America, N.A. as Administrative Agent, as same may be amended, restated, modified, or supplemented from time to time.

      "Default Rate" shall have the meaning set forth in Section 10 of this Certificate.

      "Dividend Payment Date" shall mean each March 31, June 30, September 30 and December 31 of each year, commencing after the date of (i) the Original Issue Date or (ii) the Subsequent Issue Date, as the case may be.

      "Dividend Period" shall mean each quarterly period beginning on January 1, April 1, July 1 and October 1 in each year and ending on and including the day immediately preceding the first day of the next quarterly period, except that the first Dividend Period shall commence on the Original Issue Date.

      "Dividend Rate" shall mean the Treasury Rate on the Original Issue Date plus 12%; provided, that in no event shall the Dividend Rate be less than 12% or greater than 21%.

      "Initial Holder" shall mean a Lender that converts all or a portion of such Lender's outstanding Revolving Loans (and accrued and unpaid interest and fees thereon) into Series A Preferred Stock.

      "Junior Stock" shall mean (i) each and every other class or series of capital stock of the Company authorized as of the Original Issue Date (excluding Pari Passu Stock but including the Common Stock), par value $.01 per share, of the Company and (ii) each other class or series of the capital stock of the Company (excluding Pari Passu Stock).

                                                                       Exhibit N
                                                                          Page 3


      "Lenders" shall mean the lending institutions that are party to the Credit Agreement from time to time.

      "Liquidation" shall have the meaning set forth in Section 5(a) of this Certificate.

      "Liquidation Value" shall have the meaning set forth in Section 5(a) of this Certificate.

      "Liquidity Event" shall mean (i) any merger (other than a merger pursuant to which the Company effects an acquisition of another entity), consolidation, sale, lease, transfer or other disposition of at least 50% of the assets or businesses of the Company and its Subsidiaries taken as a whole in a single transaction or in a series of related transactions, (ii) the sale or transfer (however effected, including by way of merger or consolidation or issuance) in a single transaction or in a series of related transactions of capital stock of the Company, whereby as a result of such transfer, a Person or Persons not having the power to elect a majority of the Board prior to such transaction or transactions acquires the power to elect a majority of the Board, (iii) one or more public offerings of Common Stock which individually or in the aggregate constituted a Qualified Public Offering, and (iv) the occurrence of the first anniversary of the maturity of the Senior Subordinated Notes.

      "Mandatory Redemption" shall have the meaning set forth in Section 7(b) of this Certificate.

      "90%-Owned Subsidiary" shall mean any Subsidiary to the extent at least 90% of the capital stock or other ownership interests in such Subsidiary is owned directly or indirectly by the Company.

      "Notice of Redemption" shall have the meaning set forth in Section 7(d) of this Certificate.

      "Original Issue Date" shall mean for the Series A Preferred Stock, the date on which the first share of Series A Preferred Stock was originally issued.

      "MJD Credit Agreement" shall mean the credit agreement among the Company, various lenders party thereto, Bank of America, N.A., as Syndication Agent and Bankers Trust Company, as Administrative Agent, dated as of March 30, 1998 (as such agreement may be amended, supplemented or modified from time to time).

      "Pari Passu Stock" shall mean any Preferred Stock (other than Preferred Stock which is expressly designated by the Company as Junior Stock) issued subsequent to the Effective Date (as defined in the Credit Agreement).

      "Period Rate" shall have the meaning set forth in Section 4(a) of this Certificate.

      "Person" shall mean and include, natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts,

                                                                       Exhibit N
                                                                          Page 4


banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

      "Preference Amount" shall have the meaning set forth in Section 5(a) of this Certificate.

      "Preferred Stock" shall have the meaning set forth in the recitals of this Certificate.

      "Qualified Public Offering" shall mean one or more sales per sale of Common Stock in underwritten public offering(s) pursuant to effective registration statement(s) filed with the Commission pursuant to the Act which yields individually or in the aggregate at least $175,000,000 of net proceeds to the Company.

      "Redemption Date" shall have the meaning set forth in Section 7(d) of this Certificate.

      "Redemption Default" shall mean the failure to make a Mandatory Redemption in accordance with Section 7(b) of this Certificate on the date required to be made.

      "Redemption Price" shall have the meaning set forth in Section 7(c) of this Certificate.

      "Senior Subordinated Notes" shall mean the Senior Subordinated Notes of the Company due 2008.

      "Senior Subordinated Notes Indenture" shall mean the indenture with respect to the Senior Subordinated Notes dated as of May 5, 1998, between the Company and United States Trust Company of New York, as Trustee.

      "Series A Preferred Stock" shall have the meaning set forth in the recitals to this Certificate.

      "Subsequent Issue Date" shall mean, with respect to any shares of Series A Preferred Stock issued after the Original Issue Date, the date on which such shares of Series A Preferred Stock were originally issued.

      "Subsidiary" shall mean, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interests entitled (without regard to occurrence of any contingency) to vote in the election of directors or other managing authority thereof is at the time owned or controlled, directly or indirectly, by such Person or its Subsidiaries.

      "Subsequent Holder" shall mean any Person that holds any Series A Preferred Stock (other than an Initial Holder or an Affiliate of an Initial Holder).

      "Surviving Company" shall have the meaning set forth in Section 8(b) of this Certificate.

      "Treasury Rate" shall mean the interest rate per annum on 10 year direct obligations issued by the federal government of the United States of America, as determined by the Administrative Agent as of the first day of each fiscal quarter.

                                                                       Exhibit N
                                                                          Page 5


      "Wholly Owned Subsidiary" shall mean, as to any Person, (i) a corporation one hundred percent of whose capital stock is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such person and/or one or more Wholly Owned Subsidiaries of such Person has a one hundred percent equity interest at such time.

      2. Designation. This series of Preferred Stock shall be designated the "Series A Preferred Stock."

      3. Authorization. The Company shall have the authority to issue ________ shares of Series A Preferred Stock, par value $.01 per share, of the Company; provided that no shares of Series A Preferred Stock shall be issued after the Original Issue Date other than to the Initial Holders and in connection with the payment of dividends issued to holders of shares of Series A Preferred Stock pursuant to Section 4(b).

      4. Dividends.

            (a) Amount. The owners of shares of Series A Preferred Stock shall be entitled to cumulative dividends on each share of Series A Preferred Stock held by such holders, which dividends for each Dividend Period shall be equal to the prorated Dividend Rate per annum, unless at any time during such Dividend Period the Company was required to effect a Mandatory Redemption and failed to effect such Mandatory Redemption in accordance with the terms of this Certificate in which case such holders of Series A Preferred Stock shall be entitled to cumulative dividends at the Default Rate per annum for the portion of the Dividend Period during which such Mandatory Redemption should have been effected (the Dividend Rate or the Default Rate as the case may be, the "Period Rate"). The dividend that will be payable or that will accumulate in respect of each share of Series A Preferred Stock for each Dividend Period shall be equal to the product of (a) the Preference Amount for such share, multiplied by (b) the Period Rate for such period multiplied by (c) a fraction, the numerator of which is the number of days that such share was outstanding during such Dividend Period and the denominator of which is 365.

            (b) Payment of Dividends. Dividends on the Series A Preferred Stock shall be payable in kind in shares of Series A Preferred Stock valued at the Liquidation Value per share or in cash, at the option of the Company. Dividends on each share of Series A Preferred Stock shall accrue and be cumulative (whether or not declared by the Board) from the Original Issue Date or Subsequent Issue Date, as the case may be, and shall be payable in arrears, when and as declared by the Board out of funds legally available therefor and if to the extent permitted under the MJD Credit Agreement and Senior Subordinated Notes Indenture on each Dividend Payment Date. Notwithstanding the foregoing, if any Dividend Payment Date is not a Business Day, such dividend shall be paid on the next succeeding Business Day. Accumulated and unpaid dividends, whether or not declared, shall compound.

            (c) Dividends Priority. So long as any shares of Series A Preferred Stock are outstanding, neither the Company nor any of its Subsidiaries may, directly or indirectly (whether in cash, property or in obligations of the Company or any Subsidiary of the Company), declare or

                                                                       Exhibit N
                                                                          Page 6


pay or set aside for payment any dividends on distributions in respect of, or make any other payment of any kind with respect to, or repurchase, redeem or otherwise acquire, any capital stock of the Company or any Subsidiary of the Company other than (i) with respect to the Series A Preferred Stock and Pari Passu Stock so long as all such actions in connection with the Series A Preferred Stock and Pari Passu Stock are done on a pro rata basis among all outstanding shares of Series A Preferred Stock and Pari Passu Stock or (ii) distributions or dividends to the Company or direct or indirect Wholly Owned Subsidiaries or 90%-Owned Subsidiaries of the Company or (iii) other dividends permitted to be made pursuant to Sections 7.09(a)(ii) and 7.09(a)(iii) of the MJD Credit Agreement. The Series A Preferred Stock will rank senior to all other capital stock of the Company (other than Pari Passu Stock) and pari passu with respect to Pari Passu Stock. So long as the Series A Preferred Stock is outstanding, no other class or series of capital stock may be issued which has a mandatory redemption date prior to October 31, 2009, or which provides for a sinking fund prior to such date or any other payment of any type before such date (other than the payment of in-kind dividends on shares of capital stock). No class of capital stock of the Company may have terms which are equivalent or more favorable than the terms of the Series A Preferred Stock, including without limitation, as to: (i) redemption or principal repayment, (ii) maturity, (iii) rights to receive dividends, (iv) rights upon liquidation, dissolution, or winding-up of the Company or any Subsidiary of the Company or distribution of the assets of the Company or any Subsidiary of the Company and (v) covenants. No class of capital stock of the Company may contain provisions, including provisions which would require any action to be taken with respect to such capital stock of the Company upon or as a result of the redemption of the Series A Preferred Stock, which would prevent the redemption or sale of the Series A Preferred Stock or would prevent the payment of cash dividends to the holders of the Series A Preferred Stock (other than Pari Passu Stock so long as any payment of dividends, whether in cash or in kind, would be paid pro rata to the holders of all Pari Passu Stock requiring the same and the holders of the Series A Preferred Stock).

      5. Liquidation Rights.

            (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (a "Liquidation"), the holders of Series A Preferred Stock shall be entitled to receive, out of the remaining assets of the Company available for distribution to its stockholders, with respect to each share of Series A Preferred Stock held by such holder, ONE THOUSAND DOLLARS ($1,000) (the "Liquidation Value") plus an amount equal to all accrued but unpaid dividends payable with respect to such share of Series A Preferred Stock (collectively, the "Preference Amount"), before any payment or distribution may be made to the holders of Junior Stock. If upon any Liquidation, the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of Series A Preferred Stock the full Preference Amount to which each such holder shall be entitled, all of the assets of the Company available for distribution to its stockholders shall be distributed to the holders of the Series A Preferred Stock and holders of Pari Passu Stock pro rata in accordance with the aggregate liquidation preference of shares of Series A Preferred Stock and Pari Passu Stock held by each such holder.

                                                                       Exhibit N
                                                                          Page 7


            (b) For purposes of this Section 5, the merger or consolidation of the Company into or with another entity or the sale, lease, exchange or other conveyance or transfer of all or substantially all the assets of the Company shall not be deemed to be a Liquidation unless it results in a Liquidity Event.

      6. Notices of Corporate Action. In the event of:

            (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;

            (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any consolidation or merger involving the Company and any other entity or any sale, lease, exchange or other conveyance or transfer of all or substantially all the assets of the Company to any other person;

            (c) any voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Company;

            (d) any plan or proposal by the Company to register any capital stock of the Company with the Commission;

the Company will deliver to each holder of Series A Preferred Stock a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of securities of the Company shall be entitled to exchange such securities for the new securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up, (iii) the date or expected date of the voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Company or (iv) the date or expected date of the filing of the initial registration statement with respect to the securities being registered. Such notice shall be furnished at least 20 days prior to the date therein specified.

      7. Redemption.

            (a) Optional Redemption. The Company may at any time after the Original Issue Date, at its option, redeem any or all of the shares of the outstanding Series A Preferred Stock.

            (b) Mandatory Redemption. Upon the earliest Liquidity Event to occur, subject to the restrictions in the MJD Credit Agreement and Senior Subordinated Notes Indenture, the Company shall redeem all shares of the Series A Preferred Stock then outstanding

                                                                       Exhibit N
                                                                          Page 8


(each a "Mandatory Redemption"). If the funds of the Company legally available for redemption of shares of Series A Preferred Stock on the Redemption Date are insufficient (or if the amounts permitted under the MJD Credit Agreement or Senior Subordinated Notes Indenture are insufficient) to redeem the total number of such shares to be redeemed on such date, then those funds which are legally available (or permitted under the MJD Credit Agreement or Senior Subordinated Notes Indenture) shall be used to redeem the maximum possible number of shares of Series A Preferred Stock ratably among the holders of Series A Preferred Stock, based on the aggregate number of shares of Series A Preferred Stock held by each such holder. At any time thereafter when additional funds of the Company are legally available (or no longer subject to the restrictions under the MJD Credit Agreement or Senior Subordinated Notes Indenture) for the redemption of shares of Series A Preferred Stock, such funds shall immediately be used to redeem shares of Series A Preferred Stock.

            (c) Redemption Price. The redemption price per share of the Series A Preferred Stock (the "Redemption Price") shall be paid in immediately available cash in an amount equal to (A) in the case of any Initial Holder or an Affiliate thereof, 100% of the Preference Amount, and (B) in the case of any Subsequent
Holder:

      (i) 100% of the Preference Amount with respect to any redemption effected pursuant to Section 7(a) after the Original Issue Date or the Subsequent Issue Date, as the case may be, but prior to the date which is 9 months thereafter,

      (ii) 106% of the Preference Amount with respect to any redemption effected pursuant to Section 7(a), on or after the date which is 9 months thereafter but prior to the date which is 21 months thereafter,

      (iii) 104% of the Preference Amount with respect to any redemption effected pursuant to Section 7(a), on or after the date which is 21 months thereafter but prior to the date which is 33 months thereafter,

      (iv) 103% of the Preference Amount with respect to any redemption effected pursuant to Section 7(a), on or after the date which is 33 months thereafter but prior to the date which is 45 months thereafter,

      (v) 102% of the Preference Amount with respect to any redemption effected pursuant to Section 7(a), on or after the date which is 45 months thereafter but prior to the date which is 57 months thereafter,

      (vi) 101% of the Preference Amount with respect to any redemption effected pursuant to Section 7(a), on or after the date which is 57 months thereafter but prior to the date which is 69 months thereafter,

      (vii) 100% of the Preference Amount with respect to any Mandatory Redemption or any redemption effected pursuant to Section 7(a), on or after the date which is 69 months after the Original Issue Date or the Subsequent Issue Date, as the case may be.

                                                                       Exhibit N
                                                                          Page 9


In each case, the Preference Amount used to determine the Redemption Price shall be the Preference Amount in effect immediately prior to the Redemption Date.

            (d) Redemption Date. Written notice of any redemption of shares of Series A Preferred Stock (a "Notice of Redemption"), specifying the time and place of redemption, shall be mailed by certified mail, return receipt requested, at least 15, and not more than 30 days prior to the date specified therein for redemption (the "Redemption Date"), to each registered holder of the shares of Series A Preferred Stock at each such holder's last address as it appears on the Company's books. On or after the Redemption Date, each holder of shares of Series A Preferred Stock called for redemption shall surrender his or her certificates for such shares to the Company at the place specified in the Notice of Redemption and the Company shall pay the holder (or shall cause such holder to be paid) the Redemption Price in cash.

            (e) Pro Rata Redemption. Any redemption of shares of Series A Preferred Stock made pursuant to Section 7(a) or 7(b) shall be made among all holders of Series A Preferred Stock pro rata in accordance with the number of shares of Series A Preferred Stock held by each such holder as of the Redemption Date.

            (f) Redeemed Preferred Stock. Unless the Company defaults in the payment in full of the Redemption Price, dividends on the shares of Series A Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and all rights of the holders of the shares of Series A Preferred Stock by reason of their ownership of the shares of Series A Preferred Stock shall cease on the Redemption Date, except the right to receive the Redemption Price on surrender to the Company of the certificates representing the redeemed shares of Series A Preferred Stock. After the Redemption Date, the redeemed shares of Series A Preferred Stock shall not be deemed to be outstanding and shall not be transferable on the books of the Company.

            (g) Cancellation of Preferred Stock. Any shares of Series A Preferred Stock redeemed or purchased by the Company shall be canceled and shall have the status of authorized and unissued shares of preferred stock, without designation as to series.

      8. Voting Rights; Merger, Consolidation or Amendment, etc.

            (a) Except as required by applicable law or as otherwise specified in this Certificate, in which case each holder of outstanding shares of Series A Preferred Stock shall have that number of votes as is equal to the number of shares of Series A Preferred Stock held by such holder on the applicable record date for determining voting rights, the holders of the Series A Preferred Stock shall not have any voting rights.

            (b) Without the affirmative vote of the holders of a majority of the shares of the Series A Preferred Stock voting separately as a class and subject to the Company's obligations, if any, to effect a Mandatory Redemption in accordance with Section 7(b), the Company shall not, directly or indirectly, (x) consolidate with or merge with or into any other person or entity, or transfer (by lease, assignment, sale or otherwise) all or substantially all of the properties or assets of the Company, in a single transaction or through a series of related transactions, to another person or entity or group of affiliated persons or entities or permit any

                                                                       Exhibit N
                                                                         Page 10


subsidiaries of the Company to enter into any such transaction or transactions if such transaction or transactions in the aggregate would result in a sale of all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis or (y) adopt a plan of liquidation, unless, in either case:

                  (i) (A) the Company shall be the continuing Person, or (B) the Person (if other than the Company) (or, in the case of a liquidation, the sole Person to which assets are transferred) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company and any Subsidiaries of the Company are transferred or leased (the Company or such other person or entity being hereinafter referred to as the "Surviving Company") shall be organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

                  (ii) (A) in the case of a merger or consolidation in which the Company is not the Surviving Company, the Series A Preferred Stock shall be converted into a class of preferred stock of the Surviving Company with powers, preferences and special rights substantially equal or, except with respect to voting powers, superior, to the powers, preferences and special rights of the Series A Preferred Stock or (B) in the case of a transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties or assets of the Company and its Subsidiaries, or of a plan of liquidation, the Surviving Company offers to issue to the holders of shares of the Series A Preferred Stock an equal number of shares of a class of preferred stock of the surviving Company with powers, preferences and special rights substantially equal or, except with respect to voting powers, superior, to the powers, preferences and special rights of the Series A Preferred Stock in exchange for such holders' shares of Series A Preferred Stock; and

            (c) Notwithstanding the foregoing, any Subsidiary of the Company may merge into the Company or any other Subsidiary of the Company at any time, provided such merger is not part of a plan or transaction otherwise prohibited by the terms of this Certificate.

            (d) For purposes of this Section 8, any transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries of the Company (other than a transfer to the Company or one or more Wholly Owned Subsidiaries of the Company) the capital stock of which constitutes all or substantially all of the properties and assets of the Company or any Subsidiary of the Company shall be deemed to be the transfer of all or substantially all of the assets of the properties and assets of the Company.

      9. Covenants. For so long as any shares of Series A Preferred Stock are outstanding, the Company shall not:

            (i) alter or modify any of the terms, designations, powers, preferences, privileges or other rights of, or restrictions provided for the benefit of holders of Series A Preferred Stock;

            (ii) create, authorize, designate, issue or sell shares of any class or series of the capital stock of the Company or rights, options, warrants or other securities convertible into or exchangeable for any share of capital stock of the Company, the terms of which provide that

                                                                       Exhibit N
                                                                         Page 11


shares of such class or series of capital stock of the Company rank senior to the Series A Preferred Stock with respect to distributions of assets, payments of dividends, distributions upon the Liquidation of the Company or which otherwise adversely affect the terms, designations, powers, preferences, privileges or other rights of, or restrictions provided for the benefit of the holders of shares of Series A Preferred Stock;

            (iii) amend or change any provision of the Certificate of Incorporation of the Company, bylaws of the Company or this Certificate if such action would adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of the Series A Preferred Stock; or

            (iv) amend any provision of this Section 9.

      10. Default Rate.

            In the event a Redemption Default shall have occurred, each share of Series A Preferred Stock shall be entitled to the dividends set forth in Section 4(a) hereof at a rate of 2% in excess of the Dividend Rate then in effect (the "Default Rate").

      11. Restrictive Legends. Each certificate representing shares of Series A Preferred Stock shall be stamped or otherwise imprinted with legends in substantially the following form:

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND SUCH SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

                                                                       Exhibit N
                                                                         Page 12


      IN WITNESS WHEREOF the foregoing Certificate of Designation has been duly authorized on behalf of the Company by ___________, its President this ____ day of __________ 2000.

                                       MJD COMMUNICATIONS, INC.


                                       By:______________________________________
                                          Name:
                                          Title:

                 [Signature Page for Certificate of Designation]

                                                                       Exhibit O

                         FORM OF COMPLIANCE CERTIFICATE

                         FairPoint Communications Corp.
                            521 East Morehead Street
                                    Suite 220
                         Charlotte, North Carolina 28202

_______ __, ____

Bank of America, N.A.,
   as Administrative Agent
   for the Lenders party
   to the Credit Agreement referred to below
901 Main Street, 64th Floor
Dallas, Texas 75202-3748

Re:   COMPLIANCE CERTIFICATE

            This COMPLIANCE CERTIFICATE (this "Certificate") is delivered pursuant to that certain Amended and Restated Credit Agreement, dated as of October 20, 1999 and amended and restated as of March 27, 2000, (the "Credit Agreement"), among FairPoint Communications Corp. (the "Borrower"), the lenders from time to time party thereto (the "Lenders"), Banc of America LLC, as Co-Arranger, Deutsche Bank Securities Inc., as Co-Arranger, First Union Securities, Inc., as Co-Arranger, CoBank, ACB, as Co-Arranger (each a "Co-Arranger" and together, the "Co-Arrangers") and Bank of America, N.A., as Administrative Agent. Capitalized terms not defined herein shall have the same meanings ascribed thereto in the Credit Agreement.

            1. The individual executing this Certificate is a duly qualified [Chief Financial Officer,] [Vice President of Finance] [other Authorized Officer] of the Borrower and is executing this Certificate on behalf of the Borrower.

            2. The undersigned has reviewed the terms of the Credit Agreement and has made a review of the transactions, financial condition and other affairs of the Borrower and each of its Subsidiaries as of, and during the [three months] [fiscal quarter] ending _________ __, _____ and as of the date hereof, there are no conditions or events which (i) renders untrue or incorrect, any of the covenants, representations and warranties contained in Articles 7, 8 and 9 of the Credit Agreement (it being understood and agreed that any covenant, representation or

                                                                       Exhibit O
                                                                          Page 2


warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date), or (ii) constitutes a Default or Event of Default.(1)

            3. Schedule I attached hereto accurately and completely sets forth the financial data, computations and other matters required to establish compliance with the following sections of the Credit Agreement:

      (a)   Section 9.11  -   Minimum Consolidated Revenue;

      (b)   Section 9.12  -   Minimum Consolidated EBITDA;

      (c)   Section 9.13  -   Consolidated Senior Debt to Capitalization Ratio;

      (d)   Section 9.14  -   Consolidated Debt to Capitalization Ratio;

      (e)   Section 9.15  -   Interest Coverage ratio;

      (f)   Section 9.16  -   Leverage Ratio; and

      (g)   Section 9.17  -   Fixed Charge ratio.

            The Lenders, Co-Arrangers and the Administrative Agent and their respective successors and assigns may rely on the truth and accuracy of the foregoing in connection with the extensions of credit to the Borrower pursuant to the Credit Agreement.

-------

(1) If a Default or Event of Default exists, specify the nature and extent thereof.

                                                                       Exhibit O
                                                                          Page 2


            IN WITNESS WHEREOF, the Borrower has caused this Certificate to be duly executed by their duly authorized [Chief Financial Officer][,Vice President of Finance] [other Authorized Officer] on this ___ day of ____, ____.


                                       FAIRPOINT COMMUNICATIONS CORP.



                                       By:______________________________________
                                          Name:
                                          Title:

                                                                      Schedule I

Part A - Covenant Applicable At All Times:

1. Section 9.14

The Consolidated Debt to Capitalization Ratio may not exceed 0.75.

Actual Consolidated Debt to Capitalization Ratio (see Appendix A for
calculations):                                                       ___________
Covenant level in compliance (yes/no):                               ___________

Part B - Covenants Applicable During Phase I Only:

1. Section 9.11

Consolidated Revenue for any six-month period ending on the date set forth below may not be less than the amount set forth opposite such six-month period below:

      Six-Month Period Ending On                        Amount
      --------------------------                        ------

      [Insert appropriate period and amount from Section 9.11 of the Credit Agreement]

Actual Consolidated Revenue for the current six-month period:        ___________
Covenant level in compliance (yes/no):                               ___________

2. Section 9.12

Consolidated EBITDA for any six-month period ending on the date set forth below may not be less than the amount set forth opposite such six-month period below:

      Six-Month Period Ending On                       Amount
      --------------------------                       ------

      [Insert appropriate period and amount from Section 9.12 of the Credit Agreement]

Actual Consolidated EBITDA for the current six-month period:         ___________
Covenant level in compliance (yes/no):                               ___________

                                                                      Schedule I
                                                                          Page 2


3. Section 9.13

The Consolidated Senior Debt to Capitalization Ratio may not exceed 0.67.
Actual Consolidated Senior Debt to Capitalization Ratio (see Appendix
A for calculations):                                                 ___________
Covenant level in compliance (yes/no):                               ___________

Part C - Covenants Applicable During Phase II Only:

1. Section 9.13

The Consolidated Senior Debt to Capitalization Ratio may not exceed 0.75.

Actual Consolidated Senior Debt to Capitalization Ratio
(see Appendix A for calculations):                                   ___________
Covenant level in compliance (yes/no):                               ___________

2. Section 9.15

For any fiscal quarter during the period set forth below, the ratio of (i) Consolidated Annualized EBITDA to (ii) Consolidated Annualized Interest Expense may not be less than the ratio set forth opposite such period:

                    Period                                               Ratio
                    ------                                               -----

      [Insert the appropriate period and ratio from Section 9.15 of the Credit Agreement]

Actual Consolidated Annualized EBITDA (see Appendix A for
calculations):                                                       ___________
Actual Consolidated Annualized Interest Expense
(see Appendix A for calculations):                                   ___________
Actual Interest Coverage Ratio:                                      ___________
Permitted level:                                                     ___________
Covenant level in compliance (yes/no):                               ___________

3. Section 9.16

The Leverage Ratio determined as at the end of the last day of any fiscal quarter during the period set forth below may not be more than the ratio set forth opposite such period:

                                                                      Schedule I
                                                                          Page 3


                    Period                                               Ratio
                    ------                                               -----

      [Insert the appropriate period and ratio from Section 9.16 of the Credit Agreement]

Actual Consolidated Debt (see Appendix A for calculations):          ___________
Actual Consolidated Annualized EBITDA (see Appendix
A for calculations):                                                 ___________
Actual Leverage Ratio:                                               ___________
Permitted level:                                                     ___________
Covenant level in compliance (yes/no):                               ___________

4. Section 9.17

For any fiscal quarter during the period set forth below, the ratio of (i) Consolidated Annualized EBITDA to (ii) Consolidated Annualized Fixed Charges may not be less than the ratio set forth opposite such period:

                    Period                                               Ratio
                    ------                                               -----

      [Insert the appropriate period and ratio from Section 9.17 of the Credit Agreement]

Actual Consolidated Annualized Fixed Charges
(see Appendix A for calculations):                                   ___________
Actual Consolidated Annualized EBITDA (see Appendix A
for calculations):                                                   ___________
Actual Fixed Charge ratio:                                           ___________
Permitted level:                                                     ___________
Covenant level in compliance (yes/no):                               ___________

                                                                      APPENDIX A

Attach and show all calculations for the following components in connection with the covenants reported in this Compliance Certificate for the applicable period:

      1.    Consolidated Debt:

            (a) Aggregated stated balance sheet amount of
            all Indebtedness of the Borrower and its
            Subsidiaries on consolidated basis as determined
            in accordance with GAAP at the date of
            determination:                                           ___________

                   plus, without duplication,

            (b) Indebtedness for borrowed money of any other
            Person as to which the Borrower and/or any of
            its Subsidiaries has created a guarantee or
            other Contingent Obligation (but only to the
            extent of such guarantee or other Contingent
            Obligation) plus all contingent reimbursement
            obligations in respect of letters of credit
            (including Letters of Credit) at the date of
            determination:                                           ___________

                             equals

            Consolidated Debt:                                       ___________

      2.    Consolidated Senior Debt:

            Consolidated Debt (see #1 for calculations):             ___________

                              less

            Consolidated Debt that constitutes Permitted
            Subordinated Debt and/or Permitted Refinancing
            Indebtedness at the date of determination:               ___________

                             equals

            Consolidated Senior Debt:                                ___________

      3. Consolidated Annualized EBITDA as of the last day of the applicable fiscal quarter:

            Consolidated Net Income (see # 7 for
            calculations) for the six months then ended:             ___________

                              plus

                                                                      Appendix A
                                                                          Page 2


            Provisions for taxes based on income for the
            six months then ended:                                   ___________

                              plus

            Consolidated Interest Expense (see #4 for
            calculations) for the six months then ended:             ___________

                              plus

            The non-cash portion of any retirement or
            pension plan expense incurred by the Borrower
            or any of its Subsidiaries for the six months
            then ended:                                              ___________

                              plus

            Depreciation expense for the six months then
            ended:                                                   ___________

                              plus

            Amortization expense including any amortization
            or write-off related to the write-up of any
            assets as a result of purchase accounting for the
            six months then ended less gains on sales of assets
            (excluding sales in the ordinary course of business)
            and other extraordinary gains and other one-time
            non-cash gains for the six months then ended:            ___________

                             equals

            Consolidated EBITDA(1):                                  ___________

                   multiplied by two, equals

            Consolidated Annualized EBITDA:                          ___________

      4.    Consolidated Annualized Interest Expense:

            Total interest expense for the six months then ended (including the portion that is attributable to Capital

-------

(1) All components of Consolidated EBITDA are to be determined on a consolidated basis in accordance with GAAP. Consolidated EBITDA for any period during which a Permitted Acquisition was consummated or a disposition of a business was effected shall be determined on a pro forma basis as if such Permitted Acquisition were consummated or disposition effected, as the case may be, on the first day of such period.

                                                                      Appendix A
                                                                          Page 3


            Leases in accordance with GAAP) of the Borrower
            and its Subsidiaries on a consolidated basis with
            respect to all outstanding Indebtedness of the
            Borrower and its Subsidiaries:                           ___________

                 including, without limitation,

            All commissions, discounts and other fees and
            charges owed with respect to letters of credit and
            bankers' acceptance financing for the six months
            then ended:                                              ___________

                   plus, without duplication,

            Net costs and/or net benefits under Interest Rate
            Agreements for the six months then ended, excluding
            amortization of deferred financing costs to the
            extent included in total interest expense:               ___________

                             equals

            Consolidated Interest Expense:                           ___________

                   multiplied by two, equals

            Consolidated Annualized Interest
            Expense:                                                 ___________

      5.    Consolidated Annualized Fixed Charges:

            Consolidated Interest Expense (see #4 for
            calculations) for the six months then ended:             ___________

                              plus

            The scheduled principal amount of all amortization
            payments on all Indebtedness (including, without
            limitation, the principal component of all
            Capitalized Lease Obligations) of the Borrower and
            its Subsidiaries for the six months then ended
            (determined on the first day of this period):            ___________

                              plus

            The amount of all cash payments made by the
            Borrower and its Subsidiaries in respect of income
            taxes or income tax liabilities for the six months
            then ended:                                              ___________

                              plus

                                                                      Appendix A
                                                                          Page 4


            The amount of all Consolidated Capital Expenditures
            made by the Borrower and its Subsidiaries for the
            six months then ended:                                   ___________

                              plus

            The amount of all cash earn-out payments, deferred purchase price payments and similar payments made (or required to be made) by the Borrower and its Subsidiaries for the six months then ended in respect of acquisitions effected prior to the Effective Date:

                             equals

            Consolidated Fixed Charges:                              ___________

                   multiplied by two, equals

            Consolidated Annualized Fixed Charges:                   ___________

      6.    Total Capitalization:

            Consolidated Debt (see #1 for calculations)              ___________

                              plus

            $22,400,000                                              $22,400,000
                                                                     -----------

                              plus

            Consolidated Cash Equity (see #8
            for calculations)                                        ___________

                             equals

            Total Capitalization:                                    ___________

      7.    Consolidated Net Income:

            The net income (or loss) of the Borrower and its
            Subsidiaries on a consolidated basis for the
            applicable period, taken as a single accounting
            period, determined in conformity with GAAP:              ___________

                excluding, without duplication,
                         the following:

            The income (or loss) of any Person (other than Subsidiaries of the

                                                                      Appendix A
                                                                          Page 5


            Borrower) for the applicable period in which any
            other Person (other than the Borrower or any of its
            Subsidiaries) has a joint interest, except to the
            extent of the amount of dividends or other
            distributions actually paid to the Borrower or any
            of its Subsidiaries by such Person:                      ___________

                              and

            The income (or loss) of any Person for the
            applicable period accrued prior to the date it
            becomes a Subsidiary of the Borrower or is merged
            into or consolidated with the Borrower or any of
            its Subsidiaries or that Person's assets are
            acquired by the Borrower or any of its
            Subsidiaries:                                            ___________

                              and

            The income of any Subsidiary of the Borrower for the applicable period to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that
            Subsidiary:

                             equals

            Consolidated Net Income:                                 ___________

      8.    Consolidated Cash Equity:

            Cash proceeds (net of underwriting discounts and
            commissions and other costs associated therewith)
            received by the Borrower from the sale of issuance
            of its equity or from a capital contribution to the
            Borrower, including any cash received by the
            Borrower pursuant to the MJD Tax Sharing Agreement,
            on or after October 20, 1999 and until and
            including the present date:                              ___________